Exhibit 10.01

                               SERVICING AGREEMENT

                                      AMONG

                            NAVISTAR LEASING COMPANY,

                          HARCO LEASING COMPANY, INC.,

                      TRUCK RETAIL INSTALMENT PAPER CORP.,

                              THE BANK OF NEW YORK

                              AS COLLATERAL AGENT,

                         BANK ONE NATIONAL ASSOCIATION,

                              AS PORTFOLIO TRUSTEE

                                       AND

                         NAVISTAR FINANCIAL CORPORATION,

                                   AS SERVICER

                          DATED AS OF OCTOBER 16, 2000


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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS; SERVICING SUPPLEMENT.......................................................................2
         SECTION 1.01      Certain Defined Terms..................................................................2
         SECTION 1.02      Supplement to Titling Trust Servicing Agreement........................................2

ARTICLE II ADMINISTRATION AND SERVICING OF RECEIVABLES............................................................3
         SECTION 2.01      Duties of the Servicer.................................................................3
         SECTION 2.02      Establishment of Accounts..............................................................4
         SECTION 2.03      Collection of Receivables Payments.....................................................5
         SECTION 2.04      Realization Upon Liquidating Receivables...............................................5
         SECTION 2.05      Maintenance of Insurance Policies......................................................6
         SECTION 2.06      Maintenance of Interests in Vehicles...................................................7
         SECTION 2.07      Covenants of the Servicer..............................................................7
         SECTION 2.08      Purchase of Receivables Upon Breach of Covenant........................................7
         SECTION 2.09      Servicing Fee..........................................................................8
         SECTION 2.10      Servicer Expenses......................................................................8
         SECTION 2.11      Deposits to Collection Account.........................................................8
         SECTION 2.12      Collections............................................................................9
         SECTION 2.13      Application of Collections.............................................................9
         SECTION 2.14      Monthly Advances.......................................................................9
         SECTION 2.15      Additional Deposits...................................................................10
         SECTION 2.16      Net Deposits..........................................................................10
         SECTION 2.17      Monthly Calculations..................................................................10

ARTICLE III STATEMENTS AND REPORTS...............................................................................11
         SECTION 3.01      Annual Statement as to Compliance;
                                    Notice of Servicer Default...................................................11
         SECTION 3.02      Annual Accountants' Report............................................................11
         SECTION 3.03      Access to Certain Documentation and Information
                                    Regarding Receivables........................................................12
         SECTION 3.04      Maintenance of Composite Schedule of Receivables......................................12
         SECTION 3.05      Amendments to Composite Schedule of Receivables.......................................12
         SECTION 3.06      Maintenance of Systems and Receivables List...........................................12

ARTICLE IV THE CUSTODIAN.........................................................................................13
         SECTION 4.01      Custody of Receivable Files...........................................................13
         SECTION 4.02      Duties of Servicer as Custodian.......................................................14
         SECTION 4.03      Custodian's Indemnification...........................................................15
         SECTION 4.04      Effective Period and Termination......................................................15

ARTICLE V REPRESENTATIONS AND WARRANTIESOF THE SERVICER..........................................................15
         SECTION 5.01      Representations and Warranties of the Servicer........................................15

ARTICLE VI THE SERVICER..........................................................................................17
         SECTION 6.01      Merger or Consolidation of, or Assumption
                                    of the Obligations of, the Servicer..........................................17
         SECTION 6.02      Limitation on Liability of Servicer and Others........................................17
         SECTION 6.03      Delegation of Duties..................................................................18
         SECTION 6.04      Servicer Not to Resign................................................................18
         SECTION 6.05      Servicer Indemnification of the Indenture Trustee.....................................18

ARTICLE VII DEFAULT..............................................................................................19
         SECTION 7.01      Servicer Defaults.....................................................................19
         SECTION 7.02      Consequences of a Servicer Default....................................................20
         SECTION 7.03      Indenture Trustee to Act; Appointment of Successor....................................21
         SECTION 7.04      Waiver of Past Defaults...............................................................21

ARTICLE VIII MISCELLANEOUS.......................................................................................22
         SECTION 8.01      Amendment.............................................................................22
         SECTION 8.02      Termination...........................................................................22
         SECTION 8.03      Notices  22
         SECTION 8.04      Governing Law.........................................................................22
         SECTION 8.05      Severability..........................................................................22
         SECTION 8.06      Assignment............................................................................22
         SECTION 8.07      Successors and Assigns................................................................23
         SECTION 8.08      Counterparts..........................................................................23
         SECTION 8.09      Headings and Cross-References.........................................................23
         SECTION 8.10      No Petition Covenants.................................................................23
         SECTION 8.11      Third Party Beneficiary...............................................................24

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                               SERVICING AGREEMENT

                  SERVICING AGREEMENT, dated as of October 16, 2000 (as it may be further amended, supplemented or modified, this "Agreement"), among Truck Retail Instalment Paper Corp., a Delaware corporation ("Issuer"), Navistar Leasing Company, a Delaware business trust (the "Titling Trust"), Navistar Financial Corporation, a Delaware corporation (hereinafter, together with its successors and assigns, "Navistar Financial" or, in its capacity as servicer hereunder, the "Servicer"), The Bank of New York, a New York banking corporation (the "Collateral Agent"), Bank One, National Association, a national banking association, as Portfolio Trustee (the "Portfolio Interest Trustee") and Harco Leasing Company, Inc., a wholly owned subsidiary of Navistar Financial and a Delaware corporation (hereinafter, together with its successors and assigns, "Harco Leasing").

                                RECITALS:


                  WHEREAS, Navistar Financial has been performing servicing obligations relating to the Titling Trust Assets pursuant to the Titling Trust Servicing Agreement;

                  WHEREAS, pursuant to the Titling Trust Agreement a portion of the General Trust Assets has been allocated to the TRIP Portfolio Interest;

                  WHEREAS, Issuer and Navistar Financial are parties to the Receivables Purchase Agreement, pursuant to which Issuer will purchase the Trip Portfolio Interest and the Retail Leases and other Titling Trust Assets allocated thereto from time to time and Retail Notes from time to time from Navistar Financial;

                  WHEREAS, Issuer will issue Notes pursuant to the Indenture between the Issuer and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee"), and use the proceeds thereof to fund the acquisition of the Trip Portfolio Interest (and the Retail Leases allocated thereto) and the Retail Notes from Navistar Financial pursuant to the Receivables Purchase Agreement;

                  WHEREAS, the Servicer is willing to continue its servicing functions as it relates to the Titling Trust Assets comprising the TRIP Portfolio Interest pursuant to the Titling Trust Servicing Agreement and this Agreement for and in consideration of the fees and other benefits set forth in this Agreement; and

                  WHEREAS, the Servicer desires to perform the servicing obligations set forth herein relating to the Retail Notes owned by the Issuer for and in consideration of the fees and other benefits set forth in this Agreement;


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                  WHEREAS,   the  parties  wish  to  set  forth  the  terms  and
conditions upon which the Receivables (including the Retail Leases and Related Titling Trust Assets allocated to the TRIP Portfolio Interest) are to be serviced by the Servicer.

                  NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                        DEFINITIONS; SERVICING SUPPLEMENT

         Certain Defined Terms. Capitalized terms used in the above recitals and in this Agreement shall have the respective meanings assigned them in Appendix A to the Indenture dated as of the date hereof between Issuer and Indenture Trustee, unless otherwise defined herein. The rules of construction set forth in
Part II of Appendix A to the Indenture shall be applicable to this Agreement.

         Supplement to Titling Trust Servicing Agreement.

                  (a) Pursuant to Section 5.13 of the Titling Trust Agreement, each of the Titling Trust, Harco Leasing, Navistar Financial and the Issuer hereby appoints Navistar Financial as the Servicer with respect to the TRIP Portfolio Interest and the TRIP Portfolio Assets, to serve in accordance with, and subject to, the terms of the Titling Trust Servicing Agreement, this Agreement and the other Basic Documents.

                  (b) The Servicer shall account to the Portfolio Trustee, the Issuer and the Indenture Trustee with respect to the TRIP Portfolio Interest separately from any other Portfolio Interests.


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                  (c) This  Agreement  shall  constitute a "Portfolio  Servicing
Agreement Supplement" under the Titling Trust Servicing Agreement with respect to the TRIP Portfolio Interest and the TRIP Portfolio Assets. Except as otherwise specifically provided herein or in the other Basic Documents, the parties to the Titling Trust Servicing Agreement shall continue to be bound by all provisions of the Titling Trust Servicing Agreement with respect to the TRIP Portfolio Interest and the TRIP Portfolio Assets, including the provisions of
Article III thereof relating to the administration and servicing of the Retail Leases. To the extent that the provisions of the Titling Trust Servicing
Agreement (as expressly amended, supplemented or waived by this Agreement) are not directly inconsistent with the provisions set forth herein, the provisions of the Titling Trust Servicing Agreement shall be made a part of this Agreement and shall govern the servicing of the TRIP Portfolio Interest and the TRIP Portfolio Assets. However, in the event of any conflict between the provisions of the Titling Trust Servicing Agreement (as expressly amended, supplemented or waived by this Agreement) and the provisions set forth or in any other Basic Document, the provisions set forth herein or in such other Basic Document shall prevail.

                  (d) For purposes of determining the Servicer's obligations with respect to the servicing of the TRIP Portfolio Interest and the TRIP Portfolio Assets under this Agreement, general references in the Titling Trust Servicing Agreement to: (i) a Portfolio Interest shall be deemed to refer more specifically to the TRIP Portfolio Interest; (ii) a Portfolio Servicing Agreement Supplement shall be deemed to refer more specifically to this Agreement; and (iii) a Portfolio Supplement shall be deemed to refer more specifically to the TRIP Portfolio Supplement.

                    (e) The Servicer shall perform the obligations specified for it in the TRIP Portfolio Interest.



                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Duties of the Servicer. The Servicer is hereby appointed and authorized to act as agent for Issuer with respect to servicing the Receivables and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable medium and heavy duty truck, bus and trailer receivables that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer's duties with respect to all Receivables shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral securing the Receivables, accounting for collections with respect thereto and performing the other duties specified herein. With respect to Receivables which are Retail Leases and the related Financed Vehicles, the Servicer's duties shall also include those matters specified in the Titling Trust Servicing Agreement. Subject to the provisions of Section 2.02, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.


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         Without  limiting  the  generality  of the  foregoing,  the Servicer is
hereby   authorized   and   empowered  by  Issuer  and  the   Collateral   Agent
(collectively, the "Interested Parties"), pursuant to this Section 2.01, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the related Financed Vehicles. The Servicer is hereby authorized to commence in the name of Issuer or, to the extent necessary, in its own name, a legal proceeding to enforce a Liquidating Receivable as contemplated by Section 2.04, and to commence or participate in any legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable (including a Liquidating Receivable). If the Servicer commences or participates in any such legal proceeding in its own name, the Interested Parties shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing and participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by the Interested Parties to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, each of the Interested Parties shall, at the Servicer's expense and written directions, take such reasonable steps as the Servicer reasonably deems necessary to enforce the Receivable, including bringing suit in the name of such Person. The Interested Parties, upon the written request of the Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the other Basic Documents. Except to the extent required by the preceding three sentences, the authority and rights granted to the Servicer in this Section 2.01 shall be nonexclusive and shall not be construed to be in derogation of any equivalent authority and rights of the Interested Parties.

         Establishment of Accounts. The Servicer shall establish and maintain an Eligible Deposit Account in the name of the Indenture Trustee on behalf of the Noteholders which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders into which amounts paid on or with respect to the Receivables will be deposited by the Servicer in accordance with this Agreement and withdrawn by the Indenture Trustee in accordance with the Indenture (the "Collection Account"). The Servicer shall also establish and maintain an Eligible Deposit Account in the name of the Indenture Trustee on behalf of the Noteholders which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, into which amounts will be deposited and withdrawn by the Indenture Trustee in accordance with the Indenture (the "Excess Funding Account"). As and to the extent provided in a Series Supplement, the Servicer shall also establish and maintain for each series of Notes each Note Distribution Account and each Reserve Account described in such Series Supplement in accordance with the terms of such Series Supplement.

         If a Designated Account ceases to be an Eligible Deposit Account for any reason, including as a result of the institution at which such Designated Account is maintained ceasing to be an Eligible Institution, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause such Designated Account to be an Eligible Deposit Account.

         Unless otherwise provided in the applicable Series Supplement, funds in any Designated Account shall be invested in Eligible Investments.

         The Indenture Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Designated Accounts and in all proceeds thereof. The Designated Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any Designated Account ceases to be an Eligible Deposit Account, the Servicer, within 10 Business Days (or such longer period, not to exceed thirty calendar days, as to which each Rating Agency may consent) of determining or receiving notice from the Indenture Trustee that any Designated Account is no longer an Eligible Deposit Account, shall establish in the name of the Indenture Trustee a substitute Eligible Deposit Account as such Designated Account, instruct the Indenture Trustee or the Issuer as applicable, in writing, to transfer any cash and/or any Eligible Investments to such new Designated Account and, from the date any such substitute account is established, such account shall be the Designated Account. Neither the Transferor nor the Servicer, nor any person or entity claiming by, through or under the Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Designated Accounts. The Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Designated Accounts for the purposes of carrying out the Servicer's duties specified in this Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

         All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders in accordance with Section 8.3 of the Indenture. Funds on deposit in the Designated Accounts shall at the written direction of the Servicer be invested by the Indenture Trustee, solely in Eligible Investments that will mature so that such funds will be available at the close of business on or before the Business Day immediately preceding the next Payment Date (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor).

         Collection of Receivables Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable medium and heavy duty truck, bus and trailer receivables that it services for itself or others. Except as provided in Section 2.07(c), the Servicer is hereby authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Interested Parties and to rewrite, in the ordinary course of its business, a Receivable to reflect the full or partial prepayment of a Receivable with respect to any related Financed Vehicle without the prior consent of the Interested Parties. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Receivable. Subject to Section 2.13 of this Agreement, the Servicer shall allocate payments on Receivables between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable medium and heavy duty truck, bus and trailer receivables that it services for itself or others.

         Investment earnings on funds in all the Designated Accounts shall be treated as Collections, and all such investment earnings shall be included in the Total Collected Amount for each Payment Date and deposited in the Collection Account.

         Realization Upon Liquidating Receivables. (a) The Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership or otherwise take possession of each Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by or relating to each such Financed Vehicle. The Servicer is authorized to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of medium and heavy duty truck, bus and trailer receivables that it services for itself or others, which practices, policies and procedures may include reasonable efforts to realize upon or obtain benefits of any lease assignments, proceeds from any Dealer Liability, proceeds from any International Purchase Obligations, proceeds from any Insurance Policies and proceeds from any Guaranties, in each case with respect to the Receivables, selling the related Financed Vehicle or Vehicles at public or private sale or sales and other actions by the Servicer in order to realize upon any Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than or equal to the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable in accordance with Section 8.2(i)(C) of the Indenture.

         (b) The Servicer shall pay all costs, expenses and liabilities incurred by it in connection with any action taken in respect of a Financed Vehicle; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable Insurance Policy.

         (c) The second sentence of Section 3.5(b) of the Titling Trust Servicing Agreement shall not be applicable to the TRIP Portfolio Assets.

         Maintenance of Insurance Policies. (a) The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor under a Retail Note shall have obtained physical damage insurance covering each Financed Vehicle as of the execution of such Retail Note, unless the Servicer has in accordance with its customary procedures permitted an Obligor to self-insure the Financed Vehicle or Financed Vehicles securing such Retail Note. The Servicer shall, in accordance with its customary servicing procedures, monitor such physical damage insurance with respect to each Financed Vehicle that secures or is related to each Receivable.

          With respect to Retail Leases and the related Financed Vehicles, the Servicer shall comply with the obligations specified in Section 3.8 of the Titling Trust Servicing Agreement.

          The Servicer shall maintain one or more contingent and excess liability insurance policies (the "primary contingent policies") naming the Titling Trust as the insured with at least a $1 million limit for each accident and no annual or aggregate limit on the number of accidents covered. The primary contingent policies will respond if, at the time of an accident involving a vehicle owned by the Titling Trust that causes bodily injury and property damages to a third person, the insurance required to be provided by the Obligor in accordance with the related Retail Lease has not been provided, is not collectible or has inadequate limits to protect the Titling Trust. In addition, the Servicer shall maintain excess insurance coverage for which the Titling Trust is an additional named insured, which coverage has a deductible not greater than the amount of coverage provided by the primary contingent policies, and which provides insurance coverage of more than $10 million per occurrence (collectively, the primary contingent policies and the excess coverage policies, which are in effect at any time, are referred to as the "Contingent and Excess Liability Insurance Policies").

         Maintenance of Interests in Vehicles. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the first priority security interest of the Seller created by a Retail Note in the related Financed Vehicle or Financed Vehicles and of the first priority security interest of the Collateral Agent in the Financed Vehicle or Financed Vehicles related to any Retail Lease. Issuer hereby authorizes the Servicer to re-perfect such security interests as necessary because of the relocation of a Financed Vehicle or for any other reason.

         Covenants of the Servicer.  The Servicer hereby covenants as follows:


except as contemplated by the other Basic Documents (including the Titling Trust Servicing Agreement), the Servicer shall not release any Financed Vehicle from the security or ownership interest securing the related Receivable;

the Servicer shall do nothing to impair the rights of the Issuer or the Indenture Trustee in the Receivables;

the Servicer shall not amend or otherwise modify any Receivable such that the APR is decreased or such that the final scheduled payment on such Receivable will be due any later than the last day of the calendar month prior to the Stated Final Maturity Date of any Series then outstanding; and

the Servicer shall not at any time have or in any way attempt to assert any interest in any Receivables or Related Assets or records related to the Collateral other than solely for the purpose of collecting or enforcing the Receivables for the benefit of the Indenture Trustee and the entire legal and equitable interest of the Issuer in such Receivables and Related Assets shall at all times be vested in the Issuer.

         Purchase of Receivables Upon Breach of Covenant.

          (a) Upon discovery by the Servicer or a Responsible Officer of any of the Interested Parties of a breach of any of the covenants set forth in Sections
2.06 and 2.07 with respect to any Receivable, the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second (or, if the Servicer so elects, the first) calendar month following notice to or discovery by the Servicer of a breach of any covenant of the Servicer that materially and adversely affects any Receivable and unless such breach is cured in all material respects, the Servicer shall, with respect to such Receivable (an "Administrative Receivable"): release all claims for reimbursement of Monthly Advances made on such Administrative Receivable and purchase such Administrative Receivable from the Issuer at a price equal to the Contract Value thereof (the "Administrative Purchase Payment"). The Servicer shall pay the Administrative Purchase Payment as described in Section 2.10.

         It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to any Interested Party for any such uncured breach.

         (b) Upon receipt of the Administrative Purchase Payment with respect to a Receivable which is an Administrative Receivable, the Interested Parties shall each assign, without recourse, representation or warranty, to the Servicer (and shall take such other actions as the Servicer may reasonably request in writing to perfect or confirm such assignment) all of such Interested Party's right, title and interest in, to and under (i) such Administrative Receivable and all monies due thereon and (ii) all Related Assets with respect to such Administrative Receivable, such assignment being an assignment outright and not for security. Upon the assignment of such Administrative Receivable described in the preceding sentence, the Servicer shall own such Administrative Receivable, and all such Related Assets, free of any further obligations to such Interested Party with respect thereto. The Servicer shall contribute any Administrative Receivable and its Related Assets to the General Interest in the Titling Trust (or to such other person as shall be designated by Harco Leasing).

         Servicing Fee. In consideration for its services hereunder and as compensation for expenses paid as contemplated by Section 2.10, the Servicer shall be entitled to receive on each Payment Date a servicing fee (the "Basic Servicing Fee") for the related Monthly Period equal to one-twelfth of 1% (the "Basic Servicing Fee Rate") multiplied by the average Aggregate Discounted Asset Balance during such Monthly Period. On each Payment Date, the Servicer will be paid the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Payment Dates (collectively, the "Total Servicing Fee") to the extent of funds available therefor. In addition, the Servicer will be entitled to receive any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period (the "Supplemental Servicing Fee"). The Servicer shall be paid the Total Servicing Fee and the applicable Supplemental Servicing Fee in accordance with Section 8.2 (i) of the Indenture.

         Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports.

         Deposits to Collection Account. The Servicer shall remit to the Indenture Trustee for deposit to the Collection Account all Collections it receives during each Monthly Period within two Business Days after receipt thereof. The Servicer shall remit to the Indenture Trustee for deposit (in immediately available funds) in the Collection Account the aggregate Administrative Purchase Payments with respect to Administrative Receivables to be purchased as of the last day of any Monthly Period on the Business Day immediately preceding the immediately succeeding Payment Date.

         Collections. In the event that:

the Servicer satisfies the requirements for monthly remittances of Collections established by each Rating Agency, and upon satisfaction of such requirements, each Rating Agency reaffirms the rating of the applicable Series of Notes at the level at which they would be rated if Collections were remitted within two Business Days of receipt, the short-term unsecured debt of the Servicer is rated at least A-1 by S&P and P-1 by Moody's or a standby letter of credit has been issued by an Eligible Institution which, as of each date during the period that the Servicer is making monthly remittances of Collections, has an undrawn amount at least equal to 150% of all Scheduled Payments due in respect of the Issuer Receivables for the latest Monthly Period ended prior to the next succeeding Payment Date (and the aggregate amount of unremitted Collections does not at any time exceed 90% of the undrawn amount of such letter of credit), (each, a "Monthly Remittance Condition") then, so long as Navistar Financial is the Servicer and, provided that no Event of Default exists, the Servicer shall not be required to deposit Collections into the Collection Account until the Business Day preceding the Payment Date following the Monthly Period during which such Collections were received. Pending deposit into the Collection Account, Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         Application of Collections. For the purposes of this Agreement, all Collections for the related Monthly Period with respect to each Receivable shall be applied by the Servicer as follows:

All payments by or on behalf of the Obligor or other collections on a Receivable (including Warranty Payments and Administrative Purchase Payments) (excluding Supplemental Servicing Fees) shall be applied (i) first to reduce outstanding Monthly Advances, if any, with respect to such Receivable, (ii) second, to the scheduled payment on such Receivable for such Monthly Period, and (iii) third, the remainder shall constitute, with respect to such Receivable, a Full Prepayment or Partial Prepayment; and

A Partial Prepayment made on a Receivable, if such a Receivable is a Retail Note, is applied to reduce the final Scheduled Payment and will thereafter, to the extent the Partial Prepayment exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment. The Rebate related to such Partial Prepayment will reduce the final Scheduled Payment and will thereafter, to the extent the Rebate exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment.

         Monthly Advances. Subject to the following sentence, as of each Payment Date, if the payments received by the Servicer during the related Monthly Period by or on behalf of the Obligor on a Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable) after application of such payments under Section 2.13(a) shall be less than the scheduled payment on such Receivable for such Monthly Period, whether as a result of any extension granted to the Obligor or otherwise, then the Servicer shall, subject to the following sentence, advance any such shortfall (such amount, a "Monthly Advance"). The Servicer shall be obligated to make a Monthly Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that such advance shall be recoverable (in accordance with the two immediately following sentences) from subsequent collections or recoveries on such Receivable. The Servicer shall be reimbursed for unreimbursed Monthly Advances with respect to a Receivable from the following sources with respect to such Receivable, in each case as set forth in this Agreement; (i) subsequent payments by or on behalf of the Obligor, (ii) Liquidation Proceeds, (iii) the Administrative Purchase Payment and (iv) the Warranty Payment. At such time as the Servicer shall determine that any unreimbursed Monthly Advances with respect to any Receivable shall not be recoverable from payments with respect to such Receivable, the Servicer shall be reimbursed from any Collections made on other Receivables then owned by the Issuer.

         Additional Deposits. The Servicer shall deposit in the Collection Account the aggregate Monthly Advances pursuant to Section 2.14. The Servicer and the Issuer shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Purchase Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on the day before the Payment Date related to such Monthly Period.

         Net Deposits. For so long as a Monthly Remittance Condition is satisfied and the Servicer is not required to remit Collections within two Business Days of receipt thereof, then (1) as an administrative convenience, the Servicer shall be permitted to make the deposit of Collections, aggregate Monthly Advances, Warranty Purchase Payments and Administrative Purchase Payments, net of distributions to be made to the Servicer with respect to the related Monthly Period on the related Payment Date in accordance with the Indenture, provided, however, that the Servicer shall account to the Indenture Trustee and the Noteholders of each Series as if all deposits, distributions and other remittances were made individually, and (2) the Servicer may retain Collections until the Business Day preceding the related Payment Date, and pending deposit into the Collection Account, such Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         Monthly Calculations. On or before each Determination Date, the Servicer will calculate, with respect to the related Monthly Period and the related Payment Date, each of the withdrawals, deposits and payments contemplated by the Basic Documents. Based on such calculations, the Servicer will deliver to the Indenture Trustee a certificate instructing the Indenture Trustee to make the withdrawals, deposits and payments, as determined by the Servicer, on the day preceding the related Payment Date.

         On each Determination Date, the Servicer shall calculate the Total Collected Amount with respect to the related Monthly Period. On each Determination Date, the Servicer shall also calculate the Total Available Amount with respect to the next succeeding Payment Date.

                             STATEMENTS AND REPORTS

         Annual Statement as to Compliance;  Notice of Servicer Default.
(a) The Servicer shall deliver to Issuer, the Indenture Trustee and the Collateral Agent, on or before February 1 of each year, beginning with the first February 1 which is at least twelve months after the Closing Date, an officer's certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the date of such certificate) and of its performance under this Agreement and the Titling Trust Servicing Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement and the Titling Trust Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee, addressed to the Corporate Trust Office of the Indenture Trustee.

(b) The Servicer shall deliver to Issuer, the Indenture Trustee, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

         Annual  Accountants'  Report.

(a) The Servicer shall cause a firm of independent accountants, who may also render other services to the Servicer or Issuer, to deliver to Issuer, the Indenture Trustee, the Collateral Agent and each Rating Agency, as soon as available and in any event within 100 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ended October 31, 2001, with respect to such fiscal year (or, with respect to the first such report, such period as shall have elapsed from the Closing Date to the date of such certificate), a report (the "Accountants' Report") addressed to the board of directors of the Servicer to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included tests relating to Receivables serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement and the Titling Trust Servicing Agreement and (iii) except as described in the report, disclosed no exceptions or errors in the records relating to Receivables serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report.

(b) The Accountants' Report shall also indicate that the firm is independent of the Issuer and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

(c) A copy of the Accountant's Report may be obtained by any Noteholder by a request in writing to the Indenture Trustee, addressed to the Corporate Trust Office of the Indenture Trustee.

         Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Issuer, the Indenture Trustee and Noteholders reasonable access to the Servicer's records regarding the Receivables owned by the Issuer. The Servicer shall provide such access to any Noteholder only in such cases where a Noteholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section
3.03 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access as provided in this Section 3.03 as a result of such obligation shall not constitute a breach of this Section 3.03.

         Maintenance of Composite Schedule of Receivables. The Servicer shall maintain at all times a composite schedule (the "Composite Schedule of Receivables") which shall list separately (i) all Retail Notes which are owned by the Issuer and (ii) all Retail Leases which are allocated to the TRIP Portfolio Interest. The Composite Schedule of Receivables shall be updated to reflect all purchases and sales of Receivables by the Issuer (including as a result of a Receivable becoming a Warranty Receivable or an Administrative Receivable). The Servicer shall deliver an updated Composite Schedule of Receivables on or before each Receivables Purchase Date, each Sale Date and each Payment Date to the Issuer, the Indenture Trustee and the Collateral Agent (provided that the Servicer need deliver to the Collateral Agent just the portion of the Composite Schedule of Leases which lists Retail Leases), which Composite Schedule of Receivables shall be accurate as of the related Reference Date, after giving pro forma effect to any purchase or sale of Receivables to occur on such date.

         Amendments to Composite Schedule of Receivables. If the Servicer, during a Monthly Period, assigns to a Receivable an account number that differs from the account number previously identifying such Receivable on the Composite Schedule of Receivables, the Servicer shall amend the Composite Schedule of Receivables to report the newly assigned account number. Each Composite Schedule of Receivables delivered on a Payment Date pursuant to Section 3.04 shall list all new account numbers assigned to Receivables during such Monthly Period and shall show by cross reference the prior account numbers identifying such Receivables on the previously distributed Composite Schedule of Receivables.

         Maintenance of Systems and Receivables List. (a) The Servicer shall maintain accounts and records as to each Issuer Receivable in sufficient detail to permit (i) the reader thereof to know the status of such Issuer Receivable, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Issuer Receivable and the amounts from time to time deposited in the Collection Account in respect to such Issuer Receivable.

                  (b) The Servicer shall maintain its computer systems so that the Servicer's master computer records (including any backup archives) that refer to any Issuer Receivable shall indicate clearly that the Issuer Receivable is owned by Issuer and that such Issuer Receivable has been pledged by Issuer to the Indenture Trustee. Indication of Issuer's and the Indenture Trustee's interest in an Issuer Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Issuer Receivable shall have been paid in full, repurchased by Navistar Financial, purchased by the Servicer or become a Liquidating Receivable.

                    (c) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in medium or heavy duty truck, bus or trailer receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any of those restored from backup archives) that, if they refer in any manner whatsoever to any Issuer Receivable, indicate clearly that such Issuer Receivable has been sold and is owned by Issuer and has been pledged to the Indenture Trustee unless such Issuer Receivable has been paid in full or repurchased by Navistar Financial, purchased by the Servicer.

                    (d) The Servicer shall furnish to the Issuer, the Indenture Trustee, on behalf of the Noteholders, at any time upon request, a list of all Issuer Receivables, together with a reconciliation of such list to each Schedule of Receivables relating to Issuer Receivables and to each of the Servicer's reports furnished before such request indicating transfers of Issuer Receivables.

                    (e) The Servicer shall furnish to the Issuer, Indenture Trustee and Rating Agencies, on or before February 1 of each year, beginning February 1, 2002, an officer's certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, that discloses the existence of any vicarious tort liability claims relating to the TRIP Portfolio Assets on such date, if any, and the estimated or actual costs of any such claims.

                                  THE CUSTODIAN

         Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as agent of Issuer as custodian to maintain custody of the following documents or instruments with respect to each Receivable owned by the Issuer (as to each Receivable, the "Receivable File"), which will be hereby constructively delivered to the Issuer and the Indenture Trustee:

the fully executed original of each Retail Note or Retail Lease included in the Receivables;

documents evidencing or related to any related Insurance Policy;

if such Receivable is a Retail Note, where permitted by law, the original Certificate of Title (when received) and otherwise such documents, if any that Navistar Financial keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Navistar Financial as first lienholder or secured party;

if such Receivable is a Retail Lease, the original Certificate of Title and such other documents that Navistar Financial is required to maintain pursuant to
Section 3.6 of the Titling Trust Servicing Agreement; and

any and all other documents that Navistar Financial, keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

         Duties of Servicer as Custodian. (a) The Servicer shall hold the Receivable Files for the benefit of Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable Issuer to comply with its obligations under the Basic Documents. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to comparable medium and heavy duty truck, bus and trailer receivables that the Servicer services and holds for itself or others. The Servicer shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such manner as shall enable the Indenture Trustee to verify the accuracy of the Servicer's inventory and record keeping. The Servicer shall promptly report to Issuer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

         (b) The Servicer shall maintain each Receivable File at its principal office at 2850 West Golf Road, Rolling Meadows, Illinois 60008, or at such other office of the Servicer as shall from time to time be identified to Issuer and the Indenture Trustee upon 60 days prior written notice. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Servicer and the limitations set forth in Section
3.03 hereof and otherwise in the Basic Documents, the Servicer shall permit Issuer, the Indenture Trustee, their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records and computer systems maintained by the Servicer pursuant hereto at such times as such party may reasonably request.

         (c) In general, the Servicer shall attend to all nondiscretionary details in connection with maintaining custody of the Receivable Files. In addition the Servicer shall assist Issuer generally in the preparation of routine reports to regulatory bodies to the extent necessitated by the Servicer's custody of the Receivable Files.

         Custodian's Indemnification. The Servicer as custodian shall indemnify Issuer, the Indenture Trustee, the Collateral Agent, and the Noteholders and each of their officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against Issuer and the Indenture Trustee, the Noteholder or any of their officers, directors and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         Effective Period and Termination. The Servicer's appointment as custodian with respect to a Receivable File hereunder shall become effective as of the related Receivable Purchase Date and shall continue in full force and effect until terminated pursuant to this Section 4.04. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under
Section VI, the appointment of such Servicer as custodian shall be terminated. Upon (i) the repurchase of a Receivable by Navistar Financial pursuant to the Receivables Purchase Agreement, (ii) purchase of an Administrative Receivable by the Servicer pursuant to Section 2.08(a) of this Agreement or (iii) a sale of a Receivable by the Issuer in accordance with the Indenture, the Servicer shall deliver the related Receivable File to the purchaser or its assignee. Upon delivery of such Receivable File, the Servicer's obligations with respect to such Receivable File shall terminate.

                         REPRESENTATIONS AND WARRANTIES

                                 OF THE SERVICER

         Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to Issuer that as of each Receivable Purchase Date:

Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables as provided in this Agreement and the Titling Trust Servicing Agreement.

Due qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the Titling Trust Servicing Agreement) requires such qualification, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect with respect to the Servicer.

Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and the Titling Trust Servicing Agreement and to perform its obligations hereunder and thereunder and the execution, delivery and performance by the Servicer of this Agreement and the Titling Trust Servicing Agreement have been duly authorized by all necessary corporate action on the part of the Servicer. Except as expressly contemplated in the Basic Documents, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability against the Servicer of this Agreement and the Titling Trust Servicing Agreement.

Binding Obligation. This Agreement and the Titling Trust Servicing Agreement each constitutes a legal, valid and binding obligation of the Servicer enforceable  against  the  Servicer  in  accordance  with its  terms,  except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

No Violation. The execution and delivery of this Agreement and the Titling Trust Servicing Agreement by the Servicer and its performance of its obligations hereunder and thereunder will not violate any Requirement of Law or Contractual Obligation of the Servicer and will not result in, or require, the creation or imposition of any Lien on any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated by the Basic Documents.

No Proceedings. There are no actions, proceedings or, to the Servicer's knowledge, investigations pending or, to the Servicer's knowledge, threatened before any Governmental Authority (i) asserting the invalidity of this Agreement or the Titling Trust Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Titling Trust Servicing Agreement, or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Servicer.

No Consent. Except as expressly contemplated by the Basic Documents, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Servicer of this Agreement or the Titling Trust Servicing Agreement.

                                  THE SERVICER

         Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any Person (a) into which the Servicer may be merged or consolidated,
(b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock or other interest of which is owned directly or indirectly by NIC and which is otherwise servicing Navistar Financial's receivables, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 6.01 to the Rating Agencies and the Indenture Trustee.

         Limitation on Liability of Servicer and Others. (a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. The Servicer shall defend, indemnify and hold harmless the Issuer, the Indenture Trustee, the Noteholders, the Collateral Agent and any of their respective trustees, officers, directors and agents from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

          the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle with respect to a Receivable;

          any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale or pledge of Receivables to any Person, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of payments of, or distributions on or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same; and
          the negligence, willful misfeasance or bad faith of the Servicer in the performance of, or by reason of its failure to perform, its duties under this Agreement or any of the other Basic Documents or by reason of reckless disregard of its obligations and duties under this Agreement or any of the other Basic Documents.

         Indemnification under this Section 6.02 shall survive the termination of this Agreement or prior removal of any indemnified party hereto and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section
6.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         (b) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or any Noteholder, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties or by reason of reckless disregard of obligations and duties under the Basic Documents. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement.

         Delegation of Duties. So long as Navistar Financial acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any Person more than 50% of the voting stock or other interest of which is owned, directly or indirectly, by NIC. The Servicer may at any time perform specific duties as Servicer through subservicers who are in the business of servicing medium and heavy duty truck, bus and trailer receivables; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

         Servicer Not to Resign. Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement or the Titling Trust Servicing Agreement as Servicer except upon determination that the performance of its duties under this Agreement or the Titling Trust Servicing Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

         Servicer Indemnification of the Indenture Trustee.


The Servicer out of its own funds shall indemnify, defend and hold harmless the Indenture Trustee, and its officers, directors, employees and agents, from and against any taxes that may at any time be asserted against it with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, or arising out of, (i) the sale of any Receivables to the Issuer hereunder,
(ii) the issuance and original sale of any Notes, (iii) distributions or the receipt of payment on the Notes or (iv) any fees or other compensation payable to the Indenture Trustee.

The Servicer out of its own funds shall indemnify and hold harmless the Indenture Trustee, and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement; provided, however, that the Servicer shall not indemnify if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Indenture Trustee.

The Servicer out of its own funds shall indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with (i) the Indenture Trustee's performance of its duties under the Indenture, or (ii) the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee of the trusts and duties contained in the Basic Documents, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the wilful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee, (B) to the extent otherwise payable to the Indenture
Trustee,   arises   from  the   Indenture   Trustee's   breach  of  any  of  its
representations or warranties in Section 6.13 of the Indenture, or (C) shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer hereunder.

Indemnification under this Section 6.05 shall include, without limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses as incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that if the Servicer has made any indemnity payments pursuant to this Section 6.05 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

Any indemnification under this Section 6.05 shall survive the termination of this Agreement and the resignation and removal of the Indenture Trustee.

                                     DEFAULT

         Servicer Defaults. Each of the following shall constitute a "Servicer Default":

     any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, in each case which failure continues unremedied for five Business Days after the earlier of written notice from the Indenture Trustee, is received by the Servicer or discovery of such failure by an officer of the Servicer;

     any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, the Titling Trust Servicing Agreement or any other Basic Documents which failure materially and adversely affects the rights of the Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Indenture Trustee or the Issuer or (B) to the Servicer, the Indenture Trustee and the Issuer by the holders of not less than 25% of the outstanding principal amount of the Controlling Class of any Series of Notes;

     any representation, warranty or certification made by the Servicer pursuant to this Agreement, the Titling Trust Servicing Agreement or any other Basic Documents shall prove to have been incorrect in any material respect when made, and if the consequences of such representation, warranty or certification being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after the Servicer first becomes aware or is advised that such representation, warranty or certification was incorrect in a material respect; and

     the occurrence of an Insolvency Event with respect to the Servicer.

         Consequences of a Servicer Default. If a Servicer Default shall occur and be continuing, the Indenture Trustee or holders of Notes evidencing not less than a majority in principal amount of the Controlling Class of each Series of Notes then outstanding may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, terminate all the rights and obligations of the Servicer hereunder and under the Titling Trust Servicing Agreement, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under this Agreement and the Titling Trust Servicing Agreement and will be entitled to similar compensation arrangements. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement and the Titling Trust Servicing Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.02. Upon the receipt of such notice, the Servicer's appointment as custodian shall be terminated and, upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, or its respective agent or assignee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an officer of the Indenture Trustee. The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer agrees to cooperate with the Indenture Trustee or the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement and the Titling Trust Servicing Agreement, including the transfer to the Indenture Trustee for deposit in the Collection Account of all cash amounts that shall at the time be held by the Servicer or thereafter received by the Servicer with respect to the Receivables.

         Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the Titling Trust Servicing Agreement and the transactions set forth or provided for in this Agreement and the Titling Trust Servicing Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement and the Titling Trust Servicing Agreement; provided, however, that the predecessor Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer; and provided, further, that Navistar Financial shall remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000 and (ii) whose regular business includes the servicing of medium and heavy duty bus, truck and trailer receivables, as the successor to the Servicer under this Agreement and the Titling Trust Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement and the Titling Trust Servicing Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement and the Titling Trust Servicing Agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Waiver of Past Defaults. The Indenture Trustee, at the direction of the holders of not less than a majority of the outstanding Notes of each Controlling Class of each Outstanding Series of Notes, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Servicer shall give written notice of each such waiver to the Rating Agencies.

                                  MISCELLANEOUS

     Amendment. Subject to the provisions of Section 3.17 of the Indenture, this Agreement may be amended from time to time in a writing executed by each of the parties hereto.

     Termination. The respective obligations and responsibilities of the parties hereto pursuant to this Agreement shall terminate upon the earlier of:

          the maturity or other liquidation of the last Issuer Receivable and the disposition of any amounts received upon liquidation of any such remaining Issuer Receivables or the payment to the holders of any outstanding Notes of all amounts required to be paid to them pursuant to this Agreement and any other Basic Documents.

         Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier, or, in the case of telecopy notice, when received, addressed as follows or to such party or parties to whom the same is required to be delivered at the addresses specified in Appendix B to the Indenture.

         Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Assignment. Except to the extent permitted by Article VI or as required by Article VII, the Servicer may not assign its rights or delegate its obligations hereunder or under the Titling Trust Servicing Agreement. The Servicer acknowledges that the Issuer shall assign all of its rights, title and interest in this Agreement to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. The Servicer agrees that the Indenture Trustee, to the extent provided in the Indenture, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of Issuer directly against the Servicer. Until the satisfaction and discharge of all obligations of the Issuer, the Servicer further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Indenture Trustee given in accordance with the Indenture. The Indenture Trustee shall have the rights of a third-party beneficiary under this Agreement. The Servicer shall deliver copies of all statements, reports, Opinions of Counsel, notices, requests, demands and other documents to be delivered by the Servicer to Issuer pursuant to the terms hereof to the Indenture Trustee.

         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Except as otherwise provided in Section 6.02 or in this
Article VIII, no other Person shall have any right or obligation hereunder.

         Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

         No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after payment in full of all obligations and the distribution to the all Noteholders of all amounts to be distributed to them, acquiesce, petition or otherwise invoke or cause Issuer to invoke or join any other Person in instituting the process of any court or government authority for the purpose of commencing or sustaining a case against Issuer any bankruptcy, reorganization, arrangement, insolvency, liquidation proceeding, or similar law of the United States or any state of the United States. Nothing in this Section 8.10 shall preclude, or be deemed to estop the Servicer from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer which is filed or commenced by or on behalf of a Person other than Issuer (or any Person to which Issuer shall have assigned, transferred or otherwise conveyed any part of the obligations of Issuer hereunder) under or pursuant to any such law.

          Third Party Beneficiary. The Indenture Trustee shall be deemed a third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                 NAVISTAR FINANCIAL CORPORATION,
               as Servicer

                                 By:__________________________________________
                  Name:

                 Title:

                                 TRUCK RETAIL INSTALMENT PAPER CORP.

                                 By:__________________________________________
                  Name:

                 Title:

                                 HARCO LEASING COMPANY, INC.

                                 By:__________________________________________
                  Name:

                 Title:

                                 THE BANK OF NEW YORK

                                 not in its individual capacity, but solely as Collateral Agent

                                 By:__________________________________________
                  Name:

                 Title:

                                 BANK ONE, NATIONAL ASSOCIATION

                                 not in its individual capacity, but solely as Portfolio Trustee

                                 By:__________________________________________
                  Name:

                 Title:

Exhibit 10.02


                         RECEIVABLES PURCHASE AGREEMENT

                                     BETWEEN

                         NAVISTAR FINANCIAL CORPORATION

                                       AND

                       TRUCK RETAIL INSTALMENT PAPER CORP.

                          DATED AS OF OCTOBER 16, 2000

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE IDEFINITIONS..............................................................................................1
         SECTION 1.01      Certain Defined Terms..................................................................1

ARTICLE IIPURCHASE AND SALE OF RECEIVABLES........................................................................1
         SECTION 2.02      The Closings...........................................................................3

ARTICLE IIIREPRESENTATIONS AND WARRANTIES.........................................................................3
         SECTION 3.01      Seller Representations and Warranties

                                    Regarding Receivables.........................................................3
         SECTION 3.02      Representations and Warranties Regarding Seller........................................4
         SECTION 3.03      Representations and Warranties Regarding Titling Trust.................................6
         SECTION 3.04      Representations and Warranties of Buyer................................................8

ARTICLE IVCONDITIONS..............................................................................................9
         SECTION 4.01      Conditions Precedent to Buyer's Initial

                                    Purchase of Receivables.......................................................9
         SECTION 4.02      Conditions Precedent to All of Buyer's

                                    Purchases of Receivables.....................................................10
         SECTION 4.03      Required Interest Rate Hedges.........................................................11
         SECTION 4.04      Conditions To Obligation of Seller....................................................13

ARTICLE VADDITIONAL AGREEMENTS...................................................................................13
         SECTION 5.01      Initial UCC Filings...................................................................13
         SECTION 5.02      Computer Files Marked.................................................................13
         SECTION 5.03      Protection of Title...................................................................13
         SECTION 5.04      Other Liens or Interests..............................................................14
         SECTION 5.05      Indemnification.......................................................................14
         SECTION 5.06      Credit and Collection Policy..........................................................14
         SECTION 5.07      Repurchase Events.....................................................................14
         SECTION 5.08      Further Assignments...................................................................15
         SECTION 5.09      Pre-Closing Collections...............................................................15
         SECTION 5.10      Limitation on Transfer of International Purchase Obligations..........................16
         SECTION 5.11      Bankruptcy Proceeding.................................................................16
         SECTION 5.12      Sale Treatment........................................................................16

ARTICLE VIMISCELLANEOUS PROVISIONS...............................................................................16
         SECTION 6.01      Amendment.............................................................................16
         SECTION 6.02      Survival 16
         SECTION 6.03      Termination...........................................................................16
         SECTION 6.04      Notices  17
         SECTION 6.05      Governing Law.........................................................................17
         SECTION 6.06      Waivers  17
         SECTION 6.07      Costs and Expenses....................................................................17
         SECTION 6.08      Confidential Information..............................................................17
         SECTION 6.09      Headings 17
         SECTION 6.10      Counterparts..........................................................................17
         SECTION 6.11      Severability of Provisions............................................................17
         SECTION 6.12      Assignment............................................................................18
         SECTION 6.13      Further Assurances....................................................................18
         SECTION 6.14      No Third-Party Beneficiaries..........................................................18
         SECTION 6.15      Merger or Consolidation of, or Assumption of
                                    the Obligations of, Seller...................................................18
         SECTION 6.16      Merger and Integration................................................................18
         SECTION 6.17      No Petition Covenants.................................................................18






Exhibit A         Form of Receivable Assignment
Schedule I        Schedule of Retail Notes
Schedule II       Schedule of Retail Leases


                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement (the "Agreement") is made as of October 16, 2000 by and between NAVISTAR FINANCIAL CORPORATION, a Delaware corporation ("Seller"), and TRUCK RETAIL INSTALMENT PAPER CORP., a Delaware corporation ("Buyer").

         Buyer desires to purchase Receivables and related assets from Seller from time to time.

         Seller is willing, on the terms and subject to the conditions set forth herein, to sell such Receivables and related assets to Buyer.

         NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used in the above recitals and in this Agreement shall have the respective meanings assigned them in Appendix A to the Indenture dated as of October 16, 2000 between the Buyer and The Bank Of New York, a New York banking corporation.

                                   ARTICLE 2

                        PURCHASE AND SALE OF RECEIVABLES

SECTION 2.1       Purchase and Sale of Receivables.

(1) Initial Purchase and Sale. On the date hereof, Seller hereby sells, transfers, assigns, delivers and conveys to Buyer, without recourse, and Buyer hereby purchases from Seller all of Seller's right, title and interest in and to:

          (1) the TRIP Portfolio Interest, the TRIP Portfolio Certificate and the beneficial interest in the TRIP Portfolio Assets represented thereby;

          (2) the rights, but not the obligations, of Seller under the Harco Purchase Agreement; and

          (3) the Retail Notes identified on the Schedule of Retail Notes delivered to the Buyer on the date hereof and the Related Retail Note Assets.

(2) Subsequent Purchases and Sales. From time to time, on such dates as are mutually agreeable to Seller and Buyer (the Closing Date and each such date, a "Purchase Date"), subject to the satisfaction of the conditions specified in
Article IV, Seller shall sell, transfer, assign and otherwise convey to Buyer, without recourse, and Buyer shall purchase from Seller, all right, title and interest of Seller in, to and under the following assets:

          (1) the beneficial interest in the Retail Leases identified on the Schedule of Retail Leases attached to the Receivable Assignment delivered on such Purchase Date and the Related Titling Trust Assets with respect to such Retail Leases; and

          (2) the Retail Notes identified on the Schedule of Retail Notes attached to the Receivable Assignment delivered on such Purchase Date and the Related Retail Note Assets with respect to such Retail Notes.

(3) Definitions.  As used herein:


          (1) "Sold Receivables" means the beneficial interest in the Retail Leases and the Retail Notes which have been sold hereunder (or, as the context may require, which are being sold on a Purchase Date);

          (2) "Related Assets" means, collectively, the Related Titling Trust Assets which are related to the Retail Leases that are Sold Receivables and the other Titling Trust Assets allocated to the TRIP Portfolio Interest, the Related Retail Note Assets that are related to the Retail Notes that are Sold Receivables and the rights of the Seller under the Harco Purchase Agreement;

          (3) "Schedule of Receivables" means collectively, with respect to a Purchase Date, the Schedule of Retail Leases and the Schedule of Retail Notes attached to the Receivables Assignment delivered on such Purchase Date; and

          (4) "Sold Assets" means, collectively the Sold Receivables and the Related Assets.


         It is the intention of Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Sold Assets from Seller to Buyer and the legal and beneficial interest in title to the Sold Assets shall not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. Seller and Buyer intend to treat such transfer and assignment as a sale for accounting and tax purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such legal and beneficial interest is a part of Seller's estate, then Seller shall be deemed to have granted to Buyer a first priority perfected security interest in all of Seller's right, title and interest in, to and under the assets conveyed pursuant to this Agreement, and Seller hereby grants such security interest. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

SECTION 2.2 The Closings. The consummation of each purchase and sale contemplated by Section 2.01 (each, a "Receivable Closing") shall take place on the related Purchase Date, and at such place and at such time as Seller and Buyer may agree upon. At each Receivable Closing, Seller shall execute and deliver an assignment (the "Receivable Assignment") in the form attached hereto as Exhibit A with respect to the Sold Assets to be purchased and sold on such Retail Receivable Purchase Date. In consideration for such Sold Assets, Buyer shall pay to Seller on such Purchase Date an amount equal to the aggregate
Contract Value of such Sold Receivables as of the related Cutoff Date plus interest thereon at a rate per annum equal to One-Month LIBOR for such date plus 1% (calculated on the basis of a 360 day year and actual days elapsed) for the period from such Cutoff Date through such Purchase Date, provided that in no event shall such amount represent less than the fair value of such Sold Assets (determined based on, among other things, then prevailing interest rates) (the "Receivable Purchase Price"). A portion of the Receivable Purchase Price equal to the Receivable Cash Purchase Price set forth in the Receivable Assignment shall be paid to Seller in immediately available funds and the remainder of the Receivable Purchase Price shall be recorded as an advance from Seller to Buyer under the Purchase Money Note issued to Seller pursuant to the Intercompany Advance Agreement. On each Purchase Date, the Buyer shall instruct the Indenture Trustee to withdraw the Receivable Cash Purchase Price from the Excess Funding Account and pay such amount to the Seller.

         On each Purchase Date, to the extent required, the Buyer shall instruct the Indenture Trustee to withdraw funds from the Excess Funding Account and deposit them into the Loss Reserve Account and/or the Interest Reserve Account so that the amount of funds on deposit in such accounts will be equal to the Loss Reserve Specified Balance and the Interest Reserve Specified Balance, respectively.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1       Seller Representations and Warranties Regarding Receivables.


(1) As of each Purchase Date, including the initial Purchase Date, Seller represents and warrants to Buyer as follows with respect to the Sold Receivables and the Related Assets for such date:

          (1) Eligible Receivables. Each such Sold Receivable is an Eligible Receivable.


          (2) Schedule of Receivables. The information regarding such Sold Receivables set forth in the related Schedule of Receivables is true and correct in all material respects. The Seller has not used any criteria it believes to be adverse to the Buyer or the Noteholders in selecting the Sold Receivables.

          (3) Title.

                    1. The Seller  has good  title to each such Sold  Receivable which is a Retail Note free and clear of all Liens (other than Permitted Liens and Liens that will be released as of such transfer). On the date hereof, good and valid title to each such Sold Receivable which is a Retail Note will be validly and effectively conveyed to, and vested in, Buyer, free and clear of all Liens, other than Permitted Liens, and the transfer of such Sold Receivable by Seller to Buyer has been perfected under the UCC.

                    2. The Seller has good title to the  beneficial  interest in the Retail Leases identified on the Schedule of Retail Leases attached to the Receivable Assignment free and clear of all Liens (other than Permitted Liens). On the date hereof, good and valid title to the beneficial interest in such Retail Leases will be validly and effectively conveyed to, and vested in, Buyer, free and clear of all Liens, other than Permitted Liens, and the transfer of the beneficial interest in such Retail Leases by Seller to Buyer has been perfected.

          (2) As of the date hereof, Seller represents and warrants to Buyer that the Seller has good title to the TRIP Portfolio Interest and the TRIP Portfolio Certificate, free and clear of all Liens (other than Permitted Liens). On the date hereof, good and valid title to the TRIP Portfolio Interest and the TRIP Portfolio Certificate will be validly and effectively conveyed to, and vested in, Buyer, free and clear of all Liens; other than Permitted Liens, and the transfer of the TRIP Portfolio Interest and the TRIP Portfolio Certificate by Seller to Buyer has been perfected. SECTION

3.2 Representations and Warranties Regarding Seller. Seller represents and warrants to Buyer as of the date hereof and as of each Sold Receivable Purchase Date, that:
         (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own such Sold Receivables.

         (b) Due Qualification. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect with respect to Seller.

         (c) Power and Authority. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by Seller by all necessary corporate action on the part of Seller. Seller has the corporate power and authority to sell and assign to Buyer such Receivables and the Related Assets and has duly authorized such transfers by all necessary corporate action on the part of Seller.

         (d) Valid Sale; Binding Obligation. This Agreement, together with the Receivable Assignment for such Sold Receivables and the Related Assets, when duly executed and delivered, shall constitute a valid sale, transfer and assignment of such Sold Receivables and the Related Assets, enforceable against creditors of Seller and this Agreement constitutes and such Receivable Assignment, when duly executed and delivered, shall constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution and delivery of this Agreement by Seller and its performance of its obligations hereunder will not violate any Requirement of Law or Contractual Obligation of Seller, and will not result in, or require, the creation or imposition of any Lien upon any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation, other than as contemplated by the Basic Documents.

         (f) No Proceedings. There are no actions, proceedings or, to Seller's knowledge, investigations pending or, to Seller's knowledge, threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to Seller.

         (g) No Consent. Except as expressly contemplated by the Basic Documents, no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability against Seller of this Agreement.

         (h) No Default. Seller is not in default under or with respect to any of its Contractual Obligations which would have a Material Adverse Effect with respect to it.

         (i) Taxes. Seller has filed or caused to be filed all tax returns which are required to be filed by Seller (with respect to itself) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Seller). No notice of any Lien in respect of unpaid taxes or assessments (other than a Permitted Lien) has been filed by any taxing authority against, or otherwise affecting the assets of, Seller or any of its subsidiaries and remains in effect.

         (j) ERISA. No notice of a Lien arising under Title I or Title IV of ERISA has been filed under Section 6323 (a) of the Code (or any successor provision) against, or otherwise affecting the assets of Seller.

         (k) Solvency. Seller is, and after giving effect to the transactions contemplated to occur on such date, will be, solvent.

         (l) Investment Company Act. Seller is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act.

         The representations and warranties set forth in this Section 3.02 shall survive the transfer and assignment of the Receivables to the Buyer. Upon discovery by the Seller, the Indenture Trustee, or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers.

         In the event the Noteholders of a majority in principal amount of the Controlling Class of each Series of Notes shall have exercised the right to have all outstanding Notes redeemed pursuant to Section 10.01(b) of the Indenture as a result of a breach of any of the representations and warranties set forth in this Section 3.02 which breach has a material adverse effect on the Noteholders, the Seller shall deposit into the applicable Excess Funding Account in immediately available funds, on the Business Day preceding the Redemption Date, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Series Supplement. The obligation of the Seller to make the deposit specified in this Section 3.02 will constitute the sole remedy of the Indenture Trustee on behalf of the Noteholders or any other Person as a result of the breach of the representations and warranties set forth in this Section 3.02.

SECTION 3.3 Representations and Warranties Regarding Titling Trust. Seller represents and warrants to Buyer as of the date hereof and as of each Purchase Date, that:

         (a) Organization and Good Standing. The Titling Trust is a statutory business trust duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Retail Leases.

         (b) Due Qualification. The Titling Trust is duly qualified to do business as a foreign business trust and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Basic Documents, except to the extent that the failure to have any such governmental licenses, authorizations, consents or approvals would not, in the aggregate, have a Material Adverse Effect with respect to the Titling Trust.

         (c) Power and Authority. The Titling Trust has the power and authority to execute and deliver the Basic Documents to which it is a party and to perform its obligations hereunder and the execution, delivery and performance of the Basic documents to which it is a party have been duly authorized by the Titling Trust.

         (d) Valid and Binding. Each of the Basic Documents to which the Titling Trust is a party has been duly executed and delivered by or on behalf of the Titling Trust and constitutes a legal, valid and binding obligation of the Titling Trust enforceable against the Titling Trust in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution and delivery by the Titling Trust of the Basic Documents to which it is a party and its performance of its obligations thereunder will not violate any Requirement of Law or Contractual Obligation of the Titling Trust, and will not result in, or require, the creation or imposition of any Lien upon any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation, other than as contemplated by the Basic Documents.

         (f) No Proceedings. There are no actions or proceeding or, to the Buyer's knowledge, investigation pending or, to the Seller's knowledge, threatened before any Governmental Authority (i) asserting the invalidity of any of the Basic Documents to which the Titling Trust is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents to which the Titling Trust is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Titling Trust.

         (g) No Consent. No consent or authorization of, or filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability against the Titling Trust of any of the Basic Documents to which it is a party.

         (h) Taxes. The Titling Trust has filed or caused to be filed all tax returns which are required to be filed by the Titling Trust (with respect to itself) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property by any Governmental Authority (other than any amount the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Titling Trust. No notice of any Lien in respect of unpaid taxes or assessments (other than a Permitted Lien) has been filed by any taxing authority against, or otherwise affecting the assets of, the Titling Trust and retains in effect. The Titling Trust has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign business trust.

         (i) ERISA. No notice of a Lien arising under Title I or IV of ERISA has been filed under Section 6323 (a) of the Code (or any successor provision) against, or otherwise affecting the assets of the Titling Trust.

         (j) Investment Company Act. The Titling Trust is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act.

         (k) TRIP Portfolio Certificate. The TRIP Portfolio Certificate has been duly executed and delivered by the General Interest Trustee in accordance with the Origination Trust Agreement, has been duly issued in accordance with the Titling Trust Agreement and is entitled to the benefits afforded by the Titling Trust Agreement.

SECTION 3.4 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as of the date hereof and as of each Purchase Date (and, as applicable, with respect to the Sold Receivables for such date), that:

          (1) Organization and Good Standing. Buyer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own such Sold Receivables.

          (2) Due Qualification. Buyer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith would not have a Material Adverse Effect with respect to Buyer.

          (3) Power and Authority. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer.

          (4) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (5) No Violation. The execution and delivery of this Agreement by Buyer and its performance of its obligations hereunder will not violate any Requirement of Law or Contractual Obligation of Buyer, and will not result in, or require, the creation or imposition of any Lien upon any of its property or assets pursuant to any such Requirement of Law or Contractual Obligation, other than as contemplated by the Basic Documents.

          (6) No Material Litigation. No litigation or proceeding or, to the knowledge of Buyer, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Buyer, threatened by or against Buyer or against any of its properties or revenues (i) with respect to any of the Basic Documents or any of the transactions contemplated thereby or (ii) which would reasonably be expected to have a Material Adverse Effect with respect to Buyer.

          (7) No Consent. Except as expressly contemplated by the Basic Documents, no consent or authorization of, or filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability against Buyer of this Agreement.

                                   ARTICLE 4

                                   CONDITIONS

SECTION 4.1 Conditions Precedent to Buyer's Initial Purchase of Receivables. The obligation of Buyer to purchase from Seller Sold Receivables and the Related Assets on the Closing Date is subject to the satisfaction of the following conditions:

          (1) Agreement. Buyer shall have received this Agreement, duly executed
and  delivered  by  Seller.   Buyer  shall  have  received  the  TRIP  Portfolio
Certificate registered in the name of the Indenture Trustee.

          (2) Servicing Agreements. Buyer shall have received the Servicing Agreement, duly executed and delivered by Navistar Financial.

          (3) Sale of Series 2000-1 Notes. All of the conditions to the sale of the Series 2000-1 Notes under the Series 2000-1 Note Purchase Agreement shall have been satisfied (other than the closing of the transaction under this Agreement).

          (4) Certificate of Incorporation; By-laws. Buyer shall have received a true and complete copy of the certificate of incorporation of Seller, certified as a true and correct copy thereof by the Secretary of State of the State of Delaware, and a true and complete copy of the by-laws of Seller, certified as a true and correct copy thereof by the Secretary or an Assistant Secretary of Seller.

          (5) Resolutions. Buyer shall have received copies of duly adopted resolutions of the Board of Directors of Seller as in effect on the Closing Date and in form and substance reasonably satisfactory to Buyer, authorizing the execution, delivery and performance of this Agreement, the Servicing Agreement, the documents to be delivered by Seller hereunder and thereunder and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of Seller.

          (6) Incumbency Certificate. Buyer shall have received a certificate as to the incumbency and signature of the officers of Seller authorized to sign this Agreement, the Servicing Agreement on behalf of Seller, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of Seller.

          (7) Representations and Warranties. Buyer shall have received a certificate of a Responsible Officer of Seller to the effect that all representations and warranties of Seller contained in Sections 3.01, 3.02 and 3.03, in Section 5.01 of the Servicing Agreement, or in any certificate delivered in connection with this Agreement or the Servicing Agreement (other than those made as of a specified date specified therein) are true and correct and with the same force and effect as though such representations and warranties had been made as of such date.

SECTION 4.2 Conditions Precedent to All of Buyer's Purchases of Receivables. The obligation of Buyer to purchase Sold Receivables and the Related Assets to be purchased hereunder on any Purchase Date is subject to the satisfaction of the following conditions by the Seller (the "Receivables Purchase Closing Conditions"):

          (1) the representations and warranties of the Seller regarding the Sold Receivables, including that such Receivables are Eligible Receivables, shall be true and correct on and as of such Purchase Date with the same effect as if then made, and Seller shall have performed all obligations with respect to such Sold Receivables to be performed by it hereunder on or prior to such date;

          (2) on a pro forma basis after such purchase, the Pool Composition Condition shall be satisfied;

          (3) on a pro forma basis after such purchase, the Borrowing Base shall equal or exceed the Aggregate Note Principal Balance as of the related Purchase Date;

          (4) on a pro forma basis after such purchase, the balance on deposit in each Reserve Account, shall equal or exceed the specified required balance for such Reserve Account established in the related Series Supplement;

               (5) the Buyer shall have entered into the Required Interest Rate Hedge as of such Purchase Date;

               (6) no Amortization Event, Receivable Purchase Termination Event, Lease Purchase Termination Event, or Servicer Default shall have occurred; and

               (7) the Seller shall have delivered the following documents at or prior to each Receivable Closing:

               (1) Receivable Purchase Date Schedule. Seller shall have executed and delivered to Buyer and the Indenture Trustee the related Receivable Purchase Date Schedule.

               (2) The Receivable Assignment. Seller shall have executed and delivered the related Receivable Assignment and Interest Rate Hedge Assignment.

               (3) Other Documents. Seller shall have provided such other documents as Buyer may reasonably request.


SECTION 4.3       Required Interest Rate Hedges.


          (1) On or before each Purchase Date, Buyer shall enter into and thereafter maintain one or more interest rate hedge agreements (each, an "Interest Rate Hedge") which, after giving effect to the transactions to be consummated on such Purchase Date, satisfy the requirements contained in this
Section 4.03 with respect to the Pool, after giving effect to the transactions on such Purchase Date (the "Required Interest Rate Hedges"). Each Interest Rate Hedge shall have a notional amount on any Purchase Date or date of issuance of any additional series of Notes that is, in the aggregate, at least equal to the lesser of the following:

               (1) the Aggregate Note Principal Balance and

               (2) the Aggregate Discounted Asset Balance.

     (2) On each Payment Date following such Purchase Date or date of issuance of any additional series of Notes (each a "Future Payment Date"), the Interest Rate Hedge(s) will be required to have a notional amount that, in the aggregate, will be at least equal to the lesser of the following:

          (1) the Aggregate Note Principal Balance and

          (2) the Highest Scheduled Aggregate Discounted Asset Balance on such Future Payment Date.

     (3) The Hedge Provider shall be obligated to make payments to the Buyer on each Future Payment Date in an amount equal to the product of the notional amount on such Payment Date and the product of (i) the excess, if any, of One-Month LIBOR over the Effective Strike Rate and (ii) the actual number of calendar days in the related Monthly Period divided by 360 (the amount received by the Buyer on each such Payment Date, the "Hedge Receipts" for such Payment
Date).

     (4) On each Payment Date, the Hedge Provider shall pay Hedge Receipts, if any, to the Indenture Trustee for deposit into the Collection Account.

     (5) The Interest Rate Hedges will terminate on the earliest of:

          (1) the Stated Final Maturity Date for the last outstanding Series;

          (2) the Future Payment Date when the Aggregate Note Principal Balance is reduced to zero; and

          (3) the date designated by the Indenture Trustee as an early termination date for the Interest Rate Hedge(s) following a payment default by the Hedge Provider or other events of default as specified in Section
     5.1 of the Indenture including illegality, certain tax events, the occurrence of certain bankruptcy and insolvency events with respect to the Hedge Provider and certain other events.

     (6) Interest Rate Hedges satisfying the requirements of this Section 4.03 shall be with an Eligible Counterparty or Eligible Counterparties.

     (7) Buyer agrees that, at any time that it enters into an Interest Rate Hedge, it shall execute and deliver to the Indenture Trustee an assignment of all amounts payable to Buyer under such Interest Rate Hedge.

     (8) Each Interest Rate Hedge shall provide that if as a result of a downgrade by any one of the Rating Agencies the Hedge Provider thereunder is no longer an Eligible Counterparty, the Hedge Provider shall (within 30 days) either:

          (1) find a replacement Hedge Provider who is an Eligible Counterparty,

          (2) obtain a guarantor who would be an Eligible Counterparty for the Hedge Provider's obligations thereunder or

          (3) take such other steps as each Rating Agency that has downgraded the Hedge Provider may require to cause the Hedge Provider's obligations thereunder to be treated by such Rating Agency as if such obligations were owed by an Eligible Counterparty.

     (9) Any of the foregoing actions taken by the Hedge Provider shall require confirmation from each of the Rating Agencies that such action will not result in a reduction of withdrawal of its then current ratings assigned to any Series of Notes issued by the Issuer under the Indenture. If the Hedge Provider fails to comply with the foregoing obligations under its Interest Rate Hedge or if the Rating Agencies downgrades the Hedge Provider to below a short term unsecured debt rating of P-3 in the case of Moody's or below A-3 in the case of S&P, or if such Hedge Provider does not have a short term unsecured debt rating, below a long term debt rating of Baa2 in the case of Moody's or below BBB in the case of S&P, the Buyer will replace the Hedge Provider. If the Hedge Provider fails to take any of the foregoing actions within 30 days of a downgrade, the Hedge
Provider shall, while it continues to seek a replacement Hedge Provider, post collateral to secure its obligations under the Interest Rate Hedge and maintain such collateral in an amount equal to the greatest of (i) the mark to market value of the Interest Rate Hedge, (ii) the amount payable, if any, by the Hedge Provider to the Issuer on the next succeeding Payment Date and (iii) 1% of the notional amount for the Payment Period ending on the next succeeding Payment Date.

SECTION 4.4 Conditions To Obligation of Seller. The obligation of Seller to sell to Buyer the Sold Receivables and Related Assets to be sold hereunder on any Purchase Date is subject to the satisfaction of the following conditions:

     (1) Representations and Warranties True. The representations and warranties of Buyer hereunder shall be true and correct on such Purchase Date with the same effect as if then made.

     (2) Receivable Purchase Price. Buyer shall have paid to Seller the related Receivable Purchase Price as provided in Section 2.02 of this Agreement.



                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

SECTION 5.1 Initial UCC Filings. On or prior to the initial Purchase Date, Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which it is required by applicable law, executed by Seller as Seller or debtor, naming Buyer as purchaser or secured party, naming as collateral the Sold Receivables and Related Assets to be purchased and sold hereunder from time to time, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect under the UCC the sale, transfer, assignment and conveyance to Buyer of such Sold Receivables and Related Assets (to the extent constituting UCC Collateral). Seller shall deliver a file-stamped copy, or other evidence satisfactory to Buyer of such filing, to Buyer on or prior to the initial Purchase Date.

SECTION 5.2 Computer Files Marked. Seller shall, at its own expense, on or prior to each Purchase Date, indicate in its computer files created in connection with the Sold Receivables for such Purchase Date that such Sold Receivables have been sold to Buyer pursuant to this Agreement.

SECTION 5.3       Protection of Title.

     (1) Seller shall execute and file such financing statements, and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to perfect and preserve the sale hereunder to Buyer of the Sold Receivables, the Related Assets, the TRIP Portfolio Interest and the TRIP Portfolio Certificate and in the proceeds thereof and hereby authorizes Buyer to file financing statements and amendments thereto and continuation statements relative to all or any part thereof without the signature of Seller where permitted by law. Seller shall deliver (or cause to be delivered) to Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (2) Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Seller in accordance with Section 5.01 or 5.03(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Buyer at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of Buyer's interest in all Sold Assets transferred hereunder, the TRIP Portfolio Interest and the TRIP Portfolio Certificate.

     (3) Seller hereby represents and warrants that its chief place of business and principal executive office, and the place where its principal records pertaining to the Sold Receivables, the Related Assets and the TRIP Portfolio Interest are kept, is located at 2850 West Golf Road, Rolling Meadows, Illinois 60008. Seller shall give Buyer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Seller shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

SECTION 5.4 Other Liens or Interests. Except for the conveyances hereunder and as contemplated by the Basic Documents, Seller shall not sell, pledge, assign or transfer any Sold Assets, the TRIP Portfolio Interest or the TRIP Portfolio Certificate to any other Person, or grant, create, incur, assume or suffer to exist any Lien thereon (except Permitted Liens) and Seller shall defend the right, title and interest of Buyer in, to and under all Sold Assets transferred hereunder, the TRIP Portfolio Interest and the TRIP Portfolio Certificate against all claims of third parties (other than Permitted Liens) claiming through or under Seller.

SECTION 5.5 Indemnification. Seller shall indemnify Buyer for any liability as a result of the failure of a Receivable transferred hereunder to be originated in compliance with all Requirements of Law and for any breach of any of its representations and warranties with respect thereto contained herein unless such breach shall be cured in all material respects. This indemnity obligation shall be in addition to any obligation that Seller may otherwise have.

SECTION 5.6       Credit and Collection Policy.

     (1) Seller shall not make any change or modification to the Credit and Collection Policy that could reasonably be expected to have a material adverse effect on the Noteholders.

     (2) Seller shall not make any change or modification to the terms of the Retail Leases or the Retail Notes that could reasonably be expected to have a material adverse effect on the Noteholders.

SECTION 5.7 Repurchase Events. (a) Seller hereby covenants and agrees with Buyer for the benefit of Buyer and the Indenture Trustee that in the event of (i) a breach of any of Seller's representations and warranties contained in Section
3.01 hereof with respect to any Sold Receivable, unless such breach shall have been cured in all material respects, or (ii) a breach by Seller of Section 5.04 hereof with respect to any Sold Receivable, the TRIP Portfolio Interest or the TRIP Portfolio Certificate, which breach has a material adverse effect on Buyer's interest in such Sold Receivable, the TRIP Portfolio Interest or the TRIP Portfolio Certificate, Seller will repurchase such Sold Receivable (or, in the case of the TRIP Portfolio Interest or the TRIP Portfolio Certificate, all Sold Receivables which are then included in the TRIP Portfolio Interest), as applicable, from Buyer as of the last day of the second (or, if the Seller elects, the first) Monthly Period during which Seller discovered or received notice of such breach, by delivering to the Indenture Trustee for deposit in the Collection Account on the Business Day preceding the related Payment Date immediately following such Monthly Period an amount equal to the Warranty Payment for any such Sold Receivable. It is understood and agreed that the obligation of Seller to repurchase any Sold Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Seller for such breach available to Buyer.

         (b) Upon receipt of the Warranty Payment with respect to a Sold Receivable which is a Warranty Receivable, Buyer shall assign, without recourse, representation or warranty, to Seller all of Buyer's right, title and interest in, to and under such Warranty Receivable and all Related Assets with respect to such Warranty Receivable, such assignment being an assignment outright and not for security. Upon the assignment of such Warranty Receivable and Related Assets, Seller shall own such Warranty Receivable and all such security and documents, free of any further obligations to Buyer with respect thereto. If in any proceeding it is held that Seller may not enforce a Warranty Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Warranty Receivable, Buyer shall, at Seller's expense, take such steps as Seller deems necessary to enforce the Warranty Receivable, including bringing suit in the name of such Person. Seller will contribute any Warranty Receivable which is a Retail Lease and its Related Assets to the General Interest in the Titling Trust (or to such other person as shall be designated by Harco Leasing).

SECTION 5.8 Further Assignments. Seller acknowledges that Buyer has pledged, assigned and transferred all of its right, title and interest in the Sold Receivables, Related Assets, the TRIP Portfolio Interest and the TRIP Portfolio Certificate and its rights hereunder to the Indenture Trustee, on behalf of the Noteholders, pursuant to the Indenture. Seller consents to such assignment and agrees that the Indenture Trustee, to the extent provided in the Indenture, shall be entitled to enforce the terms of this Agreement and the rights (including the right to grant or withhold any consent or waiver) of Buyer directly against Seller. Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Indenture Trustee delivered pursuant to the Basic Documents until the payment in full of all Notes and the satisfaction and discharge of the Indenture. Except as otherwise contemplated by the Basic Documents, the Indenture Trustee shall have the rights of a third party beneficiary under this Agreement. Seller shall deliver copies of all notices, requests, demands and other documents to be delivered by it to Buyer pursuant to the terms hereof to the Indenture Trustee.

SECTION 5.9 Pre-Closing Collections. Within two Business Days after each Purchase Date, Seller shall transfer to the Indenture Trustee for deposit in the Collection Account all collections (from whatever source) on or with respect to the related Sold Assets held by Seller on such Purchase Date and conveyed to Buyer pursuant to Section 2.01 of this Agreement.

SECTION 5.10 Limitation on Transfer of International Purchase Obligations. Buyer acknowledges and agrees that the rights pursuant to the International Purchase Obligations are personal to Seller, and only the proceeds of such rights have been assigned to Buyer. Buyer is not and is not intended to be (and none of the Indenture Trustee nor any Noteholder is or is intended to be) a third-party beneficiary of such rights and, accordingly, such, rights will not be exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, Buyer or the Indenture Trustee.

SECTION 5.11 Bankruptcy Proceeding. Buyer hereby covenants and agrees that it shall not, prior to the date which is one year and a day after which all obligations under each Permitted Financing have been paid in full, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking, against the Titling Trust or any special purpose entity, any proceeding in court or with any governmental authority for the purpose of (i) commencing or sustaining a case against the Titling Trust or special purpose entity under any federal or state bankruptcy, insolvency or similar law, or (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of all or any substantial part of the respective property of the Titling Trust or special purpose entity, or
(iii) ordering the winding up or liquidation of the affairs of the Titling Trust or special purpose entity.

SECTION 5.12 Sale Treatment. Seller intends to treat the transfer and assignment described herein as a sale for accounting and tax purposes.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

SECTION 6.1 Amendment. Subject to the provisions of Section 3.17 of the Indenture, this Agreement may be amended from time to time in a writing executed by each of the parties hereto.

SECTION 6.2 Survival. The representations, warranties and covenants of Seller set forth in this Agreement shall remain in full force and effect and shall survive each Receivable Closing under Section 2.02 hereof and any related transfer under this Agreement or the Indenture.

SECTION 6.3 Termination. The respective obligations and responsibilities of the Seller and the Buyer pursuant to this Agreement shall terminate upon the earlier of:

     (1) the maturity or other liquidation of the last Sold Receivable and the disposition of any amounts received upon liquidation of any such remaining Sold Receivables or

     (2) the payment to the holders of all outstanding Series of Notes of all amounts required to be paid to them pursuant to this Agreement and any other Basic Documents.

SECTION 6.4 Notices. All demands, notices and communications upon or to the Seller, the Buyer, the Servicer, the Indenture Trustee or the Rating Agencies under this Agreement shall be delivered as specified in Appendix B to the Indenture.

SECTION 6.5 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and each Receivable Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

SECTION 6.6 Waivers. No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement or any Receivable Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION  6.7  Costs  and  Expenses.   Seller   agrees  to  pay  all   reasonable
out-of-pocket costs and expenses of Buyer, including fees and expenses of counsel, in connection with the perfection as against third parties of Buyer's right, title and interest in, to and under all Sold Receivables purchased hereunder, Related Assets, the TRIP Portfolio Interest and the TRIP Portfolio Certificate and the enforcement of any obligation of Seller hereunder.

SECTION 6.8 Confidential Information. Buyer agrees that it shall neither use nor disclose to any person the names and addresses of the Obligors with respect to any Sold Receivables purchased hereunder, except in connection with the enforcement of Buyer's rights hereunder, under the Sold Receivables, under the Basic Documents or as required by law.

SECTION 6.9 Headings. The various headings in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 6.10 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.11 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Basic Documents or rights of any party thereto.

SECTION 6.12 Assignment. The Buyer acknowledges the rights granted by it to Seller pursuant to the Intercompany Agreement. Except (i) as provided in Section 5.07, (ii) for the grant of a security interest described in the Intercompany Security Agreement, and (iii) as expressly permitted herein, no party may assign its rights hereunder without the other party's prior written consent. The party granting any such consent shall give notice thereof to the Rating Agencies.

SECTION 6.13 Further Assurances. Seller and Buyer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to any Sold Receivables, Related Assets, TRIP Portfolio Interest or TRIP Portfolio Certificate purchased hereunder for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 6.14 No Third-Party Beneficiaries. Except as specifically set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

SECTION 6.15 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which Seller may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which Seller shall be a party, (c) succeeding to the business of Seller, or (d) more than 50% of the voting stock of which is owned, directly or indirectly, by NIC, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of Seller under this Agreement shall be the successor to Seller under this Agreement without the execution or filing of any paper or any further act on the party of any of the parties to this Agreement; provided, however, that Seller shall have delivered to Buyer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Buyer and the Indenture Trustee, respectively, in the Sold Receivables, the TRIP Portfolio Interest and the TRIP Portfolio Certificate and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

SECTION 6.16 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

SECTION 6.17 No Petition Covenants. Notwithstanding any prior termination of this Agreement, Seller shall not, prior to the date which is one year and one day after payment in full of all Notes and the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause Buyer to invoke or join any other Person in instituting the process of any court or government authority for the purpose of commencing or sustaining a case against Buyer under any bankruptcy, reorganization, arrangement, insolvency, liquidation proceeding, or similar law of the United States or any state of the United States. Nothing in this Section 6.16 shall preclude, or be deemed to estop, Seller from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of Buyer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Buyer which is filed or commenced by or on behalf of a Person other than Buyer (or any Person to which Buyer shall have assigned, transferred or otherwise conveyed any part of the obligations of Buyer hereunder) under or pursuant to any such law.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                       NAVISTAR FINANCIAL CORPORATION


                                       By: ______________________________
                                                Name:
                                                Title:



                                       TRUCK RETAIL INSTALMENT PAPER CORP.


                                       By: ______________________________
                                                Name:
                                                Title:

                                                                    Exhibit A to
                                                  Receivables Purchase Agreement

                          FORM OF RECEIVABLE ASSIGNMENT

         FOR VALUE RECEIVED, in accordance with the Receivables Purchase Agreement, dated as of October 16, 2000 (the "Receivables Purchase Agreement"), between Navistar Financial Corporation, a Delaware corporation ("Seller"), and Truck Retail Instalment Paper Corp., a Delaware corporation ("Buyer"), Seller does hereby sell, assign, transfer and otherwise convey unto Buyer, without recourse, all right, title and interest of Seller in, to and under the following assets:

          (1) the Retail Notes listed on the Schedule of Retail Notes attached hereto as Schedule I and the beneficial interest in the Retail Leases listed on the Schedule of Retail Leases attached hereto as Schedule II (such Retail Notes and such beneficial interest in such Retail Leases, collectively, the "Sold Receivables") and all payments paid on and due under each such Sold Receivable on or after the related Cutoff Date;

          (2)  all  Related   Retail  Note  Assets  with  respect  to  the  Sold
     Receivables;

          (3) all Related Titling Trust Assets with respect to the Sold Receivables.


         The foregoing sale does not constitute and is not intended to result in any assumption by Buyer of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Sold Receivables described above, the agreements with Dealers, any Insurance Policies or any agreement or instrument relating to any of them.

         It is the intention of Seller and Buyer that the transfers and assignments contemplated by this Assignment shall constitute a sale from Seller to Buyer of the property described herein and in Section 2.01 of the Receivables Purchase Agreement and the beneficial interest in title to such property shall not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. Seller and Buyer intend to treat such transfer and assignment as a sale for accounting and tax purposes. Notwithstanding the foregoing, in the event a court of competent jurisdiction determines that such transfer and assignment did not constitute such a sale or that such beneficial interest is a part of Seller's estate, then Seller shall be deemed to have granted to Buyer a first priority perfected security interest in all of Seller's right title and interest in, to and under the assets conveyed pursuant to this Assignment, and Seller hereby grants such security interest. For purposes of such grant, this Assignment shall constitute a security agreement under the UCC.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Receivables Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of __________, ____

                                           NAVISTAR FINANCIAL CORPORATION


                                           By: _________________________
                                                    Name:
                                                    Title:

                                                                      Schedule I
                                                        to Receivable Assignment

                            SCHEDULE OF RETAIL NOTES

         This Schedule of Retail Notes is made as of __________, __ by NAVISTAR FINANCIAL CORPORATION, a Delaware corporation ("NFC"), in favor of TRUCK RETAIL INSTALMENT PAPER CORP., a Delaware corporation ("TRIP"), as contemplated by
Section 2.02 of the Receivables Purchase Agreement dated as of October , 2000 (the "Receivables Purchase Agreement") between TRIP and NFC.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Receivables Purchase Agreement.

         As contemplated by Article II of the Receivables Purchase Agreement, TRIP and NFC hereby agree to the following with respect to the Retail Notes to be purchased and sold on the Purchase Date set forth below:

          1. A listing of such Retail Notes [is attached hereto] [has been separately delivered by NFC to TRIP].

          2. The Purchase Date shall be _________________________.

          3. The Cutoff Date shall be _______________________.

          4. The aggregate Contract Value of all such Receivables as of the Cutoff Date is $------------------.

          5. The Receivable Purchase Price is $____________, of which $_______ will be paid in cash and $________ will be recorded as an advance under the Intercompany Advance Agreement.

          6. Interest on the Receivable Purchase Price is a rate per annum equal to One-Month LIBOR for such date plus 1% (calculated on the basis of a 360 day year and actual days elapsed) for the period from such Cutoff Date through such Purchase Date.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Schedule of Retail Receivables as of the date and year first above written.

                                   NAVISTAR FINANCIAL CORPORATION


                                   By: ______________________________
                                            Name:
                                            Title:



                                   TRUCK RETAIL INSTALMENT PAPER CORP.


                                   By: ______________________________
                                            Name:
                                            Title:

                                                                     Schedule II
                                                        to Receivable Assignment

                        FORM OF SCHEDULE OF RETAIL LEASES

         This Schedule of Retail Leases is made as of __________ ________ by Navistar Financial Corporation, a Delaware corporation, ("NFC"), in favor of Truck Retail Instalment Paper Corp., a Delaware corporation ("TRIP"), as contemplated by Section 2.02 of the Receivables Purchase Agreement dated as of October ____, 2000 (the "Receivables Purchase Agreement") between TRIP and NFC.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Receivables Purchase Agreement.

         As contemplated by Article II of the Receivables Purchase Agreement, TRIP and NFC hereby agree to the following with respect to the Retail Leases to be purchased and sold on the Purchase Date set forth below:

          1. A listing of such Retail Leases [is attached hereto] [has been separately delivered by NFC to TRIP].

          2. The Purchase Date shall be ____________________________.

          3.  The   Cutoff   Date   shall  be   _______________________________,
     _________________.

          4. The aggregate Contract Value of all such Retail Leases as of the Cutoff Date is $------------------ .

          5.  The  Receivable   Purchase  Price  is   $_____________   of  which
     $______________ will be paid in cash and $_____________ will be recorded as an advance under the Intercompany Advance Agreement.

          6. Interest on the Receivable Purchase Price is a rate per annum equal to One-Month LIBOR for such date plus 1% (calculated on the basis of a 360 day year and actual days elapsed) for the period from such Cutoff Date through such Purchase Date.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Schedule Lease Receivables as of the date and year first above written.

                                   TRUCK RETAIL INSTALMENT PAPER CORP.


                                   By: _________________________________________
                                        Name:
                                        Title:



                                   NAVISTAR FINANCIAL CORPORATION


                                   By: _________________________________________
                                        Name:
                                        Title:

Exhibit 10.03

                       TRUCK RETAIL INSTALMENT PAPER CORP.

                               Asset-Backed Notes

                                    INDENTURE

                          Dated as of October 16, 2000

                              THE BANK OF NEW YORK

                                Indenture Trustee

                                TABLE OF CONTENTS

                                                                                                                Page
GRANTING CLAUSE...................................................................................................4

ARTICLE IDEFINITIONS AND INCORPORATION BY REFERENCE...............................................................4
         1.1      Definitions.....................................................................................5
         1.2      [reserved]......................................................................................5

ARTICLE IITHE NOTES...............................................................................................5
         2.1      Issuance of Notes; Execution, Authentication and Delivery.......................................5
         2.2      Form of Notes and Indenture Trustee's Certificate of Authentication.............................8
         2.3      Temporary Notes.................................................................................8
         2.4      Registration; Registration of Transfer and Exchange of Notes....................................9
         2.5      Mutilated, Destroyed, Lost or Stolen Notes.....................................................10
         2.6      Persons Deemed Noteholders.....................................................................11
         2.7      Payment of Principal and Interest..............................................................11
         2.8      Cancellation of Notes..........................................................................12
         2.9      [reserved].....................................................................................13
         2.10     Book-Entry Notes...............................................................................13
         2.11     Notices to Clearing Agency.....................................................................13
         2.12     Definitive Notes...............................................................................14
         2.13     Seller as Noteholder...........................................................................14
         2.14     Tax Treatment..................................................................................14
         2.15     Special Terms Applicable to Subsequent Transfers of Certain Notes..............................14

ARTICLE IIICOVENANTS.............................................................................................15
         3.1      Payment of Principal and Interest..............................................................15
         3.2      Maintenance of Agency Office...................................................................15
         3.3      Money for Payments To Be Held in Trust.........................................................16
         3.4      Existence......................................................................................17
         3.5      Protection of Collateral; Acknowledgment of Pledge.............................................18
         3.6      Opinions as to Collateral......................................................................18
         3.7      Performance of Obligations; Servicing of Receivables...........................................19
         3.8      Negative Covenants.............................................................................19
         3.9      Annual Statement as to Compliance..............................................................20
         3.10     Consolidation, Merger, etc., of Issuer.........................................................20
         3.11     Successor or Transferee........................................................................21
         3.12     No Other Business..............................................................................21
         3.13     No Borrowing...................................................................................22
         3.14     Guarantees, Loans, Advances and Other Liabilities..............................................22
         3.15     Servicer's Obligations.........................................................................22
         3.16     Capital Expenditures...........................................................................22
         3.17     Amendments to and Waivers of Transfer and Servicing Agreements.................................22
         3.18     Payment of Obligations; Compliance with Laws...................................................24
         3.19     Inspection of Property, Books and Records......................................................24
         3.20     Notice of Material Proceedings.................................................................24
         3.21     Further Requests...............................................................................24
         3.22     Certificate of Incorporation...................................................................24
         3.23     No Other Agreements............................................................................24
         3.24     No ERISA Plan..................................................................................25
         3.25     Notice of Events of Default....................................................................25
         3.26     Further Instruments and Acts...................................................................25
         3.27     Indenture Trustee's Assignment of Interests in Certain Receivables.............................25
         3.28     Representations and Warranties by the Issuer to the Indenture Trustee..........................25

ARTICLE IVSATISFACTION AND DISCHARGE.............................................................................28
         4.1      Satisfaction and Discharge of Indenture........................................................28
         4.2      Application of Trust Money.....................................................................29
         4.3      Repayment of Monies Held by Paying Agent.......................................................29

ARTICLE VDEFAULT AND REMEDIES....................................................................................29
         5.1      Events of Default..............................................................................29
         5.2      Acceleration of Maturity; Rescission and Annulment.............................................30
         5.3      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee......................31
         5.4      Remedies; Priorities...........................................................................33
         5.5      Optional Preservation of the Collateral........................................................34
         5.6      Limitation of Suits............................................................................35
         5.7      Unconditional Rights of Noteholders To Receive Principal and Interest..........................35
         5.8      Restoration of Rights and Remedies.............................................................36
         5.9      Rights and Remedies Cumulative.................................................................36
         5.10     Delay or Omission Not a Waiver.................................................................36
         5.11     Control by Noteholders.........................................................................36
         5.12     Waiver of Past Defaults........................................................................37
         5.13     Undertaking for Costs..........................................................................37
         5.14     Waiver of Stay or Extension Laws...............................................................38
         5.15     Action on Notes................................................................................38
         5.16     Performance and Enforcement of Certain Obligations.............................................38
         5.17     Amortization Events............................................................................39
         5.18     Limited Recourse...............................................................................39

ARTICLE VITHE INDENTURE TRUSTEE..................................................................................40
         6.1      Duties of Indenture Trustee....................................................................40
         6.2      Rights of Indenture Trustee....................................................................41
         6.3      Indenture Trustee May Own Notes................................................................42
         6.4      Indenture Trustee's Disclaimer.................................................................42
         6.5      Notice of Defaults.............................................................................42
         6.6      Reports by Indenture Trustee to Holders........................................................43
         6.7      Compensation; Indemnity........................................................................43
         6.8      Replacement of Indenture Trustee...............................................................44
         6.9      Merger or Consolidation of Indenture Trustee...................................................45
         6.10     Appointment of Co-Indenture Trustee or Separate Indenture Trustee..............................45
         6.11     Eligibility; Disqualification..................................................................46
         6.12     Schedule of Receivables........................................................................47
         6.13     Representations and Warranties of Indenture Trustee............................................47
         6.14     Indenture Trustee May Enforce Claims Without Possession of Notes...............................47
         6.15     Suit for Enforcement...........................................................................48
         6.16     Rights of Noteholders to Direct Indenture Trustee..............................................48

ARTICLE VIINOTEHOLDERS' LISTS AND REPORTS........................................................................48
         7.1      Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.........................48
         7.2      Preservation of Information....................................................................49
         7.3      Fiscal Year....................................................................................49
         7.4      Reports by Indenture Trustee...................................................................49
         7.5      Indenture Trustee to Provide Copies of the Indenture and Series Supplements to Noteholders.....49

ARTICLE VIIIACCOUNTS, DISBURSEMENTS AND RELEASES.................................................................49
         8.1      Collection of Money............................................................................49
         8.2      Designated Accounts; Allocations; Payments.....................................................49
         8.3      General Provisions Regarding Designated Accounts...............................................51
         8.4      Release of Collateral..........................................................................53
         8.5      Sales of Receivables by the Issuer. ...........................................................54

ARTICLE IXSUPPLEMENTAL INDENTURES................................................................................55
         9.1      Supplemental Indentures Without Consent of Noteholders.........................................55
         9.2      Supplemental Indentures With Consent of Noteholders............................................56
         9.3      Execution of Supplemental Indentures...........................................................57
         9.4      Effect of Supplemental Indenture...............................................................57
         9.5      [reserved].....................................................................................57
         9.6      Reference in Notes to Supplemental Indentures..................................................57

ARTICLE XREDEMPTION OF NOTES.....................................................................................58
         10.1     Redemption.....................................................................................58
         10.2     Form of Redemption Notice......................................................................58
         10.3     Notes Payable on Redemption Date...............................................................59

ARTICLE XIMISCELLANEOUS..........................................................................................59
         11.1     Compliance Certificates and Opinions, etc......................................................59
         11.2     Form of Documents Delivered to Indenture Trustee...............................................60
         11.3     Acts of Noteholders............................................................................61
         11.4     Notices, etc., to Indenture Trustee, Issuer and Rating Agencies................................61
         11.5     Notices to Noteholders; Waiver.................................................................62
         11.6     Alternate Payment and Notice Provisions........................................................63
         11.7     [reserved].....................................................................................63
         11.8     Effect of Headings and Table of Contents.......................................................63
         11.9     Successors and Assigns.........................................................................63
         11.10  Separability.....................................................................................63
         11.11  Benefits of Indenture............................................................................63
         11.12  Legal Holidays...................................................................................63
         11.13  GOVERNING LAW....................................................................................64
         11.14  Counterparts.....................................................................................64
         11.15  Recording of Indenture...........................................................................64
         11.16  No Recourse......................................................................................64
         11.17  No Petition......................................................................................65
         11.18  Inspection 65



EXHIBIT A.........         Form of Indenture Trustee's Lien Release Certificate
EXHIBIT B.........         Form of Issuer's Sale Date Certificate

                  INDENTURE, dated as of October 16, 2000, between Truck Retail Instalment Paper Corp., a Delaware corporation (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").

                                 GRANTING CLAUSE

                  The Issuer hereby confirms its grant of a security interest in, transfer, assignment and conveyance to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer's right, title and interest in, to and under (a) all Receivables including all Receivables acquired after the Closing Date, all Related Assets with respect thereto, all monies due or to become due thereon (including, with respect to any Receivable, monies due or to become due thereon after the related Cutoff Date, whether paid or payable) and all amounts received with respect thereto; (b) the Receivables Purchase Agreement; (c) the rights of the Transferee under the Harco Purchase Agreement assigned to the Issuer pursuant to the Receivables Purchase Agreement; (d) the Servicing Agreement; (e) the Titling Trust Documents; (f) all Collections; (g) all funds on deposit in the Designated Accounts; (h) the Hedge Agreement and all Hedge Receipts; (i) any Enhancement issued or established for a Series or class of Notes; (j) a security interest in the Financed Vehicles related to all Issuer Receivables; and (k) any proceeds of the foregoing (including "proceeds" as defined in Section 9-306 of the UCC) (collectively, the "Collateral"); provided, however, that the preceding clauses (a) through (k) and the term Collateral shall not be deemed to include the TRIP Residual Interest which has been pledged by the Issuer to Navistar Financial pursuant to the Intercompany Security Agreement.

                  The foregoing grant has been made and will continue to be made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction (except as otherwise provided in any Series Supplement or supplement hereto), and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the UCC.

                  The foregoing grant included and will continue to include all rights, powers and options (but none of the obligations, if any) of the Issuer under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest, and lease payments and other Scheduled Payments in respect of the Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.

                  The   Indenture   Trustee,   as   trustee  on  behalf  of  the
Noteholders, acknowledges such grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE




                  SECTION I.1 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned them in Part I of Appendix A to this Indenture. All references herein to "this Indenture" are to this Indenture as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of Appendix A to this Indenture shall be applicable to this Indenture.

                  SECTION I.2       [reserved].



                                   ARTICLE II

                                    THE NOTES

                  SECTION II.1 Issuance of Notes; Execution, Authentication and Delivery.


          Notes may be issued by the Issuer upon execution of this Indenture and from time to time thereafter, in each case, in accordance with the terms and conditions authorized by or pursuant to a Series Supplement. The Notes may be issued in one or more Series. The aggregate principal amount of the Notes of all Series that may be authenticated and delivered and outstanding under this Indenture is not limited.

          The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

          Prior to or concurrently with the delivery of any Note of a new Series to the Indenture Trustee for authentication, the parties hereto shall execute and deliver a Series Supplement which will specify the principal terms of such new Series including any classes of Notes of that Series. The terms of such Series Supplement may modify or amend the terms of this Indenture solely as applied to such new Series of Notes.

          The  Series  Supplement  shall set  forth,  in  addition  to all other
          provisions  of  the  Series  of  Notes   established  by  such  Series
          Supplement:

                    the name or  designation  of the  particular  Series  (which shall distinguish such Series from all other Series);

                    the  initial  aggregate  principal  amount of the Series and each class of Notes within the Series (or method for calculating its initial principal amount) which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Notes of such Series pursuant to this Indenture);

                    the method for  allocating  principal  and  interest  to the
               Noteholders including among classes of Notes in that Series;

                    the rate or rates (or the method for  determining  its rate)
               at which the Notes and classes of such Series shall bear interest, if any, or the initial interest rate and the method for determining subsequent interest rates, which interest rates may differ from the interest rates of other Series or classes of Notes;

                    the  date,  if other  than the  Payment  Date,  during  each
               Monthly Period when payments are to be made on such Series;

                    the terms of the Note  Distribution  Account(s)  established for such Series and any other terms pertaining
                  thereto;

                    the time and terms under which funds will be withdrawn  from the Excess Funding Account for the purpose of paying the outstanding principal balance of such Series;

                    the amount of funds allocated to a Series to be deposited in the Excess Funding Account after making the other prior deposits and payments for that Series;

                    the terms on which the Notes of such  Series  and each class of the Notes of such Series may be exchanged for Notes of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Issuer or be remarketed by any remarketing agent;

                    the method for determining the amount of Excess Collections, if any, for such Series and the terms under which such Excess Collections would be available for payments on any other Series;

                    the  method  for   determining  the  amount  of  the  Series
               Shortfall for such Series for each Payment Date and the application of Excess Collections, if any, available to such Series;

                    the issuer and terms of any  Enhancement for that Series and any levels and terms of subordination among classes of Notes in that Series;

                    the Stated Final Maturity Date for that Series;

                    each Rating Agency rating such Series; and

                    any other terms permitted by this Indenture.

          The obligation of the Indenture Trustee to authenticate the Notes of such new Series and to execute and deliver the related Series Supplement is subject to the satisfaction, as of the date of issuance, of each Series Issuance Condition and the delivery to the Indenture Trustee of the following:

                    for any Series  Supplement  to be delivered  after the first
               Series Supplement has been delivered under this Indenture, on or before the fifth Business Day immediately preceding the Series Issuance Date, the Issuer shall have given the Indenture Trustee, the Servicer, each Rating Agency, any Agent and any Enhancement Provider written notice of such issuance and the Series Issuance Date;

                    a Series  Supplement in form  satisfactory  to the Indenture
               Trustee, executed by each party hereto other than the Indenture Trustee;

                    the related Enhancement Agreement and any related agreement, executed by each party hereto other than the  Indenture  Trustee;
               and

                    an Opinion of Counsel to the effect  that,  (x) for  federal income tax purposes, the issuance of the Notes will not adversely affect the characterization of the Notes of any outstanding Series or class of Notes, as debt, nor will the issuance cause a taxable event for any Noteholder and (y) the new Series will be characterized as debt for federal income tax purposes.

          For each issuance of a Series of Notes after the first issuance of a Series of Notes pursuant to this Indenture, prior to or concurrently with each such new issuance the Issuer shall have represented and warranted in an Officer's Certificate delivered to the Indenture Trustee that the issuance shall not, in the reasonable belief of the Issuer, cause an Amortization Event to occur for any outstanding Series or class of Notes.

         Upon execution and delivery of a Series Supplement, the Officer's Certificate, if any, required under Section 2.1(d) and the Opinion of Counsel referred to in Section 2.1(c)(ii)(D), to the Indenture Trustee, the Indenture Trustee shall thereupon authenticate and deliver the related Notes to or upon the written order of the Issuer, signed by any Authorized Officer.

         Unless otherwise provided in the related Series Supplement, the cash proceeds of any issuances of a Series of Notes shall be applied first to satisfy any Series Issuance Conditions required to be satisfied in connection therewith and second to repay principal on any Series of Notes to be redeemed or repaid in connection with such issuance and all remaining funds shall be deposited in the Excess Funding Account or applied to make any required initial deposits or payments in respect of any Enhancement established for such Series.

         On each Series Issuance Date, the Issuer may elect to establish a minimum rate per annum for the Discount Rate which minimum rate per annum shall remain in effect for so long as the Issuer shall specify in connection with such election.

                  SECTION II.2      Form   of   Notes  and  Indenture  Trustee's
Certificate of Authentication.

         The Notes shall be in the forms provided from time to time by or pursuant to a Series Supplement in accordance with the terms of this Indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or to conform to usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer executing such Notes, as evidenced by such officer's execution of such Notes.

         The  Indenture  Trustee's   certificate  of  authentication   shall  be
substantially in the following form:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

                          THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

                          By:       ______________________________
                          Name:
                          Title:

                          Dated:    ______________________________

          Each Note shall be dated the date of its authentication. Unless otherwise provided in the related Series Supplement, each Note shall be issuable as a registered Note in the minimum denomination of $1,000 and in integral multiples thereof.

                  SECTION II.3      Temporary Notes.


          Pending the preparation of Definitive Notes, if any, to be issued in exchange for Book-Entry Notes the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If Temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the Agency Office of the Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  SECTION  II.4  Registration;   Registration  of  Transfer  and
Exchange of Notes.

          The Issuer shall cause to be kept the Note Register, comprising separate registers for each Series and class of Notes, in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes (the "Note Register"). The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

          If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

          Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, the Indenture
Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series in any authorized denominations of a like aggregate principal amount.

          At the option of the Noteholder, Notes may be exchanged for other Notes of the same Series and class in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.3 or 9.6 not involving any transfer.

          The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, (i) of Notes that have been selected for redemption pursuant to Article X, if applicable; (ii) of Notes that are due for repayment within 15 days of submission to the Corporate Trust Office or the Agency Office; or (iii) if Section 2.15 has not been complied with in connection with such transfer.

          Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of the Clearing Agency.

                  SECTION II.5      Mutilated, Destroyed, Lost or Stolen Notes.


          If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon the Issuer's written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like Series and class and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

          If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except a protected purchaser, and the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          In  connection  with the issuance of any  replacement  Note under this
Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

          Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION II.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION II.7      Payment of Principal and Interest.


          Interest on each Series of Notes shall accrue and be payable as provided in the applicable Series Supplement. Unless otherwise provided in the applicable Series Supplement, any installment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or on behalf of the Issuer into the Note Distribution Account established for such Series on the applicable Payment Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, with respect to Book-Entry Notes registered on the applicable Record Date in the name of the Clearing Agency or its nominee for which Definitive Notes have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder.

          The principal of each Series of Notes shall be payable as provided in the applicable Series Supplement. All principal payments on each Series of Notes shall be made pro rata to the Noteholders of such Series entitled thereto unless otherwise provided in the related Series Supplement. Unless otherwise provided in the applicable Series Supplement, any installment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or on behalf of the Issuer into the Note Distribution Account established for such Series on the applicable Payment Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date; provided, however, that, with respect to Book-Entry Notes registered on the Record Date in the name of the Clearing Agency or its nominee for which Definitive Notes have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder, except for the final installment of principal on any such Note and the Redemption Price for any Notes, if so called, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

          With respect to any Payment Date on which the final installment of principal and interest on a Series of Notes is to be paid, the Indenture Trustee shall notify each Noteholder of such Series of Notes as of the Record Date for such Payment Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Payment Date. With respect to Book-Entry Notes for which Definitive Notes have not been issued, such notice shall be sent on the Business Day prior to such Payment Date by facsimile, and with respect to Definitive Notes, such notice shall be sent not later than three Business Days after such Record Date in accordance with Section 11.5(a), and, in each case, shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. The Indenture Trustee shall not be liable for any failure to provide notice to the Noteholders as required pursuant to this Section 2.7(c) to the extent it has not received notice of such expected final Payment Date from the Issuer not later than two Business Days after the Record Date. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

                  SECTION II.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee, as directed in writing by the Issuer. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, however, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION II.9      [reserved].


                  SECTION II.10 Book-Entry Notes. Unless otherwise provided in the applicable Series Supplement, each Series of Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to the initial Clearing Agency, by or on behalf of the Issuer and such Note or Notes shall be registered on the Note Register in the name of the Clearing Agency or its nominee (initially, Cede & Co.). No Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until Definitive Notes with respect to such Notes have been issued to such Note Owners pursuant to Section 2.12, with respect to such Notes:

          the provisions of this Section 2.10 shall be in full force and effect;

          the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;

          to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

          the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and unless and until Definitive Notes are issued pursuant to
Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Clearing Agency Agreement; and

          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the outstanding principal balance of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received written instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and (ii) has delivered such instructions to the Indenture Trustee.

                  SECTION II.11 Notices to Clearing Agency. With respect to any Notes issued as Book-Entry Notes, whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes representing such Notes shall have been issued to the related Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the related Noteholders to the Clearing Agency and shall have no obligation to such Note Owners.

                  SECTION II.12 Definitive Notes. If for any Notes issued as Book-Entry Notes (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Notes and the Issuer is unable to locate a qualified successor; (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an Event of Default or a Servicer Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal balance of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee in writing of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing such Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the related Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of such Definitive Notes, the Indenture Trustee shall recognize the Holders of such Definitive Notes as Noteholders. The Indenture Trustee shall not be liable if the Issuer or the Indenture Trustee is unable to locate a qualified successor Clearing Agency.

                  SECTION II.13 Seller as Noteholder. The Seller in its individual or any other capacity may become the owner or pledgee of Notes of any Series and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not the Seller.

                  SECTION II.14 Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Noteholders and the Note Owners, by acquiring any Note or interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, any applicable single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.

                  SECTION II.15 Special Terms Applicable to Subsequent Transfers of Certain Notes.

          The Notes of a Series may not have been registered under the Securities Act, or the securities laws of any other jurisdiction. Consequently, such Notes (the "Unregistered Notes") are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Series Supplement. Unless otherwise provided in the related Series Supplement, no sale, pledge or other transfer of any Unregistered Note (or interest therein) after the date thereof may be made by any Person unless either (i) such sale, pledge or other transfer is made to a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) or to an institutional investor that is an "accredited investor" (as described in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) and, if so requested by the Issuer or the Indenture Trustee, such proposed transferee executes and delivers a certificate in form and substance satisfactory to the Indenture Trustee and the Issuer, (ii) such sale, pledge or other transfer occurs outside of the United States to a non-United States Person in accordance with Regulation S of the Securities Act,
(iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case
(A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Issuer in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Issuer, and (B) the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Issuer, the Servicer or the Indenture Trustee) satisfactory to the Issuer and the Indenture Trustee to the effect that such transfer will not violate the Securities Act or (iv) such sale satisfies the restrictions on transfer set forth in the applicable Series Supplement. Unless otherwise provided in the related Series Supplement, no sale, pledge or other transfer of any Note that is an Unregistered Note (or interest therein) may be made by any Person unless the Issuer shall have consented in writing to such transfer. Neither the Issuer nor the Indenture Trustee shall be obligated to register any Unregistered Notes under the Securities Act, qualify any Unregistered Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

          Unless otherwise provided in the related Series Supplement, the Unregistered Notes may be acquired by or for the account of a Benefit Plan.

          Unless otherwise set forth in the related Series Supplement, each Unregistered Note shall bear a legend to the effect of subsection (a) above.

                                   ARTICLE III

                                    COVENANTS

                  SECTION III.1 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. On each date on which any payments are to be made, the Issuer shall cause amounts on deposit in the Note Distribution Accounts to be paid to the Noteholders in accordance with the terms of the Series Supplements, the Notes and this Indenture, less amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal. Any amounts so withheld shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION III.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, the Issuer shall maintain in the Borough of Manhattan, the City of New York, an office (the "Agency Office"), being an office or agency where Notes may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes, which address is The Bank of New York, 101 Barclay Street Floor 12 East, New York, New York, 10286, Attn: Corporate Trust Administration. If the Indenture Trustee is not the agent, the Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION III.3     Money for Payments To Be Held in Trust.

          All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Accounts for payments of Notes shall be paid over to the Issuer except as provided in this
Section 3.3.

          On or before each date on which payments are to be made or the Redemption Date (if applicable), the Issuer shall deposit or cause to be deposited in the Note Distribution Accounts aggregate sums sufficient to pay the amounts then becoming due with respect to the Notes, such sums to be held in trust for the benefit of the Persons entitled thereto and (if the Paying Agent is not the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure to so act.

          The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

          hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid by the Indenture Trustee to the Issuer upon receipt of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

                  SECTION III.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

                  SECTION III.5 Protection of Collateral; Acknowledgment of Pledge.

                  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, continuation statements, assignments, certificates, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                    maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within thirty days prior to the occurrence of any of the following: (A) any change in the Issuer's name, (B) any change in the location of the Issuer's principal place of business, (C) any merger or consolidation or other change in the Issuer's identity or organizational structure and by promptly notifying in writing the Indenture Trustee of any such filings and (D) any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of Section 9-402(7) of the UCC;

                    perfect, publish notice of or protect the validity of any grant of a security interest made or to be made by this Indenture;

                    enforce  the  rights  of  the  Indenture   Trustee  and  the
Noteholders in any of the Collateral; or

                    preserve and defend title to the  Collateral  and the rights of the
Indenture Trustee and the Noteholders in such Collateral against the claims of all Persons and parties, and the Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5. In addition, the Issuer shall deliver to the Indenture Trustee all documents constituting "instruments" (as defined in the UCC as in effect in the applicable jurisdiction) as shall have been delivered to it by the Seller pursuant to the terms of the Receivables Purchase Agreement relating to the Collateral with such endorsements attached as the Indenture Trustee may reasonably require.

                  SECTION III.6     Opinions as to Collateral.


          On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          On or before April 30 in each calendar year, beginning April 30, 2001, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

                  SECTION III.7 Performance of Obligations; Servicing of Receivables.

          The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in the Basic Documents.

          The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in the Basic Documents or an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer. The Indenture Trustee shall not be responsible for the action or inaction of the Servicer or a Person acting on behalf of the Issuer.

          The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this Indenture, the Servicing Agreement and the Receivables Purchase Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee.

          If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement or the occurrence of any default or breach under any Basic Documents, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies in writing thereof, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default.

                  SECTION III.8 Negative Covenants. So long as any Notes are outstanding, the Issuer shall not:

          sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, except the Issuer may: (i) collect, liquidate, sell, transfer, assign or otherwise dispose of the Issuer's interest (whether pledged to the Indenture Trustee or not) in the Issuer Receivables including Liquidating Receivables, Warranty Receivables, Administrative Receivables and the Related Assets with respect thereto in accordance with the express terms hereof, (ii) make cash payments out of the Designated Accounts and (iii) take other actions, in each case as contemplated by the Basic Documents;

          claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

          either (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral (other than with respect to Permitted Liens); or

          waive any of the conditions to the obligation of the Issuer to purchase Receivables under Section 4.02 of the Receivables Purchase Agreement or make any such purchase without the satisfaction of such conditions.

                  SECTION III.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, on or before February 1 of each year, beginning February 1, 2002, an Officer's Certificate signed by an Authorized Officer of the Issuer, dated as of October 31 of such year, stating that:

          a review of the activities of the Issuer during such fiscal year and of the Issuer's performance under this Indenture has been made under such Authorized Officer's supervision; and

          to the best of such Authorized Officer's knowledge, based on such review, the Issuer has fulfilled in all material respects all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee.

                  SECTION III.10    Consolidation, Merger, etc., of Issuer.
                                    --------------------------------------

          The Issuer shall not consolidate or merge with or into any other Person, unless:

          the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture or any Series Supplement on the part of the Issuer to be performed or observed, all as provided herein;

          immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing;

          the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person for each then outstanding Series of Notes;

          any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Issuer, each stating:

                    that such consolidation or merger and such supplemental indenture comply with this Section 3.10; and

                    that all conditions  precedent  herein  provided for in this
                    Section 3.10 have been complied with, which shall include any filing required by the Exchange Act; and

          the Issuer has received a Tax Opinion regarding the merger or consolidation.

          Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any material portion of the properties and assets included in the Collateral to any Person.

                  SECTION III.11 Successor or Transferee. Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  SECTION III.12 No Other Business. The Issuer shall not engage in any business or activity other than acquiring, holding, owning, selling and managing the Collateral and the proceeds therefrom in the manner contemplated by the Basic Documents, issuing and selling the Notes, making payments on the Notes and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or are otherwise contemplated by the Basic Documents, including as set forth in Article THIRD of the Certificate of Incorporation, including entering into and making payments under any Enhancements.

                  SECTION III.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than indebtedness in respect of the Notes, pursuant to the Intercompany Advance Agreement or otherwise in accordance with the Basic Documents.

                  SECTION III.14 Guarantees, Loans, Advances and Other Liabilities. Except for the Intercompany Agreements and except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION III.15 Servicer's Obligations. The Issuer shall use its best efforts to cause the Servicer to comply with its obligations under Sections 3.01 and 3.02 of the Servicing Agreement.

                  SECTION III.16 Capital Expenditures. The Issuer shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of Receivables and other property and rights from the Seller on the Closing Date and from time to time thereafter pursuant to the Receivables Purchase Agreement.

                  SECTION III.17 Amendments to and Waivers of Transfer and Servicing Agreements.

          The Issuer covenants and agrees that, unless otherwise specifically permitted under this Indenture, it will not, without the prior written consent of the Indenture Trustee or the Holders of not less than a majority of the principal amount of the Controlling Class of each Series of Notes, waive or agree to any waiver of, the terms of any of the Basic Documents or waive timely performance or observance by Harco Leasing under the Harco Purchase Agreement, the Seller under the Receivables Purchase Agreement, the Servicer under the Servicing Agreement or the Titling Trust under the Titling Trust Documents.

     The Issuer shall not enter into, or permit Navistar Financial or Harco Leasing to enter into, any amendment or supplement to any Transfer and Servicing Agreement except in compliance with the following provisions:

          Without Consent of Noteholders. Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer, at any time and from time to time, may enter into one or more amendments or supplements to any Transfer and Servicing Agreement for any of the following purposes:

          to cure any ambiguity or to correct or supplement any provision therein or in any amendment or supplement thereto which may be defective or inconsistent with any other provision of the Basic Documents;

          to add or supplement any Enhancements for the benefit of the Noteholders of one or more Series (provided that if any such addition or supplement affects any Series differently than any other Series, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect, in any material respect, the interests of such Series differently than such other Series);

          to add to the covenants, restrictions or obligations of Navistar Financial, the Servicer, the Issuer, Harco Leasing, the Other Titling Trust Parties or the Indenture Trustee; or

          for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions therein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholders' consent is obtained as provided in this Section 3.17(b).

          With Consent of Noteholders. The Issuer may, with prior notice to the Rating Agencies and with the written consent of the Holders of not less than a majority of the principal amount of the Controlling Class of each Series of Notes affected thereby, enter into an amendment or supplement to any Transfer and Servicing Agreement for any purpose; provided, however, that no such amendment or supplemental shall, without the consent of the Noteholders affected thereby:

          materially  increase  or  reduce  in any  manner  the  amount  of,  or accelerate or delay the timing of, collection of payments on Receivables or take any action with respect to the Notes which would be prohibited under the Indenture or the Series Supplements,

          change or otherwise modify the method of calculation of the Warranty Purchase Payment or the Administrative Purchase Payment, or

          modify any  provision  of this  Section  3.17 to decrease the required
          minimum  percentage   necessary  to  approve  any  amendments  to  any
          provisions of a Transfer and Servicing Agreement.

          It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed amendment or supplement to a Transfer and Servicing Agreement which requires the consent of the Noteholders.

          Promptly after the execution by the Issuer of any amendment or supplement to a Transfer and Servicing Agreement pursuant to Section 3.17(b), the Issuer shall mail to the Noteholders to which such amendment or supplement relates a notice setting forth in general terms the substance of such amendment or supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION III.18 Payment of Obligations; Compliance with Laws. The Issuer will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same. The Issuer will comply in all respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of

                                   APPENDIX A

                              PART I - DEFINITIONS

         All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

         "Act " shall mean an Act as specified in Section 11.3(a) of the Indenture.

         "Accountants'  Report"  shall  have the  meaning  given to such term in
Section 3.02 of the Servicing Agreement.

         "Administrative Purchase Payment" shall have the meaning given to such term in Section 2.08 of the Servicing Agreement.

         "Administrative Receivable" shall have the meaning given to such term in Section 2.08 of the Servicing Agreement.

         "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agency Office" shall mean the office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

         "Agent" shall mean, with respect to any Series, the Person so designated in the related Series Supplement.

         "Aggregate Discounted Asset Balance" shall mean, as of any date of determination during a Payment Period, the sum of:

         (1) the present value, using the Discount Rate as of such date, of the remaining Scheduled Payments on all Issuer Receivables other than Issuer Receivables that are Level Principal Retail Notes and Issuer Receivables that have an APR in excess of the Discount Rate;

         (2) the present value, using the Discount Rate as of such date, of the remaining principal payments on all Issuer Receivables that are Level Principal Retail Notes and that have an APR not in excess of the Discount Rate, and the pro forma interest payments on such Level Principal Retail Notes assuming an interest rate equal to the weighted average interest rate on such Level
Principal Retail Notes and assuming that all payments are made on a timely basis; and

         (3) the Contract Value of all Issuer Receivables that have an APR in excess of the Discount Rate as of such date; provided that, with respect to each of the foregoing clauses (1), (2) and (3), the calculation of the present value or Contract Value, as applicable, shall in all cases be made (A) with respect to the Receivables which were Issuer Receivables as of the close of business on the last day of the Monthly Period that immediately preceded the first day of such Payment Period, as of such last day and (B) with respect to the Receivables which were Issuer Receivables that were transferred to the Issuer after the close of business on the last day of the Monthly Period that immediately preceded the first day of such Payment Period, as of the Cutoff Date applicable thereto. For purposes of determining the Aggregate Discounted Asset Balance, any remaining payments on a Liquidating Receivable will be assigned a value of zero.

         "Aggregate Note Principal Balance" shall mean the sum of the aggregate outstanding principal balance of all Series issued by the Issuer.

         "Agreement" shall mean when used in any Basic Document (unless otherwise defined therein), such Basic Document, as the same may from time to time be amended, supplemented or otherwise modified.

         "Amortization Date" shall mean, with respect to an Amortization Event, the date on which such Amortization Event as described in Section 5.17 of the Indenture or a Series Supplement occurs; provided that any requirement for the giving of notice, the lapse of time, the declaration by any Person, or any other condition relating to the occurrence of the Amortization Event has been satisfied.

         "Amortization  Event"  shall  have the  meaning  given to such  term in
Section 5.17 of the Indenture.

         "Annual Percentage Rate" or "APR" shall mean, in the case of Retail Notes, the annual percentage rate specified in the Contract related to such Retail Note and, in the case of Retail Leases, the implicit interest rate in the Contract related to such Retail Lease calculated as an annual percentage rate on a constant yield to maturity basis.

         "Applicable One-Month LIBOR" shall mean (i) with respect to a determination of the Discount Rate on a Determination Date, One-Month LIBOR in effect during the last Payment Period when a Purchase Date, Series Issuance Date or a Sale Date (but, in the case of a Sale Date, only if the sale of Receivables by the Issuer which occurred on such Sale Date was a sale of less than all of the Receivables then held by the Issuer) occurred or (ii) with respect to a determination of the Discount Rate in connection with a Sale Date, a Purchase Date, a Series Issuance Date or a Determination Date that falls on one of the preceding three dates, One-Month LIBOR in effect during the Payment Period in which such date falls.

         "Authorized Officer" shall mean, with respect to the Issuer, an officer who is authorized to act for the Issuer and who is identified to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and with respect to any other Person, any Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

         "Balloon Receivable" shall mean either a Retail Note that provides for a principal payment on the final payment date for such Retail Note that is larger than the principal payments due prior to the final payment date for such Retail Note or a TRAC Lease.

         "Bankruptcy Remote Borrowing Conditions" shall mean, prior to lending to the Titling Trust, that such lender must (i) give a no-petition covenant in favor of the Titling Trust and, (ii) execute an undertaking in favor of each holder or transferee from time to time of any Portfolio Interest or Portfolio Interest Certificate to release all claims to each Portfolio Interest whether then or thereafter created and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against each Portfolio Interest whether then or thereafter created and provide to each Titling Trustee an opinion of counsel to the effect that, in the event of a bankruptcy or insolvency of such lender, the assets and liabilities of the Titling Trust will not be substantially consolidated with the assets and liabilities of such lender.

         "Basic Documents" shall mean the Issuer's Certificate of Incorporation, the Indenture (including all Series Supplements and other supplements thereto), the Receivables Purchase Agreement, the Servicing Agreement, the Harco Purchase Agreement, the Titling Trust Documents, the Enhancement Agreements, each Schedule of Receivables, and the other documents and certificates delivered in connection therewith from time to time.

         "Basic  Servicing  Fee"  shall have the  meaning  given to such term in
Section 2.09 of the Servicing Agreement.

         "Basic Servicing Fee Rate" shall have the meaning given to such term in
Section 2.09 of the Servicing Agreement.

         "Benefit Plan" shall mean any one of (a) an employee benefit plan (as described in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

         "Book-Entry Note" shall mean Notes in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section
2.10 of the Indenture.

         "Borrowing Base" shall mean, as of any date of determination, the sum of (a) the outstanding principal balance of all cash and Eligible Investments held in the Excess Funding Account and (b) the Aggregate Discounted Asset Balance.

         "Business Day" shall mean any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.

         "Buyer" shall mean the Issuer as Buyer under the Receivables Purchase Agreement.

         "Calculation Date" shall mean a Purchase Date, a Sale Date, a Payment Date, or a Determination Date.

         "Certificated Security" shall mean, as of any date, the meaning given to such term under the applicable UCC in effect on such date.

         "Certificate of Title" shall mean, with respect to a Financed Vehicle, the certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the jurisdiction in which such Financed Vehicle is registered.

         "Certificates" shall have the meaning given to such term in Exhibit A of the TRIP Portfolio Supplement.

         "Certificate   of   Incorporation"   shall  mean  the   Certificate  of
Incorporation of the Issuer.

         "Class Rate" shall mean, with respect to any class of Notes, for any date of determination, the current per annum rate at which such class of Notes pays interest.

         "Class Spread" shall mean, with respect to any class of Notes, for any date of determination, the per annum spread in excess of One-Month LIBOR used to determine the rate at which interest accrues on such class of Notes for the current Payment Period.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. Unless otherwise specified in a Series Supplement, the initial Clearing Agency for each series of Notes shall be The Depository Trust Company. The Clearing Agency shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the New York UCC.

         "Clearing Agency Agreement" shall mean, with respect to any Series or class of Notes, the agreement among the Issuer, the Indenture Trustee and the initial Clearing Agency, dated as of the Closing Date, as amended from time to time.

         "Clearing Agency Participant" shall mean a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" shall mean October 16, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Collateral" shall have the meaning set forth in the granting clause of the Indenture.

         "Collateral Account" shall have the meaning given to such term in the Titling Trust Agreement.

         "Collateral Agency Agreement" shall have the meaning given to such term in the Titling Trust Agreement.

         "Collateral Agent" shall have the meaning given to such term in the Titling Trust Agreement.

         "Collateral Supplement" shall mean a supplement to the Collateral Agency Agreement related to the TRIP Portfolio Interest executed in accordance therewith.

         "Collection Account" shall mean the account designated as such, established and maintained pursuant to Section 2.02 of the Servicing Agreement.

         "Collections" shall mean all amounts received from Obligors or otherwise in respect of Issuer Receivables, whether constituting principal, interest, TRAC Payments, proceeds of sales of Receivables or Financed Vehicles, Liquidation Proceeds or otherwise, except for Supplemental Servicing Fees received on the Receivables and the Related Assets, during the related Monthly Period.

         "Composite Schedule of Receivables" shall have the meaning given to such term in Section 3.04 of the Servicing Agreement.

         "Contract" shall mean, with respect to a Retail Note or Retail Lease, the related contract(s) or other agreement(s) with the related Obligor which set for the terms of such Retail Note or Retail Lease as the case may be.

         "Contract Value" shall mean, for any Receivable as of any date of determination, the excess of (i) the Gross Balance of such Receivable as of such date over (ii) the Unearned Income with respect to such Receivable as of such date.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" shall mean

         (x) the Indenture Trustee shall have obtained "Control" over a Security Entitlement if:

                  (i)      (a)     the  Indenture  Trustee  is  the   Securities
                                   Intermediary for the Designated Account in which such Security Entitlement is held, or

                           (b)     the Indenture Trustee

                           (1) is identified in the records of the Securities Intermediary as the person having such a Security Entitlement against the Securities Intermediary, or


                           (2) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other person, and

                  (ii)     the Securities Intermediary for such Security
                           Entitlement

                           (a) is the registered owner of the related Financial Asset,

                           (b) is the holder of the Security Certificate for the related Financial Asset, or

                           (c) holds its interest in the related Financial Asset directly through a clearing
                                    corporation   (as   defined    in    Revised
                                    Article 8); and

         (y) the Indenture Trustee shall have obtained "Control" over a Federal Book-Entry Security if:

                  (i)      (a)      the Indenture  Trustee  is  a participant in
                                    the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal
                                    Book-Entry Security; and

                           (b) such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Indenture Trustee's securities account in such book entry system; or

                  (ii)     (a)      the Indenture Trustee

                                    (1)     is  identified  in the  records of a
                                            Securities   Intermediary   as   the
                                            Person having a Security Entitlement
                                            in   respect    of   such    Federal
                                            Book-Entry   Security  against  such
                                            Securities Intermediary; or

                                    (2)     has  obtained  the   agreement,   in
                                            writing,     of    the    Securities
                                            Intermediary   for   such   Security
                                            Entitlement that it will comply with
                                            orders  of  the  Indenture   Trustee
                                            regarding  the sale or redemption of
                                            the  Security   Entitlement  without
                                            further consent of any other Person;
                                            and

                           (b) the Securities Intermediary for such Security Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and

                           (c) such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Securities Intermediary's securities account in such book entry system.

         "Controlling Class" shall mean, with respect to a Series, (1) if there is only one class of Notes in that Series, all the Notes of that Series, and (2) if there is more than one class of Notes outstanding in that Series, the class or classes with the highest initial rating from the Rating Agencies.

         "Corporate Trust Office" shall mean with respect to the Indenture Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee shall be administered, which office at the Closing Date is located at The Bank of New York, 101 Barclay Street Floor 12 East, New York, New York, 10286, Attn: Corporate Trust Administration.

         "Credit and Collection Policy" shall mean the credit criteria applied in respect of the origination of the Designated Retail Leases and the Designated Retail Notes or the credit review process followed in connection with the collection of the Designated Retail Leases and the Designated Retail Notes, as the same may be modified from time to time in accordance with Section 5.06 of the Receivables Purchase Agreement and Section 5.06 of the Harco Purchase Agreement.

         "Cutoff Date" shall mean, with respect to any Purchase Date after the initial Purchase Date, a date selected by the Servicer which shall not be more than 31 days prior to such Purchase Date and, with respect to the initial Purchase Date, the Initial Cutoff Date.

         "Dealer" shall mean (i) a Person with whom International has a valid dealer sales/maintenance agreement to sell Navistar Vehicles, (ii) a truck, bus or trailer equipment manufacturer to whom International sells vehicles pursuant to a valid agreement or (iii) a Person with whom Navistar Financial has a valid agreement to extend new or used truck or trailer floor plan terms.

         "Dealer Liability" shall mean, with respect to any Receivable, all rights, claims and actions of Navistar Financial against the Dealer which originated such Receivable or which sold the Financed Vehicle[s] which gave rise to such Receivable and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Obligor on such Receivable.

         "Delivery" shall mean, with respect to Designated Account Property:

(i) (a) with respect to Physical Property or any Certificated Security, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and (b) with respect to a Security Certificate or any other Designated Account Property that constitutes Physical Property and that is not a Security Entitlement transfer of such Security Certificate or other Designated Account Property to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and (ii) with respect to any Uncertificated Security that is not a Federal Book-Entry Security: (a) if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has not adopted Revised Article 8, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the transfer to the Indenture Trustee or its nominee or custodian of such Uncertificated Security and the making by such financial intermediary of entries on its books and records identifying such Uncertificated Securities as belonging to the Indenture Trustee or its nominee or custodian; and (b) if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has adopted Revised
Article 8, (x) the issuer registers the Indenture Trustee as the registered owner or (y) the Indenture Trustee otherwise satisfies the requirements for obtaining "control" under Section 8-106(c) of Revised Article 8.

         "Definitive Notes" shall mean the Notes issued pursuant to the Indenture in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Notes pursuant to Section 2.12 of the Indenture.

         "Delaware Trustee" shall have the meaning given to such term in the Titling Trust Agreement.

         "Designated Accounts" shall mean, collectively, the Collection Account, the Excess Funding Account, all Reserve Accounts, the Note Distribution Accounts and any other account established pursuant to a Series Supplement unless otherwise specified therein.

         "Designated Account Property" shall mean the Designated Accounts, all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

         "Designated Collateral" shall have the meaning set forth in the Titling Trust Agreement.

         "Designated  Retail  Leases"  shall  have  the  meaning  it is given in
Section 2.03 of the Harco Purchase Agreement.

         "Determination Date" shall mean the third Business Day prior to each Payment Date.

         "Discount Rate" shall mean, as of any date of determination, the greater of (A) the sum of Applicable One-Month LIBOR on such date and 6.5% per annum and (B) the minimum Discount Rate, if any, in effect following an election of the Issuer as provided under Section 2.1(g) of the Indenture, which shall remain in effect for so long as the Issuer specifies in connection with such election.

         "Dollars" or "$" shall mean lawful currency of the United States of America.

         "EFA Allocable Amount" shall mean, with respect to a Series of Notes and a Payment Date or a Redemption Date, an amount equal to (a) if (1) no Amortization Event has occurred and is continuing on such date and (2) a Principal Payment Commencement Date or Redemption Date for such Series has occurred or will occur on such date, the lesser of (i) the Principal Distributable Amount for such Series and (ii) the result of the Series Allocation Percentage for such Series as of the related Payment Date or Redemption Date divided by the sum of the Series Allocation Percentages for all Series for which a Principal Payment Commencement Date or Redemption Date has occurred or will occur on such Payment Date or Redemption Date multiplied by the amount on deposit in the Excess Funding Account prior to the application of any funds in other Designated Accounts to be deposited in the Excess Funding Account on such date, (b) if an Amortization Event has occurred and is continuing with respect to any Series of Notes, the lesser of (i) the Principal Distributable Amount for such Series and (ii) the Series Allocation Percentage for such Series as of the related Payment Date multiplied by the amount on deposit in the Excess Funding Account prior to the application of any funds in other Designated Accounts to be deposited in the Excess Funding Account on such date and (c) in any other event, zero.

         "Effective Strike Rate" shall mean, as of a Purchase Date or Future Payment Date, as the case may be, the Discount Rate minus the sum of the Basic Servicing Fee Rate, the highest Weighted Average Spread with respect to any outstanding Series of Notes on such Purchase Date or Future Payment Date, as the case may be, and 1%.

         "Electing Holder" shall have the meaning given to such term in the Titling Trust Agreement.

         "Eligible Counterparty" shall mean a Person organized under the laws of the United States of America or any of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating of Aa3 from Moody's and a short-term unsecured debt rating of A-1 from S&P (or, if the Hedge Provider does not have a short-term unsecured debt rating from S&P, a long-term unsecured debt rating of at least A+ from S&P).

         "Eligible Deposit Account" shall mean either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least "AA-" from S&P and "Aa3" from Moody's or (2) a short-term unsecured debt or certificate of deposit rating of at least "A-1+" from S&P and "P-1" from Moody's, (B) whose deposits are insured by the FDIC and (C) having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         "Eligible Investments" shall mean any of the following in each case with a remaining term of no later than the Business Day immediately preceding the Payment Date next following the date of investment: (a) (i) direct obligations of, and obligations guaranteed as to full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any state then rated with the Required Rating for such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency;

         (b) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee) incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal and/or state banking authorities and the deposits of which are fully insured by the FDIC, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Rating or the Rating Agency Condition has been satisfied;

         (c) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (a)(ii) or (b) above;

         (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state so long as at the time of such investment or contractual commitment providing for such investment either the long-term, unsecured debt of such corporation has the Required Rating or the Rating Agency Condition has been satisfied, or commercial paper or other short-term debt having the Required Rating;

         (e) interests in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Notes;

          (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation for which the Rating Agency Condition has been satisfied;

         (g) investments in Eligible Investments maintained in "sweep accounts", short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the FDIC, the short-term debt of which has the Required Rating;

         (h) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

         (i) funds classified as money market funds (including those for which the Indenture Trustee acts as investment manager or advisor) consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); provided, however, that the fund shall be rated with the Required Rating and redemptions shall be permitted on a daily or next business day basis; and

          (j) such other investments for which the Rating Agency Condition has been satisfied.

         Notwithstanding anything to the contrary contained in the foregoing definition, no Eligible Investment may be purchased at a premium.

         "Eligible Receivable" shall mean, as of a Cutoff Date, a Receivable, owing by an Obligor that satisfies the following criteria:

                 (a) it constitutes chattel paper within the meaning of the UCC;

                  (b) in the case of a Retail Note, immediately prior to the transfer and assignment thereof to the Issuer by Navistar Financial pursuant to the Receivables Purchase Agreement, Navistar Financial had good title to it, free of any Lien (except for Permitted Liens and Liens that will be released as of such transfer), and all right, title and interest in it has been validly sold by Navistar Financial to the Issuer pursuant to the Receivables Purchase Agreement, and the Issuer has good title to it, free of any Lien (except for Permitted Liens), and its transfer to the Issuer has been perfected under the UCC;

                   (c) in the case of a Retail Lease, (i) such Retail Lease is owned of record by the Titling Trust, (ii) immediately prior to the allocation of such Retail Lease to the TRIP Portfolio Interest, Harco Leasing was the beneficial owner of such Retail Lease free of any Lien (except for Permitted Liens and Liens that will be released as of such transfer), (iii) all of Harco Leasing's right, title and interest in such Retail Lease has been validly sold by Harco Leasing to Navistar Financial pursuant to the Harco Purchase Agreement,
(iv) all right, title and interest in such Retail Lease (other than the interest therein of the Titling Trust) has been validly sold by Navistar Financial to the Issuer pursuant to the Receivables Purchase Agreement, (v) the Issuer is the owner of all right, title and interest in such Retail Lease (other than the interest of the Titling Trust) free of any Lien (except for Permitted Liens) and
(vi) its transfer to the Issuer has been perfected under the UCC;

                  (d) in the case of a Retail Note, it has created or shall create a valid, a binding and enforceable first priority security interest in favor of Navistar Financial in each Financed Vehicle related thereto (except for Permitted Liens), which security interest will be validly assigned by Navistar Financial to the Issuer and is assignable by the Issuer to the Indenture Trustee;
                  (e) in the case of a Retail Lease, each Financed Vehicle related thereto is owned by the Titling Trust (or its nominee) as record owner and the Issuer is the beneficial owner through its ownership of the TRIP Portfolio Interest of such Financed Vehicle and any certificate of title or other evidence of ownership of such Financed Vehicle issued by a registrar of titles in the respective jurisdiction in which such Financed Vehicle is registered, relating to each such vehicle is registered in the name of the Titling Trust (or its nominee) (or a properly completed application for such title has been or will be submitted to the appropriate titling authority) with a notation of Lien thereon in favor of the Collateral Agent;

                  (f) in the case of a Retail Lease, the Collateral Agent (or its nominee) has a first priority perfected security interest in such Retail Lease and the related Financed Vehicle which will be validly assigned by the Seller to the Issuer and is assignable by the Issuer to the Indenture Trustee;

                  (g) in the case of a Retail Lease, as of the Purchase Date with respect to such Retail Lease, such Retail Lease has been allocated to the TRIP Portfolio Interest;

                  (h) in the case of a Retail Lease, as of the Purchase Date with respect to such Retail Lease, the related Financed Vehicle will be free of all Liens (other than Permitted Liens);

                  (i) it contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Collateral of the benefits of the security;

                  (j) it has not been satisfied, subordinated or rescinded;

                  (k) it represents the genuine,legal, valid and binding payment obligation in writing of such Obligor, enforceable against such Obligor by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (l) it is not subject to any dispute in whole or in part or to any offset, counterclaim or defense;

                  (m) it is not a Liquidating Receivable;

                  (n) as of such Cutoff Date, there has been no default, breach, violation or event permitted acceleration under the terms thereof and no event had occurred and was continuing that with notice or the lapse of time would have constituted a default, breach, violation or event permitting acceleration or termination under the terms thereof, and Navistar Financial or Harco Leasing, as the case may be, had not waived any of the foregoing, in each case except for payments on such Receivable that are not more than 60 days past due (measured from the date of any Scheduled Payment);

                  (o) it was originated in the United States and is payable onl in Dollars;

                  (p) in the case of a Retail Note,it was originated by Navistar Financial or its Affiliates for the retail sale of one or more Financed Vehicles in the ordinary course of business and in accordance with the Credit and Collection Policies with respect thereto, was fully and properly executed by the parties thereto, and, in the case of a Retail Lease, it was originated by Harco Leasing, the Titling Trust or one or more of their Affiliates for the retail lease of one or more Financed Vehicles in the ordinary course of business, was fully and properly executed by the parties thereto, in each case in accordance with the Credit and Collection Policies with respect thereto;

                  (q) in respect of which all requirements of applicable federal, state and local laws and regulations thereunder, including the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation "B ," the Soldiers' and Sailors' Civil Relief Act of 1940, any applicable bulk sales or bulk transfer law and other equal credit opportunity and disclosure laws have been complied with in all material respects and it and the sale or lease of the related Financed Vehicle or Financed Vehicles evidenced thereby complied at the time it was originated or made, and on the related Cutoff Date complied in all material respects with all legal requirements of the jurisdiction in which it was originated or made;

                  (r) it arises under a Contract having a maximum term not in excess of 85 months from origination and has a remaining term of not more than 85 months from the related Cutoff Date;

                  (s) in the case of a Retail Note, it provides for payments (including balloon payments) that fully amortize the amount financed over its original term to maturity and yields interest at a fixed APR;

                  (t) in the case of a Finance Lease, it provides for payments (including purchase option payments) that fully amortize the Initial Capitalized Cost over its original term to maturity and yields implicit interest at a fixed APR, with a purchase option price that does not exceed $1,000 or such higher amount as the Rating Agencies shall approve;

                 (u) in the case of a TRAC Lease, it provides for payments that fully amortize the Initial Capitalized Cost to an amount equal to the TRAC Payment, and, in the event of a termination of the TRAC Lease, the amount payable thereunder by the Obligor is at least equal to the excess of the Outstanding Capitalized Cost of the related Financed Vehicle over the proceeds from the sale of such Financed Vehicle;

                  (v) the Obligor thereon is required to maintain a physical damage insurance policy for each Financed Vehicle related thereto of the type that Navistar Financial requires in accordance with its customary underwriting standards for the purchase or lease of medium and heavy duty truck, truck chassis, bus and trailer receivables, unless Navistar Financial has in accordance with its customary procedures permitted such Obligor to self-insure such Financed Vehicle;

                 (w) in the case of a Retail Lease, such Obligor is required to maintain the related Financed Vehicle in good repair and is obligated to pay the cost of all necessary repairs, maintenance and replacements with respect to such Financed Vehicle and all costs, expenses, fees and charges incurred in the use and operation of such Financed Vehicle and all taxes on or relating to such Financed Vehicle;

                  (x) all right, title and interest of the Issuer in such Receivable and the related Financed Vehicles has been pledged by the Issuer to the Indenture Trustee and all filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in it and in the Issuer's interest in each Financed Vehicle related thereto have been made;
                  (y) the Financed Vehicle(s) related to the Receivable is a new or used medium or heavy duty truck, truck chassis, bus or trailer;

                  (z) the Obligor thereon is not the United States of America or any state or any agency, department or instrumentality of the United States of America or any state;

                  (aa) it has not been originated in, nor is it subject to the laws of, any jurisdiction under which its sale, transfer and assignment under the Harco Purchase Agreement, in the case of a Retail Lease, the Receivables Purchase Agreement or the Indenture is unlawful, void or voidable; and

                  (bb) there is only one original executed copy of it.

         "Enhancement" shall mean the rights and benefits provided to the Noteholders of any Series or class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate hedge, cap, floor or collar or other similar arrangement. The subordination of any Series or class to any other Series or class or of a portion of the Certificates to any Series or class shall be deemed to be an Enhancement.

         "Enhancement Agreement" shall mean the Hedge Agreement and any other agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

         "Enhancement  Provider"  shall mean a Person,  other  than the  Issuer,
providing  any   Enhancement,   other  than  any  Noteholder   whose  Notes  are
subordinated to any Series or class of Notes.

         "Event of Default" shall mean an event described in Section 5.1 of the Indenture; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Collections" shall mean any funds allocated to a Series which are in excess of all of the payments and deposits required to be made in respect of such Series as of a date of determination and which are expressly designated as "Excess Collections" under the Series Supplement related to such Series.

         "Excess Funding Account" shall mean the account designated as such, established and maintained pursuant to Section 2.02 of the Servicing Agreement.

         "Excess Funding Account Investment Earnings" shall mean investment earnings on funds deposited in the Excess Funding Account, net of losses and investment expenses.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, the
Treasurer, Assistant Secretary or Assistant Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "Fair Market Value Lease" shall mean a retail lease of a new or used medium or heavy duty truck, truck chassis, bus or trailer, originated by Navistar Financial or one or more of its Affiliates, pursuant to which the lessee ordinarily has the option to purchase the leased vehicle for fair market value upon termination of the lease.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor entity thereto.

         "Federal Book-Entry Security" shall mean an obligation issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment of principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal Book-entry regulations.

         "Finance Lease" shall mean a Retail Lease that is not a TRAC Lease and which is required by GAAP to be capitalized on the balance sheet of the related Obligor.

         "Financed Vehicle" shall mean a new or used medium or heavy duty truck, truck chassis, bus or trailer which is financed by a Receivable.

         "Financial Asset" shall have the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset "related to" a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Article 8 of the New York UCC) holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

         "Full Prepayment" shall mean, with respect to a Retail Note, a Prepayment of the entire Receivable or of the entire principal balance outstanding or, with respect to a Retail Lease, a payment of the Outstanding Capitalized Cost on the Financed Vehicle related thereto.

         "Future Payment Date" shall mean each Payment Date following a Purchase Date or the date of issuance of any Series.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "General Collection Account" shall have the meaning given to such term in the Titling Trust Agreement.

         "General Interest" shall have the meaning given to such term in the Titling Trust Agreement.

         "General Interest Trustee" shall have the meaning given to such term in the Titling Trust Agreement.

         "General Titling Trust Assets" shall have the meaning given to the term "General Trust Assets" in the Titling Trust Agreement.

         "GI Holder" shall mean a holder of a certificate representing a divided beneficial interest in the General Interest.

         "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grantors" shall have the meaning given to such term in Exhibit A of the TRIP Portfolio Supplement.

         "Gross Balance" shall mean, as of any date of determination, (i) with respect to a Retail Note, the unpaid principal balance of such Retail Note as of such date plus, with respect to a Retail Note classified as a "finance charge-included contract", the finance charges included in the payments due with respect to such Retail Note on or after such date, and (ii) with respect to a Retail Lease, the aggregate remaining periodic rental payments plus the TRAC Payment or purchase option price set forth in such Retail Lease (which, for such purposes, shall be assumed to be made on the last day of the lease term).

         "Gross Balance Past Due" shall mean the aggregate Gross Balance for the Navistar Serviced Portfolio that have installments past due by the indicated number of days (other than Liquidating Receivables).

         "Guaranty" shall mean, with respect to any Receivable, a personal or commercial guaranty of an Obligor's performance with respect to such Receivable.

         "Harco Leasing" shall mean Harco Leasing Company, Inc., a Delaware corporation.

         "Harco Purchase Agreement" shall mean the Lease Purchase Agreement, dated as of the date hereof, by and between Harco Leasing and Navistar Financial.

         "Hedge Agreement" shall mean the Hedge Agreement, dated as of the Closing Date, between the Issuer and the initial Hedge Provider and any other interest rate hedge agreement entered into between the Issuer and a Hedge
Provider to satisfy the Issuer's obligations under Section 4.03 of the Receivables Purchase Agreement in respect of an Interest Rate Hedge.

         "Hedge Provider" shall mean a provider of an Interest Rate Hedge which Person shall be an Eligible Counterparty at the commencement of any Interest Rate Hedge provided by such Person.

         "Hedge Receipts" shall mean the payments required to be made by the Hedge Provider to the Issuer pursuant to the Hedge Agreement.

         "Highest Scheduled Aggregate Discounted Asset Balance" shall mean, with respect to any date of determination, the highest scheduled Aggregate Discounted Asset Balance as of each Future Payment Date where the Aggregate Discounted Asset Balance is determined on the assumption that there will be no prepayment of principal on the Receivables and that no additional Receivables will have been acquired by the Issuer.

         "Holder" shall mean the Person in whose name a Note is registered on the Note Register.

         "Indenture" shall mean the Indenture, between the Issuer and the Indenture Trustee, dated as of the date hereof, as the same may from time to time be amended, modified or otherwise supplemented.

         "Indenture Trustee" shall mean The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor indenture trustee under the Indenture.

         "Independent"  shall  mean,  when used with  respect  to any  specified
Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

         "Initial Beneficiary" shall have the meaning given to such term in Exhibit A page A-1 of the TRIP Portfolio Supplement.

         "Initial Capitalized Cost" shall mean, with respect to a Retail Lease, the aggregate amount of financing provided by the Seller and its Subsidiaries for the related Financed Vehicle or Vehicles, including insurance premiums, service and warranty contracts, federal excise taxes, sales taxes, and other items customarily financed as part of Retail Leases and related costs.

         "Initial Cutoff Date" shall mean August 31, 2000.

         "Insolvency Event" shall mean with respect to a specified Person, (i) such Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against such Person any case proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 consecutive days; (iii) there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) such Person shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

         "Insolvency Laws" shall mean the Bankruptcy Code and any other applicable federal or state bankruptcy, insolvency or other similar law.

         "Insurance Policy" shall mean, with respect to any Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

         "Insurance Proceeds" shall mean proceeds of any Insurance Policy with respect to such Receivable.

         "Intercompany Advance Agreement" shall mean the Intercompany Advance Agreement, dated as of November 7, 1994, between Navistar Financial and the Issuer, as amended by the First Amendment thereto dated October 16, 2000, as the same may be amended, restated or otherwise supplemented from time to time.

         "Intercompany Agreements" shall mean the Intercompany Advance Agreement and each Purchase Money Note issued thereunder, the Intercompany Security Agreement and the Intercompany Tax Allocation Agreement, in each case, including all amendments, supplements, schedules, exhibits and other attachments thereto.

         "Intercompany Security Agreement" shall mean the Intercompany Security Agreement dated as of April 26, 1993, between Navistar Financial and the Issuer, as amended by Amendment No. 1 to Security Agreement, dated on or about November 30, 1994 and Amendment No. 2 dated as of August 29, 2000 and Amendment No. 3 dated as of October 16, 2000, as the same may be amended, restated or otherwise supplemented from time to time.

         "Intercompany Tax Allocation Agreement" shall mean the Tax Allocation Agreement effective October 1, 1981 between and among International and certain of its subsidiaries, as amended and supplemented from time to time including the Amendment to Tax Allocation Agreement and Acknowledgment, dated as of April 20, 1993 among International, Navistar Financial and the Issuer.

         "Interest  Rate  Hedge"  shall have the  meaning  given to such term in
Section 4.03 of the Receivables Purchase Agreement.

         "Interest Rate Hedge Assignment" shall have the meaning given to such term in Section 4.03 of the Receivables Purchase Agreement.

         "Interested  Parties"  shall  have the  meaning  given to such  term in
Section 2.01 of the Servicing Agreement.

         "International" shall mean International Truck and Engine Corporation, a Delaware corporation.

         "International Purchase Obligations" shall mean certain obligations of International, subject to limitations, to purchase Financed Vehicles securing Liquidating Receivables pursuant to Article VI and other provisions of the Master Intercompany Agreement by and between Navistar Financial and International dated as of April 26, 1993, as such Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Involuntary Filing Event" shall mean, with respect to a specified Person, that there shall be commenced against such Person any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets.

         "Issuer" shall mean Truck Retail Instalment Paper Corp., a Delaware corporation, and any successor thereto.

         "Issuer Receivables" shall mean each Receivable purchased by the Issuer pursuant to the Receivables Purchase Agreement and not theretofore (i) repurchased by the Seller as a Warranty Receivable pursuant to Section 5.07 of the Receivables Purchase Agreement, (ii) repurchased by the Servicer as an Administrative Receivable pursuant to Section 2.08 of the Servicing Agreement,
(iii) sold by the Issuer pursuant to Section 8.5 of the Indenture, or (iv) released from the Lien of the Indenture pursuant to Section 8.4 thereof.

         "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Lease Assignment" shall have the meaning given to such term in Section
2.03 of the Lease Purchase Agreement.

         "Lease  Purchase  Closing" shall have the meaning given to such term in
Section 2.03 of the Lease Purchase Agreement.

         "Lease  Purchase  Date"  shall have the  meaning  given to such term in
Section 2.02 of the Lease Purchase Agreement.

         "Lease  Purchase  Price"  shall have the meaning  given to such term in
Section 2.03 of the Lease Purchase Agreement.

         "Lease Purchase Termination Event" shall mean the occurrence and continuation of any of the following events:

                  (a) the Transferor shall fail to pay any amount payable under the Harco Purchase Agreement when due in accordance with the terms thereof; or

                  (b) the Transferor shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained in the Harco Purchase Agreement (other than as specified in subsection (a) above) provided, that no such failure shall constitute a Lease Purchase Termination Event under this subsection (b) unless (i) such failure continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Transferor or
(ii) such failure is in respect of Section 5.04 of the Harco Purchase Agreement and the Transferor shall have failed to repurchase the related Warranty Receivable within two Business Days of when the Transferor was obligated to do so; or

                  (c) any representation, warranty, certification or statement made or deemed made by the Transferor in the Harco Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Lease Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty regarding a Designated Lease Receivable if the Transferor shall have repurchased the Receivable and paid the Warranty Purchase Payment in respect thereof within two Business Days of when the Transferor was obligated to do so; or

                  (d) there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to the Transferor or there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to the Titling Trust; or
                  (e) the occurrence of a Receivables Purchase Termination Event; or

                  (f) the Titling Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act and is not exempted from registration thereunder; or

                  (g) the Transferee shall for any reason cease to have a valid and perfected first priority ownership interest in any of the Sold Retail Lease Property; or

                  (h) the United States Government or any agency or instrumentality thereof files notice of a Lien on the assets of the Transferor or the Titling Trust under Section 6323 of the Code or any similar statutory provision which is or may in the future be prior to the Lien of the Transferee on the Sold Retail Lease Property and such Lien shall not have been terminated within 30 days.

         "Lease Receivable Purchased Assets" shall have the meaning given to such term in Section 2.01 of the Lease Purchase Agreement.

         "Lease Receivable Transferred Assets" shall have the meaning given to such term in Section 2.02 of the Lease Purchase Agreement.

         "Level Principal Retail Notes" shall mean Retail Notes that provide for monthly payments (i) consisting of level principal amounts together with accrued and unpaid interest on the unpaid principal balance on such Retail Notes, (ii) in eleven or fewer months of each twelve-month period consisting of level principal amounts together with accrued and unpaid interest on the unpaid principal balance on such Retail Notes or (iii) consisting of level principal amounts together with accrued and unpaid interest on the unpaid principal balance on such Retail Notes, except that a larger principal payment becomes due on the final maturity date for such Retail Notes.

         "LIBOR Determination Date" shall have the meaning set forth in the definition of One-Month LIBOR herein.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

         "Liquidating Receivable" shall mean an Issuer Receivable (i) as to which the Servicer has reasonably determined in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely, (ii) as to which the Financed Vehicle or Financed Vehicles relating to such Receivable have been repossessed and sold or repossessed and held for more than ninety days or (iii) as to which any related Scheduled Payment is at least 210 days overdue (excluding any Receivable as to which the Financed Vehicle or Financed Vehicles relating thereto have been repossessed).

         "Liquidation Expenses" shall mean an amount to which the Servicer is entitled as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for repossession, refurbishing and disposition of any Financed Vehicle and other out-of-pocket costs related to the liquidation.

         "Liquidation Proceeds" shall mean, with respect to a Receivable, all amounts realized with respect to such Receivable, including the benefits of any lease assignments, Insurance Proceeds, proceeds from any Dealer Liability, proceeds from any International Purchase Obligations and proceeds from any Guaranties, net of amounts that are required to be refunded to the Obligor on such Receivable.

         "London Business Day" shall mean a day upon which dealings in deposits in Dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.

         "Material Adverse Effect" shall mean, with respect to a Person, a material adverse effect on (a) the ability of such Person to perform its obligations under any of the Basic Documents or (b) the validity or enforceability of any of the Basic Documents or the rights or remedies of any other Person thereunder.

         "Monthly Advance" shall have the meaning set forth in Section 2.13 of the Servicing Agreement.

         "Monthly Period" shall mean, with respect to the first Payment Date, the period beginning on the Initial Cutoff Date and ending at the close of business on the last day of the following calendar month, and, with respect to each subsequent Payment Date, the Monthly Period means the calendar month preceding such Payment Date.

         "Monthly  Remittance  Conditions"  shall have the  meaning set forth in
Section 2.12 of the Servicing Agreement.

         "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

         "Navistar Financial" shall mean Navistar Financial Corporation, a Delaware corporation.

         "Navistar Serviced Portfolio" shall mean, as of any date of determination, all outstanding Receivables and Fair Market Value Leases owned or serviced by Navistar Financial (or any successor servicer of all or a portion of such Receivables or Fair Market Value Leases) as of such date.

         "Navistar Vehicle" shall mean any medium or heavy duty truck, truck chassis, bus or trailer produced by or for, International and sold by International to Dealers.

         "New  York  UCC"  shall  mean the UCC as in  effect in the State of New
York.

         "NIC"  shall  mean  Navistar  International   Corporation,  a  Delaware
corporation.

         "Note" shall mean any asset-backed Note executed by the Issuer by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Series Supplement applicable to such Series.

         "Note Distribution Account" shall mean the account designated as such, established and maintained pursuant to Section 2.02 of the Servicing Agreement or each other account designated as a Note Distribution Account, established and maintained pursuant to a Series Supplement.

         "Note Owner" shall mean, with respect to a Book-Entry Note, any person who is a beneficial owner of a Book-Entry Note.

         "Note Register" shall have the meaning specified in Section 2.4(a) of the Indenture.

         "Note Registrar" shall mean the registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

         "Noteholder" shall mean any Holder of a Note.

         "Notice of Default" shall have the meaning set forth in Section 5.1(d) of the Indenture.

         "Obligor" shall mean, (i) with respect to any Retail Note or Retail Lease, the purchaser or any co-purchaser of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable and (ii) with respect to any Retail Lease, the lessee or any co-lessee of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of a Guaranty, who owes payments under such Receivable.

         "Officers' Certificate" shall mean (i) with respect to any corporation, unless otherwise specified in this Agreement, a certificate signed by (a) the Chairman of the Board, Vice Chairman of the Board, President or any Vice President and (b) a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation and (ii) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any manager of such limited liability company.

         "One-Month LIBOR" shall mean, for any Payment Period, the rate per annum at which deposits in Dollars having a one-month maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, two London Business Days prior to the Payment Date on which that Payment Period begins (each, a "LIBOR Determination Date"). Notwithstanding the foregoing, in the event that no rate for one-month Dollar deposits appears on Telerate Page 3750 on the applicable LIBOR Determination Date, then One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month Dollar deposits are offered to prime banks in the London interbank market by four major banks in that market selected by the Indenture Trustee as of the determination date and time specified above. If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in Dollars are offered to leading European banks by three major banks in New York City selected by the Indenture Trustee as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date. If no such quotation can be obtained, One-Month LIBOR for such Payment Period will be One-Month LIBOR for the prior Payment Period.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may, except for Tax Opinions and as otherwise expressly provided, be an employee of the Seller, the Servicer or the Issuer. In addition, for purposes of the
Indenture: (a) such counsel shall be satisfactory to the Indenture Trustee, (b) the opinion shall be addressed to the Indenture Trustee as Trustee and (c) the opinion shall comply with any applicable requirements of Section 11.1(a) of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee. Any Opinion of Counsel may rely as to factual matters on an Officers' Certificate.

         "Other Titling Trust Parties" shall mean the Titling Trust, the Titling Trustees, the Collateral Agent, and Harco Leasing.

         "Outstanding Capitalized Cost" shall mean, with respect to a Retail Lease, the amount to which the Initial Capitalized Cost of the related Financed Vehicle has been amortized at the APR by the periodic lease payments on such Financed Vehicle and any purchase payments or, in the case of a TRAC Lease, the TRAC Payments made upon expiration of such TRAC Lease.

         "Outstanding Monthly Advances" shall mean, as of a Payment Date with respect to a Receivable, the sum of all Monthly Advances made as of or prior to such Payment Date minus all payments or collections as of or prior to such Payment Date which are specified in Section 2.14 of the Servicing Agreement as reducing Outstanding Monthly Advances with respect to such Receivable.

         "Partial Prepayment" shall mean a Prepayment other than a Full Prepayment the amount of which is equal to one or more Scheduled Payments and which results in a rebate to the Obligor of unearned finance charges in accordance with the Servicer's customary procedures.

         "Paying Agent" shall mean with respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Note Distribution Accounts, including payment of principal of or interest on the Notes on behalf of the Issuer.

         "Payment Date" shall mean the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day.

         "Payment Period" shall mean, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date to but excluding such Payment Date.

         "Permitted Financing"shall have the meaning given to such term in the Titling Trust Agreement.

         "Permitted Liens" shall mean:

         (A) with respect to any Collateral, the interests of the parties under the Basic Documents; and

         (B) with respect to any Financed Vehicle subject to a Retail Lease or any Financed Vehicle which has been repossessed by the Servicer:

                  (1)      any  liens  on  the   Financed   Vehicle  for  taxes,
assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested;

                  (2) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of Harco Leasing's or the Titling Trust's (or if a Retail Lease is then in effect, any Obligor's) business on the Financed Vehicle related thereto securing obligations which are not due and payable or the amount or validity of which is being contested;

                  (3) liens on the Financed Vehicle related thereto arising out of any judgment or award or by operation of law, in any such case as a result of an act or omission by the related Obligor; and

                  (4) any lien of the Collateral Agent noted on the certificate of title of a Financed Vehicle.

         "Person" shall mean any legal person, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

         "Physical Property" shall mean bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery.

         "Plan" shall mean, with respect to a Person, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or a Commonly Controlled Entity with respect to such Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pool" shall mean, on any date of determination, the pool of Issuer Receivables on such date.

         "Pool Balance" shall mean, on any date of determination during a Payment Period, the aggregate Contract Value of the Receivables that were Issuer Receivables; provided that, the calculation of Contract Value shall in all cases be made (A) with respect to the Receivables that were Issuer Receivables as of the close of business on the last day of the Monthly Period that immediately preceded the first day of such Payment Period, as of such last day and (B) with respect to the Receivables that were Issuer Receivables that were transferred to the Issuer after the close of business on the last day of the Monthly Period that immediately preceded the first day of such Payment Period, as of the Cutoff Date applicable thereto.

         "Pool Composition Condition" shall mean, with respect to any Purchase Date or Sale Date, that each of the following conditions relating to the Issuer Receivables in the Pool at the close of business on such Purchase Date or such Sale Date will be true on a pro forma basis after the purchase or sale on such Purchase Date or Sale Date as applicable:

         (1) Receivables of Obligors that are located in a single state represent no greater than 10% of the Pool Balance;

         (2) Receivables of no single Obligor represent more than 2% of the Pool Balance;

         (3) Used Vehicle Receivables do not represent more than 35% of the Pool Balance;

         (4)      Skip Receivables do not represent more than  15%  of  the Pool
Balance;

         (5) Balloon Receivables do not represent more than 50% of the Pool Balance;

         (6) Balloon Receivables and Finance Leases, together, do not represent more than 50% of the Pool Balance;

         (7) Retail Leases do not represent greater than 50% of the Pool Balance; and

         (8) the Pool does not have a Weighted Average Maturity greater than 60 months.

         "Portfolio Assets" shall have the meaning given to such term in Exhibit A page A-2 of the TRIP Portfolio Supplement.

         "Portfolio Interest" shall have the meaning given to such term in the Titling Trust Agreement.

         "Portfolio Interest Certificates" shall have the meaning given to such term in the Titling Trust Agreement.

         "Portfolio Interest Trustee" shall have the meaning given to such term in Preamble of the Servicing Agreement.

         "Portfolio Servicing Agreement Supplement " shall have the meaning given to such term in Section 1.02 of the Servicing Agreement.

         "Portfolio Supplement" shall have the meaning given to such term in the Titling Trust Agreement.

         "Portfolio Trustee" shall have the meaning given to such term in the Titling Trust Agreement.

         "Predecessor Note" shall mean with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note.

         "Principal Distributable Amount" shall mean, with respect to a Series and a Payment Date on or after the Principal Payment Commencement Date for such Series, the amount specified in the applicable Series Supplement.

         "Principal Payment Commencement Date" shall mean, with respect to a Series, the date on which the Issuer will begin paying the principal amount of such Series as specified in the Series Supplement for such Series.

         "Priority of Payments" shall have the meaning  assigned to such term in
Section 2.18 of the Servicing Agreement.

         "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

         "Program" shall have the meaning given to such term in Section 3.02 of the Servicing Agreement.

         "Purchase Agreement" shall have the meaning assigned to such term in the Series Supplement.

         "Purchase Date" shall mean the date of the closing of each purchase of Receivables by the Issuer pursuant to the Receivables Purchase Agreement.

         "Purchase Money Note" shall mean the revolving note issued to the Seller by the Issuer pursuant to the Intercompany Advance Agreement.

         "Rated Notes" shall mean each class of Notes that is then being rated by a Rating Agency.

         "Rating Agency" shall mean, with respect to any Series, any nationally recognized rating agency designated by the Issuer in the Series Supplement with respect to such Series or otherwise rating such Series.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency with respect to an outstanding Series shall have notified the Issuer, the Servicer, and the Indenture Trustee in writing that such action will not result in the withdrawal or downgrade of the rating of such Series or class of Notes in such Series, unless otherwise specified in the Series Supplement, below its current rating (or, for any class that has had its rating upgraded since its issuance, below its initial rating).

         "Rebate" shall mean, with respect to a given date and to a Receivable, the rebate under such Receivable that is or would be payable to the Obligor for unearned finance charges or any other charges that are or would be subject to a rebate to the Obligor upon the payment of a Partial Prepayment or a Full Prepayment.

          "Receivable" shall mean (a) as used in the Basic Documents in the context of a transfer of a Receivable or the ownership of a Receivable, a Retail Note or the beneficial interest in a Retail Lease the record owner of which is the Titling Trust and (b) as used in the Basic Documents in all other contexts, a Retail Lease or a Retail Note.

         "Receivable Assignment" shall mean an assignment substantially in the form of Exhibit A to the Receivables Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

         "Receivable Cash Purchase Price" shall mean, with respect to a Purchase Date, the cash portion of the Receivable Purchase Price payable by the Buyer on such Purchase Date, as set forth on the related Purchase Date Schedule.

         "Receivable  Closing"  shall  have the  meaning  given to such  term in
Section 2.02 of the Receivables Purchase Agreement.

         "Receivables File" shall have the meaning set forth in Section 4.01 of the Servicing Agreement.

         "Receivable Purchase Closing Conditions" shall have the meaning given to such term in Section 4.02 of the Receivables Purchase Agreement.

         "Receivable Purchase Date Schedule" shall have the meaning given to such term in Section 2.02 of the Receivables Purchase Agreement.

         "Receivable Purchase Price" shall have the meaning given to such term in Section 2.02 of the Receivables Purchase Agreement.

         "Receivable Purchase Termination Event" shall mean the occurrence and continuation of any of the following events:

                  (a) Seller shall fail to pay any amount payable under the Receivables Purchase Agreement when due in accordance with the terms thereof; or

                  (b)  the  Seller  shall  fail to  observe  or  perform  in any material respect any covenant or agreement applicable to it contained in the Receivables Purchase Agreement (other than as specified in subsection (a) above) provided, that no such failure shall constitute a Receivable Purchase Termination Event under this subsection (b) unless (i) such failure continues unremedied for a period of 30 days from the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Seller or (ii) such failure is in respect of Section 5.04 of the Receivables
Purchase Agreement and Seller shall have failed to repurchase the related Warranty Receivable within two Business Days of when the Seller was obligated to do so; or

                  (c) any representation, warranty, certification or statement made or deemed made by the Seller in the Receivables Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, provided, that a Receivable Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty regarding a Sold Receivable if the Seller shall have repurchased the Receivable and paid the Warranty Purchase Payment in respect thereof within two Business Days of when the Seller was obligated to do so; or

                  (d) there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to the Seller or there shall have occurred an Insolvency Event or an Involuntary Filing Event with respect to the Transferor; or

                  (e)  the occurrence of a Lease Purchase Termination Event; or

                  (f) the Seller becomes an "investment company" within the meaning of the Investment Company Act and is not exempted from registration thereunder; or
                  (g) the Buyer shall for any reason cease to have a valid and perfected first priority ownership interest in any of the Sold Receivables; or

                  (h) the United States Government or any agency or instrumentality thereof files notice of a Lien on the assets of the Seller under
Section 6323 of the Code or any similar statutory provision which is or may in the future be prior to the Lien of the Buyer on the Sold Receivables, the Related Assets, the TRIP Portfolio Interest or the TRIP Portfolio Certificate and such Lien shall not have been terminated within 30 days.

         "Receivable Sale Closing Conditions" shall mean each of the following conditions:

                  (a) the Borrowing Base would equal or exceed the Aggregate Note Principal Balance as of the Sale Date after giving pro forma effect to such sale of Receivables and the application of the proceeds of such sale;
                  (b) the balance on deposit in each Reserve Account shall equal or exceed the specified balance for such Reserve Account as of the related Sale Date, after giving pro forma effect to the application of the proceeds of such sale;
                  (c) if such sale will not be a sale of all of the Issuer Receivables, the Rating Agency Condition shall have been satisfied for such sale;
                  (d) if such sale will not be a sale of all of the Issuer Receivables, no Servicer Default shall have occurred and be continuing;

                  (e)      such sale  will  be  on  an  "as-is"  basis   without
recourse to the Issuer;

                  (f) if such sale will not be a sale of all of the Issuer Receivables, the Pool Composition Condition will be satisfied on a pro forma basis after such sale;

                  (g) in the reasonable belief of the Issuer, the purchase price for such Receivables and the Related Assets thereto is equal to the fair value thereof; and

                  (h) no Event of Default shall have occurred and be continuing.

         "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of the date hereof, between the Issuer and Navistar
Financial, as the same may from time to time be amended, modified or otherwise supplemented.

         "Record Date" shall mean, with respect to any Payment Date, the close of business on the day preceding such Payment Date; provided that with respect to any Payment Date for a Series for which Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, subsequent to the issuance of such Definitive Notes the Record Date for such Payment Date shall be the last day of the month preceding the month in which such Payment Date occurs.

         "Redemption Date" shall mean the date specified as such by the Issuer as described in Sections 10.1 and 10.2 of the Indenture.

         "Redemption Price" shall mean the price specified in the applicable Series Supplement.

         "Reference Date" shall mean, with respect to any Calculation Date, the last day of the Monthly Period preceding the calendar month in which such Calculation Date occurs.

         "Related Assets" shall have the meaning set forth in Section 2.01 of the Receivables Purchase Agreement.

         "Related Retail Note Assets" shall mean, with respect to a Retail Note, the right, title and interest of the Seller in and to the following assets:

                  (a) all amounts due on and under such Retail Note on and after the applicable Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to such Retail Note and, to the extent permitted by law, in any accessions thereto which are financed by the Seller;

                  (c) any proceeds from any Insurance Policies with respect to such Retail Notes;

                  (d) any proceeds from Dealer Liability with respect to such Retail Notes, proceeds from any International Purchase Obligations with respect to such Retail Notes and proceeds from any Guaranties of such Retail Notes;
                  (e) the benefit of any lease assignments with respec to the Financed Vehicles; and

                  (f)      any proceeds of the  property  described  in  clauses
(a) through (d) above.

         "Related Security" shall have the meaning given to such term in Section
2.02 of the Lease Purchase Agreement.

         "Related Titling Trust Assets" shall mean, with respect to a Retail Lease, the following assets:

                  (i)   each Financed Vehicle subject to such Retail Leases;

                  (ii)  the Certificate of Title of each such Financed Vehicle;

                  (iii) the rights (but not the obligations) with respect to any such Retail Lease or Financed Vehicle, including the right to proceeds arising from all International Repurchase Obligations, if any, or any other repurchase obligation with respect to such Retail Lease or Financed Vehicle;

                  (iv) all of the Transferor's or Navistar Financial's Deale Agreement Rights (as such term is defined in the Titling Trust Agreement);

                  (v) any proceeds of any Insurance Policy with respect to such Retail Lease or Financed Vehicle;

                  (vi) any rights of the lessor with respect to any security deposit relating to such Retail Lease in accordance with the terms of such Retail Lease;

                  (vii) the rights with respect to such Retail Lease or Financed Vehicle under the Titling Trust Servicing Agreement;

                  (viii)all amounts due on and under such Retail Lease on and after the applicable Cutoff Date;

                  (ix) all proceeds of the foregoing, including all Collections and all Liquidation Proceeds and all Disposition Proceeds (as such term is defined in the Titling Trust Agreement) with respect to such Financed Vehicles; and
                  (x) all other Titling Trust Assets relating to such Retail Lease.

         "Remaining Available Funds" shall have the meaning set forth in Section
6.7 of the Indenture.

         "Required Deposit Rating" shall mean that the Indenture Trustee has a short-term unsecured debt obligations rating of P-1 by Moody's and of A-1+ by S&P.

         "Required Global Secured Parties" shall have the meaning given to such term in the Titling Trust Agreement.

         "Required Interest Rate Hedges" shall have the meaning given to such term in Section 4.03 of the Receivables Purchase Agreement.

         "Required Rating" shall mean (1) a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's and A-1+ by S & P; or (2) such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Notes by such Rating Agency. Any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and S&P.
         "Requisite GI Holder" shall have the meaning given to such term in the Titling Trust Agreement.

         "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Account" shall mean an account which is an Enhancement established and maintained pursuant to the Indenture and the Series Supplement(s) or any other Basic Documents for the benefit of one or more Series.

         "Responsible Officer" shall mean, (i) with respect to any Person, other than the Indenture Trustee, the president, the vice-president-controller or the vice-president-treasurer of such Person and (ii) with respect to the Indenture Trustee, any officer within the Corporate Trust and Agency Group (or any successor group of the Indenture Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Retail Assignment" shall mean an assignment substantially in the form of Exhibit A to the Receivables Purchase Agreement, as such form may be amended, supplemented or otherwise modified from time to time.

         "Retail Lease" shall mean a lease by an Obligor of one or more Financed Vehicles, originated by Navistar Financial or one or more of its Affiliates.

         "Retail Note" shall mean a retail loan evidenced by a note and secured by one or more Financed Vehicles, originated by Navistar Financial or one or more of its Affiliates.

         "Sale Date" shall mean the date of the closing of each sale of Receivables by the Issuer to another Person.

         "Schedule  of  Receivables"  shall have the meaning  given such term in
Section 2.01(c) of the Receivables Purchase Agreement.

         "Schedule of TRIP Portfolio Assets" shall mean each schedule designating certain Retail Leases and the Related Titling Trust Assets which are to be or have been assigned to the TRIP Portfolio Interest, as the context may require, in the form of Schedule 1 to Exhibit A to the Harco Purchase Agreement.

         "Scheduled Payment" shall mean, with respect to any Receivable, a payment which (i) is in the amount required under the terms of such Receivable, including, in the case of a TRAC Lease, the TRAC Payment, (ii) is payable by the Obligor of such Receivable, and (iii) in the case of a Retail Note, includes finance charges which accrue at the APR. When Scheduled Payment is used with reference to a Payment Date, it means the payment which is due in the related Monthly Period; provided, however, that in the case of Receivables purchased by the Issuer during a Monthly Period, the Scheduled Payment shall only include the payments due from the Obligor on or after the Cutoff Date related to such purchase.

         "Securities" shall mean the Notes.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

         "Securities  Intermediary" shall have the meaning given to such term in
Section 8.3(c) of the Indenture.

         "Security Certificate" shall have the meaning given such term in Revised Article 8.

         "Security  Document"  shall  have the  meaning  given  to such  term in
Section 11.1 of the Collateral Supplement.

         "Security Entitlement" shall have the meaning given such term in Revised Article 8.

         "Seller" shall mean Navistar Financial as Seller under the Receivables Purchase Agreement.

         "Series" shall mean any Series of Notes designated by a Series Supplement.

         "Series Aggregate Discounted Asset Balance" shall mean with respect to a Series and as of any date of determination, the product of (x) the Series Allocation Percentage for such Series as of such date of determination and (y) the Aggregate Discounted Asset Balance as of such date of determination.

         "Series Allocable Amount" shall mean, with respect to a Series and a Payment Date, the product of the weighted average of the Series Allocation Percentages for such Series for each Business Day during the related Monthly Period and the Total Available Amount for such Payment Date.

         "Series Allocable Excess Funding Amount" shall mean, with respect to any Series and for any day, the product of the Series Allocation Percentage on that day and the amount on deposit in the Excess Funding Account on that day.

         "Series Allocation Percentage" shall mean, with respect to a Series for any Business Day, the result of (i) the aggregate outstanding principal balance of the Notes of such Series divided by (ii) the aggregate outstanding principal balance of all outstanding Notes of all Series.

         "Series Cutoff Date" shall have the meaning, with respect to any Series, specified in the Series Supplement for such Series.

         "Series Enhancement Proceeds" shall mean, with respect to a Monthly Period, the amount of any payments made to the Issuer by Enhancement Providers with respect to a Series Specific Enhancements net of any payments made or due from the Issuer to such Enhancement Providers in respect of such Series Specific Enhancements.

         "Series Issuance Conditions" shall mean, with respect to the issuance of a Series of Notes, each of the following conditions:

                  (a) the Borrowing Base would equal or exceed the Aggregate Note Principal Balance as of the related Series Issuance Date after giving pro forma effect to such issuance and the application of the proceeds thereof;
                  (b) the balance on deposit in each Reserve Account on the Series Issuance Date shall equal or exceed the Specified Balance for such Reserve Account as of the related Series Issuance Date;

                  (c) the Issuer shall have satisfied the Rating Agency Condition with respect to such issuance;

                  (d) the Required Interest Rate Hedge shall be in place on the close of business on the date of issuance;

                  (e) no Amortization Event shall have occurred and be continuing with respect to any Series unless the Notes of such Series shall have been paid in full;
                  (f) no Servicer Default shall have occurred and be continuing;

                  (g) no Receivables Purchase Termination Event shall have occurred and be continuing; and

                  (h) no Event of Default shall have occurred and be continuing.

         "Series Issuance Date" shall mean, with respect to any Series, the date on which the Notes of such Series are originally issued in accordance with the Indenture and the related Series Supplement.

         "Series Shortfall" shall mean, in respect of a Series and a Payment Date, a shortfall in the payments and deposits required to be made in respect of such Series the amount of which shall be specified in the Series Supplement for each Series.

         "Series Specific Enhancements" shall mean any Enhancement established solely to support a specific Series pursuant to the Basic Documents.

         "Series   Supplement"  shall  mean,  with  respect  to  any  Series,  a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.1 of the Indenture, and all amendments thereof and supplements thereto.

         "Series 2000-1 Purchase Agreement" shall mean the Purchase Agreement dated as of September 29, 2000 among the Issuer, Navistar Financial and Chase Securities Inc., as Representative of the initial purchasers of the Series 2000-1 Asset-Backed Notes.

         "Series 2000-1 Supplement" shall mean the Series Supplement, dated as of the Closing Date, for the Series 2000-1 Asset Backed Notes, as the same may be amended or supplemented from time to time.

         "Servicer" shall mean Navistar Financial, in its capacity as Servicer under the Servicing Agreement and any successor Servicer.

         "Servicer  Default"  shall mean any of the events  specified in Section
7.01 of the Servicing Agreement; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Servicing Agreement" shall mean the Servicing Agreement, dated as of the date hereof by and among Navistar Leasing Company, Harco Leasing Company, Inc., the Issuer, the Servicer, the Collateral Agent and the Portfolio Trustee, as amended and supplemented from time to time.

         "Skip Receivable" shall mean a Receivable that provides for monthly payments in eleven or fewer months of each twelve-month period.

         "Sold Assets" shall have the meaning given to such term in Section 2.01 of the Receivables Purchase Agreement.

         "Sold Receivables" shall have the meaning set forth in Section 2.01 of the Receivables Purchase Agreement.

         "Sold  Retail  Lease  Property"  shall have the  meaning it is given in
Section 2.04 of the Harco Purchase Agreement.

         "S&P" shall mean Standard & Poor's Ratings Services, or its successor.

         "Specified Balance" shall mean, with respect to a Reserve Account, the Specified Balance for such Reserve Account specified in the Series Supplement related to the Series for which such Reserve Account was established.

         "Stated Final Maturity Date" shall mean, with respect to any Series, the final maturity date of such Series specified in the Series Supplement with respect to such Series.

         "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Supplemental Servicing Fee" shall have the meaning given to such term in Section 2.09 of the Servicing Agreement.

         "Targeted Final Payment Date" shall mean, with respect to any Series, the date specified in the related Series Supplement.

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause a taxable event with respect to any Noteholders, (b) in the case of Section 2.14 of the Indenture, the Notes of the new Series will be characterized as debt.

         "Telerate Page 3750" shall mean the display page so designated on the Bridge Information Systems Telerate Service (or such other pages as may replace that page on that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for Dollar deposits).

         "Temporary Notes" shall mean the Notes specified in Section 2.3 of the Indenture.

         "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Series Supplement.

         "Titling Trust" shall mean Navistar Leasing Company, a Delaware statutory business trust formed pursuant to the Titling Trust Agreement.

         "Titling Trust Agreement" shall mean the Trust Agreement, dated as of July 25, 1997, as amended and restated as of April 15, 1999, among Harco Leasing, as Grantor and Initial Beneficiary, Bank One, National Association, as General Interest Trustee, and Bank One Delaware Inc., a Delaware corporation, as Delaware Trustee.

         "Titling Trust Assets" shall have the meaning given to the term "Trust Assets" in the Titling Trust Agreement.

         "Titling Trust Documents" shall mean the TRIP Portfolio Certificate, Titling Trust Agreement, the Titling Trust Servicing Agreement, the Collateral Agency Agreement, the TRIP Portfolio Supplement, and the Collateral Supplement.

         "Titling Trust Servicing Agreement" shall mean the meaning given to the term "Origination and Servicing Agreement" in the Titling Trust Agreement.

         "Titling Trust Servicer Funding Advances" shall have the meaning given to the term "Servicer Funding Advances" in the Titling Trust Agreement.

         "Titling Trustees" shall mean each of the General Interest Trustee, the Delaware Trustee and each Portfolio Trustee.

         "Total Available Amount" shall mean, with respect to any Payment Date, the Total Collected Amount with respect to the related Monthly Period less the sum of (i) the Total Servicing Fee due to the Servicer for the related Monthly Period pursuant to Section 2.09 of the Servicing Agreement and (ii) the amount the Servicer is entitled to be reimbursed in respect of Outstanding Monthly Advances during such related Monthly Period pursuant to Section 2.14 of the Servicing Agreement and payments in respect of Liquidation Expenses due to the Servicer for the related Monthly Period pursuant to Section 2.04(b) of the Servicing Agreement.

         "Total Collected Amount" shall mean, with respect to a Monthly Period, the sum of:

         (1)      all Collections received by the Servicer  during  the  Monthly
Period,

         (2) Monthly Advances made by the Servicer pursuant to Section 2.14 of the Servicing Agreement on the related Determination Date,

         (3) the aggregate Warranty Purchase Payments and Administrative Purchase Payments paid by the Seller and the Servicer, respectively, on the Business Day preceding the related Payment Date, plus

         (4) Excess Funding Account Investment Earnings and investment earnings on funds deposited in all other Designated Accounts, net of losses and investment expenses, received during the Monthly Period, and

         (5) Hedge Receipts due on the related Payment Date; provided, however, that, unless otherwise provided in a Series Supplement, the Total Collected Amount shall not include amounts received or paid in respect of any Enhancements other than the Hedge Receipts.

         "Total  Servicing  Fee"  shall have the  meaning  given to such term in
Section 2.09 of the Servicing Agreement.

         "TRAC Lease" shall mean a Retail Lease that provides for a TRAC Payment by the lessee at the expiration of the lease term pursuant to a provision in the lease that provides in substance that, at the end of the term of the lease, after the application of the proceeds of the sale of the Financed Vehicle (whether such sale is to the lessee, an Affiliate of the lessor or another Person) the lessee will be obligated to pay the lessor the excess of the TRAC Payment over the sale proceeds or the lessor will be obligated to pay the lessee the excess of the sale proceeds over the TRAC Payment.

         "TRAC Payment" shall mean, with respect to a TRAC Lease, a fixed amount specified in the lease documents for such TRAC Lease.

         "Transfer and Servicing Agreements" shall mean the Receivables Purchase Agreement, the Servicing Agreement, the Harco Purchase Agreement, the Titling Trust Servicing Agreement, the Titling Trust Agreement, the Collateral Agency Agreement, the TRIP Portfolio Supplement and the Collateral Supplement.

         "Transferee" shall mean Navistar Financial as Transferee under the Harco Purchase Agreement.

         "Transferor" shall mean Harco Leasing as Transferor under the Harco Purchase Agreement.

         "TRIP Allocation Notice" shall mean a notice in the form of Exhibit A to the Harco Purchase Agreement, including the Schedule of TRIP Portfolio Assets attached thereto.

         "TRIP Portfolio Assets" shall mean, as of any date, all of the Retail Leases identified on any Schedule of TRIP Portfolio Assets attached to the TRIP Allocation Notice dated as of the Closing Date or a Lease Purchase Date on or before such date, and the Related Titling Trust Assets with respect to such Retail Leases, other than any such Retail Leases which are (i) Warranty Receivables which have been repurchased by the Seller, (ii) Administrative
Receivables which have been repurchased by the Servicer, or (iii) which have otherwise been terminated, on or before such date (and the Related Titling Trust Assets).

         "TRIP  Portfolio   Certificate"   shall  mean  the  Portfolio  Interest
Certificate   (as  such  term  is  defined  in  the  Titling  Trust   Agreement)
representing the TRIP Portfolio Interest.

         "TRIP Portfolio Interest" shall mean the portfolio interest created pursuant to the TRIP Portfolio Supplement.

         "TRIP Portfolio Interest Certificate" shall have the meaning given to such term in Exhibit A page A-1 of the TRIP Portfolio Supplement.

         "TRIP Portfolio Interest Collateral" shall have the meaning given to such term in Section 11.2 of the Collateral Supplement.

         "TRIP Portfolio Interest Trustee" shall mean Bank One, National Association.

         "TRIP Portfolio Obligor" shall have the meaning given to such term in the Recitals of the Collateral Supplement.

         "TRIP Portfolio Supplement" shall mean the TRIP Supplement to the Trust Agreement dated as of the Closing Date among Harco Leasing, as Grantor and Initial Beneficiary, the General Interest Trustee, the Portfolio Interest Trustee and the Delaware Trustee.

         "TRIP Residual Interest" shall mean the Issuer's right to receive all amounts which are withdrawn on any date in accordance with the Indenture and Series 2000-1 Supplement (after the application of funds on such date) from any Reserve Account.

         "TRIP Secured Party" shall have the meaning given to such term in the Recitals of the Collateral Supplement.

         "True-up Date" shall have the meaning given to such term in the Titling Trust Agreement.

         "Trust Agreement" shall have the meaning given to such term in Exhibit A page A-1 of the TRIP Portfolio Supplement.

         "Trust Assets" shall have the meaning given to such term in Exhibit A page A-2 of the TRIP Portfolio Supplement.

         "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended.

         "UCC" shall mean the Uniform Commercial Code, as in effect in the relevant jurisdiction.

         "UCC Collateral" shall mean any property a security interest in which may be perfected by filing under the UCC.

         "Uncertificated Security" shall have the meaning given to such term under the applicable UCC as in effect on such date.

         "Unearned Income" shall mean, with respect to any Receivable, as of any date of determination, the portion of the Gross Balance thereof identified as unearned income by the Issuer or the Servicer, as the case may be, in accordance with its customary applicable accounting procedures.

         "Unregistered Note" shall mean any Note that has not been registered under the Securities Act and is subject to the provisions of Section 2.15 of the Indenture.

         "Used Vehicle Percentage" shall mean with respect to any Determination Date (i) the percentage equivalent of a fraction, the numerator of which is the aggregate Contract Values of all Eligible Receivables that are Used Vehicle Receivables and the denominator of which is the Pool Balance as of such date.

         "Used Vehicle Receivable" shall mean a either (a) Retail Note secured by one or more related Financed Vehicles that were used vehicles at the time of origination or (b) a Retail Lease pursuant to which one or more Financed Vehicles that were used vehicles at the time of origination is being leased.

         "Warranty Purchase Payment" shall mean, with respect to a Payment Date and to a Warranty Receivable repurchased as of the related Reference Date, a release of all claims for reimbursement of Monthly Advances made on such Warranty Receivable plus a payment equal to the Contract Value thereof as of such date.

         "Warranty Receivable" shall mean a Receivable which the Seller has become obligated to repurchase pursuant to Section 5.06 of the Receivables Purchase Agreement.

         "Weighted Average Maturity" shall mean, for any date of determination, the weighted average maturity of Eligible Receivables in the Pool, weighted on the basis of the Contract Value of each such Eligible Receivable.

         "Weighted Average Spread" shall mean, with respect of any Series of Notes, for any date of determination, a fraction expressed as a percentage equal to the sum of the product of the following clauses (i) and (ii) calculated for each class of Notes outstanding in such Series on such date: (i)(a) the outstanding principal balance of such class of Notes divided by (b) the Aggregate Note Principal Balance multiplied by (ii) the Class Spread with respect to such class of Notes.

                                   APPENDIX A

                         PART II - RULES OF CONSTRUCTION

         (A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

         (B) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word "or" is not exclusive.

         (C) Use of "related". As used in this Appendix and the Basic Documents, with respect to any Payment Date, (i) the "related Determination Date," the "related Monthly Period," the "related Reference Date" and the "related Record Date" will mean the Determination Date, the Monthly Period, the Reference Date and Record Date, respectively, immediately preceding such Payment Date and (ii) the "related Payment Period" will mean the Payment Period ending on such Payment Date and the relationships among each of the foregoing terms will be correlative to the foregoing relationships. With respect to any Series, the "related Series Supplement" will mean the Series Supplement establishing such Series. With respect to any Purchase Date, the "related Cutoff Date" will mean the Cutoff Date established for the closing of the purchase of receivables on that Purchase Date.

         (D) Use of "outstanding" etc. Whenever the term "outstanding Notes," "outstanding principal amount" and words of similar import are used in this Appendix or any Basic Document for purposes of determining whether the Noteholders of the requisite outstanding principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as "outstanding" if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         (E) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

         (F) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

         (G) UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

                                   APPENDIX B

                         NOTICE ADDRESSES AND PROCEDURES

                  All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Seller, the Servicer, the Indenture Trustee, the Issuer or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail, overnight mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(1)      in the case of the Seller, at the following address:

                           Navistar Financial Corporation
                           2850 West Golf Road
                           Rolling Meadows, IL  60008
                           Attention:  General Counsel
                           Telecopy:   (847) 734-4090

(2)      in the case of the Servicer, at the following address:

                           Navistar Financial Corporation
                           2850 West Golf Road
                           Rolling Meadows, IL  60008
                           Attention:  General Counsel
                           Telecopy:   (847) 734-4090

(3)      in the case of the Indenture Trustee, at its Corporate Trust Office,

(4)      in the case of the Issuer, at the following address,

                           Truck Retail Instalment Paper Corp.
                           c/o Navistar Financial Corporation
                           2850 West Golf Road
                           Rolling Meadows, IL  60008
                           Attention:  General Counsel
                           Telecopy:   (847) 734-4090

(5)      in the case of Harco Leasing, at the following address,

                           Harco Leasing Company, Inc.
                           c/o Navistar Financial Corporation
                           2850 West Golf Road
                           Rolling Meadows, IL  60008
                           Attention:  General Counsel
                           Telecopy:   (847) 734-4000

(6)      in the case of the Collateral Agent, at the following address,

                           The Bank of New York
                           2 North LaSalle Street
                           Suite 1020
                           Chicago, IL 60602

                           Attention: Indenture Trust Administration
                           Telecopy:   (312) 827-8562

(7) in the case of the Titling Trust, to the General Interest Trustee at its Corporate Trust Office (as such term is used in the Titling Trust Agreement), with a copy to Harco Leasing and Navistar Financial.

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

(8)      in the case of Moody's Investors Service, Inc., to:

                           Moody's Investors Service, Inc.
                           ABS Monitoring Department
                           99 Church Street
                           New York, New York 10007

(9)      in the case of Standard & Poor's Ratings Services, to:

                           Standard & Poor's Ratings Services
                           55 Water Street
                           40th Floor
                           New York, NY 10041-0003
                           Attention: Asset Backed Surveillance Department

or at such other address as shall be designated by such Person in a written notice to the other parties to the Basic Documents to which they are party.

                  Where any Basic Document provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid or by overnight mail to each Noteholder affected by such condition or event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Exhibit 10.04
                            SERIES 2000-1 SUPPLEMENT

                          Dated as of October 16, 2000

                                       to

                                    INDENTURE

                          Dated as of October 16, 2000

                       TRUCK RETAIL INSTALMENT PAPER CORP.

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,

                              as Indenture Trustee

                        ---------------------------------

                       TRUCK RETAIL INSTALMENT PAPER CORP.
                               SERIES 2000-1 NOTES

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE IDEFINITIONS..............................................................................................1

ARTICLE IICREATION OF THE SERIES 2000-1 NOTES.....................................................................7
                  SECTION 2.01.     Designation...................................................................7
                  SECTION 2.02.     Denomination, Form, Book Entry Registration and Transfer Restrictions.........8

ARTICLE IIIPAYMENTS TO SERIES 2000-1 HOLDERS AND ALLOCATION AND APPLICATION OF FUNDS..............................9
                  SECTION 3.01.     Interest9
                  SECTION 3.02.     Principal.....................................................................9
                  SECTION 3.03.     Allocations and Application of Funds..........................................9
                  SECTION 3.04.     Establishment of the Series 2000-1 Accounts..................................11

ARTICLE IVDISTRIBUTIONS AND REPORTSTO SERIES 2000-1 HOLDERS......................................................13
                  SECTION 4.01.     Distributions................................................................13
                  SECTION 4.02.     Reports and Statements to Series 2000-1 Holders..............................14

ARTICLE VAMORTIZATION EVENTS.....................................................................................15
                  SECTION 5.01.     Additional Amortization Events...............................................15

ARTICLE VIOPTIONAL REDEMPTION, TRANSFER RESTRICTIONS AND CERTAIN TERMS...........................................17
                  SECTION 6.01.     Optional Redemption..........................................................17
                  SECTION 6.02.     Transfer Restrictions........................................................18
                  SECTION 6.03.     Certain Terms Used in Basic Documents........................................18

ARTICLE VIIMISCELLANEOUS PROVISIONS..............................................................................19
                  SECTION 7.01.     Ratification of Agreement....................................................19
                  SECTION 7.02.     Counterparts.................................................................19
                  SECTION 7.03.     GOVERNING LAW................................................................20


                                    EXHIBITS

Exhibit A-1       Form of Class A Rule 144A Global Note
Exhibit A-2       Form of Class A Regulation S Global Note
Exhibit A-3       Form of Euroclear/Cedelbank Certification
Exhibit A-4       Form of Regulation S Certification
Exhibit B-1       Form of Class B Rule 144A Global Note
Exhibit B-2       Form of Class B Regulation S Global Note
Exhibit B-3       Form of Euroclear/Cedelbank Certification
Exhibit B-4       Form of Regulation S Certification
Exhibit C         Form of Monthly Payment Date Statement

                                    SCHEDULES

Schedule 1        Series 2000-1 Accounts

         THIS SERIES SUPPLEMENT, dated as of October 16, 2000 (as amended, supplemented or otherwise modified, this "Series Supplement") to the Indenture dated as of the date hereof (as amended, supplemented or otherwise modified, the "Indenture"), among Truck Retail Instalment Paper Corp. (the "Issuer") and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").

         Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Notes. The principal terms of any new Series of Notes are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 2000-1 Notes and specify the principal terms thereof. The Servicer is acknowledging this Series Supplement and agrees to comply with the terms hereof applicable to the Servicer.

                                    ARTICLE I

                                   DEFINITIONS

         (a) Capitalized terms not otherwise defined herein shall have the respective meanings assigned them in Part I of Appendix A to the Indenture. Whenever used in this Series Supplement, the following words shall have the following meanings:

         "Aged Pool Period" shall mean a period of time beginning on any date when in excess of 25% of the Issuer Receivables (measured by Pool Balance) as of such date is represented by Receivables which have been Issuer Receivables for at least seven continuous months and ending on the first Sale Date thereafter on which the Issuer sells in excess of 50% of the Issuer Receivables (measured by Pool Balance).

         "Aggregate Issuer Net Losses" shall mean, with respect to a Monthly Period, the result of (i) the aggregate Contract Values of all Issuer
Receivables newly designated during such Monthly Period as Liquidating Receivables minus (ii) Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables which were Issuer Receivables during such Monthly Period.

         "Class A Holder" shall mean a Holder of a Class A Note.

         "Class A Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of (1) the product of (A) the sum of (i) the outstanding principal balance of the Class A Notes on the preceding Payment Date after giving effect to all payments of principal in respect of the Class A Notes on such preceding Payment Date (or, in the case of the initial Payment Date, the outstanding principal balance on the Closing Date) and (2) the aggregate amount of accrued and unpaid interest owed with respect to the Class A Notes as of the preceding Payment Date and (B) the product of the Class A Note Rate for the related Payment Period and a fraction, the numerator of which is the actual number of days in such Payment Period and the denominator of which is 360 and
(2) the excess of the Class A Interest Distributable Amount for the prior Payment Date over the amount that was actually deposited in the Series 2000-1 Note Distribution Account on the Business Day preceding such Payment Date in respect of interest on the Class A Notes.

         "Class A Note"  shall  have the  meaning  given to such term in Section
2.01 hereof.

         "Class A Note Rate" shall mean (i) with respect to the initial Payment Period, 6.96%, (ii) with respect to any Payment Period thereafter which begins before the Targeted Final Payment Date for the Series 2000-1 Notes, One-Month LIBOR for such Payment Period plus 0.34% and (iii) with respect to any Payment Period which begins on or after the Targeted Final Payment Date for the Series 2000-1 Notes, One-Month LIBOR for such Payment Period plus 0.68%.

         "Class B Holder" shall mean a Holder of a Class B Note.

         "Class B Interest Distributable Amount" shall mean, with respect to any Payment Date, the sum of (1) the product of (A) the sum of (i) the outstanding principal balance of the Class B Notes on the preceding Payment Date after giving effect to all payments of principal in respect of the Class B Notes on such preceding Payment Date (or, in the case of the initial Payment Date, the outstanding principal balance on the Closing Date) and (2) the aggregate amount of accrued and unpaid interest owed with respect to the Class B Notes as of the preceding Payment Date and (B) the product of the Class B Note Rate for the related Payment Period and a fraction, the numerator of which is the actual number of days in such Payment Period and the denominator of which is 360 and
(2) the excess of the Class B Interest Distributable Amount for the prior Payment Date over the amount that was actually deposited in the Series 2000-1 Note Distribution Account on the Business Day preceding such Payment Date in respect of interest on the Class B Notes.

         "Class B Note"  shall  have the  meaning  given to such term in Section
2.01 hereof.

         "Class B Note Rate" shall mean (i) with respect to the initial Payment Period, 7.17%, (ii) with respect to any Payment Period thereafter which begins before the Targeted Final Payment Date for the Series 2000-1 Notes, One-Month LIBOR for such Payment Period plus 0.55% and (iii) with respect to any Payment Period which begins on or after the Targeted Final Payment Date for the Series 2000-1 Notes, One-Month LIBOR for such Payment Period plus 1.10%.

         "Combined Three-Month Net Loss Percentage" shall mean, for any Reference Date, the percentage equivalent of a fraction, the numerator of which is equal to Combined Three-Month Net Losses for that Reference Date and the denominator of which is equal to Three-Month Liquidations for the Monthly Period ending on such Reference Date minus Combined Three-Month Net Losses for that Reference Date.

         "Combined Three-Month Net Losses" shall mean, for any Reference Date, for all Receivables in the Navistar Serviced Portfolio written off during the Monthly Period ending on such Reference Date and the two Monthly Periods preceding such Monthly Period, the sum of (A) the unpaid principal plus accrued and unpaid interest on such Receivables at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off Receivables, net of all recoveries with respect to such Receivables and (B) the net losses of International (determined on the basis of International's normal practices) on the Navistar Serviced Portfolio.

         "Combined Twelve-Month Net Loss Percentage" shall mean for any Reference Date, the percentage equivalent of a fraction, the numerator of which is equal to Combined Twelve-Month Net Losses for that Reference Date and the denominator of which is equal to Twelve-Month Liquidations for the Monthly Period ending on such Reference Date minus Combined Twelve-Month Net Losses for that Reference Date.

         "Combined Twelve-Month Net Losses" shall mean, for any Reference Date, for all Receivables in the Navistar Serviced Portfolio written off during the Monthly Period ending on such Reference Date and the eleven Monthly Periods preceding such Monthly Period, the sum of (A) the unpaid principal plus accrued and unpaid interest at the time of repossession of the truck(s), bus(es) or trailer(s) securing all such written off Receivables, net of all recoveries with respect to such Receivables and (B) the net losses of International (determined on the basis of International's normal practices) on the Navistar Serviced Portfolio.

         "Distribution  Compliance  Period"  shall have the meaning set forth in
Section 6.02.

         "Exchange Date" shall have the meaning set forth in Section 2.02(g).

         "First Reserve Account Trigger Event" shall mean an event which shall occur and be continuing if, as determined on any Calculation Date:

          (1) the Combined Three-Month Net Loss Percentage exceeded 3.5% for the applicable Reference Date;

          (2) the Combined Twelve-Month Net Loss Percentage exceeded 3.0% for the applicable Reference Date;
                  or

          (3) the Three-Month Delinquency Percentage exceeded 2.0% for the applicable Reference Date.

         "Initial Payment Date" shall mean November 15, 2000.

         "Issuer Delinquency Percentage" shall mean, with respect to a Monthly Period, the aggregate Contract Value of all Issuer Receivables which are 61 days or more past due as of the last day of such Monthly Period, as determined in accordance with the Servicer's normal practices, expressed as a percentage of the aggregate Contract Value of all Issuer Receivables as of the last day of such Monthly Period.

         "Issuer Net Loss Percentage" shall mean, with respect to a date of determination, the product (expressed as a percentage) of (A) twelve and (B) a fraction, the numerator of which is equal to the sum of the Aggregate Issuer Net Losses plus Liquidation Proceeds for each of the Monthly Periods which are the sixth, fifth and fourth Monthly Periods preceding the Monthly Period in which such determination date occurs, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the second, third and fourth Monthly Periods preceding the Monthly Period in which such determination date occurs, and the denominator of which is the sum of the Contract Value of all Receivables owned directly or indirectly by the Issuer as of the last day of each of the seventh, sixth and fifth Monthly Periods preceding the Monthly Period in which such determination date occurs.

         "NSP Delinquency Percentage" shall mean, with respect to a Monthly Period, the aggregate Contract Value of all Receivables in the Navistar Serviced Portfolio which are 61 days or more past due as of the last day of such Monthly Period, as determined in accordance with the Servicer's normal practices, expressed as a percentage of the aggregate Contract Value of all Receivables in the Navistar Serviced Portfolio as of the last day of such Monthly Period.

         "Purchase Agreement" shall mean the Purchase Agreement, dated September 29, 2000, by and among Navistar Financial, the Issuer and Chase Securities Inc., as representative of the several initial purchasers.

         "Redemption Price" shall have the meaning set forth in Section 6.01 hereof.

         "Second Reserve Account Trigger Event" shall mean an event, which shall occur and be continuing if, as determined on any Calculation Date, the Combined Twelve-Month Net Loss Percentage exceeded 3.5%.

         "Series 2000-1 EFA Deposit Amount" shall mean, with respect to any Payment Date, the excess, if any, of the aggregate outstanding principal balance of the Series 2000-1 Notes as of the related Reference Date over the product of
(i) the Series Allocation Percentage for the Series 2000-1 Notes as of such Payment Date and (ii) the Borrowing Base as of such Payment Date.

         "Series 2000-1 Holders" shall mean the Holders of the Series 2000-1 Notes.

         "Series 2000-1 Interest Reserve Account" shall have the meaning set forth in Section 3.04.

         "Series 2000-1 Interest Reserve Deposit Amount" shall mean, with respect to any Payment Date, the excess, if any, of the Series 2000-1 Interest Reserve Specified Balance for such Payment Date over the amount on deposit in the Series 2000-1 Interest Reserve Account at the close of business on the day preceding such Payment Date.

         "Series 2000-1 Interest Reserve Specified Balance" shall mean, as of any date of determination during a Payment Period, the product of (a) 0.25% plus the Weighted Average Interest Rate for such payment period minus One-Month LIBOR for such Payment Period and (b) the outstanding principal balance of the Series 2000-1 Notes.

         "Series 2000-1 Interest Reserve Withdrawal Amount" shall mean (1) for any Payment Date prior to the Series 2000-1 Principal Payment Commencement Date, the sum of (A) (i) the product of (a) the Class A Interest Distributable Amount with respect to such Payment Date plus the Class B Interest Distributable Amount with respect to such Payment Date and (b) the Weighted Average Excess Funding Account Balance for the related Monthly Period divided by the Weighted Average Notes Principal Balance for such Monthly Period minus (ii) the product of (a) Weighted Average Series Allocation Percentage for such Monthly Period and (b) investment earnings on the Excess Funding Account for such Monthly Period and
(B) the excess, if any, of (a) the amount on deposit in the Series 2000-1 Interest Reserve Account as of such Payment Date over (b) the Series 2000-1
Interest Reserve Specified Balance as of such Payment Date less the amount specified in clause (A) of this definition for such Payment Date; provided that the Series 2000-1 Interest Reserve Withdrawal Amount may not be less than zero, and (2) for any Payment Date on or after the Series 2000-1 Principal Payment Date, the balance of the Series 2000-1 Interest Reserve Account.

         "Series 2000-1 Loss Reserve Account" shall have the meaning set forth in Section 3.04.

         "Series 2000-1 Loss Reserve Deposit Amount" shall mean, with respect to any Payment Date, the excess, if any, of the Series 2000-1 Loss Reserve Specified Balance as of such Payment Date over the amount on deposit in the Series 2000-1 Loss Reserve Account at the close of business on the day preceding such Payment Date.

         "Series 2000-1 Loss Reserve Specified Balance" shall mean as of any date, the lesser of (i) the Series Aggregate Discounted Asset Balance with respect to the Series 2000-1 Notes on such date and (ii) the greatest of (a) the product of (1) 7.00% and (2) such Series Aggregate Discounted Asset Balance, (b) if a First Reserve Account Trigger Event has occurred and is continuing on such date, the product of (1) 10.00% and (2) such Series Aggregate Discounted Asset Balance, (c) if a Second Reserve Account Trigger Event has occurred and is continuing on such date, the product of (1) 13.00% and (2) such Series Aggregate Discounted Asset Balance, and (d) 4.00% of the highest Series Aggregate Discounted Asset Balance with respect to the Series 2000-1 Notes since the date of the most recent Sale Date; provided, however, that if a Third Reserve Account Event has occurred and is continuing on such date, each percentage in clauses
(ii)(a), (ii)(b) and (ii)(c) above shall equal the sum of 3.00% and such percentage.

         "Series 2000-1 Notes" shall have the meaning set forth in Section 2.01 hereof.

         "Series 2000-1 Note Distribution Account" shall have the meaning set forth in Section 3.04 hereof.

         "Series 2000-1 Principal Payment Commencement Date" shall mean the earlier of the Targeted Final Payment Date for the Series 2000-1 Notes and the Amortization Date, if any.

         "Series 2000-1 Reserve Accounts" shall mean the Series 2000-1 Loss Reserve Account and the Series 2000-1 Interest Reserve Account.

         "Third Reserve Account Trigger Event" shall occur if, as the date of determination thereof, an Aged Pool Period is in effect on such date and (i) the Issuer Net Loss Percentage as of such determination date exceeds 1.5% or (ii) the average of the Issuer Delinquency Percentages for the three Monthly Periods preceding such determination date exceeds 2.0%.

         "Three-Month Delinquency Percentage" shall mean, with respect to any Reference Date, the average of the NSP Delinquency Percentages for the Monthly Period ending on such Reference Date and the two preceding Monthly Periods.

         "Three-Month Liquidations" shall mean, for any Reference Date, the Gross Balance of all Receivables in the Navistar Serviced Portfolio outstanding on the date that is two Monthly Periods preceding the beginning of that Monthly Period plus the Gross Balance of all Receivables added to the Navistar Serviced Portfolio during that Monthly Period and the two Monthly Periods preceding the beginning of that Monthly Period minus the Gross Balance of all Receivables in the Navistar Serviced Portfolio outstanding at the end of such Monthly Period.

         "Twelve-Month Liquidations" shall mean for any Monthly Period the Gross Balance of all Receivables in the Navistar Serviced Portfolio outstanding on the date that is eleven Monthly Periods preceding the beginning of that Monthly Period plus the Gross Balance of all Receivables added to the Navistar Serviced Portfolio during that Monthly Period and the eleven Monthly Periods preceding the beginning of that Monthly Period minus the Gross Balance of all Receivables in the Navistar Serviced Portfolio outstanding at the end of that Monthly Period.

         "U.S. Person" shall have the meaning set forth in Rule 902 under the Securities Act.

         "Weighted Average Class Percentage" shall mean, for any Payment Period with respect to the Class A Notes or the Class B Notes, the aggregate outstanding principal balance of such class on the first day of the Payment Period divided by the aggregate outstanding principal balance of the Series 2000-1 Notes on the first day of the Payment Period, after giving effect to any payment to be made to the Series 2000-1 Holders on such date.

         "Weighted Average EFA Balance" shall mean, for any Monthly Period, the result of (i) the sum of the balance in the Excess Funding Account at the close of business on each Business Day during such Monthly Period divided by (ii) the actual number of Business Days during such Monthly Period.

         "Weighted Average Interest Rate" shall mean, for any Payment Period, a fraction expressed as a percentage equal to the sum of (i) the Class A Note Rate in effect for such Payment Period multiplied by the Weighted Average Class Percentage for the Class A Notes for such Payment Period and (ii) the Class B Note Rate in effect for such Payment Period multiplied by the Weighted Average Class Percentage for the Class B Notes for such Payment Period.

         "Weighted Average Notes Principal Balance" shall mean, for any Monthly Period, the result of (i) the sum of the aggregate outstanding principal balance of all outstanding Notes at the close of business on each Business Day during such Monthly Period divided by (ii) the actual number of Business Days during such Monthly Period.

         "Weighted Average Series Allocation Percentage" shall mean, for any Monthly Period, the result of (i) the sum of the Series Allocation Percentage for the Series 2000-1 Notes at the close of business on each Business Day during such Monthly Period divided by (ii) the actual number of Business Days during such Monthly Period.

         (b) The rules of construction set forth in Part II of Appendix A to the Indenture shall be applicable to this Series Supplement. References to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified.

                                   ARTICLE II

                       CREATION OF THE SERIES 2000-1 NOTES

         SECTION 2.01.     Designation.

         (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Series 2000-1 Asset Backed Notes". Such Series shall be comprised of two classes: the Series 2000-1 Floating Rate Asset Backed Notes, Class A (the "Class A Notes") and the Series 2000-1 Floating Rate Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Series 2000-1 Notes").

         (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

         (c) The Issuer shall issue and the Indenture Trustee shall authenticate and deliver to the Issuer the Class A Notes, in the form of Notes as described in Section 2.02 hereto, in the initial aggregate principal amount of $475,000,000 and the Class B Notes, in the form of Notes as described in Section
2.02 hereto, in the initial aggregate principal amount of $25,000,000.

         SECTION 2.02. Denomination, Form, Book Entry Registration and Transfer Restrictions.

         (a) The Series 2000-1 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         (b) Upon original issuance, the Series 2000-1 Notes shall be issued as Book Entry Notes in the form of typewritten Global Notes ("Global Notes").

         (c) The Global Notes in substantially the form set forth in Exhibit A-1 and B-1, respectively, shall represent the Class A Notes and Class B Notes, respectively, which have been issued and sold to the initial purchasers pursuant to the Purchase Agreement and initially resold in reliance upon the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act (the "Rule 144A Global Note").

         (d) The Global Notes in substantially the forms set forth in Exhibit A-2 and B-2, respectively, shall initially represent the Class A Notes and the Class B Notes, respectively, which have been initially sold to non-U.S. Persons in reliance on the exemption from registration under the Securities Act provided by Regulation S (the "Temporary Regulation S Global Notes"). The Temporary Regulation S Global Notes will not be exchangeable for Definitive Notes in any circumstances.

         (e) Interests in the Temporary Regulation S Global Notes may be exchanged in accordance with the terms thereof for interests in the Permanent Regulation S Global Notes not earlier than the day following the last day of the Distribution Compliance Period (the "Exchange Date"). Such exchange shall be made only upon certification as to non-U.S. beneficial ownership.

         (f) On or before the Exchange Date, the Indenture Trustee will execute one or more Global Notes (the "Permanent Regulation S Global Notes") to be issued and delivered in exchange for all or part of the interests in the Temporary Regulation S Global Notes upon presentation to the Indenture Trustee through the Clearing Agency by Euroclear and Cedelbank of a certification of non-U.S. beneficial ownership, substantially in the form attached to the Temporary Regulation S Global Note.

         (g) Each of the Global Notes will be in fully registered form, without interest coupons attached. Each of the Global Notes will be registered on the Note Register in the name of the Clearing Agency.

                                   ARTICLE III

                      PAYMENTS TO SERIES 2000-1 HOLDERS AND

                       ALLOCATION AND APPLICATION OF FUNDS

         SECTION 3.01. Interest. Interest on the Series 2000-1 Notes shall accrue during each Payment Period on the outstanding principal balance of the Series 2000-1 Notes at the Class A Note Rate or the Class B Note Rate, as applicable, in effect for such Payment Period calculated on the basis of a 360-day year and the actual number of days elapsed during such Payment Period (or, in the case of the initial Payment Date, from the Closing Date to the end of such Payment Period). Accrued interest shall be due and payable to the Class A Holders in respect of the Class A Notes on each Payment Date and shall be paid from the deposits to the Series 2000-1 Note Distribution Account in respect of the payment of interest on the Class A Notes pursuant to Section 3.03. Accrued interest shall be due and payable to the Class B Holders in respect of the Class B Notes on each Payment Date and shall be paid in the amount of and from the deposits to the Series 2000-1 Note Distribution Account in respect of the payment of interest on the Class B Notes pursuant to Section 3.03. No interest shall be payable on the Class A Notes or the Class B Notes from and after such time as the outstanding principal balance of such Class A Notes or Class B Notes, as applicable, has been reduced to zero.

         SECTION 3.02. Principal. Other than after the occurrence of an Event of Default and acceleration of the Series 2000-1 Notes in accordance with Section 5.2(a) of the Indenture, the principal of each class of the Series 2000-1 Notes shall be due and payable in full on the Stated Final Maturity Date for the Series 2000-1 Notes and, to the extent of funds available therefor, on each Payment Date occurring on and after the Series 2000-1 Principal Payment Commencement Date from funds deposited in the Series 2000-1 Note Distribution Account in the amounts and in accordance with the priorities set forth in
Section 3.03 until the outstanding principal balance of the Series 2000-1 Notes has been reduced to zero. Payments to the Holders of the Class A Notes or the Class B Notes in respect of principal shall reduce the outstanding principal balance of the Class A Notes or the Class B Notes, as applicable.

         SECTION 3.03.     Allocations and Application of Funds.

         (a) All funds and amounts allocated to the Series 2000-1 Notes pursuant to the Indenture, including Section 8.2(i) thereof, this Series Supplement and any other Basic Document shall be allocated and applied as set forth in this
Section 3.03.

         (b) On the Business Day immediately preceding the initial Payment Date occurring on or after the Series 2000-1 Principal Payment Commencement Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw on that date (a) an amount equal to the EFA Allocable Amount with respect to the Series 2000-1 Notes for such Payment Date from the Excess Funding Account, to the extent of funds available therefor and (b) an amount equal to the Series 2000-1 Interest Reserve Withdrawal Amount from the Series 2000-1 Interest Reserve Account, and deposit such amount in the Series 2000-1 Note Distribution Account in respect of the payment of principal on the Series 2000-1 Notes; provided that any amounts to be deposited therein in excess of the aggregate outstanding principal amount of the Series 2000-1 Notes shall instead be applied in accordance with Section 3.03(c).

         (c) On the Business Day immediately preceding each Payment Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw on that date (i) an amount equal to the Series Allocable Amount for the Series 2000-1 Notes for the related Payment Date from the Collection Account and (ii) an amount equal to the Series 2000-1 Interest Reserve Withdrawal Amount for such Payment Date from the Series 2000-1 Interest Reserve Account, in each case to the extent of funds available therefor, and apply the sum of such amounts on that date in the following order of priority (and only to the extent of funds remaining after all prior applications) to the following accounts:

         (1) first, the Class A Interest Distributable Amount with respect to such Payment Date shall be deposited in the Series 2000-1 Note Distribution Account in respect of the payment of interest on the Class A Notes;

         (2) second, the Class B Interest Distributable Amount with respect to such Payment Date shall be deposited in the Series 2000-1 Note Distribution Account in respect of the payment of interest on the Class B Notes;

         (3) third, if such Payment Date will occur before the Series 2000-1 Principal Payment Commencement Date, the Series 2000-1 EFA Deposit Amount with respect to such Payment Date shall be deposited in the Excess Funding Account;

         (4) fourth, if such Payment Date will occur on or after the Series 2000-1 Principal Payment Commencement Date, the excess of the outstanding principal balance of the Series 2000-1 Notes over any deposits made or to be made to the Series 2000-1 Note Distribution Account pursuant to Section 3.03(b) on such Business Day shall be deposited in the Series 2000-1 Note Distribution Account in respect of the payment of principal on the Series 2000-1 Notes;

         (5) fifth, if such Payment Date will occur before the Series 2000-1 Principal Payment Commencement Date, the Series 2000-1 Interest Reserve Deposit Amount with respect to such Payment Date shall be deposited in the Series 2000-1 Interest Reserve Account;

         (6) sixth, if such Payment Date will occur before the Series 2000-1 Principal Payment Commencement Date, the Series 2000-1 Loss Reserve Deposit Amount with respect to such Payment Date shall be deposited in the Series 2000-1 Loss Reserve Account;

         (7) seventh, any remaining amounts will be deemed "Excess Collections" for purposes of the Indenture and shall be applied to make payments on other Series as provided in
                  Section 8.2(f) of the Indenture; and

         (8) eighth, any remaining amounts shall be paid to or at the direction of the Issuer.

If the amounts made available to make the deposits and payments described in the preceding clauses (1), (2), (3) or (4) on the Business Day immediately preceding any Payment Date are insufficient for such purposes, the Servicer shall instruct the Indenture Trustee in writing to withdraw funds from the Series 2000-1 Loss Reserve Account, to the extent of the funds available therein, and apply such funds in the priority set forth above (but only on such Business Day to the extent necessary to make the deposits or payments specified in such clauses (1),
(2), (3) and (4)). If, after the application of the funds as provided in clauses
(1) through (7) above, the funds on deposit in the Series 2000-1 Loss Reserve Account exceed the Series 2000-1 Loss Reserve Specified Balance or the funds on deposit in the Series 2000-1 Interest Reserve Account exceed the Series 2000-1
Interest Reserve Specified Balance, then the Servicer shall instruct the Indenture Trustee in writing to withdraw the amount of such excess from the Series 2000-1 Loss Reserve Account or the Series 2000-1 Interest Reserve Account, as applicable, for payment to or at the direction of the Issuer.

If the amounts available to make the deposits and payments described in the preceding clauses (1) through (7) and the application of funds available in the Series 2000-1 Loss Reserve Account in the preceding paragraph are insufficient for such purposes, the amount of the shortfall in such deposits and payments shall be the Series Shortfall for the Series 2000-1 Notes and any Excess Collections allocable to the Series 2000-1 Notes pursuant to Section 8.2(e) of the Indenture shall be applied to reduce such Series Shortfall by the Indenture Trustee in the priority set forth above.

If the Series 2000-1 Notes have been accelerated or declared immediately due and payable as provided in Section 5.2 of the Indenture following the occurrence of an Event of Default specified in Section 5.1(a) or (b) of the Indenture, until such time as all outstanding principal and interest on the Class A Notes has been paid in full, any amounts deposited in the Series 2000-1 Note Distribution Account shall be distributed to the Series 2000-1 Holders in the following priority: (1) to the Class A Holders for the payment of interest and then principal on the Class A Notes and (2) to the Class B Holders for the payment of interest and then principal on the Class B Notes.

Notwithstanding anything to the contrary herein, in no event shall any amount be deposited in the Series 2000-1 Note Distribution Account with respect to principal in respect of the Class B Notes until all principal and interest payable in respect of the Class A Notes has been deposited in the Series 2000-1 Note Distribution Account for payment to the Class A Holders on the related Payment Date and any such deposits to be made in respect of principal of the Class B Notes shall instead be made in respect of the payment of interest and principal on the Class A Notes.

         SECTION 3.04.     Establishment of the Series 2000-1 Accounts.

         (a) The Servicer, for the benefit of the Series 2000-1 Holders, shall cause to be established and maintained in the name of the Indenture Trustee an Eligible Deposit Account (the "Series 2000-1 Note Distribution Account") which shall be identified as the "Series 2000-1 Note Distribution Account for Truck Retail Instalment Paper Corp." and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Holders. After the Closing Date, deposits to and withdrawals from the Series 2000-1 Note Distribution Account shall be made as provided in the Indenture and this Series Supplement.

         (b) The Servicer, for the benefit of the Series 2000-1 Holders, shall cause to be established and maintained in the name of the Indenture Trustee, an Eligible Deposit Account (the "Series 2000-1 Loss Reserve Account") which shall be identified as the "Series 2000-1 Loss Reserve Account for Truck Retail Instalment Paper Corp." and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Holders. On the Series Issuance Date for the Series 2000-1 Notes, the Issuer shall cause to be deposited in the Series 2000-1 Loss Reserve Account an amount of cash or Eligible Investments equal to 7.0% of the Series Aggregate Discounted Asset Balance for the Series 2000-1 Notes as of Two Business Days prior to the Closing Date. If, on any Purchase Date or Sale Date, after giving effect to all transactions on such date, the amount of funds in the Series 2000-1 Loss Reserve Account exceeds the Series 2000-1 Loss Reserve Specified Balance, then the Servicer may instruct the Indenture Trustee in writing to withdraw the amount of such excess for payment to or at the direction of the Issuer. On any date, the Issuer may, at its option, add funds to the Series 2000-1 Loss Reserve Account. After the Closing Date, deposits to and withdrawals from the Series 2000-1 Loss Reserve Account shall be made as provided in the Indenture and this Series Supplement.

         (c) The Servicer, for the benefit of the Series 2000-1 Holders, shall cause to be established and maintained in the name of the Indenture Trustee, an Eligible Deposit Account (the "Series 2000-1 Interest Reserve Account") which shall be identified as the "Series 2000-1 Interest Reserve Account for Truck Retail Instalment Paper Corp." and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-1 Holders. On the Series Issuance Date for the Series 2000-1 Notes, the Issuer shall cause to be deposited in the Series 2000-1 Interest Reserve Account an amount of cash or Eligible Investments equal to the Series 2000-1 Interest Reserve Specified Balance on such date. If, on any Purchase Date or Sale Date, after giving effect to all transactions on such date, the amount of funds in the Series 2000-1 Interest Reserve Account exceeds the Series 2000-1 Interest Reserve Specified Balance, then the Servicer may instruct the Indenture Trustee in writing to withdraw the amount of such excess for payment to or at the direction of the Issuer. On any date, the Issuer may, at its option, add funds to the Series 2000-1 Interest Reserve Account. After the Closing Date, deposits to and withdrawals from the Series 2000-1 Interest Reserve Account shall be made as provided in the Indenture and this Series Supplement.

         (d) Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 2000-1 Reserve Account and the Series 2000-1 Note Distribution Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute account for any of such accounts is established pursuant to Section 2.02 of the Servicing Agreement, the Servicer shall provide to the Indenture Trustee an amended Schedule 1, setting forth the relevant information for such substitute account.

         (e) All Eligible Investments in the Series 2000-1 Reserve Accounts and the Series 2000-1 Note Distribution Account shall be held by the Indenture Trustee solely for the benefit of the Series 2000-1 Holders. Pursuant to the authority granted to the Servicer in Section 8.2 of the Indenture and Section
2.01 and Section 2.02 of the Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee to instruct the Indenture Trustee in writing to make withdrawals and payments from the Series 2000-1 Reserve Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

                                   ARTICLE IV

                            DISTRIBUTIONS AND REPORTS

                            TO SERIES 2000-1 HOLDERS

         SECTION 4.01.     Distributions.

         (a) All deposits to the Series 2000-1 Note Distribution Account shall be held in trust for the benefit of the Series 2000-1 Holders entitled thereto (unless the Paying Agent is the Indenture Trustee) and all distributions from the Series 2000-1 Note Distribution Account shall be to the holders of the class of the Series 2000-1 Notes in respect of which such deposit has been made and for the purpose for which such deposit has been made, in each case as specified in this Series Supplement, and no amounts so withdrawn from the Series 2000-1 Note Distribution Account for payments on the Series 2000-1 Notes shall be paid over to the Issuer or to any other Noteholders.

         (b) On each Payment Date, the Indenture Trustee shall distribute to each Series 2000-1 Holder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Series 2000-1 Holder's pro rata share (based on the aggregate principal balance of the Series 2000-1 Notes held by such Series 2000-1 Holder) of the amounts on deposit in the Series 2000-1 Note Distribution Account which have been deposited in respect of the payment of principal, interest or otherwise in respect of the Series 2000-1 Notes held by such Series 2000-1 Holder on such Payment Date pursuant to Section 3.03(b) and (c), in each case in accordance with this Series Supplement and the Indenture.

         (c) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 2000-1 Holders hereunder shall be made by check mailed to each Series 2000-1 Holder at such Noteholder's address appearing in the Note Register without presentation or surrender of any Series 2000-1 Note or the making of any notation thereon; provided, however, that, with respect to Series 2000-1 Notes registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

         SECTION 4.02.     Reports and Statements to Series 2000-1 Holders.

         (a) On or prior to each Payment Date, commencing with the Initial Payment Date, the Servicer will provide to the Indenture Trustee, and on each Payment Date, the Indenture Trustee shall forward to each Series 2000-1 Holder (provided the Indenture Trustee has received such report from the Servicer), a statement prepared by the Servicer, substantially in the form attached as Exhibit C hereto, setting forth the following information relating to the Issuer and the Series 2000-1 Notes:

         (1) the total amount to be paid to Class A Holders and Class B Holders on such Payment Date;

         (2) the amount, if any, of the payment allocable to principal on the Class A Notes and Class B Notes on such Payment Date;

         (3) the amount, if any, of the payment allocable to interest on the Class A Notes and Class B Notes on such Payment Date;

         (4) the expected outstanding principal balance of the Class A Notes and the Class B Notes, after giving effect to all payments reported under (2) above on such Payment Date;

         (5) the Total Collected Amount for the related Monthly Period, the Total Available Amount for such Payment Date and the Series Allocable Amount for the Series 2000-1 Notes for the related Monthly Period;

         (6) the Series 2000-1 Loss Reserve Specified Balance for such Payment Date, the amount to be deposited or withdrawn from the Series 2000-1 Loss Reserve Account on such Payment Date and the balance of the Series 2000-1 Loss Reserve Account after such deposits and withdrawals;

         (7) the Series 2000-1 Interest Reserve Specified Balance for such Payment Date, the amount to be deposited or withdrawn from the Series 2000-1 Interest Reserve Account on such Payment Date and the balance of the Series 2000-1 Interest Reserve Account after such deposits and withdrawals;

         (8) the amount of the Total Servicing Fee payable to the Servicer with respect to the related Monthly Period; and

         (9) the Combined Three-Month Net Loss Percentage and the Combined Twelve-Month Net Loss Percentage for the Reference Date, and the NSP Delinquency Percentage for the related Monthly Period and, if an Aged Pool Period is then in effect, the Issuer Net Loss Percentage and the Issuer Delinquency Percentage for the related Monthly Period.

Each amount set forth pursuant to subclauses (1), (2) and (3) will be expressed as a dollar amount per $1,000 of the initial outstanding principal balance of the Series 2000-1 Notes.

         (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Indenture Trustee.

         (c) On or before April 30 of each calendar year, beginning with calendar year 2001, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-1 Holder, a report prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-1 Holders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-1 Noteholder. The Servicer shall prepare and the Indenture Trustee shall furnish to each person who was a Series 2000-1 Noteholder during the preceding calendar year in the time and manner required by the Code such information as is required to be provided by an issuer of indebtedness under the Code, including Forms 1099 and such other customary information as is necessary to enable the Series 2000-1 Holders to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

                                    ARTICLE V

                               AMORTIZATION EVENTS

         SECTION 5.01.     Additional Amortization Events.

         (a) Except as provided in Section 5.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 2000-1 Holders, be deemed to be an Amortization Event, including for purposes of
Section  5.17(c) of the  Indenture,  solely  with  respect to the Series  2000-1
Notes:

         (1) the Issuer shall fail to pay any interest on any Series 2000-1 Note as and when the same becomes due and payable, and such payment default shall continue unremedied for a period of 5 days;

         (2)      the  balance  in  the  Series   2000-1  Loss  Reserve  Account
                  equals zero after the application of funds pursuant to Section 3.03(b) and (c) hereof;

         (3) at the close of business of any Payment Date, the balance in the Series 2000-1 Interest Reserve Account is less than one-sixth of the Series 2000-1 Interest Reserve Specified Balance after the application of funds in Section 3.03(b) and
                  (c) hereof;

         (4)      the   Combined   Twelve-Month  Net  Loss  Percentage  for  any
                  Reference Date exceeds 4.25%;

         (5) the Three-Month Delinquency Percentage for any Reference Date exceeds 2.5%;

         (6) the Series 2000-1 Holders are not paid all outstanding principal and accrued interest on the Series 2000-1 Notes on or prior to the Targeted Final Payment Date for the Series 2000-1 Notes;

         (7) the occurrence of a Servicer Default that has a material adverse effect on the Series 2000-1 Holders;

         (8) the occurrence of a Receivable Purchase Termination Event under the Receivables Purchase Agreement that has a material adverse effect on the Series 2000-1 Holders;

         (9) the Lien on the Collateral created in favour of the Indenture Trustee on behalf of the holders of Notes shall become legally unenforceable; and

         (10) the United States government or any agency or instrumentality thereof files a notice of a lien on the assets of either the Seller or the Issuer under Code Section 6323 or any similar statutory provision which is or may in the future be prior to the lien of the Indenture Trustee on behalf of the Noteholders on the Collateral and such lien shall not have been terminated within 30 days.

         (b) If an Amortization Event of the type described in clause (1) through (6) or clauses (9) or (10) of Section 5.01(b) should occur, such Amortization Event shall be deemed to have occurred on the day such Amortization Event occurs. If an Amortization Event of the type described in clauses (7) or
(8) of Section 5.01(b) should occur and be continuing, then and in every such case, unless the principal amount of the Series 2000-1 Notes shall have already become due and payable or an Amortization Event has been declared or has occurred with respect to a Series other than the Series 2000-1 or pursuant to the Indenture, either the Indenture Trustee or the Series 2000-1 Holders representing not less than a majority of the outstanding principal balance of the Controlling Class for the Series 2000-1 Notes must declare that the Amortization Event has occurred by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Series 2000-1 Holders) setting forth the Amortization Event, and until such declaration, such Amortization Event shall be deemed not to have occurred.

                                   ARTICLE VI

          OPTIONAL REDEMPTION, TRANSFER RESTRICTIONS AND CERTAIN TERMS

         SECTION 6.01.     Optional Redemption.

         (a) The Series 2000-1 Notes will be subject to optional redemption in full pursuant to Section 10.1(b) of the Indenture and Section 6.01(b) upon the terms and conditions set forth in this Section 6.01.

         (b) On any date selected by the Issuer (the "Redemption Date") which is a Payment Date occurring on or after August 15, 2005, the Issuer may, at its option, without premium or penalty, redeem the Series 2000-1 Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date; provided an amount at least equal to the aggregate Redemption Price shall be on deposit in the Excess Funding Account on or prior the date upon which notice of such redemption is given to the Indenture Trustee as provided in the following sentence. If the Redemption Date occurs on a date other than the Targeted Final Payment Date for the Series 2000-1 Notes, then the Issuer shall give the Indenture Trustee not more than 60 nor less than 10 days prior written notice of the Redemption Date. The Indenture Trustee shall give notice of redemption by first-class mail, postage prepaid, mailed not more than 60 nor less than 10 days prior to the Redemption Date to each Series 2000-1 Holder as of the close of business on the Record Date related to such Payment Date at such Series 2000-1 Holder's address appearing in the note register to be maintained by the Indenture Trustee. The notice of redemption of the Series 2000-1 Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. The failure to give notice of redemption, or any defect, therein, to any Series 2000-1 Holder will not impair or affect the validity of the redemption of any other Series 2000-1 Note. The Issuer shall furnish the Rating Agencies notice of any such redemption concurrently with notice to the Series 2000-1 Holders.

         (c) The Series 2000-1 Notes shall, following notice of redemption, become due and payable on the Redemption Date at a price equal to the outstanding principal amount of the Series 2000-1 Notes, plus accrued and unpaid interest thereon at the Class A Rate or Class B Rate, as the case may be, to but excluding the Redemption Date (the "Redemption Price") and (unless the Issuer defaults in the payment of the Redemption Price) no interest will accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purpose of calculating the Redemption Price.

         (d) On the Business Day immediately preceding the Redemption Date, the Issuer shall instruct the Indenture Trustee in writing to withdraw on that date an amount equal to the EFA Allocable Amount with respect to the Series 2000-1 Notes for the Payment Date on which such Redemption Date occurs from the Excess Funding Account, to the extent of funds available therefor, and deposit the lesser of such amount or the principal portion of the Redemption Price in the Series 2000-1 Note Distribution Account in respect of the payment of the Redemption Price.

         (e) On the Business Day immediately preceding the Redemption Date, the Issuer shall instruct the Indenture Trustee in writing to deposit in the Series 2000-1 Note Distribution Account, to the extent required such that the amounts on deposit therein, after the deposit pursuant to Section 3.03(d) shall equal the Redemption Price, all amounts on deposits in the Series 2000-1 Reserve Accounts and the amounts permitted to be withdrawn from the Collection Account on such Business Day pursuant to Section 3.03(c) hereof.

         SECTION 6.02.     Transfer Restrictions.

         (a) During the period commencing on the Series Issuance Date for the Series 2000-1 Notes and ending on the 40th day thereafter (the "Distribution Compliance Period"), a beneficial interest in any Temporary Regulation S Global Note may not be transferred to a U.S. Person, unless the beneficial interest in the Temporary Regulation S Global Note is exchanged for a beneficial interest in the Rule 144A Global Note, and then only if such exchange occurs in connection with a transfer pursuant to Rule 144A under the Securities Act and the transferor first delivers to the Indenture Trustee a written certificate to the effect that such transfer is being made to a Person that the transferor reasonably believes is a QIB purchasing for its own account or the account of a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) (a "QIB") in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with all applicable securities laws of all U.S. states and other jurisdictions.

         (b) Beneficial interests in a Rule 144A Global Note may be transferred to a Person that takes delivery in the form of an interest in a Temporary Regulation S Global Note, prior to the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Indenture Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S under the Securities Act.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a Person that takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in the first such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to such beneficial interest in such other Global Note for so long as it remains such an interest.

         (d) In addition to the foregoing restrictions, the transfer of the Series 2000-1 Notes, or beneficial interests therein, shall be subject to the restrictions set forth in the respective Global Notes attached hereto.

         SECTION 6.03. Certain Terms Used in Basic Documents. The following terms used in the Basic Documents shall have the indicated meanings with respect to the Series 2000-1 Notes:

         (a) The Series Issuance Date for the Series 2000-1 Notes shall be October 16, 2000.

         (b) The Stated Final Maturity Date for the Series 2000-1 Notes shall be May 15, 2013.

         (c) The Targeted Final Maturity Date for the Series 2000-1 Notes shall be October 17, 2005.

         (d)      The   Cutoff  Date  for  the  Series  2000-1  Notes  shall  be
August 31, 2000.

         (e) The Principal Payment Commencement Date for the Series 2000-1 Notes shall be the Series 2000-1 Principal Payment Commencement Date.

         (f) The Specified Balance for the Series 2000-1 Loss Reserve Account shall be the Series 2000-1 Loss Reserve Specified Balance.

         (g) The Specified Balance for the Series 2000-1 Interest Reserve Account shall be the Series 2000-1 Interest Reserve Specified Balance.

         (h) The Series Shortfall for the Series 2000-1 Notes shall be the amount described as such in the last paragraph of Section 3.03 hereof.

         (i) The Principal Distributable Amount for the Series 2000-1 Notes shall be the outstanding principal balance of the Series 2000-1 Notes.

         (j) Excess Collections for the Series 2000-1 Notes shall have the meaning given to such term in clause (7) of Section 3.03(c) hereof.

         (k) The Note Distribution Account for the Series 2000-1 Notes shall be the Series 2000-1 Note Distribution Account.

         (l) The Rating Agencies rating the Series 2000-1 Notes shall be S&P and Moody's.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.01. Ratification of Agreement. As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 7.02. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.03. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT THAT THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                             TRUCK RETAIL INSTALMENT PAPER CORP.


                             By:      Navistar Financial Corporation

                             By:________________________________________
                                      Name:
                                      Title:


                             THE BANK OF NEW YORK,
                             as Indenture Trustee

                             By:________________________________________
                                      Name:    Erwin Soriano
                                      Title:   Assistant Treasurer


Acknowledged and Accepted:

NAVISTAR FINANCIAL CORPORATION,
Servicer

By:_____________________________
Name:
Title:

                                      A1-7

                                                                     EXHIBIT A-1
REGISTERED
No. R-1


                                       [Form of Class A Rule 144A Global Note]


THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE (OR AN INTEREST HEREIN) IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE (OR SUCH INTEREST) MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A").

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFF SHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any
         Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRUCK RETAIL INSTALMENT PAPER CORP.
(A Delaware Corporation)

SERIES 2000-1 FLOATING RATE ASSET BACKED NOTES, CLASS A

RULE 144A GLOBAL NOTE

Evidencing an indebtedness of the Issuer, the assets of which consists of retail note receivables and an interest in retail lease receivables (collectively the "Receivables") generated from time to time in the ordinary course of business by Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and its affiliates. This Note (the "Note") does not represent any interest in, or recourse obligation of, Navistar Financial or any of its affiliates (other than the Issuer).

         Truck Retail Instalment Paper Corp., a Delaware corporation (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns (the "Noteholder"), the principal sum set forth on
Schedule 1 to this Note (as maintained as described on the reverse side of this Note), at the times specified and in the amounts specified in the Indenture (as defined on the reverse side of this Note) and the Series 2000-1 Supplement; provided that the entire outstanding principal amount of this Note shall be due and payable on May 15, 2013 (the "Stated Final Payment Date"). The Issuer shall pay interest on this Note on the dates, in the amounts and in the manner set forth in the Indenture and the Series 2000-1 Supplement.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: October 16, 2000                      TRUCK RETAIL INSTALMENT PAPER CORP.


                           By: ________________________________________
                                 Name:
                                 Title:


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

Dated: October 16, 2000                             THE BANK OF NEW YORK,
                                  not in its individual capacity but solely as Indenture Trustee

                                  By: ______________________
                                      Name:

                                     Title:

                                 REVERSE OF NOTE

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 2000-1 Floating Rate Asset Backed Notes, Class A (herein called the "Class A Notes"), all issued under an Indenture, dated as of October 16, 2000 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture) as supplemented by the Series 2000-1 Supplement, dated as of October 16, 2000, between the Issuer and the Indenture Trustee (the "Series 2000-1 Supplement"), to which Indenture and Series 2000-1 Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A Notes are one of the duly authorized series of Notes of the Issuer issued and to be issued from time to time pursuant to the Indenture (collectively, as to all Notes of all such series, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note (and each related Note Owner) by virtue of acceptance hereof (or of any interest herein) assents and by which such Person is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

                  Principal Amount. Upon initial issuance, this Rule 144A Global Note shall have an initial principal balance equal to the principal balance of the Class A Notes which were sold to the initial purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Rule 144A. Such initial principal balance shall be indicated on Schedule 1 to this Rule 144A Global Note. Concurrently with the issuance of this Rule 144A Global Note, the Issuer will issue another Global Note (the "Temporary Regulation S Global Note"), the initial principal balance of which shall equal the principal amount of the Class A Notes which were sold to non-U.S. Persons in reliance on the exemption from registration under the Securities Act provided by Regulation S. Under certain circumstances, all or part of the interests in the Temporary Regulation S Global Note may be exchanged for interests in a permanent Global Note (the "Permanent Regulation S Global Note" and, together with the Temporary Regulation S Global Note, the "Regulation S Global Notes").

                  Upon a transfer in compliance with the requirements of the Indenture by any Note Owner holding a beneficial interest in this Rule 144A Global Note of all or a portion of such beneficial interest to a non-U.S. Person who will hold such beneficial interest through either Regulation S Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in this Rule 144A Global Note and shall become an interest in the applicable Regulation S Global Note. Similarly, upon a transfer in compliance with the requirements of the Series 2000-1 Supplement by any Note Owner holding a beneficial interest in a Regulation S Global Note of all or a portion of such beneficial interest to a Person who will hold such beneficial interest through this Rule 144A Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in such Regulation S Global Note and shall become an interest in this Rule 144A Global Note. In either such case, the Issuer shall procure that the principal amount of this Rule 144A Global Note and of the Regulation S Global Note is increased or decreased appropriately and that the remaining principal balance of this Rule 144A Global Note is noted on Schedule 1 hereto, whereupon the principal amount of this Rule 144A Global Note shall be as most recently so noted.

                  Equally and Ratably Secured. The Class A Notes and all other series of Notes issued pursuant to the Indenture, except as otherwise provided thereunder, are and shall be equally and ratably secured by the Collateral as provided in the Indenture. The sole source of funds for payments on the Class A Notes and any other series or class of Notes will be the Collateral and the Holders of such Notes will not otherwise have recourse to the Issuer, Navistar Financial Corporation, their affiliates or any other person.

                  No  Recourse  Against  Persons in  Individual  Capacity.  Each
Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any direct or indirect owner of the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any direct or indirect owner of the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

                  No Petition Covenant. Each Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Holder will not, prior to the date which is one year and one day after the termination of such Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  Tax Characterization. Each Noteholder, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                  Ownership Treatment. Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  Amendments to Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class A Holders under the Indenture at any time by the Issuer and the Indenture Trustee without the consent of the Holders of Notes. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class A Holders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the principal amount of the outstanding Class A Notes. The Indenture also contains provisions permitting the Holders of Notes representing a majority of the principal amount of the outstanding Class A Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Class A Holders.

                  Miscellaneous.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Seller, the Servicer nor the Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that such covenants, obligations and indemnifications have been made by the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note. Notwithstanding anything to the contrary herein, the Issuer shall make the payments required under this Indenture, the Series Supplements and the Notes from the Collateral.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee




    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises
Dated:
                                                           Signature Guaranteed:


--------
  0 NOTE: The signature to this assignment must correspond with the name of the registered holder as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                   Schedule 1

         Payments and Transfers of Interests to Regulation S Global Note


Date of payment,       Principal amount of       Principal amount of     Remaining principal    Authorised
delivery or            Rule 144A Global Note     Reg. S Global Note      amount of Rule 144A    Signatory
cancellation           transferred to Reg. S     transferred to Rule     Global Note
                       Global Note               144A Global Note


                                      A2-3

                                                                     EXHIBIT A-2
REGISTERED
No. R-1


              [Form of Class A Temporary Regulation S Global Note]


THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY REGULATION S THEREUNDER ("REGULATION S").

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any
         Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRUCK RETAIL INSTALMENT PAPER CORP.
(A Delaware Corporation)

SERIES 2000-1 FLOATING RATE ASSET BACKED NOTES, CLASS A

                  Evidencing an indebtedness of the Issuer, the assets of which consists of retail note receivables and an interest in retail lease receivables (collectively the "Receivables") generated from time to time in the ordinary course of business by Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and its affiliates. This Note (the "Note") does not represent any interest in, or recourse obligation of, Navistar Financial or any of its affiliates (other than the Issuer).

                  Truck Retail Instalment Paper Corp., a Delaware corporation (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns (the "Noteholder"), the principal sum set forth on Schedule 1 to this Note (as maintained as described on the reverse side of this Note), at the times specified and in the amounts specified in the Indenture (as defined on the reverse side of this Note) and the Series 2000-1 Supplement; provided that the entire outstanding principal amount of this Note shall be due and payable on May 15, 2013 (the "Stated Final Payment Date"). The Issuer shall pay interest on this Note on the dates, in the amounts and in the manner set forth in the Indenture and the Series 2000-1 Supplement.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: October 16, 2000                      TRUCK RETAIL INSTALMENT PAPER CORP.


                                                     By: ______________________
                                      Name:

                                     Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

Dated: October 16, 2000                               THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Indenture Trustee

                                    By: ______________________
                                    Name:

                                     Title:

                                 REVERSE OF NOTE

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 2000-1 Floating Rate Asset Backed Notes, Class A (herein called the "Class A Notes"), all issued under an Indenture, dated as of October 16, 2000 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture) as supplemented by the Series 2000-1 Supplement, dated as of October 16, 2000, between the Issuer and the Indenture Trustee (the "Series 2000-1 Supplement") to which Indenture and Series 2000-1 Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class A Notes are one of the duly authorized series of Notes of the Issuer issued and to be issued from time to time pursuant to the Indenture (collectively, as to all Notes of all such series, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note (and each related Note Owner) by virtue of acceptance hereof (or of any interest herein) assents and by which such Person is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

                  Exchange for Permanent Regulation S Global Note. On or after 40 days after the date of issue of this Temporary Regulation S Global Note (the "Exchange Date"), the Issuer shall procure the delivery of a permanent global note (the "Permanent Regulation S Global Note"), in full or partial exchange for this Temporary Regulation S Global Note against:

         (a) presentation and surrender of this Temporary Regulation S Global Note at the specified office of the Indenture Trustee; and

         (b) receipt by the Indenture Trustee of a certificate or certificates issued by each Clearing Agency dated not earlier than the Exchange Date and in substantially the form set out in Exhibit A-3 to this Temporary Regulation S Global Note.

The principal amount of the Permanent Regulation S Global Note on such date shall be equal to the aggregate of the principal amounts specified in the certificates issued by the Clearing Agencies and received by the Indenture Trustee.

                  Any person who would, but for the provisions of this Temporary Regulation S Global Note, the Permanent Global Note and the Indenture, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this Temporary Regulation S Global Note for a like part of the Permanent Regulation S Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit A-4 (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents).

                  Principal Amount. Upon initial issuance, this Temporary Regulation S Global Note shall have an initial principal balance equal to the principal balance of the Class A Notes which were sold to the Initial Purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Regulation S. Such initial principal balance shall be indicated on Schedule 1 to this Temporary Regulation S Global Note. Concurrently with the issuance of this Temporary Regulation S Global Note, the Issuer will issue another Global Note (the "Rule 144A Global Note"), the initial principal balance of which shall equal the principal amount of the Class A Notes which were sold to the Initial Purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Rule 144A.

                  Upon a transfer in compliance with the requirements of the Indenture by any Note Owner holding a beneficial interest in this Temporary Regulation S Global Note of all or a portion of such beneficial interest to a Person who will hold such beneficial interest through the Rule 144A Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in this Temporary Regulation S Global Note and shall become an interest in the Rule 144A Global Note. Similarly, upon a transfer in compliance with the requirements of the Series 2000-1 Supplement by any Note Owner holding a beneficial interest in the Rule 144A Global Note of all or a portion of such beneficial interest to a non-U.S. Person who will hold such beneficial interest through this Temporary Regulation S Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in the Rule 144A Global Note and shall become an interest in this Temporary Regulation S Global Note. In either such case, the Issuer shall procure that the principal amount of this Temporary Regulation S Global Note and of the Rule 144A Global Note is increased or decreased appropriately and that the remaining principal balance of this Temporary Regulation S Global Note is noted on Schedule 1 hereto, whereupon the principal amount of this Temporary Regulation S Global Note shall be as most recently so noted.

                  Equally and Ratably Secured. The Class A Notes and all other Notes issued pursuant to the Indenture, except as otherwise provided thereunder, are and shall be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The sole source of funds for payments on the Class A Notes and any other series or class of Notes will be the Collateral and the Holders of such Notes will not otherwise have recourse to the Issuer, Navistar Financial Corporation, their affiliates or any other person.

                  No  Recourse  Against  Persons in  Individual  Capacity.  Each
Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any direct or indirect owner of the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any direct or indirect owner of the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

                  No Petition Covenant. Each Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Holder will not, prior to the date which is one year and one day after the termination of such Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  Tax Characterization. Each Noteholder, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                  Ownership Treatment. Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  Amendments to Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class A Holders under the Indenture at any time by the Issuer and the Indenture Trustee without the consent of the Holders of Notes. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class A Holders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the principal amount of the outstanding Class A Notes. The Indenture also contains provisions permitting the Holders of Notes representing a majority of the principal amount of the outstanding Class A Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Class A Holders.

                  Miscellaneous.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Seller, the Servicer nor the Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that such covenants, obligations and indemnifications have been made by the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note. Notwithstanding anything to the contrary herein, the Issuer shall make the payments required under this Indenture, the Series Supplements and the Notes from the Collateral.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee




    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises
Dated:
                                                           Signature Guaranteed:

--------
  0 NOTE: The signature to this assignment must correspond with the name of the registered holder as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                      A3-2

                                                                     EXHIBIT A-3

                   [Form of Euroclear/Cedelbank Certification]

                       Truck Retail Instalment Paper Corp.

             Series 2000-1 Floating Rate Asset Backed Notes, Class A

                  This is to certify  that,  based solely on  certifications  we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Temporary Regulation S Global Note issued in respect of the Notes, as of the date hereof, $__________ principal amount of the above-captioned Notes (which are Notes of the category contemplated in Section 230.903(b)(3) of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act")), certifications that the Notes are beneficially owned by non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it in Rule 902(k) of Regulation S under the Securities Act. As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:   [                             ]
                                    Morgan Guaranty Trust Company of New York,
                                    Brussels Office,
                                    as operator of the Euroclear System

                                    or

                                    Cedelbank

                                    By: ______________________
                                        Name:
                                        Title:

                                      A4-2

                                                                     EXHIBIT A-4

                       Truck Retail Instalment Paper Corp.

             Series 2000-1 Floating Rate Asset Backed Notes, Class A

                                  (the "Notes")

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (which Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the U.S. Securities Act of 1933, as amended (the "Act")), are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions meeting the requirements of Section 230.904 of Regulation S or which otherwise did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its
"possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, an in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:

By: _______________
[Name of person giving certification]
(As, or as agent for, the beneficial owner(s) of the Notes to which this certification relates)

                                   Schedule 1

          Payments, Exchange for Permanent Regulation S Global Note and

                 Transfers of Interests to Rule 144A Global Note

Date of payment,   Principal amount of   Principal amount     Principal amount    Remaining         Authorised
delivery or        Temp. Reg. S Global   of Rule 144A         of Temp. Reg. S     principal         Signatory
cancellation       Note exchanged for    Global Note          Global Note         amount of this
                   a like part of        transferred to       transferred to      Temp. Reg. S
                   Permanent Reg. S      Temp. Reg. S         Rule 144A Global    Global Note
                   Global Note           Global Note          Note


                                      B1-7

                                                                     EXHIBIT B-1
REGISTERED
No. R-1


                     [Form of Class B Rule 144A Global Note]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE (OR AN INTEREST HEREIN) IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE (OR SUCH INTEREST) MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A").

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFF SHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any
         Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRUCK RETAIL INSTALMENT PAPER CORP.
(A Delaware Corporation)

SERIES 2000-1 FLOATING RATE ASSET BACKED NOTES, CLASS A

RULE 144A GLOBAL NOTE

Evidencing an indebtedness of the Issuer, the assets of which consists of retail note receivables and an interest in retail lease receivables (collectively the "Receivables") generated from time to time in the ordinary course of business by Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and its affiliates. This Note (the "Note") does not represent any interest in, or recourse obligation of, Navistar Financial or any of its affiliates (other than the Issuer).

         Truck Retail Instalment Paper Corp., a Delaware corporation (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns (the "Noteholder"), the principal sum set forth on
Schedule 1 to this Note (as maintained as described on the reverse side of this Note), at the times specified and in the amounts specified in the Indenture (as defined on the reverse side of this Note) and the Series 2000-1 Supplement; provided that the entire outstanding principal amount of this Note shall be due and payable on May 15, 2013 (the "Stated Final Payment Date"). The Issuer shall pay interest on this Note on the dates, in the amounts and in the manner set forth in the Indenture and the Series 2000-1 Supplement.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: October 16, 2000                     TRUCK RETAIL INSTALMENT PAPER CORP.


                                      By: _____________________________________
                                            Name:
                                            Title:


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

Dated: October 16, 2000                  THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Indenture Trustee

                                    By: ______________________
                                    Name:

                                    Title:

                                 REVERSE OF NOTE

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 2000-1 Floating Rate Asset Backed Notes, Class B (herein called the "Class B Notes"), all issued under an Indenture, dated as of October 16, 2000 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture) as supplemented by the Series 2000-1 Supplement, dated as of October 16, 2000, between the Issuer and the Indenture Trustee (the "Series 2000-1 Supplement"), to which Indenture and Series 2000-1 Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class B Notes are one of the duly authorized series of Notes of the Issuer issued and to be issued from time to time pursuant to the Indenture (collectively, as to all Notes of all such series, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note (and each related Note Owner) by virtue of acceptance hereof (or of any interest herein) assents and by which such Person is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

                  Principal Amount. Upon initial issuance, this Rule 144A Global Note shall have an initial principal balance equal to the principal balance of the Class B Notes which were sold to the initial purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Rule 144A. Such initial principal balance shall be indicated on Schedule 1 to this Rule 144A Global Note. Concurrently with the issuance of this Rule 144A Global Note, the Issuer will issue another Global Note (the "Temporary Regulation S Global Note"), the initial principal balance of which shall equal the principal amount of the Class B Notes which were sold to non-U.S. Persons in reliance on the exemption from registration under the Securities Act provided by Regulation S. Under certain circumstances, all or part of the interests in the Temporary Regulation S Global Note may be exchanged for interests in a permanent Global Note (the "Permanent Regulation S Global Note" and, together with the Temporary Regulation S Global Note, the "Regulation S Global Notes").

                  Upon a transfer in compliance with the requirements of the Indenture by any Note Owner holding a beneficial interest in this Rule 144A Global Note of all or a portion of such beneficial interest to a non-U.S. Person who will hold such beneficial interest through either Regulation S Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in this Rule 144A Global Note and shall become an interest in the applicable Regulation S Global Note. Similarly, upon a transfer in compliance with the requirements of the Series 2000-1 Supplement by any Note Owner holding a beneficial interest in a Regulation S Global Note of all or a portion of such beneficial interest to a Person who will hold such beneficial interest through this Rule 144A Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in such Regulation S Global Note and shall become an interest in this Rule 144A Global Note. In either such case, the Issuer shall procure that the principal amount of this Rule 144A Global Note and of the Regulation S Global Note is increased or decreased appropriately and that the remaining principal balance of this Rule 144A Global Note is noted on Schedule 1 hereto, whereupon the principal amount of this Rule 144A Global Note shall be as most recently so noted.

                  Subordination. The Class B Holder acknowledges and agrees that its right to receive payments in respect of this Class B Note are subordinated to the rights of the Class A Holders as and to the extent described in the Indenture and the Series 2000-1 Series Supplement.

                  Equally and Ratably Secured. The Class B Notes and all other series of Notes issued pursuant to the Indenture, except as otherwise provided thereunder, are and shall be equally and ratably secured by the Collateral as provided in the Indenture. The sole source of funds for payments on the Class B Notes and any other series or class of Notes will be the Collateral and the Holders of such Notes will not otherwise have recourse to the Issuer, Navistar Financial Corporation, their affiliates or any other person.

                  No  Recourse  Against  Persons in  Individual  Capacity.  Each
Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any direct or indirect owner of the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any direct or indirect owner of the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

                  No Petition Covenant. Each Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Holder will not, prior to the date which is one year and one day after the termination of such Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  Tax Characterization. Each Noteholder, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                  Ownership Treatment. Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  Amendments to Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class B Holders under the Indenture at any time by the Issuer and the Indenture Trustee without the consent of the Holders of Notes. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class B Holders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the principal amount of the outstanding Class B Notes. The Indenture also contains provisions permitting the Holders of Notes representing a majority of the principal amount of the outstanding Class B Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Class B Holders.

                  Miscellaneous.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Class B Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Seller, the Servicer nor the Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that such covenants, obligations and indemnifications have been made by the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note. Notwithstanding anything to the contrary herein, the Issuer shall make the payments required under this Indenture, the Series Supplements and the Notes from the Collateral.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee




    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises
Dated:
                                                           Signature Guaranteed:

--------
  0 NOTE: The signature to this assignment must correspond with the name of the registered holder as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                      Schedule 1

         Payments and Transfers of Interests to Regulation S Global Note


Date of payment,       Principal amount of       Principal amount of     Remaining principal    Authorised
delivery or            Rule 144A Global Note     Reg. S Global Note      amount of Rule 144A    Signatory
cancellation           transferred to Reg. S     transferred to Rule     Global Note
                       Global Note               144A Global Note

                                      B2-7

C:\WINDOWS\TEMP\SERIES SUPPLEMENT - EXECUTION COPY.DOC
                                                                     EXHIBIT B-2
REGISTERED
No. R-1


              [Form of Class B Temporary Regulation S Global Note]


THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY REGULATION S THEREUNDER ("REGULATION S").

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFF-SHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND, IN EACH OF CASES (I) THROUGH (III), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any
         Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRUCK RETAIL INSTALMENT PAPER CORP.
(A Delaware Corporation)

SERIES 2000-1 FLOATING RATE ASSET BACKED NOTES, CLASS A

                  Evidencing an indebtedness of the Issuer, the assets of which consists of retail note receivables and an interest in retail lease receivables (collectively the "Receivables") generated from time to time in the ordinary course of business by Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and its affiliates. This Note (the "Note") does not represent any interest in, or recourse obligation of, Navistar Financial or any of its affiliates (other than the Issuer).

                  Truck Retail Instalment Paper Corp., a Delaware corporation (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns (the "Noteholder"), the principal sum set forth on Schedule 1 to this Note (as maintained as described on the reverse side of this Note), at the times specified and in the amounts specified in the Indenture (as defined on the reverse side of this Note) and the Series 2000-1 Supplement; provided that the entire outstanding principal amount of this Note shall be due and payable on May 15, 2013 (the "Stated Final Payment Date"). The Issuer shall pay interest on this Note on the dates, in the amounts and in the manner set forth in the Indenture and the Series 2000-1 Supplement.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: October 16, 2000                      TRUCK RETAIL INSTALMENT PAPER CORP.


                                                     By: ______________________
                                      Name:

                                     Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes designated above and referred to in the within-mentioned Indenture and Series Supplement.

Dated: October 16, 2000                  THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Indenture Trustee

                                    By: ______________________
                                    Name:

                                    Title:

                                 REVERSE OF NOTE

                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 2000-1 Floating Rate Asset Backed Notes, Class B (herein called the "Class B Notes"), all issued under an Indenture, dated as of October 16, 2000 (the "Indenture"), between the Issuer and The Bank of New York, a New York banking corporation, as indenture trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture) as supplemented by the Series 2000-1 Supplement, dated as of October 16, 2000, between the Issuer and the Indenture Trustee (the "Series 2000-1 Supplement") to which Indenture and Series 2000-1 Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Class B Notes are one of the duly authorized series of Notes of the Issuer issued and to be issued from time to time pursuant to the Indenture (collectively, as to all Notes of all such series, the "Notes"). The Notes are governed by and subject to all terms of the Indenture (which terms are incorporated herein and made a part hereof), to which Indenture the Holder of this Note (and each related Note Owner) by virtue of acceptance hereof (or of any interest herein) assents and by which such Person is bound. All capitalized terms used and not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture.

                  Exchange for Permanent Regulation S Global Note. On or after 40 days after the date of issue of this Temporary Regulation S Global Note (the "Exchange Date"), the Issuer shall procure the delivery of a permanent global note (the "Permanent Regulation S Global Note"), in full or partial exchange for this Temporary Regulation S Global Note against:

         (a) presentation and surrender of this Temporary Regulation S Global Note at the specified office of the Indenture Trustee; and

         (b) receipt by the Indenture Trustee of a certificate or certificates issued by each Clearing Agency dated not earlier than the Exchange Date and in substantially the form set out in Exhibit A-3 to this Temporary Regulation S Global Note.

The principal amount of the Permanent Regulation S Global Note on such date shall be equal to the aggregate of the principal amounts specified in the certificates issued by the Clearing Agencies and received by the Indenture Trustee.

                  Any person who would, but for the provisions of this Temporary Regulation S Global Note, the Permanent Global Note and the Indenture, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this Temporary Regulation S Global Note for a like part of the Permanent Regulation S Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Cedelbank a certificate substantially in the form of the certificate attached as Exhibit A-4 (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Cedelbank in Luxembourg and the specified office of each of the Paying Agents).

                  Principal Amount. Upon initial issuance, this Temporary Regulation S Global Note shall have an initial principal balance equal to the principal balance of the Class B Notes which were sold to the Initial Purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Regulation S. Such initial principal balance shall be indicated on Schedule 1 to this Temporary Regulation S Global Note. Concurrently with the issuance of this Temporary Regulation S Global Note, the Issuer will issue another Global Note (the "Rule 144A Global Note"), the initial principal balance of which shall equal the principal amount of the Class B Notes which were sold to the Initial Purchasers and initially resold in reliance on the exemption from registration under the Securities Act provided by Rule 144A.

                  Upon a transfer in compliance with the requirements of the Indenture by any Note Owner holding a beneficial interest in this Temporary Regulation S Global Note of all or a portion of such beneficial interest to a Person who will hold such beneficial interest through the Rule 144A Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in this Temporary Regulation S Global Note and shall become an interest in the Rule 144A Global Note. Similarly, upon a transfer in compliance with the requirements of the Series 2000-1 Supplement by any Note Owner holding a beneficial interest in the Rule 144A Global Note of all or a portion of such beneficial interest to a non-U.S. Person who will hold such beneficial interest through this Temporary Regulation S Global Note, the principal amount represented by such transferred beneficial interest shall cease to be an interest in the Rule 144A Global Note and shall become an interest in this Temporary Regulation S Global Note. In either such case, the Issuer shall procure that the principal amount of this Temporary Regulation S Global Note and of the Rule 144A Global Note is increased or decreased appropriately and that the remaining principal balance of this Temporary Regulation S Global Note is noted on Schedule 1 hereto, whereupon the principal amount of this Temporary Regulation S Global Note shall be as most recently so noted.

                  Subordination. The Class B Holder acknowledges and agrees that its right to receive payments in respect of this Class B Note are subordinated to the rights of the Class A Holders as and to the extent described in the Indenture and the Series 2000-1 Series Supplement.

                  Equally and Ratably Secured. The Class B Notes and all other Notes issued pursuant to the Indenture, except as otherwise provided thereunder, are and shall be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. The sole source of funds for payments on the Class B Notes and any other series or class of Notes will be the Collateral and the Holders of such Notes will not otherwise have recourse to the Issuer, Navistar Financial Corporation, their affiliates or any other person.

                  No  Recourse  Against  Persons in  Individual  Capacity.  Each
Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any direct or indirect owner of the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any direct or indirect owner of the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

                  No Petition Covenant. Each Holder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Holder will not, prior to the date which is one year and one day after the termination of such Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  Tax Characterization. Each Noteholder, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, unless otherwise required by appropriate taxing authorities, agrees to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                  Ownership Treatment. Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  Amendments to Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class B Holders under the Indenture at any time by the Issuer and the Indenture Trustee without the consent of the Holders of Notes. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Class B Holders under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the principal amount of the outstanding Class B Notes. The Indenture also contains provisions permitting the Holders of Notes representing a majority of the principal amount of the outstanding Class B Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Class B Holders.

                  Miscellaneous.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Class B Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Seller, the Servicer nor the Indenture Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that such covenants, obligations and indemnifications have been made by the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note. Notwithstanding anything to the contrary herein, the Issuer shall make the payments required under this Indenture, the Series Supplements and the Notes from the Collateral.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee




  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises

Dated:
                                                           Signature Guaranteed:

--------
  0 NOTE: The signature to this assignment must correspond with the name of the registered holder as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                     EXHIBIT B-3

                   [Form of Euroclear/Cedelbank Certification]

                       Truck Retail Instalment Paper Corp.

             Series 2000-1 Floating Rate Asset Backed Notes, Class B

                  This is to certify  that,  based solely on  certifications  we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Temporary Regulation S Global Note issued in respect of the Notes, as of the date hereof, $__________ principal amount of the above-captioned Notes (which are Notes of the category contemplated in Section 230.903(b)(3) of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act")), certifications that the Notes are beneficially owned by non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it in Rule 902(k) of Regulation S under the Securities Act. As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Regulation S Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.


                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:   [                             ]
                                    Morgan Guaranty Trust Company of New York,
                                    Brussels Office,
                                    as operator of the Euroclear System

                                    or

                                    Cedelbank

                                    By: ______________________
                                        Name:
                                        Title:

                                      B4-2

C:\WINDOWS\TEMP\SERIES SUPPLEMENT - EXECUTION COPY.DOC

                                                                     EXHIBIT B-4

                       Truck Retail Instalment Paper Corp.

             Series 2000-1 Floating Rate Asset Backed Notes, Class B

                                  (the "Notes")

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (which Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the U.S. Securities Act of 1933, as amended (the "Act")), are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions meeting the requirements of Section 230.904 of Regulation S or which otherwise did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its
"possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, an in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:

By: _______________
[Name of person giving certification]
(As, or as agent for, the beneficial owner(s) of the Notes to which this certification relates)

                                                                      Schedule 1

          Payments, Exchange for Permanent Regulation S Global Note and
                 Transfers of Interests to Rule 144A Global Note

Date of payment,   Principal amount of   Principal amount     Principal amount    Remaining         Authorised
delivery or        Temp. Reg. S Global   of Rule 144A         of Temp. Reg. S     principal         Signatory
cancellation       Note exchanged for    Global Note          Global Note         amount of this
                   a like part of        transferred to       transferred to      Temp. Reg. S
                   Permanent Reg. S      Temp. Reg. S         Rule 144A Global    Global Note
                   Global Note           Global Note          Note


C:\WINDOWS\TEMP\SERIES SUPPLEMENT - EXECUTION COPY.DOC
                                                                       Exhibit C

                           Form of TRIP Series 2000-1

                          Monthly Report to Noteholders

For the Monthly Period ending ___________
Payment Date is _______________________

I.       Payments to Class A Noteholders on the Payment Date

         Class A Note Rate for the Payment Date_________________________________________ _________________%
         Interest payable to Class A Noteholders________________________________________$_________________
                   (Per $1000 Outstanding Class A note principal balance)_______________$_________________

         Principal payable to Class A
                   Noteholders_______________________________________$_________________
                   (Per    $1000    Outstanding    Class   A   note    principal
                   balance)_______________$_________________

         Total Amount payable to Class A
                   Noteholders____________________________________$_________________
                   (Per    $1000    Outstanding    Class   A   note    principal
                   balance)_______________$_________________

         Remaining principal balance of Class A Notes after Distributions_______________$_________________

II.      Payments to Class B Noteholders on the Payment Date

         Class B Note Rate for the Payment Date_________________________________________ _________________%
         Interest payable to Class B Noteholders________________________________________$_________________
                   (Per $1000 Outstanding Class B note principal balance)_______________$_________________

         Principal payable to Class B
                   Noteholders_______________________________________$_________________
                   (Per    $1000    Outstanding    Class   B   note    principal
                   balance)_______________$_________________

         Total Amount payable to Class B
                   Noteholders____________________________________$_________________
                   (Per    $1000    Outstanding    Class   B   note    principal
                   balance)_______________$_________________

         Remaining principal balance of Class B Notes after Distributions_______________$_________________


III.     Collections:

         Collections Received during the Monthly Period_________________________________$_________________

         Monthly Advances made by the Servicer__________________________________________$_________________

         Warranty Purchase Payments_____________________________________________________$_________________

         Administrative Purchase Payments_______________________________________________$_________________

         Investment Earnings:  Collection Acct. Income__________________________$________________
                                    Excess Funding Acct. Inc____________________$________________
                                    Series 2000-1 Loss Reserve Acct. Inc________$________________
                                    Series 2000-1 Int. Reserve Acct. Inc________________$_________________
                                    Series 2000-1 Note Dist. Acct. Inc__________$________________
                                    Hedge Receipts   ___________________________$________________

         Total Collected Amount for the Monthly Period__________________________________$_________________

IV.      Servicing Fee

         Basic Servicing Fee____________________________________________________________$_________________
         Supplemental Servicing Fee_____________________________________________________$_________________

         Total Servicing Fee............................................................$.................

V.       Available Amount

         Total Collected Amount.........................................................$.................
         Less:  Total Servicing Fee Due Servicer........................................$.................
                  Reimbursement of Outstanding Monthly Advances        .........$................
                  Reimbursement of Liquidation Expenses.................................$.................

         Total Available Amount.........................................................$.................

VI.      Series Allocable Amount

         Series 2000-1 Allocation Percentage............................................$.................
         Total Available Amount.........................................................$.................

         Series Allocable Amount - Series 2000-1........................................$.................


VI.      Funds Available for Distribution

         Series 2000-1 Allocable Amount.................................................$.................
         Withdrawal from Interest Reserve Account.......................................$.................
         Withdrawal from Loss Reserve Account...........................................$.................
         Excess Collections from other Series...........................................$.................
         EFA Allocable Amount...........................................................$.................

         Total Funds Available for Distribution.........................................$.................

VII.     Series Aggregate Discounted Asset Balance

         Series 2000-1 Allocation Percentage............................................$.................
         Aggregate Discounted Asset Balance.............................................$.................

         Series 2000-1 Aggregate Discounted Asset Balance...............................$.................

VIII.    Series 2000-1 Loss Reserve Account

         Prior Month's Ending Balance (or Initial Deposit)..............................$.................
         Plus:  Monthly Investment Earnings.............................................$.................
                   Amounts Transferred to/from Loss Reserve Account...................$.................
         Loss Reserve Balance...........................................................$.................

         Series 2000-1 Specified Loss Reserve Balance...................................$.................
         Deposit to/Release from Loss Reserve Account.................................$.................

         Series 2000-1 Loss Reserve Account Ending Balance..............................$.................

IX.      Series 2000-1 Interest Reserve Account

         Prior Month's Ending Balance (or Initial Deposit)..............................$.................
         Plus:  Monthly Investment Earnings.............................................$.................
                   Amounts Transferred to/from Interest Reserve Account...............$.................
         Interest Reserve Balance.......................................................$.................

         Series 2000-1 Specified Interest Reserve Balance...............................$.................
         Deposit to/Release from Interest Reserve Account.............................$.................

         Series 2000-1 Interest Reserve Account Ending Balance..........................$.................



X.       Combined Three Month Loss Percentage

         Combined Net Losses - Prior 3 Months...........................................$.................
         Three Month Liquidations Less 3 Month Net Losses...............................$.................

         Combined Three Month Loss Percentage........................................... .................%

XI.      Combined Twelve Month Loss Percentage

         Combined Net Losses - Prior 12 Months..........................................$.................
         Twelve Month Liquidations Less 12 Month  Net Losses............................$.................

         Combined Twelve Month Loss Percentage.......................................... .................%

XII.     NSP Delinquency Percentage

         Agg. Contract Value - NSP Receivables 61 days or more past due.................$.................
         Aggregate Contract Value of NSP Receivables....................................$.................

         NSP Delinquency Percentage..................................................... .................%

XIII.    (Section Completed During Aged Pool Period Only)

         Issuer Net Loss Percentage..................................................... .................%

         Issuer Delinquency Percentage__________________________________________________ _________________%



                                 Navistar Financial Corporation, as Servicer

                                 Name: ______________________________

                                 Title:   ______________________________

C:\WINDOWS\TEMP\SERIES SUPPLEMENT - EXECUTION COPY.DOC
                                                                      SCHEDULE 1

                             SERIES 2000-1 ACCOUNTS

                  Series 2000-1 Note Distribution Account

                           The Bank of New York

                           ABA:
                           Account Number:  266076
                           Attn:  Mr. Erwin Soriano

                  Series 2000-1 Interest Reserve Account

                           The Bank of New York
                           Account Number: 266078
                           Attn: Mr. Erwin Soriano

                  Series 2000-1 Loss Reserve Account

                           The Bank of New York
                           Account Number: 266077
                           Attn:  Mr. Erwin Soriano

                  Excess Funding Account

                           The Bank of New York
                           Account Number: 266079
                           Attn: Mr. Erwin Soriano

                  Collection Account

                           The Bank of New York
                           Account Number: 266080
                           Attn: Mr. Erwin Soriano

Exhibit 10.05
                               CREDIT AGREEMENT

                                   Dated as of
                                December 8, 2000

                                      among

                         NAVISTAR FINANCIAL CORPORATION,

                 ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V.,

                  SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V.

                                       and

                        NAVISTAR COMERCIAL, S.A. DE C.V.

                                  as Borrowers

                            The Lenders Party Hereto,

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent

                             BANK OF AMERICA, N.A.,

                              as Syndication Agent

                                       and

                            THE BANK OF NOVA SCOTIA,

                             as Documentation Agent

         $820,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY
                             ----------------------
                              CHASE SECURITIES INC.
                                       and
                        BANC OF AMERICA SECURITIES, LLC,
                 as Joint Book Managers and Joint Lead Arrangers

                                TABLE OF CONTENTS



                                Table of Contents

                                                                                                        Page
ARTICLE I Definitions.....................................................................................1

         SECTION 1.01. Defined Terms......................................................................1
         SECTION 1.02.   Classification of Loans and Borrowings..........................................24
         SECTION 1.03.   Terms Generally.................................................................24
         SECTION 1.04.   Accounting Terms; GAAP..........................................................24
         SECTION 1.05. Interpretation....................................................................25

ARTICLE II The US Credit FACILITY........................................................................25

         SECTION 2.01.   Commitments.....................................................................25
         SECTION 2.02.   Loans and Borrowings............................................................25
         SECTION 2.03.   Requests for Revolving Borrowings...............................................26
         SECTION 2.04.   Certain Borrowings of US Revolving Loans and Refunding of Loans.................27
         SECTION 2.05.   Competitive Bid Procedure.......................................................28
         SECTION 2.06.   Swingline Loans.................................................................30
         SECTION 2.07.   Letters of Credit...............................................................31

ARTICLE III THE MEXICAN CREDIT FACILITY..................................................................36

         SECTION 3.01. Commitments.......................................................................36
         SECTION 3.02. Loans and Borrowings..............................................................36
         SECTION 3.03. Requests for Mexican Revolving Borrowings.........................................36

ARTICLE IV terms applicable to us credit facility and mexican credit facility............................37

         SECTION 4.01. Funding of Borrowings.............................................................37
         SECTION 4.02. Interest Elections................................................................38
         SECTION 4.03. Termination and Reduction of Commitments..........................................39
         SECTION 4.04. Repayment of Loans; Evidence of Debt..............................................40
         SECTION 4.05. Prepayment of Loans...............................................................41
         SECTION 4.06. Fees   41
         SECTION 4.07. Interest..........................................................................42
         SECTION 4.08. Alternate Rate of Interest........................................................44
         SECTION 4.09. Increased Costs...................................................................44
         SECTION 4.10. Break Funding Payments............................................................45
         SECTION 4.11. Taxes  46
         SECTION 4.12. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......................48
         SECTION 4.13. Mitigation Obligations; Replacement of Lenders....................................50

ARTICLE V Representations and Warranties.................................................................51

         SECTION 5.01. Organization; Powers..............................................................51
         SECTION 5.02. Authorization; Enforceability.....................................................51
         SECTION 5.03. Governmental Approvals; No Conflicts..............................................52
         SECTION 5.04. Financial Condition; No Material Adverse Change...................................52
         SECTION 5.05. Litigation........................................................................53
         SECTION 5.06. Compliance with Laws and Agreements...............................................53
         SECTION 5.07. Investment and Holding Company Status.............................................53
         SECTION 5.08. Taxes  53
         SECTION 5.09. ERISA  53
         SECTION 5.10. Subsidiaries......................................................................54
         SECTION 5.11. Foreign Exchange Regulations; Immunity; Enforcement...............................54
         SECTION 5.12. Disclosure........................................................................54

ARTICLE VI Conditions....................................................................................55

         SECTION 6.01. Effective Date....................................................................55
         SECTION 6.02. Each Borrowing Event..............................................................56
         SECTION 6.03. Concurrent Condition for Initial Borrowing........................................57
         SECTION 6.04. Condition Subsequent..............................................................57

ARTICLE VII Affirmative Covenants........................................................................57

         SECTION 7.01. Financial Statements and Other Information........................................57
         SECTION 7.02. Notices of Material Events........................................................59
         SECTION 7.03. Existence; Conduct of Business....................................................59
         SECTION 7.04. Payment of Obligations............................................................60
         SECTION 7.05. Maintenance of Properties; Insurance..............................................60
         SECTION 7.06. Books and Records; Inspection Rights..............................................60
         SECTION 7.07. Compliance with Laws and Material Contractual Obligations.........................60
         SECTION 7.08. Intercompany Agreements...........................................................60
         SECTION 7.09. Federal Regulations...............................................................61
         SECTION 7.10. Use of Proceeds; Repayment of Loans...............................................62
         SECTION 7.11. Grant of Security Interest........................................................62

ARTICLE VIII Negative Covenants..........................................................................62

         SECTION 8.01. Financial Covenants...............................................................62
         SECTION 8.02. Liens  63
         SECTION 8.03. Fundamental Changes...............................................................64
         SECTION 8.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.....64
         SECTION 8.05. Restricted Payments...............................................................65
         SECTION 8.06. Transactions with Affiliates......................................................66
         SECTION 8.07. Negative Pledge...................................................................66
         SECTION 8.08. Prepayments of Subordinated Debt..................................................67
         SECTION 8.09. Serviced Wholesale Portfolio Quality..............................................67
         SECTION 8.10. Serviced Retail Portfolio Quality.................................................67

ARTICLE IX Events of Default.............................................................................68


ARTICLE X The Administrative Agent.......................................................................71


ARTICLE XI GUARANTEE.....................................................................................73

         SECTION 11.01. Guarantee........................................................................73
         SECTION 11.02. Waiver of Subrogation............................................................73
         SECTION 11.03. Modification of Mexican Obligations..............................................74
         SECTION 11.04. Waiver by the US Borrower........................................................74
         SECTION 11.05. Reinstatement....................................................................75

ARTICLE XII Miscellaneous................................................................................75

         SECTION 12.01. Notices..........................................................................75
         SECTION 12.02. Waivers; Amendments..............................................................76
         SECTION 12.03. Expenses; Indemnity; Damage Waiver...............................................77
         SECTION 12.04. Successors and Assigns...........................................................78
         SECTION 12.05. Survival.........................................................................81
         SECTION 12.06. Counterparts; Integration........................................................82
         SECTION 12.07. Severability.....................................................................82
         SECTION 12.08. Right of Setoff..................................................................82
         SECTION 12.09. GOVERNING LAW....................................................................82
         SECTION 12.10. Submission To Jurisdiction; Waivers..............................................83
         SECTION 12.11. Acknowledgments..................................................................83
         SECTION 12.12. WAIVERS OF JURY TRIAL............................................................84
         SECTION 12.13. Headings.........................................................................84
         SECTION 12.14. Confidentiality..................................................................84
         SECTION 12.15. Interest Rate Limitation.........................................................84
         SECTION 12.16. Waiver of Immunities.............................................................85
         SECTION 12.17. Judgment Currency................................................................85
         SECTION 12.18. Loan Equalization; Loan Conversion...............................................85


SCHEDULES:

Schedule 2.01 -- Commitments

Schedule 5.05 -- Disclosed Matters

Schedule 5.10 - Subsidiaries

Schedule 7.11 - Assets Subject to Springing Lien

Schedule 8.02 -- Existing Liens

Schedule 8.04 -- Scheduled Investments

EXHIBITS:

Exhibit A    -- Form of Assignment and Acceptance

Exhibit B-1 -- Form of Opinion of Borrower's New York Counsel

Exhibit B-2 -- Form of Opinion of Borrower's General Counsel

Exhibit B-3 -- Form of Opinion of Borrowers' Mexican Counsel

Exhibit C    -- Form of Parents' Side Agreement

Exhibit D    -- Form of Report of Statistical Information

Exhibit E     -- Form of Borrowing Request

Exhibit F     -- Form of Compliance Certificate

Exhibit G    -- Form of Parent Guarantee

     CREDIT AGREEMENT (this "Agreement"), dated as of December 8, 2000, among Navistar Financial Corporation, a Delaware corporation (the "US Borrower"), ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a "Mexican Borrower" and collectively, the "Mexican Borrowers"; together with the US Borrower, the "Borrowers"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent. The parties hereto agree as follows:

ARTICLE I ....... Definitions

SECTION 1.01. ...Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder, or any successor agent appointed in accordance with Article X hereof.

                  "Administrative   Questionnaire"   means   an   Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person (other than, in the case of any Borrower, such Borrower's respective Subsidiaries) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                   "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt of the US Borrower (or the Parent, in the circumstance described below):

                    Index Debt Ratings:                        ABR       Eurodollar     Facility Fee
                                                              Spread       Spread           Rate


Level 1: BBB or higher and Baa2 or higher and A2/P2 or          0%          0.45%          0.125%
           higher for US Borrower's commercial paper
           ratings


Level 2: BBB or higher and Baa2 or higher and Level 1 does      0%          0.60%          0.15%
           not apply


Level 3: BBB- or higher and Baa3 or higher and Levels 1         0%          0.80%          0.20%
           and 2 do not apply


Level 4: BBB- or higher or Baa3 or higher and Levels 1, 2       0%          0.90%          0.225%
           and 3 do not apply


Level 5: BB+ or higher or Ba1 or higher and Levels 1, 2, 3      0%          1.00%          0.25%
           and 4 do not apply


Level 6: Levels 1, 2, 3, 4 and 5 do not apply                 0.125%       1.125%          0.375%


                  For purposes of the foregoing, (i) if either (or both) of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) shall not have in effect a rating for the Index Debt of the US Borrower (other than by reason of the circumstances referred to in the last sentence of this definition), then (1) if either (or both) of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) has in effect such a rating for the Index Debt of the Parent, then such rating shall be used as if it were the rating for the Index Debt of the US Borrower to determine the Applicable Rate; and (2) if neither the US Borrower nor the Parent has any ratings for its respective Index Debt, Level 6 shall be used to determine the Applicable Rate; and (ii) if the ratings established or deemed to have been established by S&P and Moody's (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) for the Index Debt of the US Borrower shall be changed (other than as a result of a change in the rating system of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent)), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the US Borrower and the Administrative Agent) shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the US Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within "supervisory subgroup B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Available Mexican Commitment" means, as at any date of determination (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to
Section 2.04), with respect to any Mexican Lender, an amount equal to the lesser of (a) the excess, if any, of (i) the amount of such Mexican Lender's Mexican
Commitment in effect on such date over (ii) such Mexican Lender's Mexican Commitment Percentage of the aggregate principal amount of Mexican Revolving Loans outstanding on such date and (b) the excess, if any, of (i) the amount of such Mexican Lender's US Commitment in effect on such date over (ii) the amount of the Revolving Credit Exposure of such Mexican Lender on such date.

                  "Available US Commitment" means as at any date of determination with respect to any US Lender (after giving effect to the making, and the application of the proceeds, of any US Revolving Loans required to be made on such date pursuant to Section 2.04 or for the prepayment of any outstanding Mexican Revolving Loans), an amount equal to the excess, if any, of
(a) the amount of such Lender's US Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" has the meaning set forth in the preamble hereto.

                  "Borrowing" means, with respect to each Borrower as applicable, (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

                  "Borrowing Date" has the meaning set forth in Section 2.04.

                  "Borrowing Request" means a request, substantially in the form of Exhibit E, by the US Borrower for a US Revolving Borrowing in accordance with
Section 2.03 or a request by any Mexican Borrower for a Mexican Revolving Borrowing in accordance with Section 3.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means the occurrence of one or more of the following events: (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than employee or retiree benefit plans or trusts sponsored or established by the US Borrower or International, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) securities of the Parent representing 35% or more of the combined voting power of the Parent's then outstanding voting stock, or (B) securities of the US Borrower representing 50% or more of the combined voting power of the US Borrower's then outstanding voting stock; (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Parent: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Parent) whose appointment or election by the Board of Directors or nomination for election by the Parent's stockholders was approved by the vote of a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) the stockholders of the Parent shall approve any Plan of Liquidation; (iv) the US Borrower consolidates with or merges with or into another Person, or the US Borrower or any Subsidiary of the US Borrower, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the US Borrower and the Subsidiaries of the US Borrower (determined on a consolidated basis) to any Person, or any Person consolidates with, or merges with or into, the US Borrower, in any such event pursuant to a transaction in which the outstanding voting stock of the US Borrower is converted into or exchanged for cash, securities or other property, and, as a result of which, neither the Parent nor International has "beneficial ownership" (as set forth above), directly or indirectly, of at least 50% of the combined voting power of the then outstanding voting stock of the surviving or transferee corporation, provided that neither
(A) a merger permitted under Section 8.03 nor (B) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction, shall be deemed to be a Change of Control; or (v) so long as any Indebtedness under the Senior Subordinated Note Indenture is outstanding, a "Change in Control" as defined in the Senior Subordinated Note Indenture shall occur.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 4.09(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank, in its individual capacity.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans or Swingline Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                  "Commitments" means, collectively, the US Commitments and the Mexican Commitments.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.05.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by the US Borrower for Competitive Bids in accordance with Section 2.05.

                  "Competitive Loan" means a Loan made pursuant to Section 2.05.

                  "Consolidated Leverage Ratio" means, on any date, the ratio of
(a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

                  "Consolidated Tangible Net Worth" means, on any date, the consolidated stockholders' equity of the US Borrower and its consolidated Subsidiaries less, without duplication, (a) their consolidated Intangible Assets and (b) all Redeemable Preferred Stock (if any), all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all investments in Subsidiaries of the US Borrower other than consolidated Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

                  "Consolidated Total Debt" means, on any date, the outstanding Indebtedness of the US Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such Indebtedness shall be (a) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Indebtedness) and (b) decreased by (i) the aggregate principal amount of all Warehousing Debt outstanding on such date and (ii) the aggregate principal amount of Indebtedness incurred in connection with Qualified Securitization Transactions outstanding on such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Customary Securitization Undertaking" means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of Receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income from Receivables or undivided interests in Receivables or (D) indemnify other Persons; provided that the term "Customary Securitization Undertaking" shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Indebtedness issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Indebtedness or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Indebtedness (except any obligation to provide additional funds to Subsidiaries of the US Borrower as part of any Qualified Securitization Transaction).

                  "Debt Discount Adjustment" means at any time, with respect to any interest-bearing Indebtedness for Borrowed Money of the US Borrower or any of its consolidated Subsidiaries, the amount (if any) by which (a) the full outstanding principal amount of such Indebtedness for Borrowed Money exceeds (b) the amount of the liability reflected on the books of the US Borrower or such consolidated Subsidiary with respect to such Indebtedness for Borrowed Money. Without limiting the generality of the foregoing, it is understood that the concept of a "Debt Discount Adjustment" would not apply to non-interest bearing commercial paper issued at a discount or "zero coupon" bonds.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Deloitte & Touche" means Deloitte & Touche LLP.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule 5.05.

                  "Dollars", "dollars" or "$" refers to lawful money of the United States of America.

                  "Downgrading" means the downgrading of the Index Debt of the US Borrower to below either BBB- by S&P or Baa3 by Moody's; provided that if either (or both) of S&P or Moody's shall not have in effect a rating for the Index Debt of the US Borrower and either (or both) of S&P or Moody's has in effect such a rating for the Index Debt of the Parent, the rating of the Index Debt of the Parent shall be used as if it were the rating of the US Borrower to determine whether a Downgrading has occurred.

                  "Effective Date" means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

                  "Equalization Date" means any date on which either (a) an Event of Default described in clause (j) or (k) of Article IX has occurred or
(b) the Commitments shall have been terminated prior to the Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article IX.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the US Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable  event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the US Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the US Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the US Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default"  has the  meaning  assigned to such term in

                                  Article IX.

                  "Existing Credit Agreement" means the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified), dated as of November 4, 1994, among the US Borrower, the banks listed therein, the co-arrangers listed therein and Morgan Guaranty Trust Company of New York, as administrative agent.

                  "Existing Mexican Credit Agreements" means those certain credit agreements between the Mexican Borrowers and Chase, the Mexican Borrowers and Citibank, N.A. and the Mexican Borrowers and Bank One, NA.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means, with respect to any Borrower, the chief financial officer, principal accounting officer, treasurer, controller, cash manager, financing manager or treasury reporting manager of such Borrower.

                  "First Lender" has the meaning set forth in Section 12.18(b).

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (ii) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes and (iii) dividends on Redeemable Preferred Stock to (b) the sum of (i) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (ii) dividends on Redeemable Preferred Stock.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means, in respect of any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, Mexico, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Granting  Lender"  has  the  meaning  set  forth  in  Section
12.04(h).

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including an aval and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit or (ii) standard contractual indemnities, each in the ordinary course of business or
(iii) any Customary Securitization Undertaking. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

                  "Harco Insurance" means Harco National Insurance Company, an Illinois corporation.

                  "Harco Leasing" means Harco Leasing Company, Inc., a Delaware corporation, and its successors.

                  "Harco Lease Purchase Agreement" means the Lease Purchase Agreement between Harco Leasing and the US Borrower, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "Hedging   Agreement"   means  any  interest  rate  protection
agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means on any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person and (e) all obligations, contingent or otherwise, of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Indebtedness referred to in the foregoing clauses (a) through (d), excluding trade payables and accrued expenses.

                  "Indebtedness   for   Borrowed   Money"  means  the  types  of
Indebtedness   referred  to  in  clauses  (a)  and  (b)  of  the  definition  of
"Indebtedness".

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "INFONAVIT" means Instituto del Fondo Nacional de la Vivienda para los Trabajadores or Workers' Housing Fund Institute.

                  "Intercompany Loan Agreements" means each agreement from time to time creating or evidencing any Indebtedness owing from time to time to the US Borrower from one of its Subsidiaries.

                  "Interest Election Request" means a request by any Borrower to convert or continue a Revolving Borrowing in accordance with Section 4.02.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period,
(c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means (a) with respect to any Eurodollar Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or nine months (or, if available from the relevant Lenders, two weeks, twelve months or other period requested by the relevant Borrower) thereafter, as the relevant Borrower may elect, (b) with respect to any Eurodollar Competitive Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the US Borrower may elect and
(c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than ninety days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "International"   means   International   Truck   and   Engine
Corporation, formerly Navistar International Transportation Corp., a Delaware corporation.

                  "Investments" has the meaning set forth in Section 8.04.

                  "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder (or any affiliate thereof in its capacity as issuer of Letters of Credit hereunder), and its successors in such capacity as provided in Section 2.07(i).

                  "Joint Lead Arrangers" means Chase Securities Inc. and Banc of America Securities LLC.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any US Lender in respect of any Letter of Credit shall be its US Funding Commitment Percentage (determined on the date of issuance thereof, as reduced or increased by any assignment effected in accordance with Section 12.04) of the LC Exposure in respect of such Letter of Credit, as reduced by any reduction of such Letter of Credit or any reimbursed drawings thereunder.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.07.

                  "LIBO Rate" means,  with respect to any  Eurodollar  Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Master Intercompany Agreement" means the Master Intercompany Agreement, dated as of April 26, 1993, between the US Borrower and International, as amended, supplemented or otherwise modified from time to time.

                  "Material  Adverse Effect" means a material  adverse effect on
(a) the business, assets, property or financial condition of the US Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the Parents' Side Agreement or the rights and remedies of or benefits available to the Lenders under this Agreement or the Parents' Side Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements in an aggregate principal amount exceeding (a) $10,000,000, in the case of the US Borrower, and (b) $5,000,000, in the case of each Mexican Borrower. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the fifth anniversary of the Effective Date.

                  "Mexican", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to a Mexican Borrower.

                  "Mexican Borrowers" has the meaning set forth in the Preamble to this Agreement.

                  "Mexican Change in Control" shall occur in the event that the Parent ceases to own, directly or indirectly, at least 50% of the voting capital stock of any Mexican Borrower.

                  "Mexican Commitment" means, with respect to each Mexican Lender, the commitment of such Lender to make Mexican Revolving Loans hereunder, in an aggregate amount not to exceed at any time outstanding the lesser of (i) the amount initially set forth opposite such Lender's name on Schedule 2.01 under the heading "Mexican Commitment" or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Mexican Commitment, as applicable, and (ii) the US Commitment of such Mexican Lender, as either such commitment may be (a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.

                  "Mexican Commitment Percentage" means, as to any Mexican Lender at any time, the percentage which such Lender's Mexican Commitment then constitutes of the aggregate Mexican Commitments of all Mexican Lenders (or, if the Mexican Commitments have terminated or expired, the percentage shall be determined based upon the Mexican Commitments most recently in effect, giving effect to any assignments).

                  "Mexican Lender" means each Lender having an amount greater than zero set forth opposite such Lender's name in Schedule 2.01 under the heading "Mexican Commitment" and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a Mexican Commitment. Any US Lender may cause a branch or affiliate of such US Lender to make available its Mexican Commitment and to make the Mexican Loans thereunder, and the term "Mexican Lender" shall include such branch or affiliate in such capacity where the context permits.

                  "Mexican  Obligations"  means  the  unpaid  principal  of  and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy ("concurso"), or the commencement of any insolvency, reorganization or like proceeding, relating to any Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such
proceeding)  the  Mexican   Revolving  Loans  and  all  other   obligations  and
liabilities of the Mexican Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrowers pursuant to the terms of this Agreement) or otherwise.

                  "Mexico" means the United Mexican States.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer  Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA; provided that the term "Multiemployer Plan" shall not include the Wisconsin Steel Arrangements.

                  "Navistar Leasing" means Navistar Leasing Corporation, a Delaware corporation, and its successors.

                  "NFC Receivables Purchase Agreement" means the Receivables Purchase Agreement between the US Borrower and TRIP, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "NFRRC"   means   Navistar    Financial   Retail   Receivables
Corporation, a Delaware corporation, and its successors.

                  "NFSC" means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

                  "1999 Annual Report" means the US Borrower's 1999 Annual Report on Form 10-K for the fiscal year ended October 31, 1999, in the form delivered to the Lenders prior to the date hereof.

                  "Non-Excluded Taxes" has the meaning set forth in Section 4.11(a).

                  "Non-Mexican Lender" means each US Lender which is not a Mexican Lender.

                  "Note" has the meaning set forth in Section 4.04.

                  "Other Lender" has the meaning set forth in Section 12.18.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parent" means Navistar International Corporation, a Delaware corporation.

                  "Parent   Guarantee"   means  the  Guarantee  of  the  Parent,
substantially in the form of Exhibit G, as amended, supplemented, or otherwise modified from time to time.

                  "Parents' Side Agreement" means the Parents' Side Agreement, substantially in the form of Exhibit C, dated as of the date hereof, by the Parent and International for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "Past Due Serviced Retail Notes" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Retail Notes with respect to which any amount payable is more than 60 days past due at the end of such month.

                  "Past Due Serviced Wholesale Notes" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) which are more than one month past due at the end of such month.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

(a) Liens imposed by law for taxes, assessments or governmental charges that ar not yet due or are being contested in compliance with Section 7.04;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 7.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the relevant Borrower or any of its Subsidiaries;

(f) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default hereunder;

(g)  Liens  arising  from   precautionary   Uniform  Commercial  Code  financing
statements filed in connection with operating leases of the US Borrower or its Subsidiaries;

(h) any interest or title of a licensor, lessor or sublessor under any license, lease or sublease entered into by any Borrower in the ordinary course of business and covering only the assets so licensed, leased or subleased; and

(i) Liens arising in connection with any Qualified Securitization Transaction; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the credit rating of A-2 or higher from S&P or P-2 or higher from Moody's;

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or Canada which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) investments in money market funds substantially all of the assets of which are comprised of securities of the type described in clauses (a) through (d) above;

                  "Permitted Receivables Document" means any document to which the US Borrower or any Subsidiary of the US Borrower is a party that relates to a sale or transfer by the US Borrower or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom.

                  "Person"  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA; provided that the term "Plan" shall not include the Wisconsin Steel Arrangements.

                  "Plan of Liquidation" means, with respect to the Parent, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Parent to holders of capital stock of the Parent.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the US Borrower or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the US Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the US Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Receivables" means, as the context may require, either (a) all assets of the types classified under the heading "Finance Receivables" on the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

                  "Redeemable Preferred Stock" means preferred stock of the US Borrower which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

                  "Register" has the meaning set forth in Section 12.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Requested Mexican Loans" has the meaning set forth in Section 2.04.

                  "Required Lenders" means, at any time, Lenders having US Commitments representing at least 51% of the total US Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article IX, and for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, "Required Lenders" means Lenders having Revolving Credit Exposures and outstanding Competitive Loans representing at least 51% of the aggregate Revolving Credit Exposures and outstanding Competitive Loans of all Lenders.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Borrower or any option, warrant or other right to acquire any such shares of capital stock of such Borrower.

                  "Retail Accounts" means, as the context may require, (a) all assets of the types classified under the heading "Accounts" in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche (other than with respect to which the obligor is (i) a dealer in or distributor of products manufactured, assembled or sold by International or any subsidiary of International or (ii) a manufacturer which incorporates, in its products, products manufactured assembled or sold by International or any subsidiary of International) or (b) the aggregate Unpaid Balances thereof.

                  "Retail Notes" means, as the context may require, either (a) all assets of the types classified under the heading "Retail notes and lease financing" in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Credit Exposure Percentage" means, on any date with respect to any Lender, the percentage which the Revolving Credit Exposure of such Lender constitutes of the Revolving Credit Exposure of all Lenders.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03 or
Section 3.03.

                  "Revolving Retail Facility Documents" means the Harco Lease Purchase Agreement, the NFC Receivables Purchase Agreement, the Revolving Retail
Note Indenture and related documents.

                  "Revolving Retail Facility Trustee" means the trustee under the Revolving Retail Note Indenture.

                  "Revolving Retail Note Indenture" means an Indenture between TRIP and the Revolving Retail Facility Trustee, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "Revolving Retail Notes" means the medium term notes issued by TRIP pursuant to the Revolving Retail Note Indenture.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "SAR" means the Mexican Sistema de Ahorro para el Retiro or Savings for Retirement System.

                  "Securitization Subsidiary" means a wholly owned Subsidiary of the US Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the US Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the US Borrower or any other Subsidiary of the US Borrower other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the US Borrower or any other Subsidiary of the US Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the US Borrower or any other Subsidiary of the US Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the US Borrower nor any other Subsidiary of the US Borrower (i) provides any credit support (for the avoidance of doubt, no Intercompany Loan Agreement shall be deemed to constitute "credit support") or
(ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the US Borrower or such Subsidiary than could be obtained from an unrelated Person (other than Standard Securitization Undertakings and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the US Borrower nor any Subsidiary of the US Borrower has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the US Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the US Borrower giving effect to such designation.

                  "Senior Subordinated Note Indenture": the Indenture, dated as of May 30, 1997, entered into by the US Borrower and The Chase Manhattan Bank, as Trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the US Borrower in connection therewith.

                  "Senior Subordinated Notes": the 9% Senior Subordinated Notes due 2002 of the US Borrower issued pursuant to the Senior Subordinated Note Indenture.

                  "Serviced Retail Accounts" means, at any time, as the context may require, (a) all outstanding Retail Accounts which the US Borrower or any Subsidiary of the US Borrower owns at such time or which the US Borrower or any Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

                  "Serviced Retail Notes" means, at any time, as the context may require, (a) all outstanding Retail Notes which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFRRC, TRIP or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

                  "Serviced Retail Receivables" means Serviced Retail Notes and Serviced Retail Accounts.

                  "Serviced Wholesale Notes" means, at any time, as the context may require, (a) all outstanding Wholesale Notes which the US Borrower, NFSC or any other Subsidiary of the US Borrower owns at such time or which the US Borrower, NFSC or any other Subsidiary of the US Borrower has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

                  "SPC" has the meaning set forth in Section 12.04(h).

                  "Springing Lien" has the meaning set forth in Section 7.11.

                  "Standard Securitization Undertakings" means representations, warranties and covenants (including those relating to servicing) and entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means indebtedness (a) under the Senior Subordinated Notes, including any refinancing thereof on terms and provisions no less favorable than currently existing thereunder and with a maturity date occurring after the Maturity Date hereunder and (b) that may be created in accordance with this Agreement and that is subordinated to the Indebtedness created under this Agreement in a manner and containing terms and provisions reasonably satisfactory to the Administrative Agent.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of any Borrower.

                  "Supermajority Lenders" means, at any time, Lenders having US Commitments representing at least 66-2/3% of the total US Commitments at such time; provided that, for all purposes after the Loans become due and payable pursuant to Article IX or the Commitments expire or terminate, "Supermajority Lenders" means Lenders having Revolving Credit Exposures and outstanding Competitive Loans representing at least 66-2/3% of the aggregate Revolving Credit Exposures and outstanding Competitive Loans of all Lenders.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender in respect of any Swingline Loan shall be its US Funding Commitment Percentage (determined on the date such Swingline Loan is made, as reduced or increased by any assignment effected in accordance with Section 12.04) of the principal amount of such Swingline Loan.

                  "Swingline  Fixed  Rate  Loan"  has the  meaning  set forth in
Section 2.06(b).

                  "Swingline  Interest  Period"  has the  meaning  set  forth in
Section 2.06(b).

                  "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.06.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement, effective October 1, 1981, between and among International and certain of its subsidiaries, as amended, supplemented or otherwise modified from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "(Three-Month Total)" means, when used with respect to any type of Receivables (or portions thereof) at the end of any month, the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

                  "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Parent of the Parent Guarantee and by the Parent and International of the Parents' Side Agreement.

                  "TRIP" means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.


                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Unpaid Balance" means at any time (a) with respect to any Serviced Retail Note, the unpaid amount thereof at such time, including all finance income, whether or not earned, and other amounts due or to become due thereunder, except interest payments not already included in scheduled installments, late payment charges, delinquency charges, extension fees and collection fees, (b) with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time and (c) with respect to any Serviced Retail Account, the net balance of such Account at such time.

                  "US", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are being made to the US Borrower.

                  "US Borrower" has the meaning set forth in the Preamble to this Agreement.

                  "US Commitment" means, with respect to each US Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate amount not to exceed at any time outstanding the amount initially set forth opposite such Lender's name on Schedule 2.01 under the heading "Total Commitment" or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its US Commitment, as applicable, as such commitment may be
(a) reduced from time to time pursuant to Section 4.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.

                  "US Commitment Percentage" means, as to any US Lender at any time, the percentage which such Lender's US Commitment then constitutes of the aggregate US Commitments of all US Lenders (or, if the US Commitments have terminated or expired, the percentage shall be determined based upon the US Commitments most recently in effect, giving effect to any assignments).

                  "US Funding Commitment Percentage" means, as at any date of determination (after giving effect to the making, and application of proceeds, of any Loans made on such date pursuant to Section 2.04), with respect to any US Lender, that percentage which the Available US Commitment of such Lender then constitutes of the aggregate Available US Commitments; provided that each US Lender's US Funding Commitment Percentage of any US Revolving Loan or Swingline Loan the proceeds of which are applied to refund any Swingline Loan or to pay reimbursement obligations in respect of any Letter of Credit shall be equal to such US Lender's US Funding Commitment Percentage of such Swingline Loan or reimbursement obligations (determined on the date on which such Swingline Loans were made or such Letter of Credit was issued, as the case may be, but giving effect to any assignments).

                  "US Lenders" means each Lender having an amount greater than zero set forth under the heading "US Commitment" opposite its name on Schedule
2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance with respect to a US Commitment.

                  "Warehousing Collateral" means the collateral securing Warehousing Debt, including, without limitation, any spread account or reserve required to be established under the Revolving Retail Facility Documents or any other relevant securitization documents.

                  "Warehousing Debt" means as of any date Indebtedness of (a) TRIP owing to holders of the Revolving Retail Notes or (b) the US Borrower or any of its Subsidiaries, in each case with respect to which (i) neither the US Borrower nor any of its Subsidiaries (other than TRIP, in the case of clause
(a), or the US Borrower or such Subsidiary, in the case of clause (b)) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, neither the US Borrower nor any of its Subsidiaries shall be deemed to have any liability with respect to any such Indebtedness solely as a result of any Customary Securitization Undertaking of the US Borrower or such Subsidiary, as the case may be, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

                  "Wholesale Notes" means, as the context may require, (a) all assets of the types classified under the heading "Wholesale notes" in the statement of consolidated financial condition of the US Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof.

                  "Wisconsin Steel Arrangements" means any benefits, payments or other arrangements maintained solely for employees or former employees of the former Wisconsin Steel Division of International or any successor thereto.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan"), by Type (e.g., a "Eurodollar Loan"), by Borrower (e.g., a "Mexican Loan"), by Class and Type (e.g., a "Eurodollar Revolving Loan"), by Class and Borrower (e.g., a "Mexican Revolving Loan"), by Borrower and Type (e.g., a "Mexican Eurodollar Loan") or by Class, Type and Borrower (e.g., a "Mexican Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") by Type (e.g., a "Eurodollar Borrowing"), by Borrower (e.g., a "Mexican Borrowing"), by Class and Type (e.g., a "Eurodollar Revolving Borrowing"), by Class and Borrower (e.g., a "Mexican Revolving Loan"), by Borrower and Type (e.g., a "Mexican Eurodollar Loan") or by Class, Type and Borrower (e.g., a "Mexican Eurodollar Revolving Loan").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the US Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the US Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.++

SECTION 1.05. ...Interpretation. References in this Agreement to the term "sale"
with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a "true sale" under applicable legal principles. The terms "sell" and "sold", as used as described in the foregoing sentence, shall have correlative meanings.

                                   ARTICLE II
                             The US Credit FACILITY

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each US Lender agrees to make US Revolving Loans to the US Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the Available US Commitment of each US Lender is greater than or equal to zero and (b) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolving Loans.

                  SECTION 2.02. Loans and Borrowings. (a) Each US Revolving Loan
shall be made as part of a US Borrowing consisting of US Revolving Loans made by the US Lenders ratably in accordance with their US Funding Commitment Percentages. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.05. The failure of any US Lender to make any US Revolving Loan required to be made by it shall not relieve any other US Lender of its obligations hereunder; provided that the US Commitments and Competitive Bids of the US Lenders are several and no US Lender shall be responsible for any other US Lender's failure to make US Revolving Loans as required.

                  (b) Subject to Section 4.08, (i) each US Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the US Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the US Borrower may request in accordance herewith. Unless otherwise agreed between the US Borrower and the Swingline Lender as provided in Section 2.06(a), each Swingline Loan shall be an ABR Loan. Each US Lender at its option may make any US Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the US Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any US Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each US ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a US ABR Revolving Borrowing may be in an aggregate amount that is equal to (i) the entire unused balance of the total Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e) or (iii) that is required to repay any US Revolving Loans as contemplated by Section 2.04(a). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. US Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten US Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the US Borrower shall not be entitled to request, or to elect to convert or continue, any US Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a US Revolving Borrowing, the US Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a US Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a US ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of a US ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a US Eurodollar Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the US Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the US Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 4.01.

If no election as to the Type of US Revolving Borrowing is specified, then the requested US Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each US Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested US Borrowing.

                  SECTION 2.04. Certain Borrowings of US Revolving Loans and Refunding of Loans. (a) If on any date (a "Borrowing Date") on which a Mexican Borrower has requested the Mexican Lenders to make Mexican Revolving Loans (the "Requested Mexican Loans"), (i) any Mexican Lender's Mexican Commitment
Percentage  of  the  Requested  Mexican  Loans  exceeds  the  Available  Mexican
Commitment of such Mexican Lender on such date (before giving effect to the making, and application of proceeds, of any Loans required to be made pursuant to this Section 2.04 on such date) and (ii) the amount of such excess is less than or equal to the aggregate Available US Commitments of all Non-Mexican Lenders (before giving effect to the making, and application of proceeds, of any Loans pursuant to this Section 2.04 on such date), each Non-Mexican Lender shall make a US Revolving Loan to the US Borrower on such date, and the proceeds of such US Revolving Loans shall be simultaneously applied to repay outstanding US Revolving Loans of the Mexican Lenders, in amounts such that, after giving effect to (A) such borrowings and repayments and (B) the making of the Requested Mexican Loans, the Revolving Credit Exposure Percentage of each US Lender will equal (as nearly as possible) its US Commitment Percentage. To effect such borrowings and repayments, (1) not later than 12:00 Noon, New York City time, on such requested Borrowing Date, the proceeds of such US Revolving Loans shall be made available by each Non-Mexican Lender to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, in immediately available funds, and the Administrative Agent shall apply the proceeds of such US Revolving Loans toward repayment of outstanding US Revolving Loans of the Mexican Lenders and (2) concurrently with the repayment of such Loans on such date, (x) the Mexican Lenders shall, in accordance with the applicable provisions hereof, make the Requested Mexican Loans in an aggregate amount equal to the amount so requested by the relevant Mexican Borrower (but not in any event greater than the aggregate Available Mexican Commitments after giving effect to the making of such repayment of US Revolving Loans on such date) and (y) the US Borrower shall pay to the Administrative Agent for the account of the Lenders whose US Revolving Loans are repaid on such date pursuant to this Section 2.04 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to Section 4.10 in connection with such repayment.

(b) If any borrowing of US Revolving Loans is required pursuant to this Section 2.04, the US Borrower shall notify the Administrative Agent in the manner provided for US Revolving Loans in Section 2.03, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in Section 2.02(c) shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of US Revolving Loans required to be made pursuant to this Section 2.04.

                  SECTION 2.05. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the US Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the aggregate US Commitments. To request Competitive Bids, the US Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the US Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the US Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period";

          (v) the maturity date of such Borrowing, which shall be no later than the Maturity Date; and

          (vi) the location and number of the US Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 4.01.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the US Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the US Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the US Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the US Borrower may accept or reject any Competitive Bid. The US Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the US Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) the US Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the US Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the US Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the US Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the US Borrower. A notice given by the US Borrower pursuant to this paragraph shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the US Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.06. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the US Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed $20,000,000, so long as after giving effect thereto (i) the Available US Commitment of each US Lender is greater than or equal to zero and (ii) the sum of the aggregate
Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the US Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. Each Swingline Loan shall be an ABR Loan; provided, that the US Borrower and the Swingline Lender may agree that the Swingline Loan shall bear interest at a fixed rate for a fixed interest period (any such Swingline Loan, a "Swingline Fixed Rate Loan"; and any such fixed interest period, a "Swingline Interest Period"). The Swingline Lender shall make each Swingline Loan available to the US Borrower by means of a credit to the general deposit account of the US Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time on any Business Day, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding; provided, that unless a Default has occurred and is continuing, the Swingline Lender shall not make such a request in respect of any Swingline Fixed Rate Loan until the end of the Swingline Interest Period applicable thereto. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's US Funding Commitment Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's US Funding Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the US Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 4.01 with respect to Loans made by such Lender (and Section 4.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the US Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the US Borrower (or other party on behalf of the US Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the US Borrower of any default in the payment thereof.

                  SECTION 2.07. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the US Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000, (ii) the Available US Commitment of each US Lender is greater than or equal to zero and (iii) the sum of the aggregate Revolving
Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the aggregate US Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such US Lender's US Funding Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's US Funding Commitment Percentage of each LC Disbursement made in respect of a Letter of Credit by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason. Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Commitments, and that each such payment
shall  be  made  without  any  offset,   abatement,   withholding  or  reduction
whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the US Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the US Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the US Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the US Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the US Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.06 that such payment be financed with a US ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the US Borrower's obligation to make such payment shall be discharged and replaced by the resulting US ABR Revolving Borrowing or Swingline Loan. If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each US Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof and such US Lender's US Funding Commitment Percentage thereof. Promptly following receipt of such notice, each US Lender shall pay to the Administrative Agent its US Funding Commitment Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 4.01 with respect to Loans made by such Lender (and Section
4.01 shall apply, mutatis mutandis, to the payment obligations of the US Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Lenders. Promptly following receipt by the Administrative Agent of any payment from the US Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Lenders and the Issuing Bank as their interests may appear. Any payment made by a US Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of US ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The US Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to or departure from all or any of the provisions of any Letter of Credit or this Agreement;

          (iii) the existence of any claim, setoff, defense or other right that the US Borrower, any other party guaranteeing, or otherwise obligated with, the US Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, so long as such draft or other document appears on its face to comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders or the Administrative Agent or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the US Borrower's obligations hereunder, so long as such act or omission to act or delay has not resulted from the gross negligence or willful misconduct of the Issuing Bank, the Lenders or the Administrative Agent.

Neither the Administrative Agent, the US Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the US Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to US ABR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 4.07(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 4.06(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, US Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the
Administrative Agent, in the name of the Administrative Agent and for the benefit of the US Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (j) or (k) of Article IX. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the US Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in such cash collateral account and all cash and other investment property from time to time credited thereto, and all proceeds thereof. Other than any interest earned on the investment of such deposit, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower's risk and expense, such deposit shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements in respect of Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of US Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the US Borrower under this Agreement. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within two Business Days after all Events of Default have been cured or waived.

                                  ARTICLE III

                           THE MEXICAN CREDIT FACILITY

SECTION 3.01. Commitments. Subject to the terms and conditions set forth herein, each Mexican Lender agrees to make Mexican Revolving Loans to the Mexican Borrowers from time to time during the Availability Period so long as after giving effect thereto (a) the aggregate principal amount of outstanding Mexican Revolving Loans does not exceed $100,000,000, (b) the Available Mexican Commitment of each Mexican Lender is greater than or equal to zero and (c) the sum of the aggregate Revolving Credit Exposures of all the Lenders plus the aggregate principal amount of outstanding Competitive Loans does not exceed the aggregate US Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Mexican Borrowers may borrow, prepay and reborrow Mexican Revolving Loans.

SECTION 3.02. Loans and Borrowings. (a) Each Mexican Revolving Loan shall be made as part of a Mexican Borrowing consisting of Mexican Revolving Loans made by the Mexican Lenders ratably in accordance with their respective Mexican Commitments. The failure of any Mexican Lender to make any Mexican Revolving Loan required to be made by it shall not relieve any other Mexican Lender of its obligations hereunder; provided that the Mexican Commitments of the Mexican Lenders are several and no Mexican Lender shall be responsible for any other Mexican Lender's failure to make Mexican Revolving Loans as required.

(b) Subject to Section 4.08, each Mexican Revolving Borrowing shall be comprised entirely of Eurodollar Loans. Each Mexican Lender at its option may make any Mexican Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Mexican Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Mexican Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. There shall not at any time be more than a total of ten Mexican Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Mexican Borrowers shall not be entitled to request, or to elect to continue, any Mexican Borrowing having an Interest Period ending after the Maturity Date.

SECTION 3.03. Requests for Mexican Revolving Borrowings. To request a Mexican Revolving Borrowing, the relevant Mexican Borrower shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a Mexican Revolving Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Mexican Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 3.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (iv) the location and number of the relevant Mexican Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 4.01.

If no Interest Period is specified, then the relevant Mexican Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Mexican Lender of the details thereof and of the amount of such Mexican Lender's Loan to be made as part of the requested Borrowing.

                                   ARTICLE IV

       terms applicable to us credit facility and mexican credit facility

SECTION 4.01. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.06. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 4.02. Interest Elections. (a) Each US Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the US Borrower may elect to convert any of its Revolving Borrowings to a different Type or to continue any of such Borrowings and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. Except as provided in Section 4.08, all Mexican Revolving Loans shall be Eurodollar Loans, and the relevant Mexican Borrower may elect Interest Periods in respect thereof as provided in this Section. Each Borrower may elect different options with respect to different portions of its respective affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the US Borrower, or
Section 3.03 if a Mexican Borrower, as the case may be, were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make the proposed conversion or continuance) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and Section 3.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) in the case of US Borrowings, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)  Promptly   following  receipt  of  an  Interest   Election   Request,   the
Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the US Borrower fails to deliver a timely Interest Election Request with respect to a US Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Mexican Borrower fails to deliver a timely Interest Election Request with respect to a Mexican Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Revolving Borrowing with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding US Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each US Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 4.03. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) (i) The US Borrower may at any time terminate, or from time to time reduce, the US Commitments; provided that (i) each reduction of the US Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the US Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available US Commitment or Available Mexican Commitment of any Lender would be less than zero.

     (ii) The US Borrower may at any time terminate, or from time to time reduce, the Mexican Commitments; provided that (i) each reduction of the Mexican Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the US Borrower shall not terminate or reduce the Mexican Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 4.05, the Available Mexican Commitment of any Mexican Lender would be less than zero.

(c) The US Borrower shall notify the Administrative Agent of any election to terminate or reduce the US Commitments or the Mexican Commitments, as the case may be, under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the US Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the US Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the US Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the US Commitments or the Mexican Commitments, as the case may be, shall be permanent.

SECTION 4.04. Repayment of Loans; Evidence of Debt. (a) The US Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each US Revolving Loan on the Maturity Date, (ii) to the Administrative Agent for the account of each US Lender, the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan, (iii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan (other than any Swingline Fixed Rate Loan) on the Maturity Date and (iv) to the Swingline Lender, the then unpaid principal amount of each Swingline Fixed Rate Loan on the last day of the Swingline Interest Period applicable thereto. Each Mexican Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Mexican Lender the then unpaid principal amount of each of its respective Mexican Revolving Loans on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The  Administrative  Agent shall maintain  accounts in which it shall record
(i) the amount of each Loan made hereunder, the Borrower, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a "Note"). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

SECTION 4.05. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the US Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(b) The US Borrower or a Mexican Borrower, as the case may be, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the US Commitments or Mexican Commitments as contemplated by
Section 4.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.03. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02 and Section 3.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 4.07 and any amounts payable under
Section 4.10 in connection with such prepayment.

SECTION 4.06. Fees. (a) The US Borrower agrees to pay to the Administrative Agent a facility fee (i) for the account of each US Lender, which shall accrue at the Applicable Rate on the daily amount of the US Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates and (ii) for the account of each Mexican Lender, which shall accrue at the Applicable Rate on the daily amount of the Mexican Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, which fee, in the case of the Mexican Lenders, shall be reimbursed by the Mexican Borrowers; provided that, if such Lender continues to have any Revolving Credit Exposure after its US Commitment or Mexican Commitment, as the case may be, terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its US Commitment or Mexican Commitment, as the case may be, terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the US Commitments or the Mexican Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the US Commitments or Mexican Commitments, as the case may be, terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The US Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit issued for the US Borrower's account, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure in respect of Letters of Credit issued for the US Borrower's account (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as, in the case of any Letter of Credit issued for the US Borrower's account in the principal amount of $300,000 or less, the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 4.07.     Interest.  (a)  The Loans comprising each ABR Borrowing
(including each Swingline Loan other than a Swingline Fixed Rate Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such loan.

                  (d) Each Swingline Fixed Rate Loan shall bear interest during the Swingline Interest Period applicable thereto at the fixed rate agreed upon by the US Borrower and the Swingline Lender pursuant to Section 2.06(b); provided that, from and after the last day of such Swingline Interest Period (if such Swingline Fixed Rate Loan is not repaid on such date), and from and after the date of any notice by the Swingline Lender with respect to such Swingline Fixed Rate Loan pursuant to the proviso to the first sentence of Section 2.06(c), such Swingline Fixed Rate Loan shall constitute an ABR Loan bearing interest in accordance with Section 4.07(a) or 4.07(e), as applicable.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 4.08. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the relevant Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be revoked, (ii) if any Borrowing Request requests a US Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) any request for a Mexican Eurodollar Borrowing shall be revoked and (iv) any request by the US Borrower for a Eurodollar Competitive Borrowing shall be revoked; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the US Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 4.09.     Increased Costs.  (a)  If any Change in Law shall:

          (i) subject any Lender or the Issuing Bank to any tax of any kind whatsoever (other than taxes to which the Lender or the Issuing Bank, as the case may be, is subject to as of the date hereof) with respect to this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereto (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

          (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the US Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the US Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error. The US Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the US Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 4.10. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto, or of a Swingline Fixed Rate Loan other than on the last day of the Swingline Interest Period applicable thereto (including, in each case, as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.03, 3.03 or 4.02(b) and is revoked in accordance with Section 4.08(b) or is permitted to be revocable under Section 4.05(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to
Section 4.13, then, in any such event, the Borrower in respect of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 4.11. Taxes. (a) Any and all payments made by each Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender (i) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or (ii) having a representative office or a subsidiary in Mexico, provided that any such representative office or subsidiary is not the lending office). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no such additional amounts shall be payable in respect of any taxes imposed by reason of the Administrative Agent or any Lender's failure to comply with Section 4.11(c) or (d), in excess of the additional amounts that would have been payable had the Administrative Agent or any Lender complied with such Section. Whenever any such Non-Excluded Taxes or Other Taxes are payable by any Borrower, thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, the original official report, or a certified copy thereof, received by such Borrower showing payment thereof. If any Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure.

(b) In addition, the US Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) No Mexican Borrower shall be obligated to pay the Administrative Agent or any Lender any amounts described in Section 4.11(a) in respect of Non-Excluded Taxes or Other Taxes that would not have been imposed but for the failure of the Administrative Agent or such Lender: (I) to use its reasonable commercial efforts (consistent with legal and regulatory restrictions) to (i) maintain its registration with the Mexican Ministry of Finance and Public Credit as a foreign financial institution or bank for purposes of and in conformity with Article 154-I of the Mexican Income Tax Law, the rules thereunder and any administrative regulations (resoluciones miscelaneas) thereunder, (ii) maintain its status as a resident (or its principal office to remain as a resident) for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation and (iii) comply with the requirements provided in such tax treaty to apply a reduced withholding tax rate on interest or (II) following a reasonable request of the Mexican Borrowers upon 30 days' written notice (unless a lesser period is reasonable under the circumstances), to (x) provide a letter specifying that such Lender is the effective beneficiary of interest hereunder and under any Note held by such Lender as set forth in, and for so long as it is requested under, the Mexican Income Tax Law or in the applicable double taxation treaty to which Mexico is a party and which is in effect or any equivalent administrative regulations (resoluciones miscelaneas) in effect thereafter while this Agreement shall remain in full force and effect and (y) complete and file with the appropriate Governmental Authority, such forms, certificates or documents (collectively, "Forms") prescribed by law, rule or regulation enacted or issued by Mexico, or required under the applicable double taxation treaty to which Mexico is a party and which is in effect, that are necessary to avoid or reduce such Non-Excluded Taxes or Other Taxes pursuant to provisions of any law, rule or regulation enacted or issued by Mexico, or a double taxation treaty to which Mexico is a party and which is in effect (provided, that (xx) such Lender or the Administrative Agent shall be under no obligation to provide any information of any nature (including the information specified above) to the Mexican Borrowers which such Lender or the Administrative Agent deems, in such Lender's or the Administrative Agent's judgment, to be confidential or the disclosure of which is not permitted by law, (yy) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms, (zz) the completion, execution and delivery of such Forms will not result, in the good faith, reasonable determination of such Lender or the Administrative Agent, in the imposition on such Lender or the Administrative Agent of (1) any additional material legal or regulatory burden or (2) any additional material out-of-pocket costs or (3) any other material adverse consequences). If the registration set forth in subparagraph (c)(I)(i) above is canceled or not renewed upon expiration during the term of this Agreement, or if any Lender or beneficial owner of a Note fails to provide the Forms or the letter mentioned in subparagraph (c)(II)(x) above (other than as excepted in the prior proviso), or any Lender is no longer a resident for tax purposes in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation or due to its own action no longer complies with the requirements set forth in such tax treaty to apply a reduced Mexican withholding tax on interest, the Mexican Borrowers may terminate the Mexican Commitment of such Lender and prepay the then outstanding Loans of the affected Lender, together with accrued interest thereon, additional amounts payable in respect thereto and any other amounts payable hereunder.

(d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Unless prejudicial to such Mexican Lender, each Mexican Lender agrees that it shall file an application for renewal of its registration with the Ministry of Finance and Public Credit under
Article 154-I of the Mexican Income Tax Law, the rules thereunder and/or any administrative regulations (resoluciones miscelaneas) thereunder.

(e) If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes paid by any Borrower, (a "Tax Refund"), which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such Tax Refund to such Borrower net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund; provided, however, that such Borrower agrees to promptly return such Tax Refund to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such Tax Refund.

SECTION 4.12. Payments Generally;  Pro Rata Treatment;  Sharing of Set-offs. (a)
(i) Except as provided in Section 2.04, each Borrowing of US Revolving Loans by the US Borrower from the US Lenders hereunder shall be made pro rata according to the US Funding Commitment Percentages of the US Lenders in effect on the date of such borrowing. Any reduction of the US Commitments of the US Lenders shall be allocated by the Administrative Agent among the US Lenders pro rata according to the US Commitment Percentages of the US Lenders. Except as provided in
Section 2.04, each payment (other than any optional prepayment) by the US Borrower on account of principal of or interest on the US Revolving Loans or the Competitive Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each US Lender. Each optional prepayment by the US Borrower on account of principal of or interest on the US Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof.

     (ii) Each borrowing of Mexican Revolving Loans by any Mexican Borrower from the Mexican Lenders hereunder shall be made, and any reduction of the Mexican Commitments shall be allocated by the Administrative Agent, pro rata according to the Mexican Commitment Percentages of the Mexican Lenders. Each payment (including each prepayment) by any Mexican Borrower on account of principal of and interest on Mexican Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Mexican Loans then due and owing by such Borrower to each Mexican Lender.

(b) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 4.09, 4.10 or 4.11, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 4.09, 4.10, 4.11 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 3.04 (d) or (e), 4.01(b) or
4.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 4.13. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 4.09, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.09 or 4.11, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 4.09, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 4.09 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                   ARTICLE V

                         Representations and Warranties

                  Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Organization; Powers. Each Borrower and its respective Subsidiaries is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.02. Authorization; Enforceability. (a) The Transactions to be consummated by each Borrower are within such Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Master Intercompany  Agreement and the Tax Allocation  Agreement
constitutes a legal, valid and binding obligation of the US Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) routine renewals of existing licenses and permits of the US Borrower and its Subsidiaries in the ordinary course of business and (iii) such filings as may be required under federal and state securities laws for purposes of disclosure, (b) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to INFONAVIT and SAR) or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries except as provided in
Section 7.11.

SECTION  5.04.  Financial  Condition;   No  Material  Adverse  Change.  (a)  The
statements of consolidated financial condition of the US Borrower and its Subsidiaries as at October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for such fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for such fiscal year then ended.

(b) The unaudited statement of consolidated financial condition of the US Borrower and its Subsidiaries as at July 31, 2000 and the related unaudited statements of consolidated income and retained earnings and consolidated cash flow for the nine-month period ended on such date, certified by a Financial Officer, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the US Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(c) All the  financial  statements  referred  to in clauses  (a) and (b) of this
Section 5.04, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by such accountants or Financial Officer, as the case may be, and as disclosed therein).

(d) The US Borrower and its Subsidiaries do not have, at the date hereof, any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the financial statements referred to in this Section.

(e) Since October 31, 1999, there has been no material adverse change in the business, assets, property or financial condition of the US Borrower and its Subsidiaries, taken as a whole.

SECTION 5.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries (a) which could reasonably be expected to result in an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve this Agreement or the Transactions.

SECTION 5.06. Compliance with Laws and Agreements. Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 5.07. Investment and Holding Company Status. The US Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 5.08. Taxes. Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the relevant Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or
(b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The liability under the Wisconsin Steel Arrangements could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.     Subsidiaries.   As  of  the Effective Date, Schedule 5.10 sets
forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by any Borrower.

SECTION 5.11. Foreign Exchange Regulations; Immunity; Enforcement. (a) Under the laws of Mexico, with respect to the execution, delivery and performance of this Agreement or any Note issued hereunder, each of the Mexican Borrowers and its respective Subsidiaries is subject to private commercial law and to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process that may be brought in the courts of Mexico (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(b) It is not necessary, in order to ensure the legality, validity, enforceability or admissibility into evidence in Mexico of this Agreement or any
Note issued hereunder, that any such document be filed, recorded or enrolled with any Governmental Authority, or that this Agreement or any Note issued hereunder be stamped with any stamp, registration or similar transaction tax, except that in order for this Agreement or any Note issued hereunder to be admissible in evidence in legal proceedings in a court in Mexico, such documents would have to be translated into the Spanish language by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

SECTION 5.12. Disclosure. (a) Each Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE VI

                                   Conditions

SECTION 6.01. Effective Date. This Agreement shall become effective upon the execution and delivery hereof by all parties hereto. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received an executed copy of the Parents' Side Agreement and the Parent Guarantee, duly executed and delivered by the parties thereto, which shall be in full force and effect on the Effective Date.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of (i) Kirkland & Ellis, New York counsel for the Borrowers, substantially in the form of Exhibit B-1, (ii) Steven Covey, General Counsel of the US Borrower, substantially in the form of Exhibit B-2 and (iii) Franck, Galicia, Duclaud Y Robles, S.C., Mexican counsel for the Borrowers, substantially in the form of Exhibit B-3, and, in each case, covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(d) The Administrative Agent shall have received a certificate of each Borrower, dated the Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions including, in the case of each Mexican Borrower, notarized powers of attorney evidencing authority to, among other things, execute negotiable instruments), of the Board of Directors (or other similar governing body) of each Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of each Borrower executing this Agreement and any Notes issued hereunder and (iii) the certificate of incorporation and by-laws, in the case of the US Borrower, or the estatutos sociales, in the case of each Mexican Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of such Borrower.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the US Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 6.02.

(f) The Lenders shall have received (i) audited consolidated financial statements of the US Borrower for the fiscal year ended October 31, 1999 and
(ii) unaudited consolidated financial statements of the US Borrower for the quarterly period ended July 31, 2000, and such financial statements shall not, in the reasonable judgment of the Required Lenders, reflect any material adverse change in the consolidated financial condition of the US Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum supplied to the Lenders, dated October 2000.

(g) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(h) The Administrative Agent shall have received evidence that the US Borrower has agreed to act as agent for service of process in New York, New York on behalf of each Mexican Borrower under this Agreement (together with a notarized power of attorney to that effect).

(i) The Administrative Agent shall have received a Borrowing Request from the US Borrower, requesting a US Revolving Borrowing to be made on the Effective Date and in an amount, together with available cash of the US Borrower, sufficient to repay all outstanding amounts due under the Existing Credit Agreement.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 6.02. Each Borrowing Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver) of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement (except for, other than in the case of the Loans made on the Effective Date, the representations and warranties set forth in Sections 5.04(e) and 5.12(a)) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) In the case of any Borrowing by a Mexican Borrower, the Parent Guarantee and the Guarantee contained in Article XI shall be in full force and effect and neither the Parent, nor the US Borrower nor any Affiliate thereof shall have asserted that either such Guarantee is not in full force and effect.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the relevant Borrower on the date thereof as to the matters specified in paragraphs
(a), (b) and (c) of this Section.

SECTION 6.03. Concurrent Condition for Initial Borrowing. Immediately upon the satisfaction (or waiver) of all conditions specified in Sections 6.01 and 6.02, the US Borrower shall repay all outstanding amounts due under the Existing Credit Agreement and shall deliver evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that the Existing Credit Agreement shall have been terminated on the Effective Date and all obligations thereunder satisfied in full.

SECTION 6.04. Condition Subsequent. Within 45 days of the Effective Date, the US Borrower shall terminate all existing Liens set forth on Schedule 8.02.

                                  ARTICLE VII

                              Affirmative Covenants

           Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 7.01. Financial Statements and Other Information. Each of the Borrowers and the Parent, as applicable, will furnish to the Administrative Agent, for prompt distribution to each Lender:

(a) (i) within 90 days after the end of each fiscal year of each of the Parent and the US Borrower, its Form 10-K for such fiscal year, which shall include its audited consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied;

          (ii) within 90 days after the end of each fiscal year of each Mexican Borrower, its audited statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of such Mexican Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied;

(b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the US Borrower, its Form 10-Q for such fiscal quarter, which shall include its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the US Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each Mexican Borrower, its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its respective Financial Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the US Borrower, substantially in the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 8.01(a) and (b) and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(e) (i) within 55 days after the end of the second fiscal quarter of each fiscal year of the US Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and (ii) within 100 days after the end of the fourth fiscal quarter of each fiscal year of the US Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and for the fiscal year then ended and, in the case of the reports delivered pursuant to subclauses (i) and (ii) of this clause (e), comparative information relating to the corresponding portion or portions of the previous fiscal year, all substantially in the same form and scope (except for the periods covered) as set forth on Exhibit D hereto.

SECTION 7.02. Notices of Material Events. The US Borrower (or each Mexican Borrower, in the case of paragraph (b) below) will furnish to the Administrative Agent, for prompt distribution to each Lender, prompt written notice of the following:

(a)      the occurrence of any Default;

(b) any changes in taxes, duties or other charges of Mexico or any political subdivision or taxing authority thereof or any change in any laws of Mexico that may affect the amount or timing of receipt of any payment due under this Agreement or any Notes issued hereunder;

(c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower, any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 7.03. Existence; Conduct of Business. Each Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material and necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03.

SECTION 7.04. Payment of Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall impose an obligation on any Borrower to cause a Securitization Subsidiary to repay any Indebtedness or to repay any Indebtedness of any Securitization Subsidiary.

SECTION 7.05. Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 7.06. Books and Records; Inspection Rights. Each Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 7.07. Compliance with Laws and Material Contractual Obligations. Each Borrower will, and will cause each of its respective Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, all laws, rules and regulations relating to INFONAVIT and SAR) and (b) all material obligations under any indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries, in each case except where (i) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 7.08. Intercompany Agreements. (a) The US Borrower will (i) perform all of its obligations under the Master Intercompany Agreement unless International shall have failed to make any payment payable by it to the US Borrower under the Master Intercompany Agreement or the Tax Allocation Agreement; (ii) enforce the Master Intercompany Agreement against International in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof if such cancellation or termination is materially adverse to the US Borrower, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement which is materially adverse to the US Borrower; provided that the Master Intercompany agreement may be modified to modify, amend or eliminate Section II.A of the Master Intercompany Agreement insofar as such Section requires International to offer to sell to the US Borrower, or requires the US Borrower to purchase, "Wholesale Contracts" (as such term is defined in the Master Intercompany Agreement).

(b) The US Borrower will (i) enforce the Tax Allocation Agreement against International in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement which amends or modifies the provisions of the Amendment to Tax Allocation Agreement and Acknowledgement dated as of April 26, 1993 among the US Borrower, International and TRIP or is in any manner adverse to the US Borrower or to the US Borrower and its Subsidiaries taken as a whole.

(c) The US Borrower will (i) enforce each Intercompany Loan Agreement against the Subsidiary of the US Borrower that is a party thereto in accordance with its terms; (ii) cause each of its Subsidiaries to pay promptly all accounts payable from time to time owing by such Subsidiary to the US Borrower (including without limitation amounts payable from time to time by such Subsidiary to the US Borrower under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement without the consent of the Required Lenders (other than the cancellation or termination of any Intercompany Loan Agreement resulting from the termination of the Qualified Securitization Transaction to which such Intercompany Loan Agreement relates and the repayment of all amounts outstanding under such Intercompany Loan Agreement); (iv) not agree to any amendment, waiver or modification of any provision of any Intercompany Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by any Subsidiary of the US Borrower to the US Borrower under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to the US Borrower thereunder,
(3) further subordinating the US Borrower's right to payment thereunder to the rights of any other creditors, (4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by the US Borrower to International under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to the US Borrower; and (v) deliver to the Administrative Agent, promptly upon receipt thereof, a copy of each certificate, notice, instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement.

SECTION 7.09. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 7.10. Use of Proceeds; Repayment of Loans. The proceeds of the Loans and the Letters of Credit shall be used (a) to repay any amounts outstanding under the Existing Credit Agreement, (b) to repay any amounts outstanding under the Existing Mexican Credit Agreements (and such repayment shall be made by no later than the date that is thirty days following the Effective Date) and (c) for general corporate purposes.

SECTION 7.11. Grant of Security Interest. The US Borrower will, no later than thirty days after the occurrence of a Downgrading, grant to the Administrative Agent, for the benefit of the Lenders, a first priority (subject to customary exceptions) security interest (the "Springing Lien") in substantially all of the US Borrower's tangible and intangible assets (including, without limitation, the assets listed on Schedule 7.11 hereto), except for those assets as to which the Administrative Agent shall determine in its sole reasonable discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby; provided that (a) the Springing Lien shall be granted pursuant to documentation (including legal opinions of counsel to the US Borrower) substantially in the form that shall be approved by the Administrative Agent and the US Borrower no later than sixty days after the Effective Date, (b) to the extent that any Subordinated Debt of the US Borrower, any Hedging Agreement of the US Borrower with any Lender, or any Indebtedness of the US Borrower now existing or hereafter issued and sold, requires that such Subordinated Debt, Hedging Agreement or Indebtedness be equally and ratably secured with the Indebtedness incurred under this Agreement, such Subordinated Debt, Hedging Agreement or other Indebtedness shall be so secured and (c) the Administrative Agent, on behalf of the Lenders, shall have the authority to release the Springing Lien on any assets sold, transferred, leased or otherwise disposed of in a transaction permitted under this Agreement; provided that with respect to any assets sold, transferred, leased or otherwise disposed of in connection with a Qualified Securitization Transaction, such Springing Lien shall automatically be released without further action by the Administrative Agent.

                                  ARTICLE VIII

                               Negative Covenants

                  Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

SECTION 8.01. Financial Covenants. (a) The US Borrower will not permit the Consolidated Leverage Ratio to exceed 7.00 to 1.00 as of the last Business Day of each calendar month.

(b) The US Borrower will not permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 1.25 to 1.00.

SECTION 8.02. Liens. The US Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)      Permitted Encumbrances;

(b) any Lien on any property or asset of the US Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 8.02; provided that (i) such Lien shall not apply to any other property or asset of the US Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the US Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the US Borrower or such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the US Borrower or any of its Subsidiaries; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
(ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the US Borrower or such Subsidiary;

(e) any rights of set-off of financial institutions holding accounts of the US Borrower and its Subsidiaries;

(f) any Lien created in accordance with Section 7.11; and

(g) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $7,000,000.

SECTION 8.03. Fundamental Changes. (a) The US Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than sales of Receivables, operating leases through its leasing Subsidiaries or interests therein in the ordinary course of business by the US Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction), or all or substantially all of the stock of any of its Subsidiaries other than Harco Insurance (in each case, whether now owned or hereafter acquired), or liquidate or dissolve (other than Harco Insurance), except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into any Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person (other than the US Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a direct or indirect Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the US Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the US Borrower determines in good faith that such liquidation or dissolution is in the best interests of the US Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 8.05.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the US Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, similar, supportive or ancillary thereto.

SECTION 8.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) Other than in the ordinary course of business for a finance company, the US Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or, solely with respect to the US Borrower's Subsidiaries, Guarantee any obligations of , any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, "Investments") , except:

     (i) Permitted Investments;

     (ii) Investments by the US Borrower in the capital stock of its Subsidiaries;

     (iii) loans or advances made by the US Borrower to any Subsidiary or any Mexican Borrower and made by any Subsidiary to the US Borrower, any Mexican Borrower or any other Subsidiary;

     (iv) loans and advances to employees of any Borrower or its Subsidiaries in the ordinary course of business (including for travel and relocation expenses);

     (v) loans made by the US Borrower to International in an amount not to exceed $50,000,000 at any one time outstanding;

     (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (vii) the US Borrower and its Subsidiaries may acquire a Controlling interest in an entity that engages in a business similar to the business of the type conducted by the US Borrower and its Subsidiaries so long as, after giving pro forma effect thereto, the US Borrower is in compliance with Sections 8.01(a) and (b);

     (viii)  Investments  made  in  connection  with  Qualified   Securitization
     Transactions; (ix) Investments set forth on Schedule 8.04;

     (x) the Guarantee contained in Article XI;

     (xi) Guarantees by any Subsidiary, so long as such guarantor simultaneously delivers to the Administrative Agent a Guarantee, in form and substance reasonably satisfactory to the Administrative Agent and on terms no less favorable than the terms in such original Guarantee entered into by such Subsidiary, for the benefit of the Administrative Agent, on behalf of the Lenders;

     (xii) in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount (valued at cost) not to exceed $20,000,000 during the term of this Agreement; and

     (xiii) Investments (including debt obligations and equity) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(b) The US Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the US Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities or as otherwise required by any Qualified Securitization Transaction.

SECTION 8.05. Restricted Payments. The US Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may make Restricted Payments to the US Borrower, (b) the US Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the US Borrower and its Subsidiaries, (c) Harco Insurance may make Restricted Payments and (d) the US Borrower may make Restricted Payments provided that the aggregate amount of such Restricted Payments made while this Agreement is in effect shall not exceed the sum of (i) 100% of cumulative positive consolidated net income of the US Borrower since November 1, 1999 through the period prior to the date of such payment, (ii) the aggregate net cash proceeds of sales of non-core assets of the US Borrower and its Subsidiaries received by the US Borrower and its Subsidiaries after October 31, 2000 through the period prior to the date of such payment and (iii) the amount of any Restricted Payments received by the US Borrower from Harco Insurance after October 31, 2000 through the period prior to the date of such payment.

SECTION 8.06. Transactions with Affiliates. The US Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms not less favorable to the US Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the US Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 8.05, (d) in connection with any Qualified Securitization Transaction and (e) in connection with the Master Intercompany Agreement, the Tax Allocation Agreement and any Intercompany Loan Agreement.

SECTION 8.07. Negative Pledge. The US Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the US Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of the US Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the US Borrower or any other Subsidiary or to Guarantee Indebtedness of the US Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement (including, but not limited to, Section 8.04(a)(v)), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to Qualified Securitization Transactions, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and
(vii) clause (a) of the foregoing shall not apply to restrictions and conditions that require that other Indebtedness be secured equally and ratably with Indebtedness under this Agreement; and provided, further, that so long as any Event of Default shall be continuing, neither the US Borrower nor any of its Subsidiaries shall assume or incur any Indebtedness that is subject to a provision requiring such Indebtedness to be secured equally and ratably with, or prior to, the Indebtedness hereunder.

SECTION 8.08. Prepayments of Subordinated Debt. The US Borrower will not, and will not permit any of its Subsidiaries to, prepay, purchase or otherwise retire any of the Subordinated Debt prior to the stated maturity thereof unless at the time of such prepayment, purchase or retirement or, in the case of any Subordinated Debt of the US Borrower issued pursuant to an indenture, at the time notice of redemption is given to the holders thereof pursuant to the terms thereof, (a)(i) the US Borrower has at least two of the following ratings for its Index Debt: (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody's and (C) BBB- or higher by Duff & Phelps Credit Rating Co. or (ii) after giving effect to such prepayment, purchase or retirement, the sum of (A) the aggregate amount of all outstanding preferred stock of the US Borrower and (B) the aggregate principal amount of all outstanding Subordinated Debt, is at least equal to $100,000,000 and (b) no Default has occurred and is continuing or would result from such prepayment, purchase or retirement.

SECTION 8.09. Serviced Wholesale Portfolio Quality. The US Borrower will not permit:


(a) Past Due Serviced Wholesale Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of April 30, 2000), expressed as a percentage of Serviced Wholesale Notes (Three-Month Total) at the end of such month, to exceed 5%; or

(b) net losses of the US Borrower (determined on the basis of the US Borrower's normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive fiscal quarters to exceed 0.5% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (b) of this Section, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the statistics as to "Percent net losses (recoveries) to liquidations" for "Wholesale notes" included under "Five Year Summary of Financial and Operating Data" in the 1999 Annual Report.

SECTION 8.10. Serviced Retail Portfolio Quality. The US Borrower will not permit:

(a) Past Due Serviced Retail Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of April 30, 2000), expressed as a percentage of Serviced Retail Notes (Three-Month Total) at the end of such month, to exceed 3%; or

(b) the Combined Retail Losses to Liquidations Ratio to exceed 4 1/2% at any time.

                  For purposes of clause (b) of this Section:

     (i) "Combined Retail Losses to Liquidations Ratio" means, as of any date, the ratio (expressed as a percentage) of (A) the sum of (1) Net Losses on Serviced Retail Notes for the period of twelve consecutive months ending on the last day of the then most recently ended month, plus (2) the net losses of International (determined on the basis of International's normal practice) on Serviced Retail Notes for such period to (B) Serviced Retail Liquidations for such period;

     (ii) "Net Losses on Serviced Retail Notes" means, for any period, the net credit losses of the US Borrower (determined on the basis of the US Borrower's normal practice with the benefit of rights of recourse to International and dealers and other obligors and to reserves the US Borrower maintains with regard to dealers) on Serviced Retail Notes for such period; and

     (iii) "Serviced Retail Liquidations" means liquidations determined on the same basis as in the supplementary financial data included in the 1999 Annual Report.

                                   ARTICLE IX

                                Events of Default

                  If any of the following events (each, an "Event of Default") shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the US Borrower or any of its Subsidiaries in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made (for the avoidance of doubt, the representations and warranties set forth in Sections 5.04(e) and 5.12(a) are made or deemed made solely on and as of the Effective Date) and, if the consequences of such representation or warranty being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 10 Business Days after the Parent, the US Borrower or its Subsidiary becomes aware or is advised that such representation or warranty was incorrect in any material respect;

(d) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02, 7.03, 7.09, 7.10 or 7.11 or in Article VIII (except as otherwise provided in clause (e) below);

(e) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01, 8.03 or 8.08 within 10 Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower;

(f) the US Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the US Borrower;

(g) at any time when any Mexican Obligations are outstanding, the Parent Guarantee or the Guarantee contained in Article XI hereunder shall cease, for any reason, to be in full force and effect or the Parent, the US Borrower or any Affiliate of the Parent or the US Borrower shall so assert and such matter shall continue unremedied for a period of 10 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Parent or the US Borrower, as applicable;

(h) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) solely in the case of the US Borrower, enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, concurso mercantil or other relief in respect of the Parent, International, any Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, sindico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(k) the Parent, International, any Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, concurso mercantil or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, sindico, conservator or similar official for the Parent, International, any Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(l) the Parent, International, any Borrower or any of its Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(m) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the US Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the US Borrower or any of its Subsidiaries to enforce any such judgment;

(n) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(o) a Change in Control shall occur;

(p) International or the Parent shall fail to observe or perform any of its obligations contained in the Parents' Side Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower, International and the Parent by the Administrative Agent at the request of any Lender, or the Parents' Side Agreement shall fail, at any time and for any reason, to be in full force and effect or International or the Parent shall so assert in writing;

(q) International shall (i) cancel or terminate the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof, (ii) fail to make any payment payable by it to the US Borrower under the Master Intercompany Agreement, the Tax Allocation Agreement, or otherwise, within ten Business Days after such payment is due or (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement for a period of 30 days after notice of such failure shall have been given to the US Borrower and International by the Administrative Agent at the request of any Lender;

(r) either the Parent or International shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Indebtedness for Borrowed Money which exceeds $50,000,000 in aggregate principal or face amount; or

(s) any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than the Parent or International, as the case may be, to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity;

then, and in every such event relating to the US Borrower, the Parent or International (other than an event described in clause (j) or (k) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; in the case of any event with respect to the US Borrower, the Parent or International described in clause (j) or (k) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any such event relating to any Mexican Borrower, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the US Borrower, terminate the Commitments with respect to such Mexican Borrower.

                                   ARTICLE X

                            The Administrative Agent

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the
Administrative Agent by the relevant Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the consent of the US Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE XI

                                    GUARANTEE

  SECTION 11.01. Guarantee. To induce the Lenders to execute and deliver this Agreement and to make Mexican Loans, and in consideration thereof, the US Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and joint and several co-debtor and not merely as surety, to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations, and the US Borrower further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Mexican Obligations and/or enforcing any rights under this Article XI or under the Mexican Obligations in accordance with this Article XI. The guarantee contained in this Article XI shall remain in full force and effect until the Mexican Obligations are paid in full. Anything herein to the contrary notwithstanding, the maximum liability of the US Borrower under this Article XI shall in no event exceed the amount which can be guaranteed by the US Borrower under applicable federal and state laws relating to the insolvency of debtors.

SECTION 11.02. Waiver of Subrogation. Notwithstanding any payment or payments made by the US Borrower in respect of the Mexican Obligations or any setoff or application of funds of the US Borrower by the Administrative Agent or any Lender, until payment in full of the Mexican Obligations, the US Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrowers or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the US Borrower seek any reimbursement from any Mexican Borrower in respect of payments made by the US Borrower hereunder.

SECTION 11.03. Modification of Mexican Obligations. The US Borrower hereby consents that, without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower (except as otherwise provided in this Agreement), (a) any demand for payment of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and the Mexican Obligations continued,
(b) the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent or the Lenders may deem advisable from time to time, and (d) to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent or any Lender, for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the US Borrower and without notice to or further assent by the US Borrower, which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Administrative Agent and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Mexican Obligations. When making any demand hereunder against the US Borrower, the Administrative Agent or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor shall not relieve the US Borrower of its obligations or liabilities hereunder and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or the Lenders against the US Borrower. For the purposes of this Section 11.03 "demand" shall include the commencement and continuance of any legal proceedings.

SECTION 11.04. Waiver by the US Borrower. The US Borrower waives the benefits of any and all notice of the creation, renewal, extension or accrual of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or the Lenders upon the guarantee contained in this Article XI or acceptance of the guarantee contained in this Article XI, and the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article XI, and all dealings between the US Borrower and the Administrative Agent or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XI. The US Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Mexican Borrower or the US Borrower with respect to any relevant Mexican Obligations. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of this Agreement or the Mexican Obligations, including, without limitation, any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Mexican Borrower or the US Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Mexican Borrower for any of the Mexican Obligations, or of the US Borrower under the guarantee contained in this Article XI in bankruptcy or in any other instance, and the obligations and liabilities of the US Borrower hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender or any other Person at any time of any right or remedy against the relevant Mexican Borrower or against any other Person which may be or become liable in respect of any Mexican Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Article XI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Borrower and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Mexican Obligations shall have been satisfied in full, notwithstanding that from time to time during the term of this Agreement the Mexican Borrowers may be free from any Mexican Obligations.

SECTION 11.05. Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower or any Mexican Borrower or upon or as a result of the appointment of a receiver, intervenor, sindico or conservator of, or trustee or similar officer for, the US Borrower, any Mexican Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                                  ARTICLE XII

                                  Miscellaneous

SECTION 12.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, the Issuing Bank and the Swingline Lender, and as set forth its Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

(i)  if to the Borrowers:                 Navistar Financial Corporation
                                          2850 West Golf Road
                                          Rolling Meadows, Illinois  60008
                                          Attention:  Treasurer
                                          Telecopy:  847-734-4090

(ii)  if to the Administrative Agent:     The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York  10017
                                          Attention:  Loan and Agency Services
                                          Telecopy:  212-552-5650

(iii)  if to the Issuing Bank:            The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York  10017
                                          Attention:  Loan and Agency Services
                                          Telecopy:  212-552-5650

(iv)  if to the Swingline Lender:         The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York  10017
                                          Attention:  Loan and Agency Services
                                          Telecopy:  212-552-5650

(b) The Administrative Agent and the Lenders are authorized to rely on instructions received by telephone from persons they believe in good faith to be authorized to give such instructions hereunder. Neither the Administrative Agent nor any Lender shall incur any liability to any Borrower or any other person as a result of any act or omission by it in accordance with such instructions.

SECTION 12.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.12(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or "Supermajority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) change Section 7.11 without the written consent of each Lender; (provided that the Administrative Agent shall be permitted to grant an extension of no more than 30 days to the US Borrower to fulfill any of the US Borrower's obligations under Section 7.11), (vii) release the US Borrower from its Guarantee obligations set forth in Article XI or the Parent from its obligations under the Parent Guarantee, in each case without the written consent of the Supermajority Lenders, (viii) in the event that the Springing Lien is created pursuant to Section 7.11, release all or substantially all of the assets of the US Borrower subject to such Springing Lien, without the written consent of each Lender; or (ix) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

SECTION 12.03. Expenses;  Indemnity;  Damage Waiver. (a) Each Borrower shall pay
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett and Ritch, Heather y Mueller, S.C., in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent, the Issuing Bank and the Lenders in each relevant jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) Each Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's US Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Borrower shall indemnify any Person for any claim whatsoever against any Securitization Subsidiary.

SECTION 12.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Commitment and the US Loans at the time owing to it or, if applicable, all or a portion of its Mexican Commitment and the Mexican Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a US Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, if any US Lender assigns a part of its rights and obligations under this Agreement in respect of its US Revolving Loans and/or US Commitment to an assignee, such US Lender shall assign proportionate interests in (A) its participations in the Letters of Credit and other rights and obligations hereunder in respect of the Letters of Credit, (B) its participations in the Swingline Loans and other rights and obligations hereunder in respect of the Swingline Loans and (C) its Mexican Revolving Loans and Mexican Commitment to such assignee (provided, that with the consent of the US Borrower and the Administrative Agent, a US Lender may assign portions of its US Commitment without assigning a proportionate share of its Mexican Commitment if either (x) such proportionate share of such Mexican Commitment shall be assumed by another Lender or (y) if the US Borrower so agrees, such proportionate share of such Mexican Commitment shall be terminated), (iii) except in the case of an assignment to a Lender or an
Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 unless each Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that clause (iv) shall not apply to rights in respect of outstanding Competitive Loans, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender or an Affiliate of a Lender), and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default under clause (j) or (k) of Article IX has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.09, 4.10, 4.11 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 12.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.09, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(f) A  Participant  shall not be entitled to receive any greater  payment  under
Section 4.09 or 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.11(d) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the US Borrower or the Mexican Borrowers, as the case may be, all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the US Borrower or the Mexican Borrowers, as the case may be, pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the US Commitment or the Mexican Commitment, as the case may be, of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 12.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower's consent which will not be unreasonably withheld. This paragraph (h) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

SECTION 12.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 4.09, 4.10, 4.11 and 12.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. SECTION 12.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated to payroll accounts, any trust accounts or any accounts related to any Qualified Securitization Transaction) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 12.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 12.10. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the US Borrower (in the case of each Mexican Borrower, as such Mexican Borrower's agent for service of process in New York City) or to any other party at its address set forth in
Section 12.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 12.11.    Acknowledgments.  Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

SECTION 12.12. WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12.14. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with this financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the relevant Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the relevant Borrower. For the purposes of this Section, "Information" means all information received from such Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 12.16. Waiver of Immunities. To the extent permitted by applicable law, if any Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement. Each Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

SECTION 12.17. Judgment Currency. The obligation of the Borrowers hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of Dollars expressed to be payable hereunder, and the Borrowers shall indemnify the Lenders (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of Dollars expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.

SECTION 12.18. Loan Equalization; Loan Conversion. (a) On any Equalization Date each US Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the Mexican Revolving Loans of each Mexican Lender that have not been assumed by the US Borrower pursuant to clause (c) below to the extent necessary to cause the Revolving Credit Exposure Percentage of each US Lender, after giving effect to such purchase and sale of participating interests, to equal its US Commitment Percentage (calculated immediately prior to the termination or expiration of the US Commitments). Each US Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by the Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. Notwithstanding the foregoing, Export Development Corporation ("EDC") shall not be required to purchase a participating interest in any Mexican Revolving Loans, and in lieu of EDC's purchase of such participating interest, (i) Chase will purchase the participating interest that would, but for this sentence, be required to be purchased by EDC, and (ii) simultaneously therewith, EDC will purchase from Chase a participating interest in the US Revolving Loans of Chase in an amount equal to the amount of the participating interest purchased by Chase in Mexican Revolving Loans pursuant to clause (i) of this sentence.

                  (b) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the "First Lender") to another Lender (the "Other Lender") in connection with its participating interest in any Mexican Revolving Loan, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under
Section 4.11 if such Borrower were making payments with respect to the participating interest directly to the Other Lender. For purposes of receipt by any Other Lender of payments pursuant to this Section 12.18(b), such Other Lender shall not be required to comply with the requirements of Section 4.11(c).

                  (c) If an Event of Default or a Mexican Change in Control has occurred and is continuing, upon the notice of any Mexican Lender to the Borrowers, the US Borrower (through the guarantee contained in Section 11) shall automatically be deemed to have assumed the Mexican Revolving Loans of such Mexican Lender outstanding on such date.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         NAVISTAR FINANCIAL CORPORATION

                         By_______________________________
                         Name:
                         Title:


                         ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V.

                         By_______________________________
                         Name:
                         Title:


                         SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V.

                         By_______________________________
                         Name:
                         Title:

                         NAVISTAR COMERCIAL, S.A. DE C.V.

                         By_______________________________
                         Name:
                         Title:

                         THE CHASE MANHATTAN BANK,
                         as Administrative Agent and a Lender

                         By_______________________________
                         Name:
                         Title:

                         BANK OF AMERICA, N.A.,
                        as Syndication Agent and a Lender

                         By_______________________________
                         Name:
                         Title:

                         THE BANK OF NOVA SCOTIA,
                         as Documentation Agent and a Lender

                         By_______________________________
                         Name:
                         Title:

                         [Lenders]

                         By_______________________________
                         Name:
                         Title:

Exhibit 10.06
                             PARENTS' SIDE AGREEMENT

                  AGREEMENT, dated as of December 8, 2000, by Navistar International Corporation, a Delaware corporation (the "Parent"), and
International Truck and Engine Corporation, a Delaware corporation ("International"), for the benefit of the Lenders from time to time party to the Credit Agreement referred to below.

                    WHEREAS, Navistar Financial Corporation, a Delaware corporation (the "US Borrower"), has entered into a Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., a Mexican corporation, and, NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a "Mexican Borrower" and collectively, the "Mexican Borrowers"; together with the US Borrower, the "Borrowers"), the Lenders party thereto, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent;

                  WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Parent and International execute and deliver this Parents' Side Agreement (this "Agreement"); and

                  WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement;

                  NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to satisfy a condition to the effectiveness thereof, the Parent and International agree for the benefit of the Lenders that, until the Commitments and all Letters of Credit under the Credit Agreement shall have expired or terminated, the principal of and interest on each Loan and all fees payable thereunder shall have been paid in full and all LC Disbursements shall have been reimbursed:

                  SECTION 1. Ownership of the US Borrower. Either the Parent or International will at all times own and hold the entire legal and beneficial interest in all of the outstanding stock of the US Borrower having ordinary voting power for the election of directors (other than directors' qualifying shares). Neither the Parent nor International will, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock.

                  SECTION 2. US Borrower's Fixed Charge Coverage Ratio. International will not permit the ratio of (i) the sum of (A) consolidated interest expense of the US Borrower and its consolidated Subsidiaries, (B) consolidated income of the US Borrower and its consolidated Subsidiaries before income taxes and (C) dividends on Redeemable Preferred Stock to (ii) the sum of
(A) consolidated interest expense of the US Borrower and its consolidated Subsidiaries and (B) dividends on Redeemable Preferred Stock, as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.

                  SECTION 3. Intercompany Agreements. International will perform all of its obligations under the Master Intercompany Agreement and, except as permitted by Section 7.08 of the Credit Agreement, will not cancel, terminate, amend, waive or modify the Master Intercompany Agreement.

                  SECTION 4. Representations and Warranties. The execution, delivery and performance by International and the Parent of this Agreement are within such party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of International and the Parent and each of this Agreement, the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of each of International and the Parent, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 5. Amendments and Waivers. Any provision of this Agreement may be amended or waived so long as such amendment or waiver is in writing and is signed by the Parent, International and the Required Lenders.

                  SECTION 6. Successors and Assigns. This Agreement shall be binding upon the Parent, International and their respective successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and permitted assigns.

                  SECTION 7. New York Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                                 NAVISTAR INTERNATIONAL CORPORATION



                                 By  ______________________________________
                                       Name:
                                       Title:



                                 INTERNATIONAL TRUCK AND ENGINE CORPORATION



                                 By  ______________________________________
                                       Name:
                                       Title:

Exhibit 10.07
                                PARENT GUARANTEE

                    GUARANTEE, dated as of December 8, 2000, made by NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Navistar Financial Corporation (the "US Borrower") and Arrendadora Financiera Navistar, S.A. DE C.V., Servicios Financieros Navistar, S.A. DE C.V. and Navistar Comercial, S.A. DE C.V. (collectively, the "Mexican Borrowers"; together with the US Borrower, the "Borrowers"), the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent.


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, certain of the Lenders have severally agreed to make Loans to the Mexican Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Mexican Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

                  WHEREAS, Guarantor owns, directly or indirectly, all of the capital stock of each of the Mexican Borrowers, and it is to the advantage of Guarantor that the Lenders make the Loans to the Mexican Borrowers;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Mexican Borrowers under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) As used herein, "Mexican Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy ("concurso"), or the commencement of any insolvency, reorganization or like proceeding, relating to any Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such
proceeding)  the  Mexican   Revolving  Loans  and  all  other   obligations  and
liabilities of the Mexican Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrowers pursuant to the terms of the Credit Agreement) or otherwise.

(c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Mexican Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations of such Mexican Borrower.

(b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing or collecting, any or all of the Mexican Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Mexican Borrower may be free from any Mexican Obligations.

(c) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Guarantee for such purpose.

3. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Mexican Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Mexican Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by each Mexican Borrower on account of the Mexican Obligations are paid in full and the Commitments are terminated.

4. Amendments, etc. with respect to the Mexican Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Mexican Obligations continued, and the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite number of Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Mexican Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Mexican Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of such Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Mexican Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrowers or any other guarantor with respect to the Mexican Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any Note, any of the Mexican Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim
(other than a defense of payment or performance) which may at any time be available to or be asserted by any Mexican Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Mexican Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Mexican Borrower or any other Person or against any collateral security or guarantee for the Mexican Obligations (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Mexican Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Mexican Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Mexican Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement any Mexican Borrower may be free from any Mexican Obligations.

6. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7. Payments. The Guarantor hereby agrees that the Mexican Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

8. Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Organization. The Guarantor is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization.

(b) Power. The Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate and, if required, stockholder action to authorize its execution, delivery and performance of this Guarantee.

(c) Due Execution. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(d) Governmental Approvals; No Conflicts. The execution, delivery, performance, validity or enforceability of this Guarantee, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) such filings as may be required under federal and state securities laws for purposes of disclosure, (ii) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to INFONAVIT and SAR) or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

         The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

9. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

10. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or pursuant to Section 12.01 of the Credit Agreement; and

(b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

                  The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

13. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

(b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

16. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

17. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and any other loan documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

18. WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                       NAVISTAR INTERNATIONAL CORPORATION


                                       By:
                                            Name:
                                            Title:

                                       Address for Notices:



                       Telex:

                        Fax:

                                       THE CHASE MANHATTAN BANK,
                                         as Administrative Agent

                                       By  ________________________________
                                            Name:
                                            Title:

                                                                 SCHEDULE 2.01


           LENDERS                TOTAL COMMITMENT     MEXICAN COMMITMENT

     Chase Manhattan Bank           $85,000,000            $5,000,000
       Bank of America              $85,000,000            $5,000,000
     Bank of Nova Scotia            $85,000,000
           Citicorp                 $80,000,000           $50,000,000
  Credit Suisse First Boston        $80,000,000            $5,000,000
         Bank One, NA               $80,000,000            $5,000,000
    Northern Trust Company          $60,000,000            $5,000,000
       Bank of New York             $50,000,000
Export Development Corporation      $50,000,000
         Mellon Bank                $50,000,000            $5,000,000
     Royal Bank of Canada           $50,000,000            $5,000,000
   Bank of Tokyo-Mitsubishi         $25,000,000            $5,000,000
        Comerica Bank               $15,000,000            $5,000,000
         FleetBoston                $15,000,000            $5,000,000
        Bank Hapoalim               $10,000,000
            Total                  $820,000,000          $100,000,000

Exhibit 10.08
                            364-DAY CREDIT AGREEMENT


                                   Dated as of


                                December 8, 2000


                                      among


                         NAVISTAR FINANCIAL CORPORATION,

                                 as the Borrower


                            The Lenders Party Hereto,


                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent


                             BANK OF AMERICA, N.A.,

                              as Syndication Agent


                                       and


                            THE BANK OF NOVA SCOTIA,

                             as Documentation Agent


                  $80,000,000 364-DAY REVOLVING CREDIT FACILITY


                             ----------------------

                              CHASE SECURITIES INC.

                                       and


                        BANC OF AMERICA SECURITIES, LLC,

                 as Joint Book Managers and Joint Lead Arrangers

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I

         DEFINITIONS..............................................................................................1

         SECTION 1.01. Defined Terms..............................................................................1

         SECTION 1.02.   Classification of Revolving Loans and Borrowings........................................20

         SECTION 1.03.   Terms Generally.........................................................................20

         SECTION 1.04.   Accounting Terms; GAAP..................................................................21

ARTICLE II

THE CREDIT FACILITY..............................................................................................21

         SECTION 2.01.   Commitments.............................................................................21

         SECTION 2.02.   Revolving Loans and Borrowings..........................................................21

         SECTION 2.03.   Requests for Borrowings.................................................................22

ARTICLE III

TERMS APPLICABLE TO CREDIT FACILITY..............................................................................23

         SECTION 3.01. Funding of Borrowings.....................................................................23

         SECTION 3.02. Interest Elections........................................................................23

         SECTION 3.03. Termination and Reduction of Commitments..................................................25

         SECTION 3.04. Repayment of Revolving Loans; Evidence of Debt............................................25

         SECTION 3.05. Prepayment of Revolving Loans.............................................................26

         SECTION 3.06. Fees......................................................................................26

         SECTION 3.07. Interest..................................................................................27

         SECTION 3.08. Alternate Rate of Interest................................................................28

         SECTION 3.09. Increased Costs...........................................................................28

         SECTION 3.10. Break Funding Payments....................................................................29

         SECTION 3.11. Taxes.....................................................................................30

         SECTION 3.12. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...............................31

         SECTION 3.13. Mitigation Obligations; Replacement of Lenders............................................33

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES..........................................................................33

         SECTION 4.01. Organization; Powers......................................................................33

         SECTION 4.02. Authorization; Enforceability.............................................................34

         SECTION 4.03. Governmental Approvals; No Conflicts......................................................34

         SECTION 4.04. Financial Condition; No Material Adverse Change...........................................34

         SECTION 4.05. Litigation................................................................................35

         SECTION 4.06. Compliance with Laws and Agreements.......................................................35

         SECTION 4.07. Investment and Holding Company Status.....................................................35

         SECTION 4.08. Taxes.....................................................................................35

         SECTION 4.09. ERISA.....................................................................................36

         SECTION 4.10. Subsidiaries..............................................................................36

         SECTION 4.11. Disclosure................................................................................36

ARTICLE V

         CONDITIONS..............................................................................................37

         SECTION 5.01. Effective Date............................................................................37

         SECTION 5.02. Each Borrowing Event......................................................................38

         SECTION 5.03.  Condition Subsequent.....................................................................38

ARTICLE VI

         AFFIRMATIVE COVENANTS...................................................................................39

         SECTION 6.01. Financial Statements and Other Information................................................39

         SECTION 6.02. Notices of Material Events................................................................40

         SECTION 6.03. Existence; Conduct of Business............................................................40

         SECTION 6.04. Payment of Obligations....................................................................41

         SECTION 6.05. Maintenance of Properties; Insurance......................................................41

         SECTION 6.06. Books and Records; Inspection Rights......................................................41

         SECTION 6.07. Compliance with Laws and Material Contractual Obligations.................................41

         SECTION 6.08. Intercompany Agreements...................................................................41

         SECTION 6.09. Federal Regulations.......................................................................42

         SECTION 6.10. Use of Proceeds; Repayment of Revolving Loans.............................................43

         SECTION 6.11. Grant of Security Interest................................................................43

ARTICLE VII

         NEGATIVE CONVENANTS.....................................................................................43

         SECTION 7.01. Financial Covenants.......................................................................43

         SECTION 7.02. Liens.....................................................................................44

         SECTION 7.03. Fundamental Changes.......................................................................45

         SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.............45

         SECTION 7.05. Restricted Payments.......................................................................47

         SECTION 7.06. Transactions with Affiliates..............................................................47

         SECTION 7.07. Negative Pledge...........................................................................47

         SECTION 7.08. Prepayments of Subordinated Debt..........................................................48

         SECTION 7.09. Serviced Wholesale Portfolio Quality......................................................48

         SECTION 7.10. Serviced Retail Portfolio Quality.........................................................48

ARTICLE VIII

         EVENTS OF DEFAULT.......................................................................................49

ARTICLE IX

         THE ADMINISTRATIVE AGENT................................................................................52

ARTICLE X

         MISCELLANEOUS...........................................................................................54

         SECTION 10.01. Notices..................................................................................54

         SECTION 10.02. Waivers; Amendments......................................................................54

         SECTION 10.03. Expenses; Indemnity; Damage Waiver.......................................................55

         SECTION 10.04. Successors and Assigns...................................................................56

         SECTION 10.05. Survival.................................................................................59

         SECTION 10.06. Counterparts; Integration................................................................59

         SECTION 10.07. Severability.............................................................................60

         SECTION 10.08. Right of Setoff..........................................................................60

         SECTION 10.09. GOVERNING LAW............................................................................60

         SECTION 10.10. Submission To Jurisdiction; Waivers......................................................60

         SECTION 10.11. Acknowledgments..........................................................................61

         SECTION 10.12. WAIVERS OF JURY TRIAL....................................................................61

         SECTION 10.13. Headings.................................................................................61

         SECTION 10.14. Confidentiality..........................................................................61

         SECTION 10.15. Interest Rate Limitation.................................................................62

         SECTION 10.16. Waiver of Immunities.....................................................................62



SCHEDULES:

Schedule 2.01 -- Commitments

Schedule 4.05 -- Disclosed Matters

Schedule 4.10 -- Subsidiaries

Schedule 6.11 - Assets Subject to Springing Lien

Schedule 7.02 -- Existing Liens

Schedule 7.04 - Scheduled Investments

EXHIBITS:

Exhibit A    -- Form of Assignment and Acceptance

Exhibit B-1 -- Form of Opinion of Borrower's New York Counsel

Exhibit B-2 -- Form of Opinion of Borrowers' General Counsel

Exhibit C    -- Form of Parents' Side Agreement

Exhibit D    -- Form of Report of Statistical Information

Exhibit E     -- Form of Borrowing Request

Exhibit F    --  Form of Compliance Certificate

                  364-DAY CREDIT AGREEMENT (this "Agreement"), dated as of December 8, 2000, among Navistar Financial Corporation, a Delaware corporation (the "Borrower"), the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Documentation Agent.

                  The parties hereto agree as follows:
ARTICLE I.........
                                   Definitions

SECTION 1.01. ....Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder, or any successor agent appointed in accordance with Article IX hereof.

                  "Administrative   Questionnaire"   means   an   Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person (other than, in the case of the Borrower, the Borrower's Subsidiaries) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate" means, for any day, with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt of the Borrower (or the Parent, in the circumstance described below):


                    Index Debt Ratings:                        ABR       Eurodollar     Facility Fee
                                                              Spread       Spread           Rate


Level 1: BBB or higher and Baa2 or higher and A2/P2 or          0%         0.475%          0.10%
           higher for Borrower's commercial paper ratings

Level 2: BBB or higher and Baa2 or higher and Level 1 does      0%         0.625%          0.125%
           not apply

Level 3: BBB- or higher and Baa3 or higher and Levels 1         0%         0.825%          0.175%
           and 2 do not apply

Level 4: BBB- or higher or Baa3 or higher and Levels 1, 2       0%         0.925%          0.20%
           and 3 do not apply

Level 5: BB+ or higher or Ba1 or higher and Levels 1, 2, 3    0.025%       1.025%          0.225%
           and 4 do not apply

Level 6: Levels 1, 2, 3, 4 and 5 do not apply                 0.175%       1.175%          0.325%


provided that, effective as of July 1, 2001, the following rates shall apply:

                    Index Debt Ratings:                        ABR       Eurodollar     Facility Fee
                                                              Spread       Spread           Rate


Level 1: BBB or higher and Baa2 or higher and A2/P2 or        0.475%       1.475%          0.10%
           higher for Borrower's commercial paper ratings

Level 2: BBB or higher and Baa2 or higher and Level 1 does    0.625%       1.625%          0.125%
           not apply

Level 3: BBB- or higher and Baa3 or higher and Levels 1       0.825%       1.825%          0.175%
           and 2 do not apply

Level 4: BBB- or higher or Baa3 or higher and Levels 1, 2     0.925%       1.925%          0.20%
           and 3 do not apply

Level 5: BB+ or higher or Ba1 or higher and Levels 1, 2, 3    1.025%       2.025%          0.225%
           and 4 do not apply

Level 6: Levels 1, 2, 3, 4 and 5 do not apply                 1.175%       2.175%          0.325%

                  For purposes of the foregoing, (i) if either (or both) of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the Borrower and the Administrative Agent) shall not have in effect a rating for the Index Debt of the Borrower (other than by reason of the circumstances referred to in the last sentence of this definition), then (1) if either (or both) of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the Borrower and the Administrative Agent) has in effect such a rating for the Index Debt of the Parent, then such rating shall be used as if it were the rating for the Index Debt of the Borrower to determine the Applicable Rate; and (2) if neither the Borrower nor the Parent has any ratings for its respective Index Debt, Level 6 shall be used to determine the Applicable Rate; and (ii) if the ratings established or deemed to have been established by S&P and Moody's (or a similar nationally recognized rating agency satisfactory to both the Borrower and the Administrative Agent) for the Index Debt of the Borrower shall be changed (other than as a result of a change in the rating system of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the Borrower and the Administrative Agent)), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's (or a similar nationally recognized rating agency satisfactory to both the Borrower and the Administrative Agent) shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within "supervisory subgroup B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Available Commitment" means as at any date of determination with respect to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment in effect on such date over (b) the Revolving Credit Exposure of such Lender on such date.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                    "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning set forth in the Preamble to this Agreement.

                  "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request, substantially in the form of Exhibit E, by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Revolving Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means the occurrence of one or more of the following events: (i) any Person or group (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than employee or retiree benefit plans or trusts sponsored or established by the Borrower or International, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) securities of the Parent representing 35% or more of the combined voting power of the Parent's then outstanding voting stock, or (B) securities of the Borrower representing 50% or more of the combined voting power of the Borrower's then outstanding voting stock; (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Parent: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Parent) whose appointment or election by the Board of Directors or nomination for election by the Parent's stockholders was approved by the vote of a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) the stockholders of the Parent shall approve any Plan of Liquidation; (iv) the Borrower consolidates with or merges with or into another Person, or the Borrower or any Subsidiary of the Borrower, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Borrower and the Subsidiaries of the Borrower (determined on a consolidated basis) to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding voting stock of the Borrower is converted into or exchanged for cash, securities or other property, and, as a result of which, neither the Parent nor International has "beneficial ownership" (as set forth above), directly or indirectly, of at least 50% of the combined voting power of the then outstanding voting stock of the surviving or transferee corporation, provided that neither (A) a merger permitted under Section 7.03 nor
(B) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by the Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction, shall be deemed to be a Change of Control; or (v) so long as any Indebtedness under the Senior Subordinated Note Indenture is outstanding, a "Change in Control" as defined in the Senior Subordinated Note Indenture shall occur.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 3.09(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute
 .

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, in an aggregate amount not to exceed at any time outstanding the amount initially set forth opposite such Lender's name on Schedule 2.01 under the heading "Commitment" or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 3.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

                  "Commitment Percentage" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, if the Commitments have terminated or expired, the percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments).

                  "Consolidated Leverage Ratio" means, on any date, the ratio of
(a) Consolidated Total Debt on such date to (b) Consolidated Tangible Net Worth on such date.

                  "Consolidated  Tangible  Net Worth"  means,  on any date,  the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries less, without duplication, (a) their consolidated Intangible Assets and (b) all Redeemable Preferred Stock (if any), all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all investments in Subsidiaries of the Borrower other than consolidated Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

                  "Consolidated Total Debt" means, on any date, the outstanding Indebtedness of the Borrower and its consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such
Indebtedness shall be (a) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Indebtedness) and (b) decreased by (i) the aggregate principal amount of all Warehousing Debt outstanding on such date and (ii) the aggregate principal amount of Indebtedness incurred in connection with Qualified Securitization Transactions outstanding on such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Customary Securitization Undertaking" means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of Receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income from Receivables or undivided interests in Receivables or (D) indemnify other Persons; provided that the term "Customary Securitization Undertaking" shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Indebtedness issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Indebtedness or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Indebtedness (except any obligation to provide additional funds to Subsidiaries of the Borrower as part of any Qualified Securitization Transaction).

                  "Debt Discount Adjustment" means at any time, with respect to any interest-bearing Indebtedness for Borrowed Money of the Borrower or any of its consolidated Subsidiaries, the amount (if any) by which (a) the full outstanding principal amount of such Indebtedness for Borrowed Money exceeds (b) the amount of the liability reflected on the books of the Borrower or such consolidated Subsidiary with respect to such Indebtedness for Borrowed Money. Without limiting the generality of the foregoing, it is understood that the concept of a "Debt Discount Adjustment" would not apply to non-interest bearing commercial paper issued at a discount or "zero coupon" bonds.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Deloitte & Touche" means Deloitte & Touche LLP.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule 4.05.

                  "Dollars", "dollars" or "$" refers to lawful money of the United States of America.

                  "Downgrading" means the downgrading of the Index Debt of the Borrower to below either BBB- by S&P or Baa3 by Moody's; provided that if either (or both) of S&P or Moody's shall not have in effect a rating for the Index Debt of the Borrower and either (or both) of S&P or Moody's has in effect such a rating for the Index Debt of the Parent, the rating of the Index Debt of the Parent shall be used as if it were the rating of the Borrower to determine whether a Downgrading has occurred.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable  event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default"  has the  meaning  assigned to such term in
Article VIII.

                  "Excess Utilization Day" means each day on which the percentage equivalent of a fraction (a) the numerator of which is the sum of the aggregate outstanding principal amount of the Revolving Loans and (b) the denominator of which is the aggregate Commitments (or, if the Commitments have terminated or expired, the aggregate Commitments most recently in effect, giving effect to any assignments) exceeds 33%.

                  "Existing Credit Agreement" means the Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified), dated as of November 4, 1994, among the Borrower, the banks listed therein, the co-arrangers listed therein and Morgan Guaranty Trust Company of New York, as administrative agent.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial   Officer"  means  the  chief  financial   officer,
principal accounting officer, treasurer, controller, cash manager, financing manager or treasury reporting manager of the Borrower.

                    "Five Year Revolving Credit Agreement" means the Credit Agreement (as amended, supplemented or otherwise modified), dated as of December 8, 2000, among the Borrower, Arrendadora Financiera Navistar, S.A. de C.V., Servicios Financieros Navistar, S.A. de C.V., Navistar Comercial, S.A. de C.V., the Lenders party thereto, The Chase Manhattan Bank, as administrative agent, Bank of America, N.A., as syndication agent, and The Bank of Nova Scotia, as documentation agent.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of (i) consolidated interest expense of the Borrower and its consolidated Subsidiaries, (ii) consolidated income of the Borrower and its consolidated Subsidiaries before income taxes and (iii) dividends on Redeemable Preferred Stock to (b) the sum of (i) consolidated interest expense of the Borrower and its consolidated Subsidiaries and (ii) dividends on Redeemable Preferred Stock.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Granting  Lender"  has  the  meaning  set  forth  in  Section
10.04(h).

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply  funds for the  purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
(i) endorsements for collection or deposit or (ii) standard contractual indemnities, each in the ordinary course of business or (iii) any Customary Securitization Undertaking. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability (assuming such Person is required to perform) in respect thereof as determined by such Person in good faith.

                  "Harco Insurance" means Harco National Insurance Company, an Illinois corporation.

                  "Harco Leasing" means Harco Leasing Company, Inc., a Delaware corporation, and its successors.

                  "Harco Lease Purchase Agreement" means the Lease Purchase Agreement between Harco Leasing and the Borrower, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "Hedging   Agreement"   means  any  interest  rate  protection
agreement, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means on any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person and (e) all obligations, contingent or otherwise, of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Indebtedness referred to in the foregoing clauses (a) through (d), excluding trade payables and accrued expenses.

                  "Indebtedness   for   Borrowed   Money"  means  the  types  of
Indebtedness   referred  to  in  clauses  (a)  and  (b)  of  the  definition  of
"Indebtedness".

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Intercompany Loan Agreements" means each agreement from time to time creating or evidencing any Indebtedness owing from time to time to the Borrower from one of its Subsidiaries.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.02.

                  "Interest Payment Date" means (a) with respect to any ABR Revolving Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or nine months (or, if available from the relevant Lenders, two weeks, twelve months or other period requested by the Borrower) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "International"   means   International   Truck   and   Engine
Corporation, formerly Navistar International Transportation Corp., a Delaware corporation.


                  "Investments" has the meaning set forth in Section 7.04.

                  "Joint Lead Arrangers" means Chase Securities Inc. and Banc of America Securities LLC.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means,  with respect to any  Eurodollar  Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Master Intercompany Agreement" means the Master Intercompany Agreement, dated as of April 26, 1993, between the Borrower and International, as amended, supplemented or otherwise modified from time to time.

                  "Material  Adverse Effect" means a material  adverse effect on
(a) the business, assets, property or financial condition of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the Parents' Side Agreement or the rights and remedies of or benefits available to the Lenders under this Agreement or the Parents' Side Agreement.

                  "Material Indebtedness" means Indebtedness of the Borrower (other than the Revolving Loans), or obligations in respect of one or more Hedging Agreements in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means the date that is 364 days after the Effective Date, or such earlier date that the Commitments are terminated pursuant to Section 3.03.

                  "Mexican Affiliate" means any of Arrendadora Financiera Navistar, S.A. de C.V., a Mexican corporation, Servicios Financieros Navistar, S.A. de C.V., a Mexican corporation, or Navistar Comercial, S.A. de C.V, a Mexican corporation.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer  Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA; provided that the term "Multiemployer Plan" shall not include the Wisconsin Steel Arrangements.

                  "Navistar Leasing" means Navistar Leasing Corporation, a Delaware corporation, and its successors.

                  "NFC Receivables Purchase Agreement" means the Receivables Purchase Agreement between the Borrower and TRIP, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "NFRRC"   means   Navistar    Financial   Retail   Receivables
Corporation, a Delaware corporation, and its successors.

                  "NFSC" means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

                  "1999 Annual Report" means the Borrower's 1999 Annual Report on Form 10-K for the fiscal year ended October 31, 1999, in the form delivered to the Lenders prior to the date hereof.

                  "Note" has the meaning set forth in Section 3.04.

                  "Non-Excluded Taxes" has the meaning set forth in Section 3.11(a).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Parent" means Navistar International Corporation, a Delaware corporation.

                  "Parents' Side Agreement" means the Parents' Side Agreement, substantially in the form of Exhibit C, dated as of the date hereof, by the Parent and International for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "Past Due Serviced Retail Notes" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Retail Notes with respect to which any amount payable is more than 60 days past due at the end of such month.

                  "Past Due Serviced Wholesale Notes" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) which are more than one month past due at the end of such month.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

(a) Liens imposed by law for taxes, assessments or governmental charges that are not yet due or are being contested in compliance with Section 6.04;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 6.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, health insurance and other social security laws or regulations and withholding taxes;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries;

(f) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default hereunder;

(g) Liens  arising  from  precautionary  Uniform   Commercial   Code   financing
statements filed in connection with operating leases of the Borrower or its Subsidiaries;

(h) any interest or title of a licensor, lessor or sublessor under any license, lease or sublease entered into by the Borrower in the ordinary course of business and covering only the assets so licensed, leased or subleased; and

(i) Liens arising in connection with any Qualified Securitization Transaction; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the credit rating of A-2 or higher from S&P or P-2 or higher from Moody's;

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or Canada which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) investments in money market funds substantially all of the assets of which are comprised of securities of the type described in clauses (a) through (d) above;

                  "Permitted Receivables Document" means any document to which the Borrower or any Subsidiary of the Borrower is a party that relates to a sale or transfer by the Borrower or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom.

                  "Person"  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA; provided that the term "Plan" shall not include the Wisconsin Steel Arrangements.

                  "Plan of Liquidation" means, with respect to the Parent, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Parent to holders of capital stock of the Parent.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Borrower or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all security interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Receivables" means, as the context may require, either (a) all assets of the types classified under the heading "Finance Receivables" on the statement of consolidated financial condition of the Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

                  "Redeemable Preferred Stock" means preferred stock of the Borrower which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required   Lenders"  means,  at  any  time,   Lenders  having
Commitments representing at least 66-2/3% of the total Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary (except dividends payable solely in shares of its capital stock), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  "Retail Accounts" means, as the context may require, (a) all assets of the types classified under the heading "Accounts" in the statement of consolidated financial condition of the Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche (other than with respect to which the obligor is (i) a dealer in or distributor of products manufactured, assembled or sold by International or any subsidiary of International or (ii) a manufacturer which incorporates, in its products, products manufactured assembled or sold by International or any subsidiary of International) or (b) the aggregate Unpaid Balances thereof.

                  "Retail Notes" means, as the context may require, either (a) all assets of the types classified under the heading "Retail notes and lease financing" in the statement of consolidated financial condition of the Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

                  "Revolving Credit Exposure Percentage" means, on any date with respect to any Lender, the percentage which the Revolving Credit Exposure of such Lender constitutes of the Revolving Credit Exposure of all Lenders.

                  "Revolving Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.03.

                  "Revolving Retail Facility Documents" means the Harco Lease Purchase Agreement, the NFC Receivables Purchase Agreement, the Revolving Retail
Note Indenture and related documents.

                  "Revolving Retail Facility Trustee" means the trustee under the Revolving Retail Note Indenture.

                  "Revolving Retail Note Indenture" means an Indenture between TRIP and the Revolving Retail Facility Trustee, dated as of October 16, 2000, as such agreement may be amended or supplemented from time to time.

                  "Revolving Retail Notes" means the medium term notes issued by TRIP pursuant to the Revolving Retail Note Indenture.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Securitization Subsidiary" means a wholly owned Subsidiary of the Borrower which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower other than pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the
Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Subsidiary of the Borrower (i) provides any credit support (for the avoidance of doubt, no Intercompany Loan Agreement shall be deemed to constitute "credit support") or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Borrower or such Subsidiary than could be obtained from an unrelated Person (other than Standard Securitization Undertakings and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolutions of the Board of Directors of the Borrower giving effect to such designation.

                  "Senior Subordinated Note Indenture": the Indenture, dated as of May 30, 1997, entered into by the Borrower and The Chase Manhattan Bank, as Trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

                  "Senior Subordinated Notes": the 9% Senior Subordinated Notes due 2002 of the Borrower issued pursuant to the Senior Subordinated Note Indenture.

                  "Serviced Retail Accounts" means, at any time, as the context may require, (a) all outstanding Retail Accounts which the Borrower or any Subsidiary of the Borrower owns at such time or which the Borrower or any Subsidiary of the Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

                  "Serviced Retail Notes" means, at any time, as the context may require, (a) all outstanding Retail Notes which the Borrower, NFRRC, TRIP or any other Subsidiary of the Borrower owns at such time or which the Borrower, NFRRC, TRIP or any other Subsidiary of the Borrower has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or
(b) the Unpaid Balances thereof.

                  "Serviced Retail Receivables" means Serviced Retail Notes and Serviced Retail Accounts.

                  "Serviced Wholesale Notes" means, at any time, as the context may require, (a) all outstanding Wholesale Notes which the Borrower, NFSC or any other Subsidiary of the Borrower owns at such time or which the Borrower, NFSC or any other Subsidiary of the Borrower has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (b) the Unpaid Balances thereof.

                  "SPC" has the meaning set forth in Section 10.04(h).

                  "Springing Lien" has the meaning set forth in Section 6.11.

                  "Standard Securitization Undertakings" means representations, warranties and covenants (including those relating to servicing) and entered into in the ordinary course of business in connection with a Qualified Securitization Transaction.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Revolving Loans shall be deemed to constitute eurocurrency funding and be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means indebtedness (a) under the Senior Subordinated Notes, including any refinancing thereof on terms and provisions no less favorable than currently existing thereunder and with a maturity date occurring after the Maturity Date hereunder and (b) that may be created in accordance with this Agreement and that is subordinated to the Indebtedness created under this Agreement in a manner and containing terms and provisions reasonably satisfactory to the Administrative Agent.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement, effective October 1, 1981, between and among International and certain of its subsidiaries, as amended, supplemented or otherwise modified from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "(Three-Month Total)" means, when used with respect to any type of Receivables (or portions thereof) at the end of any month, the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Revolving Loans, the use of the proceeds thereof and the execution, delivery and performance by the Parent and International of the Parents' Side Agreement.

                  "TRIP" means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

                  "Type", when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unpaid Balance" means at any time (a) with respect to any Serviced Retail Note, the unpaid amount thereof at such time, including all finance income, whether or not earned, and other amounts due or to become due thereunder, except interest payments not already included in scheduled installments, late payment charges, delinquency charges, extension fees and collection fees, (b) with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time and (c) with respect to any Serviced Retail Account, the net balance of such Account at such time.

                  "Warehousing Collateral" means the collateral securing Warehousing Debt, including, without limitation, any spread account or reserve required to be established under the Revolving Retail Facility Documents or any other relevant securitization documents.

                  "Warehousing Debt" means as of any date Indebtedness of (a) TRIP owing to holders of the Revolving Retail Notes or (b) the Borrower or any of its Subsidiaries, in each case with respect to which (i) neither the Borrower nor any of its Subsidiaries (other than TRIP, in the case of clause (a), or the Borrower or such Subsidiary, in the case of clause (b)) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, neither the Borrower nor any of its Subsidiaries shall be deemed to have any liability with respect to any such Indebtedness solely as a result of any Customary Securitization Undertaking of the Borrower or such Subsidiary, as the case may be, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

                  "Wholesale Notes" means, as the context may require, (a) all assets of the types classified under the heading "Wholesale notes" in the statement of consolidated financial condition of the Borrower and its consolidated Subsidiaries as of October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 1999 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof.

                  "Wisconsin Steel Arrangements" means any benefits, payments or other arrangements maintained solely for employees or former employees of the former Wisconsin Steel Division of International or any successor thereto.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Revolving Loans may be classified and referred to by Type (e.g., a "Eurodollar Revolving Loan"), as may Borrowings (e.g., a "Eurodollar Borrowing").


                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Interpretation. References in this Agreement to the term "sale" with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a "true sale" under applicable legal principles. The terms "sell" and "sold", as used as described in the foregoing sentence, shall have correlative meanings.

                                   ARTICLE II
                               The Credit FACILITY

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period so long as after giving effect thereto (a) the Available Commitment of each Lender is greater than or equal to zero and (b) the aggregate Revolving Credit Exposures of all the Lenders does not exceed the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02. Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their Commitment Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

                  (b) Subject to Section 3.08, each Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make a Eurodollar Borrowing) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                    (i) the aggregate amount of the requested Borrowing;

                    (ii) the date of such  Borrowing,  which shall be a Business
               Day;

                    (iii) whether such  Borrowing is to be an ABR Borrowing or a
               Eurodollar Borrowing;

                    (iv) in the  case of a  Eurodollar  Borrowing,  the  initial
               Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (v) the  location  and number of the  Borrower's  account to which funds are to be disbursed, which shall comply with the requirements of Section 3.01.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

                                  ARTICLE III

                       terms applicable to credit facility

SECTION 3.01. Funding of Borrowings. (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Borrower's account maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in such Borrowing.

SECTION 3.02. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any of its Borrowings to a different Type or to continue any of such Borrowings and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of its respective affected Borrowings, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable (except in the circumstance where increased costs will result or where it is illegal to make the proposed conversion or continuance) and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)  Promptly   following  receipt  of  an  Interest   Election   Request,   the
Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 3.03.     Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.05, the Available Commitment of any Lender would be less than zero.

(c) Upon the receipt by the Borrower of proceeds of any issuance or sale of senior unsecured Indebtedness by the Borrower pursuant to a private placement or a public offering or sale pursuant to Rule 144A (other than in connection with a Qualified Securitization Transaction), to the extent of such net cash proceeds, the Commitments shall be reduced in an amount equal to 100% of the net cash proceeds received by the Borrower and any Revolving Loans outstanding at such time shall be prepaid in accordance with Section 3.05.

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

SECTION 3.04.     Repayment of Revolving Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The  Administrative  Agent shall maintain  accounts in which it shall record

     (i) the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Revolving Loans made by it be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Revolving Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

SECTION 3.05.     Prepayment of Revolving Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 3.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 3.03. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.07 and any amounts payable under Section 3.10 in connection with such prepayment.

SECTION 3.06. Fees. (a) The Borrower agrees to pay to the Administrative Agent a facility fee for the account of each Lender, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee for each Excess Utilization Day at a rate per annum of 1.00% on the outstanding Revolving Loans of such Lender on such Excess Utilization Day during the period for which payment is made. Such utilization fees shall be payable quarterly in arrears on the last day of each March, June, September and December and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 3.07.     Interest.

                    (a) The Revolving Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                    (b) The Revolving Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                    (c) Notwithstanding the foregoing, if any principal of or interest on any Revolving Loan or any fee or other amount payable by the
Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Revolving Loan, 2% plus the rate otherwise applicable to such Revolving Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided above.

                    (d) Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan; provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                    (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 3.08. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Revolving Loans (or its Revolving Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be revoked and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 3.09.     Increased Costs.  (a)  If any Change in Law shall:
---------------------------------

          (i) subject any Lender to any tax of any kind whatsoever (other than taxes to which the Lender is subject to as of the date hereof) with respect to this Agreement or Eurodollar Revolving Loans made by such Lender, or change the basis of taxation of payments to such Lender in respect thereto (except for Non-Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

          (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (iii) impose on any Lender or the London interbank market any other condition;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Revolving Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or
(b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION  3.10.  Break Funding  Payments.  In the event of (a) the payment of any principal of any Eurodollar Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.03, 3.02(b) and is revoked in accordance with
Section  3.08(b) or is permitted to be revocable  under  Section  3.05(b) and is revoked  in  accordance  therewith)  or (d)  the  assignment  of any  Eurodollar
Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.13, then, in any such event, the Borrower in respect of such Revolving Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Revolving Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Revolving Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Revolving Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 3.11. Taxes. (a) Any and all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld or deducted from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all such Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no such additional amounts shall be payable in respect of any taxes imposed by reason of the Administrative Agent or any Lender's failure to comply with Section 3.11(c), in excess of the additional amounts that would have been payable had the Administrative Agent or any Lender complied with such Section. Whenever any such Non-Excluded Taxes or Other Taxes are payable by the Borrower, thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, the original official report, or a certified copy thereof, received by the Borrower showing payment thereof. If the Borrower fails to pay any such Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(d) If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes paid by the Borrower, (a "Tax Refund"), which in the sole judgment of such Lender is allocable to such payment, it shall promptly pay such Tax Refund to the Borrower net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund; provided, however, that the Borrower agrees to promptly return such Tax Refund to the applicable Lender if it receives notice from the applicable Lender that such Lender is required to repay such Tax Refund.

SECTION 3.12. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrowing of Revolving Loans by the Borrower from the Lenders hereunder shall be made pro rata according to the Commitment Percentages of the Lenders in effect on the date of such borrowing. Any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Commitment Percentages of the Lenders. Each payment by the Borrower on account of principal of or interest on the Revolving Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof then due and owing to each Lender.

(b) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 3.09, 3.10 or 3.11, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 3.09, 3.10, 3.11 and
10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.01(b) or 3.12(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 3.13. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 3.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 3.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, or if any Lender defaults in its obligation to fund Revolving Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.09 or payments required to be made pursuant to
Section 3.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE IV

                         Representations and Warranties

                  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 4.01. Organization; Powers. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02. Authorization; Enforceability. (a) The Transactions to be consummated by the Borrower are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Master Intercompany Agreement and the Tax Allocation Agreement constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) routine renewals of existing licenses and permits of the Borrower and its Subsidiaries in the ordinary course of business and (iii) such filings as may be required under federal and state securities laws for purposes of disclosure, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except as provided in Section 6.11.

SECTION  4.04.  Financial  Condition;   No  Material  Adverse  Change.  (a)  The
statements of consolidated financial condition of the Borrower and its Subsidiaries as at October 31, 1999 and the related statements of consolidated income and retained earnings and consolidated cash flow for such fiscal year ended on such date, reported on by Deloitte & Touche, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for such fiscal year then ended.

(b) The unaudited statement of consolidated financial condition of the Borrower and its Subsidiaries as at July 31, 2000 and the related unaudited statements of consolidated income and retained earnings and consolidated cash flow for the nine-month period ended on such date, certified by a Financial Officer, copies of which have heretofore been furnished to the Lenders, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and cash flow for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(c) All the  financial  statements  referred  to in clauses  (a) and (b) of this
Section 4.04, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by such accountants or Financial Officer, as the case may be, and as disclosed therein).

(d) The Borrower and its Subsidiaries do not have, at the date hereof, any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the financial statements referred to in this Section.

(e) Since October 31, 1999, there has been no material adverse change in the business, assets, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.

SECTION 4.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) which could reasonably be expected to result in an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve this Agreement or the Transactions.

SECTION  4.06.  Compliance  with  Laws  and  Agreements.  The  Borrower  and its
Subsidiaries are in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.07. Investment and Holding Company Status. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 4.08. Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The liability under the Wisconsin Steel Arrangements could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10. Subsidiaries. As of the Effective Date, Schedule 4.10 sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by the Borrower.

SECTION 4.11. Disclosure. (a) The Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE V

                                   Conditions

SECTION 5.01. Effective Date. The obligations of the Lenders to make Revolving Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received an executed copy of the Parents' Side Agreement, duly executed and delivered by the Parent and International, which shall be in full force and effect on the Effective Date.

(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective
Date) of (i) Kirkland & Ellis, New York counsel for the Borrower, substantially in the form of Exhibit B-1 and (ii) Steven Covey, General Counsel of the Borrower, substantially in the form of Exhibit B-2, covering such other matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(d) The Administrative Agent shall have received a certificate of the Borrower, dated the Effective Date, as to (i) the adoption of resolutions (or equivalent corporate actions), of the Board of Directors (or other similar governing body) of the Borrower authorizing (A) the execution, delivery and performance of this Agreement and (B) the borrowings contemplated hereunder, (ii) the incumbency and true signature of the officers of the Borrower executing this Agreement and any Notes issued hereunder and (iii) the certificate of incorporation and by-laws of the Borrower, which certificate shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and executed by the secretary or any assistant secretary or a legal representative of the Borrower.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

(f) The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the fiscal year ended October 31, 1999 and (ii) unaudited consolidated financial statements of the Borrower for the quarterly period ended July 31, 2000, and such financial statements shall not, in the reasonable judgment of the Required Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum supplied to the Lenders, dated October 2000.

(g) The Administrative Agent, the Lenders and the Joint Lead Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h) The Administrative Agent shall have received evidence that the Existing Credit Agreement shall have been terminated on the Effective Date and all obligations thereunder have been satisfied in full.

(i) All conditions in Article VI of the Five Year Revolving Credit Agreement shall have been satisfied (or waived) and the Five Year Revolving Credit Agreement shall be in full force and effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 5.02. Each Borrowing Event. The obligation of each Lender to make a Revolving Loan on the occasion of any Borrowing is subject to the satisfaction (or waiver) of the following conditions:

(a) The aggregate Revolving Credit Exposures (as defined in the Five Year Revolving Credit Agreement) with respect to the US Borrower (as defined in the Five Year Revolving Credit Agreement) of the Lenders party to the Five Year Revolving Credit Agreement shall be equal to at least $720,000,000.

(b) The representations and warranties of the Borrower set forth in this Agreement (except for, other than in the case of any Revolving Loans made on the Effective Date, the representations and warranties set forth in Sections 4.04(e) and 4.11(a)) shall be true and correct in all material respects on and as of the date of such Borrowing.

(c) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.

                  SECTION 5.03. Condition Subsequent. Within 45 days of the Effective Date, the Borrower shall terminate all existing Liens set forth on
Schedule 7.02.


ARTICLE VI

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Revolving Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Financial Statements and Other Information. The Borrower and the Parent, as applicable, will furnish to the Administrative Agent, for prompt distribution to each Lender:

(a) within 90 days after the end of each fiscal year of each of the Parent and the Borrower, its Form 10-K for such fiscal year, which shall include its audited consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of each of the Parent and the Borrower, its Form 10-Q for such fiscal quarter, which shall include its consolidated statement of financial condition and related statements of consolidated income and retained earnings and consolidated cash flow as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial condition, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations and cash flow of the Parent and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently  with any delivery of financial  statements under clause (a) or
(b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit F (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01(a) and (b) and (iii) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(e) (i) within 55 days after the end of the second fiscal quarter of each fiscal year of the Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and (ii) within 100 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, a report containing statistical and other information in respect of all Serviced Wholesale Notes and Serviced Retail Receivables for the period of two consecutive fiscal quarters then ended and for the fiscal year then ended and, in the case of the reports delivered pursuant to subclauses (i) and (ii) of this clause (e), comparative information relating to the corresponding portion or portions of the previous fiscal year, all substantially in the same form and scope (except for the periods covered) as set forth on Exhibit D hereto.

SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent, for prompt distribution to each Lender, prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower, any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and the rights, licenses, permits, privileges and franchises material and necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 6.04 shall impose an obligation on the Borrower to cause a Securitization Subsidiary to repay any Indebtedness or to repay any Indebtedness of any Securitization Subsidiary.

SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 6.07. Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and (b) all material obligations under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries, in each case except where (i) the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

SECTION 6.08. Intercompany Agreements. (a) The Borrower will (i) perform all of its obligations under the Master Intercompany Agreement unless International shall have failed to make any payment payable by it to the Borrower under the Master Intercompany Agreement or the Tax Allocation Agreement; (ii) enforce the Master Intercompany Agreement against International in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof if such cancellation or termination is materially adverse to the Borrower, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement which is materially adverse to the Borrower; provided that the Master Intercompany agreement may be modified to modify, amend or eliminate Section II.A of the Master Intercompany Agreement insofar as such Section requires International to offer to sell to the Borrower, or requires the Borrower to purchase, "Wholesale Contracts" (as such term is defined in the Master Intercompany Agreement).

(b) The Borrower will (i) enforce the Tax Allocation Agreement against International in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement which amends or modifies the provisions of the Amendment to Tax Allocation Agreement and Acknowledgement dated as of April 26, 1993 among the Borrower, International and TRIP or is in any manner adverse to the Borrower or to the Borrower and its Subsidiaries taken as a whole.

(c) The Borrower will (i) enforce each Intercompany Loan Agreement against the Subsidiary of the Borrower that is a party thereto in accordance with its terms;
(ii) cause each of its Subsidiaries to pay promptly all accounts payable from time to time owing by such Subsidiary to the Borrower (including without limitation amounts payable from time to time by such Subsidiary to the Borrower under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement without the consent of the Required Lenders (other than the cancellation or termination of any Intercompany Loan Agreement resulting from the termination of the Qualified Securitization Transaction to which such Intercompany Loan Agreement relates and the repayment of all amounts outstanding under such Intercompany Loan Agreement); (iv) not agree to any amendment, waiver or modification of any provision of any Intercompany Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of
(1) reducing the amount owed by any Subsidiary of the Borrower to the Borrower under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to the Borrower thereunder, (3) further subordinating the Borrower's right to payment thereunder to the rights of any other creditors,
(4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by the Borrower to International under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to the Borrower; and (v) deliver to the Administrative Agent, promptly upon receipt thereof, a copy of each certificate, notice, instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement.

SECTION 6.09. Federal Regulations. No part of the proceeds of any Revolving Loan, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 6.10. Use of Proceeds; Repayment of Revolving Loans. The proceeds of the Revolving Loans shall be used (a) to repay any amounts outstanding under the Existing Mexican Credit Agreements (as defined in the Five Year Revolving Credit Agreement) and (b) for general corporate purposes.

SECTION 6.11. Grant of Security Interest. The Borrower will, no later than thirty days after the occurrence of a Downgrading, grant to the Administrative Agent, for the benefit of the Lenders, a first priority (subject to customary exceptions) security interest (the "Springing Lien"), which shall be on an equal and ratable basis with the Springing Lien granted under the Five Year Revolving Credit Agreement, in substantially all of the Borrower's tangible and intangible assets (including, without limitation, the assets listed on Schedule 6.11 hereto), except for those assets as to which the Administrative Agent shall determine in its sole reasonable discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby; provided that (a) the Springing Lien shall be granted pursuant to documentation (including legal opinions of counsel to the Borrower) substantially in the form that shall be approved by the Administrative Agent and the Borrower no later than sixty days after the Effective Date, (b) to the extent that any Subordinated Debt of the Borrower, any Hedging Agreement of the Borrower with any Lender, or any Indebtedness of the Borrower now existing or hereafter issued and sold, requires that such Subordinated Debt, Hedging Agreement or Indebtedness be equally and ratably secured with the Indebtedness incurred under this Agreement, such Subordinated Debt, Hedging Agreement or other Indebtedness shall be so secured and (c) the Administrative Agent, on behalf of the Lenders, shall have the authority to release the Springing Lien on any assets sold, transferred, leased or otherwise disposed of in a transaction permitted under this Agreement; provided that with respect to any assets sold, transferred, leased or otherwise disposed of in connection with a Qualified Securitization Transaction, such Springing Lien shall automatically be released without further action by the Administrative Agent.

                                  ARTICLE VII

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 7.01.  Financial Covenants.

                    (a) The Borrower will not permit the Consolidated Leverage Ratio to exceed 7.00 to 1.00 as of the last Business Day of each calendar month.

                    (b) The Borrower will not permit the Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended to be less than 1.25 to 1.00.

SECTION 7.02. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or such Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any of its Subsidiaries; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
(ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or such Subsidiary;

(e) any rights of set-of of financial institutions holding accounts of the Borrower and its Subsidiaries;

(f) any Lien created in accordance with Section 6.11 and any Lien created in accordance with Section 7.11 of the Five Year Revolving Credit Agreement; and

(g) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed $7,000,000.

SECTION 7.03. Fundamental Changes. (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (other than sales of Receivables, operating leases through its leasing Subsidiaries or interests therein in the ordinary course of business by the Borrower or a Securitization Subsidiary in connection with a Qualified Securitization Transaction), or all or substantially all of the stock of any of its Subsidiaries other than Harco Insurance (in each case, whether now owned or hereafter acquired), or liquidate or dissolve (other than Harco Insurance), except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a direct or indirect Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.05.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related, similar, supportive or ancillary thereto.

SECTION 7.04. Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (a) Other than in the ordinary course of business for a finance company, the Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, or, solely with respect to the Borrower's Subsidiaries, Guarantee any obligations of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all of the foregoing, "Investments"), except:

     (i) Permitted Investments;

     (ii) Investments by the Borrower in the capital stock of its Subsidiaries;

     (iii) loans or advances made by the Borrower to any Subsidiary or any Mexican Affiliate and made by any Subsidiary to the Borrower, any Mexican Affiliate or any other Subsidiary;

     (iv) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business (including for travel and relocation expenses);

     (v) loans made by the Borrower to International in an amount not to exceed $50,000,000 at any one time outstanding;

     (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (vii) the Borrower and its Subsidiaries may acquire a Controlling interest in an entity that engages in a business similar to the business of the type conducted by the Borrower and its Subsidiaries so long as, after giving pro forma effect thereto, the Borrower is in compliance with Sections 7.01(a) and
(b);

     (viii)  Investments  made  in  connection  with  Qualified   Securitization
Transactions;

     (ix) Investments set forth on Schedule 7.04;

     (x) the Guarantee contained in Article XI of the Five Year Revolving Credit Agreement;

     (xi) Guarantees by any Subsidiary, so long as such guarantor simultaneously delivers to the Administrative Agent a Guarantee, in form and substance reasonably satisfactory to the Administrative Agent and on terms no less favorable than the terms in such original Guarantee entered into by such Subsidiary, for the benefit of the Administrative Agent, on behalf of the Lenders;

     (xii) in addition to Investments otherwise expressly permitted by this Section, Investments in an aggregate amount (valued at cost) not to exceed $20,000,000 during the term of this Agreement; and

     (xiii) Investments (including debt obligations and equity) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or such Subsidiary is exposed in the conduct of its business or the management of its liabilities or as otherwise required by any Qualified Securitization Transaction.

SECTION 7.05. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may make
Restricted Payments to the Borrower, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) Harco Insurance may make Restricted Payments and (d) the Borrower may make Restricted Payments provided that the aggregate amount of such Restricted Payments made while this Agreement is in effect shall not exceed the sum of (i) 100% of cumulative positive consolidated net income of the Borrower since November 1, 1999 through the period prior to the date of such payment, (ii) the aggregate net cash proceeds of sales of non-core assets of the Borrower and its Subsidiaries received by the Borrower and its Subsidiaries after October 31, 2000 through the period prior to the date of such payment and (iii) the amount of any Restricted Payments received by the Borrower from Harco Insurance after October 31, 2000 through the period prior to the date of such payment.

SECTION 7.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 7.05, (d) in connection with any Qualified Securitization Transaction and (e) in connection with the Master Intercompany Agreement, the Tax Allocation Agreement and any Intercompany Loan Agreement.

SECTION 7.07. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary of the Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement (including, but not limited to, Section 7.04(a)(v)), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, (iii) the foregoing shall not apply to Qualified Securitization Transactions, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause
(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and
(vii) clause (a) of the foregoing shall not apply to restrictions and conditions that require that other Indebtedness be secured equally and ratably with Indebtedness under this Agreement; and provided, further, that so long as any Event of Default shall be continuing, neither the Borrower nor any of its Subsidiaries shall assume or incur any Indebtedness that is subject to a provision requiring such Indebtedness to be secured equally and ratably with, or prior to, the Indebtedness hereunder (except pursuant to the Five Year Revolving Credit Agreement).

SECTION 7.08. Prepayments of Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, prepay, purchase or otherwise retire any of the Subordinated Debt prior to the stated maturity thereof unless at the time of such prepayment, purchase or retirement or, in the case of any Subordinated Debt of the Borrower issued pursuant to an indenture, at the time notice of redemption is given to the holders thereof pursuant to the terms thereof, (a)(i) the Borrower has at least two of the following ratings for its Index Debt: (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody's and (C) BBB- or higher by Duff & Phelps Credit Rating Co. or (ii) after giving effect to such prepayment, purchase or retirement, the sum of (A) the aggregate amount of all outstanding preferred stock of the Borrower and (B) the aggregate principal amount of all outstanding Subordinated Debt, is at least equal to $100,000,000 and (b) no Default has occurred and is continuing or would result from such prepayment, purchase or retirement.

SECTION 7.09.Serviced Wholesale Portfolio Quality. The Borrower will not permit:

(a) Past Due Serviced Wholesale Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of April 30, 2000, expressed as a percentage of Serviced Wholesale Notes (Three-Month Total) at the end of such month, to exceed 5%; or

(b) net losses of the Borrower (determined on the basis of the Borrower's normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive fiscal quarters to exceed 0.5% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (b) of this Section, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the statistics as to "Percent net losses (recoveries) to liquidations" for "Wholesale notes" included under "Five Year Summary of Financial and Operating Data" in the 1999 Annual Report.

SECTION 7.10.   Serviced Retail Portfolio Quality. The Borrower will not permit:


(a) Past Due Serviced Retail Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of April 30, 2000, expressed as a percentage of Serviced Retail Notes (Three-Month Total) at the end of such month, to exceed 3%; or

(b) the Combined Retail Losses to Liquidations Ratio to exceed 4 1/2% at any time.

                  For purposes of clause (b) of this Section:

          (i) "Combined Retail Losses to Liquidations Ratio" means, as of any date, the ratio (expressed as a percentage) of (A) the sum of (1) Net Losses on Serviced Retail Notes for the period of twelve consecutive months ending on the last day of the then most recently ended month, plus (2) the net losses of International (determined on the basis of International's normal practice) on Serviced Retail Notes for such period to (B) Serviced Retail Liquidations for such period;

          (ii) "Net Losses on Serviced Retail Notes" means, for any period, the net losses of the Borrower (determined on the basis of the Borrower's normal practice with the benefit of rights of recourse to International and dealers and other obligors and to reserves the Borrower maintains with regard to dealers) on Serviced Retail Notes for such period; and

          (iii) "Serviced Retail Liquidations" means liquidations determined on the same basis as in the supplementary financial data included in the 1999 Annual Report.

                                  ARTICLE VIII

                                Events of Default

                  If any of the following events (each, an "Event of Default") shall occur:

(a) the Borrower shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made (for the avoidance of doubt, the representations and warranties set forth in Sections 4.04(e) and 4.11(a) are made or deemed made solely on and as of the Effective Date) and, if the consequences of such representation or warranty being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 10 Business Days after the Borrower or its Subsidiary becomes aware or is advised that such representation or warranty was incorrect in any material respect;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03, 6.09, 6.10 or 6.11 or in Article VII (except as otherwise provided in clause (e) below);

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 7.01, 7.03 or 7.08 within 10 Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(h) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, or other relief in respect of the Parent, International, the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, International, the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Parent, International, the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (j) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, International, the Borrower or any of its Subsidiaries or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Parent, International, the Borrower or any of its Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) International or the Parent shall fail to observe or perform any of its obligations contained in the Parents' Side Agreement for a period of 30 days after notice of such failure shall have been given to the Borrower, International and the Parent by the Administrative Agent at the request of any Lender, or the Parents' Side Agreement shall fail, at any time and for any reason, to be in full force and effect or International or the Parent shall so assert in writing;

(p) International shall (i) cancel or terminate the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof, (ii) fail to make any payment payable by it to the Borrower under the Master Intercompany Agreement, the Tax Allocation Agreement, or otherwise, within ten Business Days after such payment is due or (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement for a period of 30 days after notice of such failure shall have been given to the Borrower and International by the Administrative Agent at the request of any Lender;

(q) either the Parent or International shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Indebtedness for Borrowed Money which exceeds $50,000,000 in aggregate principal or face amount; or

(r) any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than the Parent or International, as the case may be, to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity;

then,  and in every such event  (other than an event  described in clause (i) or
(j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; in the case of any event described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            The Administrative Agent

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Lender with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE X

                                  Miscellaneous

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth its Administrative Questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

(i)  if to the Borrower:                 Navistar Financial Corporation
                                         2850 West Golf Road
                                         Rolling Meadows, Illinois  60008
                                         Attention:  Treasurer
                                         Telecopy:  847-734-4090

(ii)  if to the Administrative Agent:    The Chase Manhattan Bank
                                         270 Park Avenue
                                         New York, New York  10017
                                         Attention:  Loan and Agency Services
                                         Telecopy:  212-552-5650



                    (b) The Administrative Agent and the Lenders are authorized to rely on instructions received by telephone from persons they believe in good faith to be authorized to give such instructions hereunder. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower or any other person as a result of any act or omission by it in accordance with such instructions.

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) forgive the principal amount of any Revolving Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Revolving Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 3.12(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) change Section 6.11 without the written consent of each Lender; provided that the Administrative Agent shall be permitted to grant an extension of no more than 30 days to the Borrower to fulfill any of the Borrower's obligations under Section 6.11, (vii) in the event that the Springing Lien is created pursuant to Section 6.11, release all or substantially all of the assets of the Borrower subject to such Springing Lien, without the written consent of each Lender or (viii) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without its prior written consent.

SECTION 10.03.  Expenses;  Indemnity;  Damage Waiver. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of one firm of counsel for the Administrative Agent and the Lenders in each relevant jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Revolving Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Revolving Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed  expense or  indemnity  payment is sought) of such  unpaid  amount;
provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Revolving Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Borrower shall indemnify any Person for any claim whatsoever against any Securitization Subsidiary.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 unless the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except in the case of an assignment to a Lender or an Affiliate of a Lender) and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (i) or (j) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.09, 3.10, 3.11 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.09, 3.10 and 3.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(f) A  Participant  shall not be entitled to receive any greater  payment  under
Section 3.09 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(c) as though it were a Lender.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.04(h), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Revolving Loans, and (B) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (h) may not be amended without the written consent of any SPC with Revolving Loans outstanding at the time of such proposed amendment.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.09, 3.10, 3.11 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated to payroll accounts, any trust accounts or any accounts related to any Qualified Securitization Transaction) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.10. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:


(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, City of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant in any action or proceeding arising out of this Agreement;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party at its address set forth in Section 10.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 10.11.    Acknowledgments.  The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

SECTION 10.12. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.14. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with this financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to it or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.16. Waiver of Immunities. To the extent permitted by applicable law, if the Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement. The Borrower agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       NAVISTAR FINANCIAL CORPORATION

                                       By_______________________________
                         Name:

                        Title:

                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and a Lender

                                       By_______________________________
                         Name:

                        Title:

                                       BANK OF AMERICA, N.A.
                                       as Syndication Agent and a Lender

                                       By_______________________________
                         Name:

                        Title:

                                       THE BANK OF NOVA SCOTIA,
                                       as Documentation Agent and a Lender

                                       By_______________________________
                         Name:

                        Title:

Exhibit 10.09
                             PARENTS' SIDE AGREEMENT

                  AGREEMENT, dated as of December 8, 2000, by Navistar International Corporation, a Delaware corporation (the "Parent"), and
International Truck and Engine Corporation, a Delaware corporation ("International"), for the benefit of the Lenders from time to time party to the 364-Day Credit Agreement referred to below.

                  WHEREAS, Navistar Financial Corporation, a Delaware corporation (the "Borrower"), has entered into a 364-Day Credit Agreement, dated as of December 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Lenders party thereto, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent;

                  WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Parent and International execute and deliver this Parents' Side Agreement (this "Agreement"); and

                  WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement;

                  NOW, THEREFORE, in order to induce the Lenders to enter into the Credit Agreement and to satisfy a condition to the effectiveness thereof, the Parent and International agree for the benefit of the Lenders that, until the Commitments under the Credit Agreement shall have expired or terminated, the principal of and interest on each Loan and all fees payable thereunder shall have been paid in full:

                  SECTION 1. Ownership of the Borrower. Either the Parent or International will at all times own and hold the entire legal and beneficial interest in all of the outstanding stock of the Borrower having ordinary voting power for the election of directors (other than directors' qualifying shares). Neither the Parent nor International will, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock.

                  SECTION 2. Borrower's Fixed Charge Coverage Ratio. International will not permit the ratio of (i) the sum of (A) consolidated interest expense of the Borrower and its consolidated Subsidiaries, (B) consolidated income of the Borrower and its consolidated Subsidiaries before income taxes and (C) dividends on Redeemable Preferred Stock to (ii) the sum of
(A) consolidated interest expense of the Borrower and its consolidated Subsidiaries and (B) dividends on Redeemable Preferred Stock, as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ended, to be less than 1.25 to 1.00.

                  SECTION 3. Intercompany Agreements. International will perform all of its obligations under the Master Intercompany Agreement and, except as permitted by Section 7.08 of the Credit Agreement, will not cancel, terminate, amend, waive or modify the Master Intercompany Agreement.

                  SECTION 4. Representations and Warranties. The execution, delivery and performance by International and the Parent of this Agreement are within such party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of International and the Parent and each of this Agreement, the Master Intercompany Agreement and the Tax Allocation Agreement constitutes a legal, valid and binding obligation of each of International and the Parent, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 5. Amendments and Waivers. Any provision of this Agreement may be amended or waived so long as such amendment or waiver is in writing and is signed by the Parent, International and the Required Lenders.

                  SECTION 6. Successors and Assigns. This Agreement shall be binding upon the Parent, International and their respective successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and permitted assigns.

                  SECTION 7. New York Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                                      NAVISTAR INTERNATIONAL CORPORATION



                                      By  ______________________________________
                                            Name:
                                            Title:



                                      INTERNATIONAL TRUCK AND ENGINE CORPORATION



                                      By  ______________________________________
                                            Name:
                                            Title:

                                                                   SCHEDULE 2.01

LENDERS                 TOTAL COMMITMENT

Chase Manhattan Bank    $35,000,000
Bank of America         $35,000,000
Bank of Nova Scotia     $10,000,000

Total                   $80,000,000